UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 13, 2006

                          THE SPORTS CLUB COMPANY, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                      1-13290                   95-4479735
-------------------------------------------------------------------------------
(State or other jurisdiction         (Commission               (IRS Employer
       of incorporation)             File Number)            Identification No.)


              11151 Missouri Avenue, Los Angeles, California 90025
-------------------------------------------------------------------------------
 (Address of principal executive offices)                         (Zip Code)


               Registrant's telephone number, including area code:
                                 (310) 479-5200


                                 Not Applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A-2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

         This Amendment No. 1 to the Form 8-K originally filed on January 20, 2006, includes the pro forma financial information required by Article 11 of Regulations S-X as well as the various agreements signed to complete the transactions as Exhibits.

Item 2.01         Completion of Acquisition or Disposition of Assets

         On January 13, 2006, The Sports Club Company, Inc. (the "Company") completed the sale of five of its nine sports and fitness Clubs to an affiliate of Millennium Entertainment Partners ("Millennium") for $80 million pursuant to the terms of an Asset Purchase Agreement dated October 28, 2005 as amended by a First Amendment to the Asset Purchase Agreement dated January 13, 2006. Concurrent with the asset sale, the Company also completed a $60 million financing of The Sports Club/LA - Los Angeles property. Proceeds from these transactions were used to retire the Company's $100 million Senior Secured Notes that were due to mature in March 2006.

         The Clubs sold to Millennium include the Company's interest in Reebok Sports Club/NY, and The Sports Club/LA in Washington D.C., Boston, San Francisco and the Upper East Side in New York. The Company's management agreement covering the Club in Miami was also terminated. The Company received $50.0 million in cash from the sale (before transaction related costs) and received two Notes from Millennium for the remaining $30.0 million. The first note of $22.2 million is due on January 31, 2006 and is secured by the two Clubs in New York that were sold to Millennium. The second Note of $7.8 million is due in 2013 and is secured by a pledge of the Company's Series C and Series D Preferred Stock owned by Millennium. Both Notes are also guaranteed by an affiliate of Millennium. Following the sale, the Company continues to own and operate four Clubs: The Sports Club/LA - Los Angeles, The Sports Club/LA - Beverly Hills, The Sports Club/LA - Orange County and The Sports Club/LA - New York at Rockefeller Center.

         Millennium and its affiliates are the landlords at the sold Clubs (other than the Upper East Side Club in New York) hold approximately 37% of the Company's outstanding Common Stock, 40% of the Company's outstanding Series C Preferred Stock and approximately 15% of the Company's outstanding Series D Preferred Stock. Chris Jeffries, a director of the Company, is the founder and managing partner of Millennium.

         The financing of The Sports Club/LA - Los Angeles was provided by Bank of America, N.A. The mortgage note, which matures in January 2016, is secured by all of the real estate and other assets at The Sports Club/LA - Los Angeles, bears interest at 6.48% and requires monthly payments of principal and interest over a twenty-five year amortization period.

         The information in this report and the exhibit hereto may contain "forward-looking statements" that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995 and otherwise may be protected. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties that could cause actual results to differ materially. Please refer to the Company's annual report on Form 10-K filed on September 30, 2005 with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of Registrant

         As described in Item 2.01, on January 13, 2006, the Company entered into a Loan Agreement with Bank of America, N.A., pursuant to which the Company borrowed $60 million. The Company is required to make monthly principal, interest and escrow payments of $490,806. Rex Licklider, the Company's Chief Executive Officer and D. Michael Talla, a founder and Chairman of the Board of the Company, executed limited guarantees under which the lender would have recourse to Messrs. Talla and Licklider in certain circumstances. The Company, Millennium and Kayne Anderson, a principal shareholder of the Company, have agreed to indemnify Messrs. Licklider and Talla under certain circumstances for losses under their guarantees.

Item 9.01         Financial Statements and Exhibits

(b) Pro forma financial information

         The following pro forma financial data reflects (i) the Company's sale of six Clubs for $80 million, (ii) the financing of The Sports Club/LA for $60 million, (iii) the retirement of $100 million of Senior Secured Notes and (iv) planned reductions in general and administrative expense to be achieved during the second quarter of 2006. The accompanying pro forma balance sheet as of September 30, 2005 and December 31, 2004 reflect these adjustments as if they occurred on the balance sheet date. The accompanying pro forma statements of operations for the year ended December 31, 2004 and nine months ended September 30, 2005 reflect the adjustments as if they occurred at the beginning of the respective period.

                          The Sports Club Company, Inc.
                             Pro Forma Balance Sheet
                               September 30, 2005
                               ($'s in thousands)

                                                                            Adjustments
                                                     ----------------------------------------------------------
                                                        Classify
                                                       The Sports
                                                        Club/LA
                                                      Rock Center
                                            As        as not held      Asset          Debt         Pro Forma        Pro
                                         Reported       for sale        sale     Restructuring    Adjustments      Forma
                                         --------       --------        ----     -------------    -----------      -----
Current assets:                                            (1)           (2)           (3)             (4)
   Cash and cash equivalents.......     $   8,813    $          --   $  67,251   $   (41,360)    $        --    $  34,704
   Accounts receivable.............         1,523            366            --            --              --        1,889
   Inventories.....................           584             39            --            --              --          623
   Prepaid expenses................           832             16            --            --              --          848
   Assets held for sale............       143,845        (19,062)     (124,783)           --              --           --
                                        ---------    ------------    ----------  -----------     -----------    ---------
     Total current assets..........       155,597        (18,641)      (57,532)      (41,360)             --       38,064

Property and equipment, net........        60,864         18,639            --            --         (18,639)      60,864
Goodwill...........................         7,315             --            --            --              --        7,315
Restricted cash....................         1,367             --         7,849            --              --        9,216
Other assets.......................         1,553              2            --           886              --        2,441
                                        ---------    -----------     ---------   -----------     -----------    ---------
     Total assets..................     $ 226,696    $        --     $(49,683)   $   (40,474)    $   (18,639)   $ 117,900
                                        =========    ===========     =========   ============    ============   =========

Current Liabilities:
   Current installments of
    long-term debt.................     $ 100,374    $        --     $      --   $   (99,158)    $        --    $   1,216
   Accounts payable................         1,483             --            --            --              --        1,483
   Accrued liabilities.............         6,966            175            --          (477)             --        6,667
   Deferred revenues...............         6,332          1,630            --            --              --        7,962
   Liabilities related to assets                                                                                       --
    held for sale..................        84,762         (6,741)      (78,021)           --              --           --
                                        ---------    ------------    ----------  -----------     -----------    ---------
     Total current liabilities.....       199,917         (4,936)      (78,021)      (99,632)             --       17,328

   Long-term debt..................        19,008             --            --        59,158              --       78,106
   Deferred lease obligations......         2,715          4,936            --            --              --        7,651
   Deferred revenues...............           583             --            --            --              --          583
   Minority interest...............           600             --            --            --              --          600
                                        ---------    -----------     ---------   -----------     -----------    ---------
     Total liabilities.............       222,823             --       (78,021)      (40,474)             --      104,328

Redeemable Preferred Stock.........        15,809             --     --                   --              --       15,809

Stockholders' equity (deficit):
   Convertible preferred stock.....        13,357             --            --            --              --       13,357
   Common stock....................           211             --            --            --              --          211
   Additional paid-in-capital......        96,605             --            --            --              --       96,605
   Accumulated deficit.............      (109,248)            --        28,338            --         (18,639)     (99,549)
   Treasury stock..................       (12,861)            --            --            --              --      (12,861)
                                        ----------   -----------     ---------   -----------     -----------    ----------
     Total Stockholders' equity
      (deficit)....................       (11,936)            --        28,338            --         (18,639)      (2,237)
                                        ----------   -----------     ---------   -----------     ------------   ----------
                                        $ 226,696    $        --     $ (49,683)  $   (40,474)    $    (18,63)   $ 117,900
                                        =========    ===========     ==========  ============    ============   =========

(1) Reclassify the assets and the liabilities of The Sports Club/LA - Rock Center as retained. Previously these items were classified as held for sale.
(2)Reflect the sale of 6 Clubs for $80 million, less expenses. Proceeds include a note receivable for $7.8 million.
(3) Reflect new $60 million note payable and retire existing $100 million Senior Secured Notes.
(4) Reflect impairment charge at The Sports Club/NY - Rock Center.

                          The Sports Club Company, Inc.
                             Pro Forma Balance Sheet
                                December 31, 2004
                               ($'s in thousands)


                                                                            Adjustments
                                                     ----------------------------------------------------------
                                                        Classify
                                                       The Sports
                                                        Club/LA
                                                      Rock Center
                                            As        as not held      Asset          Debt         Pro Forma        Pro
                                         Reported       for sale        sale     Restructuring    Adjustments      Forma
                                         --------       --------        ----     -------------    -----------      -----
Current assets:                                           (1)           (2)           (3)             (4)
   Cash and cash equivalents.......     $   7,559    $        --     $  67,251   $   (44,194)    $        --    $  30,616
   Accounts receivable.............         2,030            225            --            --              --        2,255
   Inventories.....................           662             33            --            --              --          695
   Prepaid expenses................           993            (12)           --            --              --          981
   Assets held for sale............       143,408        (18,866)     (124,542)           --              --           --
                                        ---------    ------------    ----------  -----------     -----------    ---------
     Total current assets..........       154,652        (18,620)      (57,291)      (44,194)             --       34,547

Property and equipment, net........        63,622         18,618            --            --         (18,618)      63,622
Goodwill...........................         7,315             --            --            --              --        7,315
Restricted cash....................         3,403             --         7,849           886              --        3,403
Other assets.......................         2,550              2            --            --              --       11,287
                                        ---------    -----------     ---------   -----------     -----------    ---------
     Total assets..................     $ 231,542    $        --     $(49,442)   $   (43,308)    $   (18,618)   $ 120,174
                                        =========    ===========     =========   ============    ============   =========

Current Liabilities:
   Current installments of
    long-term debt.................     $  65,444    $        --     $      --   $   (64,228)    $        --    $   1,216
   Accounts payable................         2,040             --            --            --              --        2,040
   Accrued liabilities.............         9,481            127            --        (3,308)             --        6,300
   Deferred revenues...............         6,013          1,675            --            --              --        7,688
   Liabilities related to assets
    held for sale..................        85,169         (7,012)      (78,157)           --              --           --
                                        ---------    ------------    ----------  -----------     -----------    ---------
     Total current liabilities.....       168,147         (5,210)      (78,157)      (67,536)             --       17,244

   Long-term debt..................        54,286             --            --        24,228              --       78,514
   Deferred lease obligations......         2,354          5,210            --            --              --        7,564
   Deferred revenues...............           617             --            --            --              --          617
   Minority interest...............           600             --            --            --              --          600
                                        ---------    -----------     ---------   -----------     -----------    ---------
     Total liabilities.............       226,004             --       (78,157)      (43,308)             --      104,539

Redeemable Preferred Stock.........        14,796             --            --            --              --       14,796

Stockholders' equity (deficit):
   Convertible preferred stock.....        12,583             --            --            --              --       12,583
   Common stock....................           211             --            --            --              --          211
   Additional paid-in-capital......        98,392             --            --            --         (18,618)      79,774
   Accumulated deficit.............      (106,974)            --        28,715            --              --      (78,259)
   Treasury stock..................       (13,470)            --            --            --              --      (13,470)
                                        ----------   -----------     ---------   -----------     -----------    ----------
     Total Stockholders' equity
      (deficit)....................        (9,258)            --        28,715            --         (18,618)         839
                                        ----------   -----------     ---------   -----------     ------------   ---------
                                        $ 231,542    $        --     $ (49,442)  $   (43,308)    $   (18,618)   $ 120,174
                                        =========    ===========     ==========  ============    ============   =========

(1) Reclassify the assets and the liabilities of The Sports Club/LA - Rock Center as retained. Previously these items were classified as held for sale.
(2)Reflect the sale of 6 Clubs for $80 million, less expenses. Proceeds include a note receivable for $7.8 million.
(3) Reflect new $60 million note payable and retire existing $100 million Senior Secured Notes.
(4) Reflect impairment charge at The Sports Club/NY - Rock Center.

                          The Sports Club Company, Inc.
                        Pro Forma Statement of Operations
                      Nine Months Ended September 30, 2005
                  ($'s in thousands, except per share amounts)


                                                                            Adjustments
                                                     ----------------------------------------------------------

                                                        Classify
                                                       The Sports
                                                        Club/LA
                                                      Rock Center
                                            As        as not held      Asset          Debt           G & A          Pro
                                         Reported       for sale        sale     Restructuring    Adjustments      Forma
                                         --------       --------        ----     -------------    -----------      -----
Revenues:                                                 (1)            (2)          (3)             (4)
   Membership revenues.............     $  24,053    $     4,163     $      --   $        --     $        --    $  28,216
   Products and services...........        11,571          2,192            --            --              --       13,763
                                        ---------    -----------     ---------   -----------     -----------    ---------
     Total revenues................        35,624          6,355            --            --              --       41,979

Operating expenses:
   Club operating costs............        13,135          6,308            --            --              --       19,443
   Costs of products and services..         9,836          1,753            --            --              --       11,589
   Selling and marketing...........           998            280            --            --              --        1,278
   General and administrative......         6,133             --            --            --          (2,361)       3,772
   Depreciation and amortization...         3,775             --            --            --              --        3,775
                                        ---------    -----------     ---------   -----------     -----------    ---------
    Total operating expenses.......        33,877          8,341            --            --          (2,361)      39,857
                                        ---------    -----------     ---------   -----------     ------------   ---------
     Income (loss) from operations.         1,747         (1,986)           --            --           2,361        2,122

Other income (expense):
   Interest, net...................        (4,883)            --            --           655              --       (4,228)
   Minority interest...............          (111)            --            --            --              --         (111)
                                        ----------   -----------     ---------   -----------     -----------    ----------
     (Loss) from continuing operations     (3,247)        (1,986)           --           655           2,361       (2,217)

Discontinued operations - Income
  (loss) from operations of
  discontinued operations..........           972          1,986        (2,958)           --              --           --

     Net loss......................        (2,275)            --        (2,958)          655           2,361       (2,217)

Dividends on Preferred Stock.......         1,657             --            --            --              --        1,657

   Net loss attributable to
                                        ---------    -----------     ---------   -----------     -----------
    common stockholders............        (3,932)            --        (2,958)          655           2,361       (3,874)
                                        ==========   ===========     ==========  ===========     ===========    ==========


Net loss per share - basic and diluted:
   Continuing operations...........     $    0.06                                                               $   (0.20)
   Discontinued operations.........         (0.26)                                                                      --
                                        ----------                                                              ----------
      Net loss per share...........     $   (0.20)                                                              $   (0.20)
                                        ==========                                                              ==========


Weighted average common shares
  outstanding - basic and diluted..        19,197                                                                  19,197
                                        =========                                                               =========

(1) Reclassify the assets and the liabilities of The Sports Club/LA - Rock Center as retained. Previously these items were classified as held for sale.
(2)Reflect the sale of 6 Clubs.
(3) Reduction of interest expense allocated to Continuing Operations as a result of the refinancing transactions.
(4) Reflect anticipated reductions in General and Administrative expenses.

                          The Sports Club Company, Inc.
                        Pro Forma Statement of Operations
                          Year Ended December 31, 2004
                  ($'s in thousands, except per share amounts)


                                                                            Adjustments
                                                     ----------------------------------------------------------
                                                        Classify
                                                       The Sports
                                                        Club/LA
                                                      Rock Center
                                            As        as not held      Asset          Debt           G & A          Pro
                                         Reported       for sale        sale     Restructuring    Adjustments      Forma
                                         --------       --------        ----     -------------    -----------      -----
Revenues:                                                 (1)           (2)           (3)             (4)
   Membership revenues.............     $  29,433    $     5,471     $      --   $        --     $        --    $  34,703
   Products and services...........        14,239          2,996            --            --              --       17,522
                                        ---------    -----------     ---------   -----------     -----------    ---------
     Total revenues................        43,672          8,467            --            --              --       52,225

Operating expenses:
   Club operating costs............        17,647          8,557            --            --              --       26,004
   Costs of products and services..        12,398          2,214            --            --              --       15,398
   Selling and marketing...........         1,492            500            --            --              --        1,492
   General and administrative......         8,148             --            --            --          (3,148)       5,000
   Pre-opening expenses............            46             --            --            --              --           46
   Depreciation and amortization...         4,369          2,670            --            --              --        7,039
   Other...........................         1,104             --            --            --              --        1,104
                                        ---------    -----------     ---------   -----------     -----------    ---------
    Total operating expenses.......        45,204         13,941            --            --          (3,148)      56,083
                                        ---------    -----------     ---------   -----------     ------------   ---------
     Income (loss) from operations.        (1,532)        (5,474)           --            --           3,148       (3,858)

Other income (expense):
   Interest, net...................        (6,580)           (17)           --           874              --       (5,723)
   Minority interest...............          (149)            --            --            --              --         (149)
                                        ----------   -----------     ---------   -----------     -----------    ----------
     (Loss) from continuing operations     (8,261)        (5,491)           --           874           3,148       (9,730)

Discontinued operations
  Loss from operations of
   discontinued operations.........       (11,696)         5,491         6,478            --              --           --
Gain (loss) on disposal............          (527)            --           527            --              --           --
                                        ----------   -----------     ---------   -----------     -----------    ---------
Loss from discontinued operations         (12,496)         5,491         7,005            --              --           --
                                        ----------   -----------     ---------   -----------     -----------    ---------
     Net loss......................       (20,757)            --         7,005           874           3,148       (9,730)

Dividends on Preferred Stock.......         1,871             --            --            --              --        1,871

   Net loss attributable to
                                        ---------    -----------     ---------   -----------     -----------
    common stockholders............     $ (22,628)   $        --     $   7,005   $       874     $     3,148    $ (11,601)
                                        ==========   ===========     =========   ===========     ===========    ==========


Net loss per share - basic and diluted:
   Continuing operations...........     $   (0.54)                                                                  (0.62)
   Discontinued operations.........         (0.67)                                                                     --
                                        ----------                                                              ---------
      Net loss per share...........     $   (1.21)                                                                  (0.62)
                                        ==========                                                              ==========


Weighted average common shares
  outstanding - basic and diluted..        18,733                                                                  18,733
                                        =========                                                               =========

(1) Reclassify the assets and the liabilities of The Sports Club/LA - Rock Center as retained. Previously these items were classified as held for sale.
(2)Reflect the sale of 6 Clubs.
(3) Reduction of interest expense allocated to Continuing Operations as a result of the refinancing transactions.
(4) Reflect anticipated reductions in General and Administrative expenses.

(c) Exhibits

10.1 Amendment and Consent with respect to the Seventh Amended and Restated Agreement of Limited Partnership of LA/Irvine Sports Club, Ltd. made as of January 12, 2006.

10.2 Amendment  No.  1  dated  as of  January  13,  2006 to the  Asset  Purchase
     Agreement dated as of October 28, 2005 by and among The Sports Club Company, Inc., the subsidiaries of The Sports Club Company, Inc. and Millennium Development Partners VIII, LLC.

10.3 Purchase and Sale Agreement made as of January 13, 2006 by and between Talla New York, Inc. and LMP Health Club Co.

10.4 Transition Services Agreement dated January 13, 2006, by and between The Sports Club Company, Inc. and Millennium Development Partners VIII, LLC.

10.5 Operating Standards Agreement dated January 13, 2006, by and between The Sports Club Company, Inc. and Millennium Development Partners VIII, LLC.

10.6 Retained Asset License Agreement dated January 13, 2006, by and between The Sports Club Company, Inc. and Millennium Development Partners VIII, LLC.

10.7 Promissory Note dated January 13, 2006, issued to The Sports Club Company, Inc. by Millennium Development Partners VIII, LLC.

10.8 Guaranty dated as of January 13, 2006, issued by MDP Ventures II LLC, in favor of The Sports Club Company, Inc.

10.9 Loan Agreement dated January 13, 2006 by and between Bank of America, N.A. and The Sports Club/LA I, LLC.

10.10Promissory Note dated January 12, 2006 issued by The Sports Club/LA I, LLC to Bank of America, N.A.

10.11Guarantee of Resource  Obligations of Borrower  executed by The Sports Club
     Company,  Inc.,  Rex. A.  Licklider  and D. Michael Talla dated January 13,
     2006.

10.12Environmental  Indemnity  Agreement  made  as of  January  13,  2006 by The
     Sports Club Company, Inc., D. Michael Talla and Rex A. Licklider.

10.13Deed of Trust and  Security  Agreement  made as of January  13, 2006 by The
     Sports Club/LA I, LLC to Commonwealth Land Title Company as trustee for the benefit of Mortgage Electronic Registration Systems, Inc. as nominee for Bank of America, N.A.

10.14Consent of Holders of Series D  Convertible  Preferred  Stock of The Sports
     Club Company, Inc. to Refinance The Sports Club/LA.

10.15Indemnity  and Guaranty  dated as of January 13, 2006,  by and among Rex A.
     Licklider, D. Michael Talla, The Sports Club Company, Inc. and The Sports Club/LA I, LLC.

10.16Letter  Agreement  dated  January  13,  2006,  by and among The Sports Club
     Company, Inc., Rex Licklider, D. Michael Talla, Kayne Anderson Traditional Investments, L.P., Kayne Anderson Select Investments A, L.P., Arbco Associates, L.P., and MDP Ventures II LLC.

99.1 Press Release dated January 16, 2006.

                                   Signatures

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:    February 17, 2006                   THE SPORTS CLUB COMPANY, INC.


                                              By:      /s/ Timothy M. O'Brien
                                                   -----------------------------
                                                       Timothy M. O'Brien
                                                       Chief Financial Officer

                                                                    EXHIBIT 10.1
                              AMENDMENT AND CONSENT

         This Amendment and Consent is made as of January 12, 2006, with respect to the Seventh Amended and Restated Agreement of Limited Partnership (the "Partnership Agreemtn") of L.A./Irvine Sports Cub, Ltd. (the "Partnership") dated October 20, 1994, as amended to this date (collectively, the "Partnership Agreement").

         WHEREAS, D. Michael Talla, an individual ("Talla"), and TTO Partners, a California limited partnership ("TTO"), are limited partners of the Partnership and Sports Club, Inc. of California, a California corporation ("SCI") is sole general partner of the Partnership;

         WHEREAS, Sections 6.2(b) and (c) of the Partnership Agreement provides that Talla and TTO are to receive 50% of all distributions made under the Partnership in any fiscal year after the Partnership has distributed $35,150,000 in such fiscal year to SCI;

         WHEREAS, pursuant to an Option Agreement dated Option Agreement dated October 20, 1994, entered into by and between Talla and TTO, on the one hand (collectively, the "Optionors"), and SCI on the other hand, as amended to this date (collectively, the "Option Agreement"), SCI has the option (the "Option") to purchase the Optionor's interest in the Partnership under certain circumstances for $600,000;

         WHEREAS, the Partnership and The Sports Club Company, Inc. ("SCC") propose to engage in a refinancing transaction pursuant to which, among other things, the Partnership's property would be contributed to Sports Club/LA - I, LLC (the "SPE"), SPE would borrow approximately $60 million from Bank of America (the "Loan"), SPE would repay approximately $22 million owed to SCC, and SPE would distribute, through the partnership, the balance of the proceeds of the Loan (less Loan expenses) to SCI (the "Distribution"); and SCI would distribute the funds received from the Partnership to SCC to allow SCC to repay its outstanding $100 million in Senior Secured Notes, plus accrued interest, and for working capital purposes; and

         WHEREAS, Talla and TTO are willing to accommodate the foregoing Distribution and to make certain amendments to the Partnership Agreement and the Option Agreement.

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, TTO and Talla hereby agree that SCI shall be entitled to receive the Distribution, and, in connection therewith, agree as follows:

         1. Talla and TTO consent to the contribution of the Partnership's property to the SPE, and to the Loan.

         2. Notwithstanding Section 6.2(b) and (c) of the Partnership Agreement,
(a) the Distribution shall be made solely to SCI, and (b) any additional distributions in the 2006 fiscal year (other than from the sale or other disposition, or from another financing or refinancing, of the Partnership's property) shall, after applying Section 6.2(a) of the Partnership Agreement, be made to SCI until it has received distributions (in excess of the distributions described in (a)) in the amount of $35,150,000 for such 2006 fiscal year.

         3. The end of the Option Term, as defined and set forth in Section 2 of the Option Agreement, is hereby amended to be December 31, 2008.

         4. The Option shall not become exercisable (a) as a result of the Distribution to SCI, and such Distribution shall not be taken into account in any way in determining the Option Commencement Date (as defined in the Option Agreement), whether singularly or in combination with other distributions to SCI during the 2006 fiscal year, or (b) as a result of the conversion of any currently outstanding preferred stock of SCC into common stock of SCC.

         5. As amended hereby, each of the Partnership Agreement and the Option Agreement shall remain in full force and effect.

         In Witness Whereof, this Amendment and Consent has been executed and delivered by the parties as of the date set forth above.

                           /s/ D. Michael Talla
                           -------------------------------
                           D. Michael Talla, an individual


                           TTO Partners, a California limited partnership

                           By: Talla Development Company, a California Corporation, as General Partner

                                         By:       /s/ D. Michael Talla
                                                   ---------------------------
                                                   D. Michael Talla, President

                           Sports Club, Inc. of California,
                           a California corporation

                           By:        /s/ Lois J. Barberio
                                      ---------------------------
                                      Lois J. Barberio, Secretary

                                                                   EXHIBIT 10.2

AMENDMENT NO. 1, dated as of January 13, 2006 ("Amendment No. 1"), to the ASSET PURCHASE AGREEMENT, dated as of October 28, 2005 (the "APA"), by and among THE SPORTS CLUB COMPANY, INC., a Delaware corporation ("SCC"); the subsidiaries of SCC listed on Exhibit A attached thereto (each a "Subsidiary," and collectively with SCC, the "Sellers"); and MILLENNIUM DEVELOPMENT PARTNERS VIII LLC, a Delaware limited liability company (the "Buyer").
                                    RECITALS

The Sellers and the Buyer wish to amend the APA pursuant to the terms hereof.

                                    AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                   AMENDMENTS

1.1      Section 1.1 of the APA is hereby amended as follows:

a) The definition of "Ancillary Agreements" is hereby amended by adding the following after the words "Escrow Agreement,":

                    "the Balance Note, the Balance Note Guaranty and the Balance
                     Note Pledge Agreement"

b) The following definitions are hereby added in alphabetical order:

         ""Interim Limited Management Agreements" means the Interim Limited Management Agreements, between the Buyer (or an assignee thereof) and the Sellers, relating to each of the Acquired Clubs other than the Miami Club."

         ""Leasehold Interests and Improvements" means all real property owned by, leased, subleased or licensed to any of the Sellers which covers, demises or relates to the Boston Club, the Washington Club and the San Francisco Club, including all fixtures, equipment, alterations, systems and improvements now or hereafter located thereon or currently affixed, attached or appurtenant thereto, and all easements, rights and interests relating to the foregoing."

         ""RSC/NY Limited Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of Reebok-Sports Club/NY, Ltd. (formerly known as R-SC/NY, Ltd), a New York Limited Partnership, dated as of October 12, 1994, and the amendments thereto described in
         Schedule 3.16(i)(vi), which agreements shall be deemed to be incorporated by reference in Schedule 3.18 of the Disclosure Schedules."

         ""RSC/NY Purchase Agreement" means the Purchase and Assignment Agreement, dated as of January 13, 2006, between Talla NY and the Buyer."

         ""Reebok Consent" means any consent or approval required to be obtained from Reebok Fitness Centers, Inc. in connection with, or as a result of the consummation of, the transactions contemplated by this Agreement."

         ""Talla NY" means Talla New York, Inc., a New York corporation."
           --------

c) The definition of "Seller Partnership Interest" is hereby amended in its entirety as follows:

         ""Seller Partnership Interest" means (i) a nineteen percent (19%) Interest in RSC/NY held by Talla NY in its capacity as a Class A Limited Partner and (ii) a thirty-nine percent (39%) Interest in RSC/NY held by Talla NY in its capacity as a General Partner."

         1.2 The introductory paragraph of Section 2.1 of the APA is hereby amended in its entirety as follows:

                  Section 2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement, at the Closing, the following transactions shall be consummated in the sequence set forth below:

                  (1) the Sellers shall sell, assign, transfer, convey and deliver to MP Sports Club Upper Westside LLC, as assignee of the Buyer, and MP Sports Club Upper Westside LLC, as assignee of the Buyer, in reliance on the representations, warranties and covenants of the Sellers contained herein, shall purchase from the Sellers, all of the Sellers' right, title and interest, direct or indirect, in the Seller Partnership Interest, free and clear of any Encumbrances other than Permitted Encumbrances; and thereafter

                  (2) the Sellers shall sell, assign, transfer, convey and deliver to the Buyer and its designated assignees, and the Buyer and its designated assignees, in reliance on the representations, warranties and covenants of the Sellers contained herein, shall purchase from the Sellers, all of the Sellers' right, title and interest, direct or indirect, in, to and under the assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, accrued or contingent, wherever located and whether now existing or hereafter acquired prior to the Closing Date, in each case used or held for use in connection with the Acquired Business, as the same shall exist on the Closing Date, whether or not carried or reflected on or specifically referred to in the Sellers' books or financial statements or in the Schedules hereto, other than the Excluded Assets (collectively, with the assets described in Section 2.1(1) above, the "Purchased Assets"), in each case free and clear of any Encumbrances other than Permitted Encumbrances, including all of the Sellers' right, title and interest in, to and under the following:

         1.3 Section 2.1 of the APA is hereby further amended by adding the following new clause (p):

              "(p) all of the equity interests in Talla NY (such transfer in lieu of a direct transfer of the assets of the Reebok Club)."

1.4      Section 2.2(a) of the APA is hereby amended in its entirety as follows:

         "(a) all of the Sellers' cash, restricted cash certificates of deposit and cash equivalents, and all rights to refunds, including Tax refunds, which are not related to any Assumed Liability;"

1.5 In connection with Sections 2.3 and 2.4 of the APA, all line items on Exhibit E to the APA which have subaccount number 102-00-0 and which are also listed as a "Retained Asset/Excluded Liability" are hereby deleted.

1.6 Section 2.4 of the APA is hereby amended by adding the following new clauses (q), (r) and (s):

         "(q) any liability of any nature whatsoever, including without limitation for Taxes (other than Transfer Taxes), arising from or relating to Talla NY which arose, or relates to a period, prior to the Closing, and any liability for Taxes (other than Transfer Taxes) due on account of the sale of the Seller Partnership Interest by Talla NY;

         (r) (i) any liability of any nature whatsoever relating to the expiration on June 7, 2004 of, and failure by Sellers to renew, a special permit for a physical culture establishment granted by the NYC Board of Standards and Appeals on June 7, 1994, permitting a physical culture establishment at 1992 Broadway and (ii) 60% of the cost of obtaining an extension, renewal or replacement of such permit; and

         (s) any liability of any nature whatsoever, arising out of any of the security interests or underlying obligations evidenced by the UCC financing statements described on Schedule 2.4(s) attached hereto."

1.7 Section 2.5 of the APA is hereby amended by adding the following at the end of subsection (b):

         "(c) In the event that, at any time after the Closing, (I) the Buyer receives credits, payments or other distributions on account of the Excluded Assets or the Excluded Liabilities, the Buyer shall promptly transfer such credits, payments or other distributions to SCC, and (II) any of the Sellers receives credits, payments or other distributions on account of the Purchased Assets or the Assumed Liabilities, SCC shall promptly transfer, or cause the applicable Seller to promptly transfer, such credits, payments or other distributions to the Buyer.

         (d) Notwithstanding any other provision of this Agreement, the Buyer shall be solely responsible for obtaining the consent of the Millennium Landlords to the assignment by the Sellers of the Seller Leases and the Leases of the Leased Real Property related to the Millennium Clubs."

1.8 Section 2.6 of the APA is hereby amended and restated in its entirety as follows:

                      Section 2.6       Consideration; Escrow.

     (a) In full consideration for the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to the Buyer, at the Closing, the Buyer shall (i) pay to the Sellers, by wire transfer to a bank account designated in writing by the Sellers to the Buyer at least two (2) Business Days prior to the Closing Date, an amount equal to (A) $64,750,000 (the "Purchase Price") less (B) the sum of (v) the amount of the Deposit (together with any interest earned thereon), (w) the amount of the Post-Closing Escrow Deposit, (x) the amount of the Promissory Note and (y) the amount of the Balance Note and (ii) assume the Assumed Liabilities. The Buyer has previously deposited with the Escrow Agent pursuant to the terms of the Escrow Agreement an amount equal to $2,500,000 (the "Deposit"), which amount shall be applied as a credit toward the payment of the Purchase Price on the Closing Date as provided above or delivered to SCC and/or to the Buyer, as the case may be, as provided in Section 9.2.

     (b) Anything herein to the contrary notwithstanding, SCC shall have the sole right and option, exercisable in its sole discretion, to keep the Rock Center Club (the "Rock Center Option"), which right and option must be exercised, if at all, no later than the close of business on the thirtieth
(30th) day after the date of the APA, by written notice to the Buyer. If SCC exercises the Rock Center Option, then (i) the Rock Center Club will not be deemed an Acquired Club or part of the Acquired Business, but will instead be deemed a Retained Club and part of the Retained Business (and the storage space lease related thereto will not be Leased Real Property); and (ii) the Purchase Price shall be increased from $64,750,000 to $79,750,000. The parties acknowledge and agree that the Sellers have irrevocably exercised the Rock Center Option and that the purchase price has therefore been increased to $79,750,000.

     (c) On the Closing Date, the Buyer shall deposit with the Escrow Agent the sum of $1,550,000 (such amount, as may be reduced pursuant to the following sentence, the "Post-Closing Escrow Deposit"), which would otherwise be part of the cash portion of the Purchase Price payable to the Sellers. The Post-Closing Escrow Deposit shall be used as follows: (i) up to $500,000 to pay for the cost of remedying the New York Sales Tax Issue; (ii) up to $450,000 to pay for the cost of remedying the Massachusetts Property Tax Issue; (iii) up to $200,000 for the cost payable by the Sellers pursuant to Section 2.4(l) to remedy the Boston Club HVAC Problem; (iv) up to $100,000 for the cost payable by the Sellers pursuant to Section 2.4(l) to remedy the Washington Club Pool Problem; and (v) up to $300,000 to complete the East Side Required Repairs; provided that in the event the cost of the East Side Required Repairs exceeds $300,000, the Buyer may fund such excess, at its discretion, by (A) drawing from the Post-Closing Escrow Deposit all or a portion of each of the amounts allocated pursuant to the immediately preceding clauses (i) through (iv) that remain, if any, after final payment of the matter for which such each such amount has been allocated, and/or
(B) invoicing SCC directly for such excess amount (taking into account funds received from the Post-Closing Escrow Deposit pursuant to immediately preceding clause (A). The amount of the Post-Closing Escrow Deposit shall be reduced (and the cash portion of the Purchase Price shall be correspondingly increased) to the extent that the Sellers have paid or otherwise satisfied the New York Sales Tax Issue, the Massachusetts Property Tax Issue and/or paid the costs provided for in Section 2.4(l), in each case prior to the Closing Date. The Post-Closing Escrow Deposit will be held, utilized and disbursed by Escrow Agent pursuant to and in accordance with the terms of the Escrow Agreement. In addition, if the Sellers shall have remedied the Boston Club HVAC Problem and/or the Washington Club Pool Problem prior to the Closing Date, on the Closing Date, the Buyer shall pay to the Sellers, by wire transfer to a bank account designated in writing by the Sellers to the Buyer at least two (2) Business Days prior to the Closing Date, the amount of the cost to remedy such Boston Club HVAC Problem and/or Washington Club Pool Problem that the Buyer is responsible for pursuant to Section 2.3(e). SCC shall pay to the Buyer any amount invoiced to SCC by the Buyer pursuant to section (v)(B) of this Section 2.6(c) within five Business Days of receipt of such invoice by wire transfer of United States dollars in immediately available funds to such account or accounts as may be designated in writing by the Buyer at least two Business Days prior to such payment date. Upon resolution of the East Side Repairs, the parties shall direct the Escrow Agent to return the excess, if any, of the amount deposited pursuant to clause (v) over the amounts paid from escrow to remedy the East Side Repairs, and upon resolution of both the East Side Repairs and either the New York Sales Tax Issue or the Massachusetts Property Tax Issue, the parties shall direct the Escrow Agent to return all amounts not utilized to resolve the East Side Repairs and the New York Sales Tax Issues or the Massachusetts Property Tax Issue, as the case may be.

     (d) For purposes of Section 2.6(a)(i)(B)(x), the Promissory Note shall be a promissory note in the form attached hereto as Exhibit G (the "Promissory Note"). The principal amount of the Promissory Note shall be equal to the amount of the liquidation preference (including accrued and unpaid dividends as of the Closing Date) of the shares of Preferred Stock held by the Buyer Guarantor. The Buyer's obligations under the Promissory Note shall be (i) guaranteed by the Buyer Guarantor pursuant to the Buyer Guaranty and (ii) secured by a pledge of all of the shares of Preferred Stock owned by the Buyer Guarantor pursuant to the terms of the Pledge Agreement in the form attached hereto as Exhibit H (the "Pledge Agreement").

     (e) For purposes of Section 2.6(a)(i)(B)(y), the Balance Note shall be a promissory note in the form attached hereto as Exhibit H-1 (the "Balance Note"). The principal amount of the Balance Note shall be equal to the Purchase Price, less the sum of (i) $49,750,000 plus (ii) the principal amount of the Promissory Note. The Buyer's obligations under the Balance Note shall be guaranteed by the Buyer Guarantor pursuant to the Buyer Balance Note Guaranty in the form attached hereto as Exhibit H-2 (the "Balance Note Guaranty") and secured pursuant to the terms of the Balance Note Pledge Agreement attached hereto as Exhibit H-3 (the "Balance Note Pledge Agreement")."

     1.9 Section 2.7(b)(vi) of the APA is hereby amended in its entirety as follows:

         "a counterpart of the written termination of the Miami Management
          Agreement (the "Miami Termination"), duly executed by SCC;"

1.10 Section 2.7(b) of the APA is hereby further amended by replacing the text of each of subsection (iv) and subsection (xvi) with "[Reserved]", renumbering existing subsection (xvii) as subsection (xx), and adding the following new subsections:

               "(xvii) the Balance Note Pledge Agreement and the Balance Note, duly executed by the Sellers;

              (xviii) the existing liquor licenses for each of the Acquired Clubs other than the Miami Club;

              (xix) for each Acquired Club (other than the Miami Club) for which the Buyer has not obtained either a temporary or permanent liquor license with respect to such Acquired Club prior to the Closing, a counterpart of the related Interim Limited Management Agreement, duly executed by the Sellers; and"

1.11 Section 2.7(c)(vii) of the APA is hereby amended by replacing "Miami Assignment" with "Miami Termination."

1.12 Section 2.7(c) of the APA is hereby further amended by replacing the text of each of subsection (iv) and subsection (xiv) with "[Reserved]," renumbering existing subsection (xv) as subsection (xxi), and adding the following new subsections:
              "(xv) the Promissory Note, duly executed by the Buyer;

              (xvi) the Pledge Agreement, duly executed by the Buyer;

              (xvii) the Balance Note, duly executed by the Buyer;

              (xviii) the Balance Note Guaranty, duly executed by Buyer
              Guarantor;

              (xxix) the Balance Note Pledge Agreement, duly executed by the Buyer;

              (xx) for each Acquired Club (other than the Miami Club) for which the Buyer has not obtained either a temporary or permanent liquor license with respect to such Acquired Club prior to the Closing, a counterpart of the related Interim Limited Management Agreement, duly executed by the Buyer, or an assignee thereof; and"

1.13 The second sentence in Section 2.8(a) of the APA is hereby amended in its entirety as follows:

              ""Aggregate SCC Credit Amount" shall mean the aggregate dollar amount in all Credit Accounts designated "SCC Credit Accounts" on Exhibit E plus the aggregate amount of petty cash on hand at the Acquired Clubs on the Closing Date, but excluding cash in the Acquired Club petty cash bank accounts."

1.14     Section 2.8(e) is hereby amended by adding the following subsection
(iii):

              (iii) notwithstanding the foregoing, no adjustments will be made to the Purchase Price pursuant to Sections 2.8(a) through 2.8(e) with respect to any Credit Account to the extent adjustments have been made therefor pursuant to Section 2.10 of this Agreement.

1.15 Article II of the APA is further hereby amended by adding the following:

         "Section 2.9     Post-Closing RSC/NY Distributable Net Cash Adjustment.
                          -----------------------------------------------------

     (a) Within 90 days after the Closing Date, SCC shall deliver to the Buyer and the Managing General Partner (the "MGP") of RSC/NY a calculation (the "Closing Net Cash Calculation") of Net Cash (as defined in the RSC/NY Limited
Partnership Agreement) as of the Closing Date and the portion thereof distributable to the Sellers as of the Closing Date pursuant to the terms of the RSC/NY Limited Partnership Agreement (the "Sellers' Share of Closing Net Cash Amount"). The Closing Net Cash Calculation shall be prepared in accordance with the provisions of the RSC/NY Limited Partnership Agreement. During such 90-day period, the Buyer and MGP shall use commercially reasonable efforts to provide the Sellers with such information in the possession of the Buyer and the MGP concerning the financial results of RSC/NY relating to the period prior to the Closing, as is reasonably necessary to allow SCC to prepare the Closing Net Cash Calculation and to calculate the Sellers' Share of Closing Net Cash Amount.

     (b) During the 20 Business Day period following receipt by the Buyer and the MGP of the Closing Net Cash Calculation and the Sellers' Share of Closing Net Cash Amount, SCC shall use its commercially reasonable efforts to provide Buyer and the MGP and their auditors with access to the working papers of SCC and its auditors relating to the Closing Net Cash Calculation and the Sellers' Share of Closing Net Cash Amount, and the Buyer and the MGP shall cooperate with SCC and its auditors to provide them with any other information used in preparing the Closing Net Cash Calculation and the Sellers' Share of Closing Net Cash Amount reasonably requested by SCC and its auditors. The Closing Net Cash Calculation, including the Sellers' Share of Closing Net Cash Amount as calculated therein, shall become final and binding on the 20th Business Day following delivery thereof, unless prior to the end of such period, the Buyer delivers to SCC written notice of its disagreement (a "Section 2.9 Notice of Disagreement") specifying the nature and amount of any disputed item and accompanied by a certificate of the Buyer's auditors stating that they concur with each of the positions taken by the Buyer in the Section 2.9 Notice of Disagreement. The Buyer shall be deemed to have agreed with all items and amounts in the Closing Net Cash Calculation not specifically referenced in the Notice of Disagreement, and such items and amounts shall not be subject to review in accordance with Section 2.9(c).

     (c) During the ten Business Day period following delivery of a Section 2.9 Notice of Disagreement by the Buyer to SCC, the parties in good faith shall seek to resolve in writing any differences that they may have with respect to the matters specified therein. During such ten Business Day period, the Buyer shall use its commercially reasonable efforts to provide SCC and its auditors with access to the working papers of the Buyer and its auditors relating to such
Section 2.9 Notice of Disagreement, and the Buyer and its auditors shall cooperate with SCC and its auditors to provide them with any other information used in preparation of such

Section 2.9 Notice of Disagreement reasonably requested by SCC or its auditors. Any disputed items resolved in writing between SCC and the Buyer within such ten Business Day period shall be final and binding with respect to such items, and if SCC and the Buyer agree in writing on the resolution of each disputed item specified by Buyer in the Section 2.9 Notice of Disagreement and the amount of the Sellers' Share of Closing Net Cash Amount, the amount so determined shall be final and binding on the parties for all purposes hereunder. If SCC and the Buyer have not resolved all such differences by the end of such ten Business Day period, SCC and the Buyer shall submit, in writing, to an independent public accounting firm (the "Section 2.9 Independent Accounting Firm"), their briefs detailing their views as to the correct nature and amount of each item remaining in dispute and the amount of the Sellers' Share of Closing Net Cash Amount, and the Section 2.9 Independent Accounting Firm shall make a written determination as to each such disputed item and the amount of the Sellers' Share of Closing Net Cash Amount, which determination shall be final and binding on the parties for all purposes hereunder. The determination of the Section 2.9 Independent Accounting Firm shall be accompanied by a certificate of the Section 2.9 Independent Accounting Firm that it reached such determination in accordance with the provisions of this Section 2.9. The Section 2.9 Independent Accounting Firm shall be agreed in writing by SCC and the Buyer and must be a firm with which neither SCC nor the Buyer has had a material relationship during the preceding five years. SCC and the Buyer shall use their commercially reasonable efforts to cause the Section 2.9 Independent Accounting Firm to render a written decision resolving the matters submitted to it within 20 Business Days following the submission thereof. The Section 2.9 Independent Accounting Firm shall be authorized to resolve only those items remaining in dispute between the parties in accordance with the provisions of this Section 2.9 within the range of the difference between the Buyer's position with respect thereto and SCC's position with respect thereto. The Sellers and the Buyer agree that judgment may be entered upon the written determination of the Section 2.9 Independent Accounting Firm in any court referred to in Section 10.9. The costs of any dispute resolution pursuant to this Section 2.9(c), including the fees and expenses of the Section 2.9 Independent Accounting Firm and of any enforcement of the determination thereof, shall be borne by the parties in inverse proportion as they may prevail on the matters resolved by the Section 2.9 Independent Accounting Firm, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Section 2.9 Independent Accounting Firm at the time the determination of such firm is rendered on the merits of the matters submitted. The fees and disbursements of the auditors and other advisors of each party incurred in connection with their preparation or review of the Closing Net Cash Calculation and preparation or review of any Section 2.9 Notice of Disagreement, as applicable, shall be borne by such party.

     (d) The Buyer shall pay the Sellers' Share of Closing Net Cash Amount to SCC within five Business Days of final determination of the Sellers' Share of Closing Net Cash Amount pursuant to the provisions of this Section 2.9 by wire transfer of United States dollars in immediately available funds to such account or accounts as may be designated in writing by SCC at least two Business Days prior to such payment date.

                  Section 2.10      Transition Period Procedures..

                  In the event the Closing occurs on or prior to January 13, 2006, the following terms shall apply:

     (a) During the period from and including January 1, 2006 through and including the Closing Date (the "Transition Period"), the Sellers shall (i) deposit and hold all revenues received in connection with the Acquired Clubs (the "Transition Revenues") in the existing depository accounts for each Acquired Club (the "Acquired Club Accounts") and, except as set forth in subsection (c) below, none of the Sellers shall remove any funds in any of the Acquired Club Accounts deposited therein during the Transition Period and (ii) the Sellers shall pay, consistent with past practice, out of the Sellers' corporate accounts or the Acquired Club petty cash bank accounts, all expenses of the Acquired Clubs due and payable during the Transition Period (the "Transition Expenses").

     (b) One Business Day prior to the Closing, the Sellers shall deliver to the Buyers an estimate (the "Transition Estimate") of the Transition Revenues and the Transition Expenses as of the Closing Date and a calculation of Transition Revenues minus Transition Expenses (the "Transition Net Revenues"). Such estimate shall be accompanied to the extent available by supporting documentation relating to the (i) Transition Revenues, including for each of the Acquired Club Accounts (A) a CheckFree report showing all revenue received and deposits made by CheckFree, (B) a SuperCharge report showing all revenue received and all deposits made by SuperCharge, (C) a Rio report showing all revenue received and deposits made by Rio, (C) bank statement showing all deposits during the Transition Period, (D) credit card merchant statements for all credit card revenues received in such Acquired Club Account, and (E) records of all cash or check deposits originating from such Acquired Club and (ii) Transition Expenses, including (A) invoices, (B) copies of checks, and (C) such other evidence reasonably requested by the Buyer verifying payment of each Transition Expense.

     (c) On the Closing Date, the Sellers shall pay to the Buyers the sum of the aggregate estimated Transition Net Revenues less the Transition Adjustment (the "Estimated Transition True-Up"). The "Transition Adjustment" shall equal $29,000 multiplied by the number of days in the Transition Period.

     (d) On or prior to the 90th day after the Closing, the Sellers shall prepare and deliver to the Buyer a statement of the actual Transition Revenues, Transition Expenses, Transition Net Revenues and Transition True-Up (the "Transition Statement"), with supporting documentation. Transition Expenses described in subsection (a) above, shall include actual payments, if any, made by any of the Sellers to any employee of the Sellers whose employment with any of the Sellers was terminated during the Transition Period; provided that the amount of such payments relates solely to work performed by those employees during the Transition Period, and was determined pursuant to the terms of the Sellers' existing applicable employment policies, consistent with past practice.

     (e) During the 20 Business Day period following the Buyer's receipt of the Transition Statement, the Sellers shall use commercially reasonable efforts to provide the Buyer and its auditors with access to the working papers of the Sellers relating to the Transition Statement. The Transition Statement shall become final and binding on the 10th Business Day following delivery thereof, unless prior to the end of such period, the Buyer delivers to SCC written notice of its disagreement (a "Section 2.10 Notice of Disagreement") specifying the nature and amount of any disputed item and accompanied by a certificate of the Buyer's auditors stating that they concur with each of the positions taken by the Buyer in the Section 2.10 Notice of Disagreement. The Buyer shall be deemed to have agreed with all items and amounts in the Transition Statement not specifically referenced in the Section 2.10 Notice of Disagreement, and such items and amounts shall not be subject to review in accordance with Section 2.10(f).

     (f) In the event that the Buyer delivers a Section 2.10 Notice of Disagreement, the Buyer and the Sellers shall resolve their disagreement with respect to the Transition Statement pursuant to the same dispute resolution procedure set forth in Section 2.9(c) hereof.

     (g) Upon final resolution of any disputes relating to the Transition Statement, (A) if the actual Transition True-Up is less than the Estimated Transition True-Up, the Buyer shall promptly pay such difference to SCC and (B) if the actual Transition True-Up is greater than the Estimated Transition True-Up, the Sellers shall promptly pay such difference to the Buyer.

                  Section 2.11      Payment System Conversion.

     (a) On the first Business Day after the Closing Date, and on each successive second Business Day thereafter, the Sellers shall wire to the Buyer's bank accounts designated in writing by the Buyer to the Sellers, the following monies which relate to the Acquired Clubs (x) all dues received by any Seller from CheckFree and SuperCharge, (y) all revenues collected by Rio and received in the Seller's depository or other accounts relating to the Acquired Clubs, or any of the Seller's other bank accounts, and (z) all other revenues received by the Sellers in any manner, in each case on account of or arising out of the Acquired Business relating to any day including and after January 1, 2006. From such amounts Sellers shall deduct any chargeback fees from CheckFree, SuperCharge or Rio. Sellers shall provide the following documentation together with payments made by the Sellers to the Buyer pursuant to this Section 2.11(a):

     (i) with respect to payments made on account of funds received from CheckFree and SuperCharge: (A) pre-note reports and deposit reports from
CheckFree, (B) transaction, batch and authorization aging reports from SuperCharge, (C) copies of the Acquired Club depository bank account statements, and (D) reports from the MARS monthly dues generator;

     (ii) with respect to payments  made on account of funds  received from Rio:
(A) sales reports from Rio, (B) BA Merchant Services, American Express and Discover statements for any of the Seller's merchant identifications relating to the Acquired Clubs, and (C) copies of the Acquired Club depository bank account statements;

     (iii) with respect to payments made on account of funds received from any other source, such documentation reasonably satisfactory to the Buyer; and

     (iv) supporting documentation relating to chargebacks.

     (b) Sellers shall use their commercially reasonable efforts to cause, as soon as practicable after the Closing, each of CheckFree, SuperCharge and Rio to be reprogrammed so that all revenues from the Acquired Business received by CheckFree, SuperCharge and Rio will be deposited directly into the following bank account of the Buyer:

                  Bank:             Bank of America
                  ABA No:           026-009-593
                  Account No.:      004832061925
                  Account Name:     MP Sports Club Operating Co LLC
                                    Millennium Operating Account
                  Reference:        PSC-01

     1.16 Section 3.3(a)(iii) of the APA is hereby amended by adding the following words at the end of that paragraph:

              "Notwithstanding the foregoing, the failure of the Sellers or the Buyer to have obtained the Reebok Consent prior to the Closing shall not constitute, or be deemed to constitute, a breach of any of the Sellers' representations and warranties set forth in this
              Section 3.3."

     1.17 Section 3.3(b) of the APA is hereby amended by adding the following phrase at the end of such section:

         "or in connection with the transfer of liquor licenses."

     1.18 Article III of the APA is hereby amended by adding the following:

              "Section 3.27  Talla NY, Inc.

     (a) Talla NY is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all necessary power and authority to (i) conduct its business in the manner in which its business is currently being conducted, (ii) own and use its assets in the manner in which its assets are currently owned and used, and (iii) perform its obligations under all Contracts to which it is a party.

     (b) The authorized capital stock of Talla NY consists of 5,000 shares of common stock, no par value, of which 1,000 shares (constituting all of the shares) have been issued and are outstanding. Sports Club, Inc. of California owns, beneficially and of record, all of such shares. All of such shares (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable, and (iii) have been issued in full compliance with all applicable Laws. There is no (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Talla NY, (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Talla NY, or (iii) Contract under which Talla NY is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

     (c) Talla NY owns, and has good and valid title to, all assets purported to be owned by it, free of any Encumbrances except as set forth on Schedule 3.27(c).

     (d) Talla NY, Inc. has not engaged in any business other than owning the general partnership interest and a limited partnership interest in RSC/NY and holding Permits in connection with the business of RSC/NY.

     (e) Talla NY does not have any liabilities of any nature, whether accrued, absolute or contingent, and whether or not required by GAAP to be reflected in a consolidated balance sheet or disclosed in the notes thereto, other than liabilities for New York state income taxes.

     (f) Talla N.Y. has at all times, in its capacity as general partner of RSC/NY, complied in all material respects with the RSC/NY Limited Partnership Agreement.

     (g) To the Knowledge of Sellers, Talla NY is and has been in compliance in all material respects with each Law applicable to it in connection with the conduct or operation of its business and the ownership or use of any of its assets.

     (h) There is no Action pending or, to the Knowledge of the Sellers, threatened against Talla NY. There is no outstanding order, writ, judgment, injunction, decree, determination or award of, or pending or, to the Knowledge of the Sellers, threatened investigation by, any Governmental Authority relating to Talla NY.

     (i) Each Tax required to have been paid, or claimed by any Governmental Authority to be payable, by Talla NY (whether pursuant to any Tax Return or otherwise) has been duly paid in full or on a timely basis. Any Tax required to have been withheld or collected by Talla NY has been duly withheld and collected; and (to the extent required) each such Tax has been paid to the appropriate Governmental Authority.

     (j) Neither Talla NY nor any ERISA Affiliates thereof other than the Sellers, currently has, or in the past has ever: (i) employed any service provider as an employee or in a capacity that could result in the service provider's classification as an employee under common law or any federal, state, or local law; (ii) maintained, sponsored, contributed to, or had direct or contingent liability under any Employee Plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (whether or not the plan is subject thereto), or (iii) been subject to any actual or contingent liability relating to service providers or Employee Plans. None of the transactions contemplated by this Agreement will result in any liability to Buyer and its affiliates with respect to employees or other service providers of Talla NY, any ERISA Affiliates other than Sellers, or any Employee Plan of the Talla NY or any ERISA Affiliate other than Sellers.


     1.19 Section 4.1(d) of the APA is hereby amended by adding the following phrase at the end of such section:

     "or in connection with the transfer of liquor licenses."

     1.20 Section 4.2(d) of the APA is hereby amended by adding the following sentence to the end thereof: "In addition, the Millennium Landlords hereby consent to the assignment by the Sellers of the Seller Leases and the Leases related to the Leased Real Property related to the Millennium Clubs."

     1.21 Section 5.2 of the APA is hereby amended by adding the following new subsection (f):

         "(f) Notwithstanding the Closing, the Sellers shall deliver to the Buyers, pursuant to the terms of the applicable lease but in any event no later than March 31, 2006, statements (audited by SCC's independent auditors) containing calculations of landlord rents for the Washington Club, the San Francisco Club and the Boston Club."

     1.22 Section 6.6 of the APA is hereby amended and restated in its entirety as follows:

                  "Section 6.6 Determination and Allocation of Consideration. The parties to this Agreement agree to determine the amount of and allocate the total consideration transferred by the Buyer to the Sellers or their Affiliates pursuant to this Agreement (the "Consideration") plus the Assumed Liabilities in accordance with the fair market value of the assets and liabilities transferred and in accordance with Section 1060 of the Code, including the items set forth on Schedule 3.11(c). The Buyer shall provide the Sellers with one or more schedules allocating the Consideration on or prior to the Closing, which allocation is attached hereto as Schedule 6.6. Changes to such Schedule 6.6 shall only be made to take into account (i) relevant post-Closing working capital adjustments made pursuant to this Agreement and (ii) the Estimated Transition True-Up. To the extent the Sellers and the Buyer cannot agree on a mutually acceptable determination and/or allocation of the Consideration, such determination and/or allocation shall be made by a nationally recognized third party appraiser selected and agreed upon by the Sellers and the Buyer, whose decision shall be final and binding and whose expenses shall be shared equally by the Sellers and the Buyer. The Sellers and the Buyer agree to prepare and file an IRS Form 8594 consistent with the allocation described in this Section
6.6 in a timely fashion and in accordance with the rules under Section 1060 of the Code. To the extent that the Consideration is adjusted after the Closing Date, the parties agree to revise and amend the schedule and IRS Form 8594 in the same manner and according to the same procedure. The determination and allocation of the Consideration derived pursuant to Section 6.6 shall be binding on the Sellers and the Buyer for all Tax reporting purposes. The Sellers and the Buyer shall not take, or cause to be taken, any action that would be inconsistent with or prejudice the allocation described in this Section 6.6.

     1.23 Section 6.8 of the APA is hereby amended and restated in its entirety as follows:

         "Section 6.8 Section 754 Election. The Sellers shall use their best efforts, on any tax return filed by or on behalf of any of the Sellers in connection with the transactions contemplated by this Agreement and any of the Ancillary Agreements to cause any entity classified as a partnership for U.S. federal income tax purposes in which any of the Sellers hold an interest that is being acquired hereunder (a "Tax Partnership") to make and not withdraw the election under Section 754 of the Code."

     1.24 Section 7.3(e) of the APA is hereby amended in its entirety as follows:

         "Audit Requirements. The Sellers shall have completed, and delivered to Buyer (i) pursuant to the terms of the applicable lease agreement, statements prepared in accordance with GAAP consistently applied and audited by SCC's independent auditors with respect to the Reebok Club and (ii) calculations of landlord rents, pursuant to the terms of the applicable lease agreements, for the Reebok Club, the Washington Club, the San Francisco Club and the Boston Club."

1.25 Section 7.3 of the APA is hereby further amended by replacing the text of subsection (i) and subsection (j) with "[Reserved],"deleting Section 7.3(m) and replacing it in its entirety as follows:

         "(m) The transactions contemplated by the RSC/NY Purchase Agreement shall have been consummated ."

1.26     Section 8.2(a) of the APA is hereby amended in its entirety as follows:

         "(a) any breach of any representation or warranty made by (i) any of the Sellers contained in this Agreement or any Ancillary Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto and (ii) Club at 60th Street, Inc. in (A) the Estoppel Certificate delivered to the Buyer in connection with the transactions contemplated by this Agreement related to its lease, as tenant, with SCC or (B) the Estoppel Certificate delivered to the Buyer in connection with the transactions contemplated by this Agreement related to its lease, as landlord, with SCORES Entertainment, Inc."

     1.27 Section 8.3 of the APA is hereby amended by (i) deleting the word "and" at the end of clause (c), (ii) replacing the period at the end of clause
(d) with "; and" and (iii) adding the following new clause (e): "(e) a legal proceeding brought by Reebok to the extent arising out of a claim of fraudulent conveyance under which Reebok seeks to require the repayment of money distributed to Sports Club, Inc. of California by Talla NY as a result of the transfer of the Seller Partnership Interest by Talla NY to an affiliate of the Buyer."

     1.28 Section 8.6 of the APA is hereby amended in its entirety as follows:

         "Pre-Closing Disclosure or Knowledge of Breach. Notwithstanding anything to the contrary in this Agreement other than the last sentence of this Section 8.6, neither Sellers, on the one hand, nor Buyer, on the other, shall have any liability under this Article VIII for the events or matters giving rise to the nonfulfillment of any condition to Closing under Article VII in the event such party waives such condition to the extent of the facts disclosed to such party prior to the Closing. If the transactions contemplated hereby are consummated, each party hereby expressly waives the right to seek indemnity or other remedy for any Losses arising out of or relating to any breach to the extent such breach was disclosed to such party or such party had Knowledge of the breach prior to the Closing. For avoidance of doubt, any such breach arising out of a failure of Sellers to disclose any Excluded Liability, including without limitation the litigation set forth on Schedule 8.6 attached hereto, shall not affect the Sellers' obligations (i) with respect to such Excluded Liabilities as set forth in Section 2.4 of the Asset Purchase Agreement, or

         (ii) to indemnify the Buyers pursuant to Section 8.2(c) of the Asset Purchase Agreement."

     1.29 Article VIII of the APA is hereby further amended by adding the following:

         "Section 8.10 RSC/NY. Notwithstanding anything to the contrary in this Agreement, except as provided in Section 8.3(e) neither the Sellers, on the one hand, nor the Buyer, on the other hand, shall have any obligation under this Article VIII to indemnify any Person for any Losses arising from the failure to obtain the Reebok Consent and each of the Sellers, on the one hand, and Buyer, on the other, shall bear any and all Losses to which it may be subject or which it may incur, relating to or arising out of such failure to obtain the Reebok Consent."

     1.30 The first clause of Section 9.1(c) is hereby amended by replacing "December 31, 2005" with "January 13, 2006."

     1.31 The provisos in Section 10.10 are hereby amended in their entirety as follows:

         "provided, however, that the Buyer may assign (i) this Agreement to any Affiliate of the Buyer, or (ii) its rights to acquire particular Purchased Assets hereunder (or the leaseholds therein), including without limitation, each real property lease relating to an Acquired Club, and the membership interests in Talla NY LLC, to one or more Affiliates of the Buyer or other entities designated by the Buyer, in each case without the prior consent of the Sellers; provided further, that no such assignment shall limit the assignor's obligations hereunder; provided further, that for no further consideration, each of the parties shall execute, acknowledge and deliver such assignments, and shall execute such additional bills of sale, transfers, consents, assumptions and other documents and instruments and take such other actions as may be necessary or desirable to consummate and make effective such assignments."

     1.32 Exhibit A to the APA is hereby amended by adding the following:

                  Sports Club, Inc. of California
                  a California corporation
                  100% owned by The Sports Club Company, Inc.
                  for: Talla New York, Inc.

     1.33 Exhibit W to the APA is hereby amended to read in full as set forth on Exhibit W attached hereto.

                                    ARTICLE 2
                        ASSIGNMENT; CONSENT TO ASSIGNMENT

     2.1 Assignment of Purchased Assets. Pursuant to Section 10.10 of the APA, the Buyer hereby assigns certain of the Buyer's rights and obligations under the APA to those Affiliates of the Buyer listed on Schedule 2.1 attached hereto. The rights and obligations of the

Buyer to which each Affiliate is an assignee are as set forth opposite each such Affiliate's name on Schedule 2.1.

     2.2 Assignment of Leasehold Interests and Improvements. Pursuant to Section
10.10 of the APA, each of the Sellers hereby agrees that the Buyer may assign certain of its rights and obligations under the APA with respect to the Leasehold Interests and Improvements, and the Buyer hereby assigns such rights and obligations, to MCAFSC Tenant Co LLC.

     2.3 No Limitation of Liability. As set forth in Section 10.10 of the APA, notwithstanding the assignment by the Buyer of certain of its rights and obligations as set forth in Sections 2.1 and 2.2 above, the Buyer hereby acknowledges and agrees that no such assignment shall limit the Buyer's obligations under the APA.

                                    ARTICLE 3
                            MISCELLANEOUS PROVISIONS

     3.1 Authorization. Each of the Sellers and the Buyer is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to perform its obligations under the APA, as amended hereby.

     3.2 Ratification and Confirmation of the APA; No Other Changes. Except as modified by this Amendment, the APA is hereby ratified and confirmed in all respects. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provision of the APA, other than as contemplated herein.

     3.3 Effectiveness. This Amendment shall be effective as of the date hereof.

     3.4 Status of Talla NY. The Sellers and the Buyer agree that, effective as of the Closing, other than for purposes of Section 2.2, Talla NY shall not be considered a "Seller" for purposes of the APA and shall have no obligations thereunder, including without limitation pursuant to Section 8.2 thereof.

     3.5 Amendment and Modification. This Amendment No. 1 may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.

     3.6 Counterparts. This Amendment No. 1 may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     3.7 Facsimile Signature. This Amendment No. 1 may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

     IN WITNESS WHEREOF, the Sellers and the Buyer have caused this Amendment No. 1 to be executed as of the date first written above by their respective officers thereunto duly authorized.



                             THE SPORTS CLUB COMPANY, INC.


                             By: /s/ Rex A. Licklider
                             ------------------------------
                             Name: Rex A. Licklider
                             Title: Chief Executive Officer

                             WASHINGTON D.C. SPORTS CLUB, INC.



                             By: /s/ Timothy O'Brien
                             ------------------------------
                             Name: Timothy O'Brien
                             Title: President

                             SF SPORTS CLUB, INC.



                             By: /s/ Timothy O'Brien
                             ------------------------------
                             Name: Timothy O'Brien
                             Title: President

                             TALLA NEW YORK, INC.



                             By: /s/ Timothy O'Brien
                             -------------------------------
                             Name: Timothy O'Brien
                             Title: President





                             PONTIUS REALTY, INC.



                             By: /s/ Timothy O'Brien
                             --------------------------------
                             Name: Timothy O'Brien
                             Title: President

                             SPORTS CLUB, INC. OF CALIFORNIA



                             By: /s/ Timothy O'Brien
                             ---------------------------------
                             Name: Timothy O'Brien
                             Title: President


                             MILLENNIUM DEVELOPMENT PARTNERS VIII LLC


                              By: /s/ Mario Palumbo
                             ----------------------------------
                             Name: Mario Palumbo
                             Title: Vice President

                                                                    EXHIBIT 10.3

                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of this 13th day of January, 2006 by and between TALLA NEW YORK, INC., a New York corporation having an address c/o The Sports Club Company, Inc., 11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025 ("Seller"), and LMP HEALTH CLUB CO., a New York general partnership having an address c/o Millennium Partners, 1995 Broadway, Third Floor, New York, New York 10023 ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Seller is a Class A Limited Partner of, and owns and holds twenty percent (20%) of the limited partnership interest in and to, Reebok-Sports Club/NY, a New York limited partnership (the "Partnership");

         WHEREAS, Purchaser is a Class B Limited Partner of, and owns and holds twenty percent (20%) of the limited partnership interest in and to, the Partnership;

         WHEREAS, the Partnership is governed by that certain First Amended and Restated Agreement of Partnership of the Partnership dated as of October 12, 1994, as amended by that certain First Amendment to First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of October 1, 1994, as amended by that certain Settlement Agreement dated as of December 28, 1995, as amended by that certain Agreement dated as of December 30, 1996, as amended by that certain Letter Agreement dated as of March 13, 1997, as amended by that certain Letter Agreement dated June 10, 1997, as amended by that certain Letter Agreement dated as of April 28, 1998 (as it has been, and may hereinafter be amended, collectively, the "Partnership Agreement"; all capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Partnership Agreement);

         WHEREAS, the Partnership is the leasehold owner of that certain commercial condominium unit in The Lincoln Square Condominium located at 1992 Broadway, New York, New York, which is more particularly described in Schedule 1 annexed hereto (the "Premises") pursuant to that certain Retail Lease dated as of June 3, 1992 by and between Lincoln Square Commercial Holding Co LLC (as successor-in-interest to Lincoln Metrocenter Partners L.P.), as landlord, and the Partnership, as tenant;

         WHEREAS, Seller desires and intends to cause the sale, assignment and transfer of all of its right, title and interest in and to one percent (1%) of the Class A Limited Partner interests in and to the Partnership (collectively, the "Interests") to Purchaser at Closing, in accordance with the terms and provisions of this Agreement, and Purchaser desires to purchase the Interests from Seller upon the terms more particularly set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. DEFINITIONS. As used herein, the following terms, when written with initial capital letters as in this Section 1, shall have the following meanings:

(a) "Affiliate" or "affiliate" shall mean, with respect to any party hereto, any other person which is in control of, controlled by or under common control with such party.

(b) "Agreement" shall have the meaning ascribed to such term in the Preamble hereof.

(c) "Assumed Liabilities" shall mean any and all Liabilities attributable to the Interest, arising or accruing on or after the date hereof and attributable to events or circumstance which may hereafter occur.

(d) "Business Day" means any day, other than Saturday or Sunday, on which commercial banks in the State of New York are authorized or required or permitted by law to open for the general transaction of business.

(e) "Closing" shall mean, collectively, (i) the irrevocable assignment and transfer of the Interests from Seller to Purchaser, (ii) the payment of the Purchase Price by Purchaser to Seller and (iii) the delivery and performance of the other items and obligations to be delivered or performed hereunder at the time the Interests are conveyed and the Purchase Price is paid.

(f)      "Closing Date" shall mean the date hereof.

(g) "Interests" shall have the meaning ascribed to such term in the Recitals hereof.

(h) "Knowledge" or "knowledge", (a) with respect to Purchaser, shall mean the actual (as opposed to constructive, imputed or deemed) knowledge and conscious awareness of Mario Palumbo or Nick Winter, and (b) with respect to Seller, shall mean the actual (as opposed to constructive, imputed or deemed) knowledge and conscious awareness of Timothy M. O'Brien and Rex A. Licklider.

(i) "Liabilities" shall mean, collectively, any and all problems, conditions, losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.

(j) "Liens" shall mean any and all mortgages, pledges, claims, security interests, options, warrants, purchase rights, selling restrictions, charges, charging orders, imperfections of title, rights of way, easements, and encumbrances of any kind.

(k) "Premises" shall have the meaning ascribed to such term in the Preamble hereof.

(l) "Purchase Price" shall mean Two Hundred Fifty Thousand and 00/100 Dollars ($250,000).

(m) "Purchaser" shall have the meaning ascribed to such term in the Preamble hereof.

(n) "Seller" shall have the meaning ascribed to such term in the Preamble hereof.

2.       SALE OF THE INTERESTS; CONSIDERATION.

(a) Interests to be Sold and Conveyed. Subject to and in accordance with the terms, conditions and covenants of this Agreement, Seller agrees to sell, convey, and transfer, and Purchaser agrees to acquire and accept, the Interests.

(b) Purchase Price; Payment. The Purchase Price shall be paid by Purchaser to Seller on the Closing Date by wire transfer in federal funds to a bank account designated by Seller. For the avoidance of doubt, Seller and Purchaser do hereby acknowledge and agree that the Closing shall not be deemed to have occurred unless and until the funds constituting the Purchase Price have been credited to the bank account of Seller which is identified in Seller's wire transfer instructions delivered to Purchaser prior to the Closing Date.

3.       CLOSING

(a) Closing Date; Closing Place. The parties agree that the Closing shall take place on the Closing Date through escrow at the offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022.

(b) No Prorations. There shall be no prorations or adjustments to the Purchase Price at Closing.

(c) Seller's Deliveries. Simultaneously with the execution and delivery of this Agreement, Seller shall, upon compliance by Purchaser with its obligations under this Agreement, deliver to Purchaser each of the following:

(i) an Assignment and Assumption Agreement in the form annexed hereto as Exhibit A duly executed by Seller pursuant to which Seller shall assign and transfer the Interests to Purchaser and Purchaser shall accept and assume the Interests from Seller;

(ii) a certificate of an authorized officer of Seller, made on behalf of Seller and without recourse to said officer, certifying that all representations and warranties contained in Section 6(a) and (b) of this Agreement are true and correct in all material respects as of the Closing Date; and

(iii) such other documents, including an appropriate consent or resolution of Seller's board of directors, as required, authorizing the transactions contemplated by this Agreement, as may reasonably be requested by Purchaser's attorneys, and authorizing Seller to consummate the transactions contemplated by this Agreement; and

(iv) an affidavit sworn to by Seller in the form attached hereto as Exhibit B, stating under penalty of perjury that Seller is not a foreign person as defined in Section 1445 of the IRC and stating Seller's United States taxpayer identification number.

(d) Purchaser's Deliveries. Simultaneously with the execution and delivery of this Agreement, Purchaser shall, upon compliance by Seller with its obligations under this Agreement, deliver to Seller each of the following:

(i)      the Purchase Price;

(ii) an Assignment and Assumption Agreement in the form annexed hereto as Exhibit A duly executed by Seller pursuant to which Seller shall assign and transfer the Interests to Purchaser and Purchaser shall accept and assume the Interests from Seller; and

(iii) such other documents, including appropriate resolutions of Purchaser authorizing the transaction contemplated by this Agreement and authorizing Purchaser to consummate the transaction contemplated by this Agreement.

(e) Closing Costs, Fees and Taxes. As between Seller and Purchaser, each party shall pay its own legal fees and related expenses, and Purchaser shall pay all other closing costs, expenses, taxes and fees. The foregoing notwithstanding, Seller shall be obligated to pay and shall pay any and all income taxes which are incurred as a result of the purchase, sale and conveyance of the Interests. The parties shall each bear fifty percent (50%) of any transfer taxes payable in connection with the transfer of the Interest. At the Closing, Seller shall prepare, execute, acknowledge, deliver and file all such returns, if any, for transfer tax, recordation taxes or other similar or applicable taxes which Seller calculate are payable in connection with the transfer of the Interests to Purchaser. The Seller shall use its best efforts, on any tax return filed by or on behalf of the Seller in connection with the transactions contemplated by this Agreement to cause the Partnership to make and not withdraw the election under Section 754 of the Code.

4.       CONDITION OF PROPERTY.

(a) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS AGREEMENT, PURCHASER SHALL ACCEPT THE INTERESTS IN ITS "AS-IS" CONDITION. Except as stated or referred to in this Agreement, Purchaser acknowledges that Purchaser has not relied upon, and is not relying upon, any information, document, sales brochures or other literature, maps or sketches, projection, proforma, statement, representation, guarantee or warranty (whether express or implied, or oral or written, or material or immaterial) that may have been given by or made by or on behalf of Seller or the Partnership.

PURCHASER ACKNOWLEDGES TO AND AGREES WITH SELLER THAT, WITH RESPECT TO THE PREMISES AND THE INTERESTS, EXCEPT FOR THE REPRESENTATIONS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER AND THE PARTNERSHIP (AND THEIR RESPECTIVE AFFILIATES, EMPLOYEES AND AGENTS) HAVE NOT AND DO NOT MAKE ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR USE, OF THE PROPERTY.

Purchaser acknowledges that Purchaser has been given pursuant to this Agreement, an adequate opportunity to make such legal, factual, and other inquiries and investigations as Purchaser deems necessary, desirable, or appropriate with respect to the Interests and the Premises. Such inquiries and investigations of Purchaser shall be deemed to include, but shall not be limited to, any leases pertaining to the Premises, the physical components of all portions of the Premises, such state of facts as an accurate survey and inspection would show, the present and future zoning ordinances, resolutions and regulations of the city, county and state where the Premises is located and the value and marketability of the Premises.

5.       NO TERMINATION; MAINTENANCE OF PREMISES; OPERATING COVENANTS.

(a) Ordinary Course of Business. Seller shall not consent to the Partnership (i) undertaking any business activity other than the ownership and operation of the Premises, (ii) carrying on its business and/or operating the Premises other than in the ordinary course of business consistent with past practice or (iii) entering into any other contracts or agreements or assuming or incurring any additional obligation or indebtedness.

(b) No Action. Seller shall not knowingly take, or agree or commit to take, any action that would make any representation or warranty of Seller hereunder inaccurate in any respect at or prior to the Closing Date.

6.       REPRESENTATIONS AND WARRANTIES OF SELLER AND THE PARTNERSHIP.

(a) Warranties and Representations of Seller. Seller represents and warrants to Purchaser that:

(i) Authorization and Good Standing. Seller and the Partnership are duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective organization and have all requisite power and authority to own and operate their properties and to carry on the business conducted by them as now conducted.

(ii) Partnership Agreement. The Partnership Agreement is legal, valid and binding, enforceable against Seller in accordance with its terms, is in full force and effect, and has not been amended, supplemented or otherwise modified. Seller has delivered to Purchaser a true and complete copy of the Partnership Agreement.

(iii)Enforceability; Consents and Approvals; No Violations. This Agreement is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject only to bankruptcy and creditor's rights laws, matters affecting creditors of Seller generally and general equitable principles (whether asserted in an action at law or equity.) Talla New York, Inc., as the Managing General Partner of the Partnership, hereby consents to the transfer of the Interest pursuant to this Agreement. No filing with, and no permit, authorization, consent or approval of, any governmental authority is required to be obtained by Seller for Seller's execution and delivery of this Agreement or any Closing document and the consummation of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement and the Closing documents by Seller, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (A) conflict with or result in any breach of any provision of the organizational documents of Seller; (B) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any indenture, license, contract, or other instrument or obligation to which the Seller is a party or by which Seller or its properties or assets may be bound (excluding the Partnership Agreement with respect to which each party has made its own determination that no consent is required); (C) violate or conflict with any order, judgment, writ, injunction, decree, statute, rule or regulation applicable to Seller or its properties or assets, or (D) result in the creation of any Lien upon the Interests or Seller.

(iv) Ownership of Interests. Seller has good and valid title to the Interests, and all equitable beneficial right, title and interest in and to the Interests, free and clear of any Liens, restrictions and claims of every kind and nature whatsoever (including any restrictions on the right to vote, assign or otherwise transfer such legal and beneficial ownership of the Interests), other than the security interest (the "Trustee Security Interest") of U.S. Bank, as trustee for the holders of The Sports Club Company, Inc.'s outstanding 11-3/8% Senior Secured Notes due March 2006, under an Indenture dated April 1, 2006, which shall be released concurrently with the execution and delivery of this Agreement, and such good title to the Interests shall be transferred to Purchaser hereunder free and clear of all Liens, restrictions and claims of every kind and nature whatsoever. Upon the consummation of the transactions contemplated herein, the Interests shall represent one percent (1%) of the limited partnership and/or equity ownership interests in and to the Partnership, and upon the consummation of the transactions contemplated herein, Seller shall continue to own and hold forty percent (40%) of the Managing General Partner Interest and nineteen percent (19%) of the Class A Limited Partner Interest in and to the Partnership. There are no rights, options, convertible or exchangeable instruments or interests or commitments, agreements, arrangements or undertakings of any kind to which Seller or the Partnership is a party or by which Seller or the Partnership is bound obligating Seller or the Partnership to issue, deliver, sell or create, or cause to be issued, delivered, sold or created, any present or future legal or beneficial interests in and to the Partnership or obligating the Partnership or Seller to issue, grant, extend or enter into any such right, option, convertible or exchangeable instrument or interest or commitment, agreement, arrangement or undertaking.

(v) Bankruptcy and Insolvency. Seller and the Partnership are each solvent, and no petition in bankruptcy or any petition or answer seeking any assignment for the benefit of creditors, the appointment of a receiver or trustee, liquidation, dissolution or similar relief under the United States Bankruptcy Code or any similar state law has been filed by or against the Partnership or Seller. Seller has not made any general assignment of its property for the benefit of its creditors. No proceeding has been instituted for the dissolution or liquidation of Seller. Seller has not suffered the attachment, or other judicial seizure of all, or substantially all, of Seller's assets which attachment or seizure has not been vacated or removed, nor admitted in writing its inability to pay its debts as they come due. Seller has not made an offer of settlement, extension or compromise to its creditors generally.

(vi) Litigation. Seller has not been served with any litigation or administrative proceeding with respect to the Interests, Seller, the Partnership or the Premises, and there is no ongoing, pending or threatened litigation, arbitration, mediation or administrative proceedings against Seller, the Interests or the Premises. Seller is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or other governmental entity with respect to Seller, the Interests or the Premises, and there is no action, suit or proceeding currently pending with respect to Seller, the Interests or the Premises.

(vii) Foreign Person. Seller is not a "foreign person" as defined in the Internal Revenue Code of 1986, as amended.

(viii) Taxes. Seller has paid, and hereby agrees to indemnify Purchaser from any loss, cost or expense as a result of, any and all federal, state and local taxes, assessments and other similar impositions and charges which have been or are payable by Seller with respect to the Interests or the income and distributions issued on account thereof for the period up through to the Closing to the extent required to be paid (other than transfer taxes payable in connection with the transfer of the Interest, as to which each party shall pay fifty percent (50%)).

(ix) ERISA. Neither Seller nor any holder of an interest in Seller is a "party in interest" to any employee benefit plan (other than a plan maintained by Seller or a plan in which the holder of an interest in Seller or a related person to such holder is a participant and as to which such plan(s) are being maintained in accordance with all applicable laws), and the Property is not an asset of an employee benefit plan, covered under Part 4 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (ERISA), or as defined in Section 49, 75(e)(1) of the Internal

         Revenue Code of 1986,
         as amended. For purposes of the foregoing, the term "party in interest" shall have the meaning assigned to such term in Section 3(14) of ERISA.

(x) No Prior Disposition. Except for the Trust Security Interest and any other interest which has been released prior to the date hereof, Seller has not previously mortgaged, pledged, assigned, hypothecated or otherwise encumbered, liened, transferred or disposed of the Interests or any portion thereof. Except for that of Purchaser in accordance with this Agreement, there is no outstanding right, warrant, subscription, call, preemptive right, option or other agreement of any kind to sell, convey, mortgage, pledge, assign or otherwise transfer all or any portion of the Interests and there is no outstanding debt or security which is convertible into same.

(b) Warranties and Representations of Purchaser. Purchaser warrants and represents that as of the Effective Date:

(i) Purchaser is a general partnership duly organized, validly existing and in good standing under the laws of the State of New York as of the date hereof. The execution, delivery, and performance by Purchaser of the terms of this Agreement have been duly authorized by all necessary partnership action and do not conflict with the organizational agreement of Purchaser or any agreement to which Purchaser is bound or is a party.

(ii) This Agreement is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject only to bankruptcy and creditor's rights laws, matters affecting creditors of Purchaser generally and general equitable principles (whether asserted in an action at law or equity). The execution, delivery, and performance of this Agreement by Purchaser in accordance with the terms of this Agreement, will not violate conflict with or result in a breach of any agreement or any law, regulation, contract, agreement, commitment, order, judgment or decree to which Purchaser is a party or by which Purchaser is or may be bound.

(iii) No suit, action, arbitration or legal administrative or other proceeding is pending or threatened that may affect in a material adverse way Purchaser's ability to comply with its obligations hereunder.

(iv) Purchaser has adequate funds available to complete the transactions contemplated by this Agreement.

(c)      Survival.

(i) Seller Representations. The representations and warranties made by Seller in this Agreement shall survive the Closing for a period of eighteen (18) months as to all representations and warranties set forth in this Agreement. Seller shall not have any liability whatsoever with respect to any such representations and warranties unless a claim is made hereunder prior to the expiration of the survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved. Additionally, anything to the contrary set forth in this Agreement notwithstanding,
     Seller's maximum aggregate liability for all losses, costs, damages, liability and claims incurred by or asserted against Purchaser and arising out of or related to any misrepresentations made by Seller in this Agreement shall be limited to an aggregate of $250,000 as to any and all inaccuracies, falsehoods and/or misrepresentations under Section 6 of this Agreement. In order to secure Seller's obligations with respect to its representations and warranties set forth herein, Seller shall enter into, execute and deliver to Purchaser at Closing an indemnity agreement in the form attached hereto as Exhibit B, indemnifying and holding harmless Purchaser and its Affiliates and their respective officers, directors, direct or indirect owners, partners and agents (the "Purchaser Indemnified Parties") from and against any and all Liabilities (including, without limitation, reasonable attorneys' fees and litigation costs), as incurred, including those incurred indirectly through the ownership of the Partnership and those incurred directly by the Partnership, to the extent they relate to, arise out of or are the result of the breach or inaccuracy in any of Seller's representations and/or warranties or breach by Seller of any of its covenants hereunder (the "Seller's Indemnity").

(ii) Purchaser Representations. The representations and warranties made by Purchaser shall survive the Closing for a period of eighteen (18) months and shall be of no further force or effect thereafter. Purchaser shall not have any liability whatsoever with respect to any such representations and warranties unless a claim is made hereunder prior to the expiration of the survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved.

7.       CONDITIONS PRECEDENT.

(a) Condition Precedent to Purchaser's Obligations. Unless expressly waived by Purchaser in writing, it shall be a condition precedent to the obligations of Purchaser to purchase the Interests and to consummate the transactions contemplated by this Agreement that all of the representations and warranties of Seller set forth in Section 6 are true and complete in all material respects and that Seller shall have performed all of Seller's other obligations and covenants under this Agreement.

(b) Failure of Purchaser's Condition Precedent. In the event that the condition to Purchaser's obligation to close on the transactions contemplated by this Agreement is not satisfied in all material respect as of the Closing, Purchaser, at Purchaser's option, may: (i) terminate this Agreement by giving written notice of termination to Seller, in which event the parties shall thereafter be released from all further obligations under this Agreement or (ii) proceed to and consummate the Closing without any reduction, abatement or credit against the Purchase Price.

(c) Condition Precedent to Seller's Obligations. Unless expressly waived by Seller in writing, it shall be a condition precedent to the obligations of Seller to sell the Interests and to consummate the transactions contemplated by this Agreement that all of the representations and warranties of Purchaser set forth in Section 6 are true and complete in all material respects and that Purchaser shall have performed all of Purchaser's other obligations and covenants under this Agreement, including without limitation, the payment of the Purchase Price.

(d) Failure of Seller's Condition Precedent. In the event that the condition to Seller's obligation to close on the transactions contemplated by this Agreement is not satisfied in all material respects as of the Closing, Seller, at Seller's option, may (i) terminate this Agreement by giving written notice of termination to Purchaser or (ii) proceed to and consummate the Closing without reduction, abatement or credit against the Purchase Price.

8.       INDEMNIFICATION.

(a) Seller's Indemnification. Subject to Sections 6 and 7 hereof, Seller hereby agrees, at its sole cost and expense, to indemnify, defend and hold Purchaser, its successors and assigns, harmless from and against any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) of any and every kind or type, known or unknown, asserted against or incurred by Purchaser at any time arising out of the breach of any representation or warranty of Seller under this Agreement. The obligation of Seller to indemnify, defend and hold Purchaser harmless as aforementioned shall survive the Closing for the benefit of Purchaser and its successors and assigns.

(b) Purchaser's Indemnification. Subject to Sections 6 and 7 hereof, Purchaser hereby agrees, at its sole cost and expense, to indemnify, defend and hold Seller, its successors and assigns, harmless from and against any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) of any and every kind or type, known or unknown, asserted against or incurred by Seller at any time arising out of (a) the breach of any representation or warranty of Purchaser under this Agreement or (b) a legal proceeding brought by Reebok Fitness Centers, Inc. ("Reebok") to the extent arising out of a claim of fraudulent conveyance under which Reebok seeks to require the repayment of money distributed to Sports Club, Inc. of California by Seller as a result of the transfer of the Interests by Seller to Purchaser. The obligation of Purchaser to indemnify, defend and hold Seller harmless as aforementioned shall survive the Closing for the benefit of Seller and its successors and assigns. Further, to the maximum extent permitted by law, Purchaser hereby agrees to indemnify, defend (with counsel reasonably acceptable to Seller) and hold harmless Seller from and against all Assumed Liabilities (including reasonable attorneys' fees, expenses and disbursements).

(c) Limitation on Indemnification. Notwithstanding anything to the contrary in this Agreement, except as set forth in Section 8(b), neither Seller, on the one hand, nor Purchaser, on the other hand, shall have any obligation under this Agreement to indemnify any person for any losses arising from the failure to obtain any consent to the transfer of the Interest under the Partnership Agreement.

9.       INTENTIONALLY DELETED.

10.      MISCELLANEOUS.

(a) Entire Agreement. This Agreement, including all exhibits, schedules and documents attached hereto, contains the entire understanding of the parties hereto with respect to the subject matter hereof, and no prior or other writing or oral agreement or undertaking pertaining to any such matter shall be effective for any purpose. This Agreement may not be changed or modified, nor any provision hereof waived, except in a writing signed by the party to be charged thereby.

(b) Broker. Purchaser and Seller represent and warrant to each other that except for Barnett & Partners LLC neither has dealt with any broker in connection with this Agreement. Seller and Purchaser each agree to hold the other harmless and to indemnify the other against any claims of or liabilities to any broker based on dealings or alleged dealings with the indemnifying party. The obligations of Purchaser and Seller under this Section shall survive whether or not the Closing occurs hereunder and notwithstanding any release of either party pursuant to any other provisions of this Agreement.

(c) Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or mailed by first class registered or certified mail, return receipt requested, postage prepaid, or sent by reputable private overnight express delivery, addressed as follows:

         If to Seller: at the address above
                           Attn: Tim O'Brien
                  With a copy to:
                           Greenberg Glusker Fields Claman Machtinger & Kinsella LLP
                           1900 Avenue of the Stars, Suite 2100
                           Los Angeles, California 90067
                           Attn: Ronald K. Fujikawa, Esq.
                  If to Purchaser: at the address above
                           Attn: Mario Palumbo
                  With a copy to:
                           Paul, Hastings, Janofsky & Walker LLP
                           75 East 55th Street
                           New York, New York 10022
                           Attn: Eric R. Landau, Esq.

or to such other address as the respective party may direct by notice to the other party. Any such notice, request, consent or other communication shall be deemed delivered at such time as it is personally delivered on a Business Day, on the third Business Day after it is so mailed or on the first Business Day following its delivery to a private overnight express delivery service, prepaid for next Business Day delivery, as the case may be. In addition, notices may be sent by fax, provided the receipt of such fax is confirmed and the notice is also sent by another means permitted hereunder. Notices sent via fax shall be deemed delivered at the time stated on the fax confirmation sheet.

(d) Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principle of the State of New York other than Section 5-1401 of the New York General Obligations Law.

(e) Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party or its successors or assigns may be brought and determined in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), and each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties further agrees to accept service of process in any manner permitted by such courts. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that
     (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(f) Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit, such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation", unless otherwise specified.

(g) Singular, Plural, Etc. Wherever herein the singular is used the same shall include the plural and the masculine gender shall include the feminine and neuter genders and vice versa, as the context shall require.

(h) Successors and Assigns. This Agreement may not be assigned by Purchaser, except upon the express written consent of Seller given in its sole discretion. This Agreement shall inure to the benefit of and be binding upon Seller and Purchaser and their respective heirs, personal representatives, successors and assigns. In the event that Seller consents to an assignment by Purchaser hereunder, Purchaser shall not be released and shall remain liable for the performance of Purchaser's obligations hereunder.

(i) Further Assurances. Seller and Purchaser each agree to execute any and all reasonable documents necessary to effectuate the purposes of this Agreement.

(j) Attorneys' Fees. In the event that any action or proceeding is commenced to obtain a declaration of rights hereunder, to enforce any provision hereof, or to seek rescission of this Agreement for default contemplated herein, whether legal or equitable, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees in addition to all other relief to which it may be entitled therein. All indemnities provided for herein shall include, but not be limited to, the obligation to pay costs of defense in the form of court costs and reasonable attorneys' fees.

(k) No Recording. Neither this Agreement nor any memorandum hereof may be recorded without the express written consent of both parties. In the event that either party records this Agreement or any memorandum hereof without first obtaining such consent, such party shall be in material breach of this Agreement and the non-breaching party shall be entitled to pursue any and all of its remedies pursuant to this Agreement or as otherwise provided by law.

(l) Termination. Upon termination of this Agreement in accordance with its terms (and not as a result of a default by either party), neither party shall have any further rights or obligations, except those rights and obligations arising under any sections of this Agreement which expressly survive termination of this Agreement. It is hereby agreed that, in addition to express statements of survivability, any references in this Agreement to a party's obligation to reimburse the other party for costs and expenses shall survive the termination of this Agreement.

(m) Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound only upon the execution and delivery of this Agreement by both parties.

(n) Confidentiality. The parties hereto agree that the terms of this Agreement and all material obtained or information learned by Purchaser in connection with the transactions contemplated hereby, including, without limitation, information generated in connection with the inspection and due diligence activities conducted by Purchaser, will be used solely by Purchaser and Purchaser's agents,

         Affiliates, attorneys,
         lenders, consultants, rating agencies and other professionals in evaluating the transactions contemplated hereunder, the Interests and the Premises, and all such information and material will be kept confidential and shall not be disclosed to any other person or entities. Furthermore, such information and materials shall not be used for any other purposes.

(o) Survival. Except with respect to the particular sections of this Agreement which by their express terms are stated to survive the Closing, all of the terms and provisions of this Agreement shall not survive the Closing and shall be of no further force or effect from and after the Closing Date or earlier termination of this Agreement.

                            [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             SELLER:
                             TALLA NEW YORK, INC.


                             By: /s/ Timothy O'Brien
                                -------------------------------
                              Name: Timothy O'Brien
                              Title:President



                              PURCHASER:
                              LMP HEALTH CLUB CO.
                              By: LMP Health Club Owner LLC, its general partner


                              By: /s/ Mario Palumbo
                                  ----------------------------
                               Name: Mario Palumbo
                              Title: Vice President

                                                                    EXHIBIT 10.4

                          TRANSITION SERVICES AGREEMENT


         TRANSITION SERVICES AGREEMENT (this "Agreement"), dated as of January 13, 2006, by and between The Sports Club Company, Inc., a Delaware corporation (together with its subsidiaries and affiliates, "Sports Club"), and Millennium Development Partners VIII LLC, a Delaware limited liability company (together with its subsidiaries and affiliates, "Millennium"). Sports Club and Millennium are each referred to herein as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, Sports Club and Millennium are parties to an Asset Purchase Agreement, dated as of October 28, 2005, as amended by Amendment No. 1, dated as of January 13, 2006 (the "Asset Purchase Agreement") (capitalized terms used herein without definitions shall have the meanings given to them in the Asset Purchase Agreement);

         WHEREAS, pursuant to the Asset Purchase Agreement, Millennium is purchasing from Sports Club substantially all of the assets, properties and rights, whether tangible or intangible, used by them in connection with the management and operation of seven sports and fitness facilities located in New York, New York, Washington, D.C., San Francisco, California, Miami, Florida and Boston, Massachusetts (collectively, the "Facilities");

         WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, Millennium desires to obtain the use of certain services for the purpose of enabling Millennium to manage an orderly transition in its operation of the Facilities; and

         WHEREAS, the closing of the transactions contemplated by the Asset Purchase Agreement is conditioned upon, among other things, the execution and delivery of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sports Club and Millennium hereby agree as follows:

                                    AGREEMENT

1. Scope of Agreement. Sports Club hereby agrees to provide certain administrative and operational support and related services to Millennium in accordance with the terms and conditions of this Agreement. The nature and scope of each Service (as defined below) are described in Sections 3 and 4 of this Agreement. Upon the occurrence of the Transition Date (as defined below) for the applicable Service, it is the Parties' intention that Millennium will either enter into its own license or contract with Sports Club's software vendor or third party providing such Service; establish a new relationship for the provision of such

Service; or develop the Service capability internally, all without any further assistance of Sports Club.

2. Term. The term of this Agreement shall commence on the date on which the transactions contemplated by the Asset Purchase Agreement are consummated (the "Closing Date") and shall end on the latest Transition Date. Sports Club's obligation to provide each category of Services (e.g., Payroll Services, Insurance Services, etc.) under this Agreement shall terminate on the applicable date (the "Transition Date") set forth on Exhibit A hereto for each such category of Services, subject to early termination or extension as provided in
Section 9 of this Agreement.

3. Transition to the East Coast Office. Sports Club shall assist Millennium in
(a) establishing and developing an administrative office at an eastern United States site to be selected by Millennium (the "East Coast Office") and (b) transitioning control and location of the services listed within Section 4 of this Agreement from Sports Club's offices in Los Angeles, California and New York, New York to the East Coast Office.

4. Services to be Provided by Sports Club. Sports Club shall provide Millennium with the services set forth in this Section 4 (together with the services set forth in Section 3 hereof, the "Services"). Sports Club represents and warrants that the Services constitute substantially all of the services which Sports Club's corporate headquarters staff in Los Angeles, California and New York, New York have provided to the Facilities at any time during the twelve (12)-month period immediately preceding the date hereof (hereinafter, "Past Practice"). For the sake of clarity, (a) provision of the Services does not contemplate payment of any premiums or fees applicable to the Facilities after the Closing Date, all of which are the sole responsibility of Millennium; and (b) the transitional assistance required of Sports Club in providing the Services shall not require it to hire additional personnel (other than replacements for personnel who have ceased to be employed by Sports Club) or pay overtime or any increased amounts to its employees in the scope of their employment; any such excess charges or amounts, if required by Millennium after notice of such charges has been provided to Millennium, will be at Millennium's expense.

         4.1 Payroll Services. Sports Club shall support the payroll functions of the Facilities by providing the same type and quality of payroll services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following payroll services (the "Payroll Services"):

(a) Recurring Services. Sports Club shall provide the following payroll processing services using the Ceridian System for all hourly and salaried employees of the Facilities:

(i) Prepare and distribute payroll checks.

(ii) Record vacation time and cash-out information for exempt employees.

(iii) Record changes submitted by employees of the Facilities.

(iv) Respond to reasonable payroll-related inquiries by employees of the Facilities.

(v) Enter into the Ceridian System employee direct deposit information submitted by employees of the Facilities.

(vi) Coordinate Ceridian payroll services for Millennium's daily payroll processing needs.

(vii) Enter information concerning employees of the Facilities for purposes of withholding and recording employee state payroll taxes.

(viii) Validate weekly and semimonthly payroll runs for employees of the Facilities through a payroll reconciliation process.

(ix) Prepare and distribute payroll reports as reasonably required by Millennium.

(x) Forward to Millennium payroll and related tax funding requirements upon completion of processing relevant payroll data.

(xi) Submit required information and contributions to third-party benefit plan record-keeper or plan administrators.

(xii) Maintain applicable supporting records and documentation.

(xiii) Administer and update Ceridian software at the Facilities, including, but not limited to, maintaining the compensation database and administering the sales compensation system.

(xiv) Provide semi-monthly summary of Ceridian payroll run to Millennium for approval prior to the release of payroll checks.

(xv) Assist Millennium in establishing new payroll bank accounts.

(xvi) Provide software updates and interfaces as necessary between Ceridian payroll systems and Solomon general ledger software.

(xvii) Maintain interface with Kronos time clock system as necessary.

(xviii) Notify Millennium regarding any change in laws or regulations governing wages and hours.

(xix) Reconcile payroll bank account.

(b) Administrative Support and Transition Assistance. In connection with the Services described in paragraph (a) above, Sports Club, either itself or through a payroll processing contractor (the "Payroll Processing Contractor"), will accommodate reasonable additional reporting with respect to demographic information and support Millennium's conversion from the Ceridian System to another system, including by providing employee data files in Sports Club format, assisting Millennium with data interpretation and providing such other support services as requested by Millennium; provided that such additional reporting and other services do not require Sports Club to expend any funds for which it is not reimbursed by Millennium hereunder. If a Payroll Processing Contractor is employed by Sports Club, Sports Club shall remain responsible for all Services to be provided to Millennium hereunder, subject to the terms of
Section 7.1 hereof and any requirements imposed by applicable privacy laws or practices.

(c) Additional Information Regarding Payroll Processing. The processing of any payroll items pursuant to this Section 4.1 for both direct deposits and checks shall be performed utilizing bank accounts of Millennium funded by Millennium, it being understood that Sports Club shall have no obligation to make any payments or advance any funds with respect to such payroll processing. Millennium shall provide Sports Club or the Payroll Processing Contractor with all authorizations necessary for the purpose of processing payroll payments pursuant to this Section 4.1 by check and direct deposit from Millennium's accounts. Millennium also shall supply Sports Club with checks containing Millennium's name and bank account number thereon for purposes of making such payroll payments to be made by check. Sports Club shall, or shall cause the Payroll Processing Contractor to, use reasonable efforts to provide Millennium with the amount of payroll payments at least one (1) business day prior to the date on which such payments are scheduled to be made. Sports Club shall, or shall cause the Payroll Processing Contractor to, calculate the amount of employee authorized deductions, employee deductions required by law (including without limitation, wage garnishments, child support and other domestic relations orders and taxes and other levies), and amounts payable to third parties with respect to each such payroll payment based solely on (and in reliance on) employee deductions and other information set forth in the forms the employees will complete immediately after the Closing Date, which forms will be provided by Millennium to Sports Club as soon thereafter as reasonably practicable, as adjusted from time to time in writing by Millennium to Sports Club or the Payroll Processing Contractor, in the same format as was utilized by Sports Club with respect to its payroll immediately prior to the Closing Date (it being understood that neither Sports Club nor the Payroll Processing Contractor will have any obligation to make payments on behalf of Millennium or Millennium employees to third parties with respect to the same). Once funding requirement information is furnished to Millennium by Sports Club, Millennium shall confirm that sufficient uncommitted funds remain in the relevant payroll account, or ensure that sufficient funds are promptly transferred into the relevant payroll account no later than twenty-four (24) hours prior to each projected payroll or other disbursement. To the extent Sports Club, at its sole option, agrees to utilize its Payroll Processing Contractor for payroll or related deductions on behalf of Millennium for administrative convenience, Millennium shall pay to Sports Club the amount required for such payment by wire transfer of immediately available funds prior to Sports Club making such payment.

(d) Payroll Tax Returns. Sports Club shall use commercially reasonable efforts to cause the Payroll Processing Contractor to: (i) prepare all W-2 forms for such period for which Sports Club provides payroll processing services pursuant to this Section 4.1 and (ii) supply the data necessary for Millennium to prepare and file all United States federal, state and local payroll tax returns in connection with payroll payments processed by Sports Club pursuant to this
Section 4.1 (notwithstanding that such filings may be made after the Termination
Date), it being understood that Sports Club shall have no obligation to make deposits or payments to taxing authorities or any other person or entity with respect to such payroll payments or payroll tax returns or statutory employment taxes related thereto. Millennium shall provide Sports Club or the Payroll Processing Contractor with proper federal and state tax identification numbers and related forms and information to complete such W-2 forms. Sports Club shall prepare, deliver to all employees of the Facilities and applicable government agencies, and file with all applicable government agencies, W-2 forms for all employees of the Facilities.

         4.2 Insurance Services. Sports Club shall support the insurance functions of the Facilities by providing the same type and quality of insurance services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following insurance services (the "Insurance Services"):

(a) Cooperate with Millennium regarding the transfer of insurance functions to Millennium by the Transition Date for the Insurance Services.

(b) Provide guidance to Millennium regarding procedures for initiation of claims and administration of claims during settlement process.

(c) Consult with Millennium regarding the types of insurance and coverage levels for the Facilities.

         4.3 Accounting Services. Sports Club shall support the accounting functions of the Facilities using Solomon accounting software by providing the same type and quality of accounting services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following accounting services (the "Accounting Services"):

(a) Participate, consistent with past practice, in month-end closing and preparation of monthly Facility level financial statements.

(b)      Maintain current general ledger and fixed asset systems.

(c)      Assist as required in converting to a new general ledger system.

(d) Assist the Facilities' controllers consistent with past practice with monthly general ledger maintenance and year-end budget process.

(e) In consultation with Millennium, assist in recording purchase accounting entry relating to the transactions contemplated by the Asset Purchase Agreement.

(f)      Reconcile general bank accounts.

(g) Monitor fixed asset records and prepare entries for procurement, retirement and depreciation of assets.

(h) Prepare flash membership and ancillary revenue reports consistent with Sports Club's current practices.

(i)      Ensure that sales tax reports are processed timely.

(j) Provide supporting schedules to assist Millennium in preparing necessary property, real estate, rent and income tax filings.

(k) Cooperate with audits which Millennium may conduct or may be subject to; provided that Millennium shall reimburse Sports Club for the cost of providing any such services after the fourth full month after the Closing Date at the rate of $100 per hour (this obligation shall survive the expiration or termination of this Agreement for a period of six years after the date hereof).

(l) Provide training and knowledge transfer to Millennium controllers and membership staff in order for them to independently support the administration of accounting policies and procedures.

(m)      Assist Millennium in setting up requisite bank accounts.

(n)      Advise Millennium on efficient cash management procedures.

        4.4 Accounts Payable Services.

(a) Description of Services. Sports Club shall support the accounts payable functions of the Facilities using Solomon accounting software by providing the same type and quality of accounts payable services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following accounts payable services (the "Accounts Payable Services"):

(i)      Process vendor payments which have been approved by Millennium.

(ii)     Assist Millennium with setting up new disbursement checking accounts.

(iii) Maintain accounts payable information for vendors and reconcile accounts payable bank accounts.

(iv)     Prepare 1099 forms for payments processed.

(v) Maintain software for interface between accounts payable and general ledger systems.

(vi) Maintain supply of checks, signature stamps or other signing devices in a safe and secure environment.

(vii)    Deliver vendor files to Millennium upon Millennium's request.

(viii)   Assist Millennium with conversion of data to new accounting system.

(b) Additional Information Regarding Accounts Payable Processing. The processing of any accounts payable pursuant to this Section 4.4 shall be performed utilizing bank accounts of Millennium funded by Millennium, it being understood that Sports Club shall have no obligation to make any payments or advance any funds with respect to such accounts payable processing. For accounts payable payments approved by Millennium for payment by Sports Club pursuant to this
         Section 4.4, Millennium shall provide Sports Club with all necessary information and authorizations in a timely fashion. Millennium also shall supply checks, as directed by Sports Club, containing Millennium's name and bank account number thereon for purposes of making such accounts payable payments to be made by check. Upon completion of weekly processing of accounts payable and direct disbursement transactions and determination of the cash funding requirement, Sports Club shall provide Millennium with the appropriate funding requirements information. Once funding requirement information is furnished to Millennium by Sports Club, Millennium shall confirm that sufficient uncommitted funds remain in the relevant accounts payable account, or ensure that sufficient funds are promptly transferred into the relevant accounts payable account no later than 24 hours prior to each projected disbursement.

         4.5 Membership Accounting Services. Sports Club shall support the membership accounting functions of the Facilities using the MARS accounting software by providing the same type and quality of membership accounting services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following membership accounting services (the "Membership Accounting Services"):

(a) Conduct electronic funds transfer ("EFT") monthly billing for members of the Facilities, whereby fees processed from members of the Facilities shall be deposited directly into bank accounts designated by Millennium.

(b) Process rejects for collection.

(c) Assist Millennium in negotiation of new agreements for EFT and credit card billing.

(d) Post billings and collections to accounts receivable records.

(e) Implement dues increases as directed by Millennium.

(f) Provide guidance for treatment of corporate memberships, complimentary memberships, suspended memberships and leaves of absence.

(g) Process inter-club transactions between the Facilities.

(h) Provide reports that are currently in place, including, but not limited to, dues grids, membership retention reports and weekly sales reports.

(i) Train controllers and membership staff on Sports Club policies and procedures.

(j) Consider implementing changes to MARS system as requested by Millennium.

(k) Generate monthly statements, letters for renewals, expiring credit cards, etc.

(l) Provide information and reports necessary to continue the C.L.U.B. call program.

(m) Maintain the MARS database for the Facilities, maintain the integrity of the database, control and maintain the user rights and access privileges in accordance with guidelines to be provided or agreed to by Millennium.

(n) Maintain and update form membership agreements for each Facility, including, but not limited to, updating the membership agreements to reflect (i) any changes in the laws and regulations applicable to the Facilities and (ii) the change in ownership of the Facilities.

(o) Provide MARS "help desk" services.

(p) Prepare reports tracking membership sales by individual sales managers.

         4.6 Marketing. Sports Club shall support the marketing functions of the Facilities by providing the same type and quality of marketing services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following marketing services (the "Marketing Services"):

(a) Provide public relations, marketing, graphic printing and reproduction services.

(b) Secure print advertisement relating to the Facilities.

(c) Develop direct mail programs, e-marketing, newsletters and other member communications and monthly marketing strategies and sales offers.

(d) Design and produce collateral materials for the Facilities in accordance with guidelines established by Millennium.

(e) Provide training to the Millennium marketing staff located at the East Coast Office, including, but not limited to, providing access to and information about the Sports Club marketing materials that are available to Millennium.

         Notwithstanding the foregoing, Millennium will have the right to approve (which approval shall not be unreasonably withheld or delayed) all marketing plans relating to the Facilities, but Sports Club will have the right to finalize and use specific advertising materials and campaigns which are consistent with such approved plans without having to obtain Millennium's approval.

         4.7 Purchasing. Sports Club shall support the purchasing functions of the Facilities by providing the same type and quality of purchasing services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following purchasing services (the "Purchasing Services"):

(a) Submit purchase orders to vendors selected by Millennium (the "Vendors") as directed by Millennium (which authority may be delegated to a manager of the Facilities) and process approved purchase orders for payment.

(b) Oversee mail, messenger and courier services to and from the Facilities to the Los Angeles, California and New York, New York offices, as applicable.

(c) Maintain inventory of necessary forms.

(d) Maintain existing method of allocating purchases and provide detailed accounting of purchases, costs and allocation of supplies.

(e) Negotiate pricing arrangements with the Vendors.

(f) Coordinate and arrange for purchases of office and club supplies with the Vendors.

(g) Assist in procurement of capital assets as directed by Millennium (which authority may be delegated to a manager of the Facilities).

(h) Transfer calls and inquiries from Vendors to the appropriate individuals at the Facilities.

(i) Purchase, store and distribute PTS products, uniforms and spa products as directed by Millennium (which authority may be delegated to a manager of the Facilities).

Notwithstanding the foregoing, all payments for purchases facilitated or made on behalf of Millennium by Sports Club are the responsibility of Millennium.

4.8 Human Resources. Sports Club shall support the human resources functions of the Facilities by providing the same type and quality of human resources services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following human resources services (the "Human Resources Services"), subject to applicable privacy legislation and practices:

(a) Store, maintain and make available to Millennium files for employees of the Facilities, including, but not limited to, benefit information and personnel files for terminated employees of the Facilities (any such files relating to periods after the Closing Date shall be the property of Millennium).

(b) Process changes to employee records.

(c) Administer paperwork and processes relating to hiring and termination of employees of the Facilities.

(d) Provide all training programs, manuals and other materials and services used to train employees consistent with Past Practice.

(e) Administer workers' compensation claims.

(f) Administer benefit plans for employees of the Facilities, including 401(k) plan; life, health and dental insurance; and vacation plans.

(g) Notify terminated employees of their rights under benefit plans.

(h) Prepare and file required government reports, including Form 5500s.

(i) Maintain benefit plan accounting and administrative information.

(j) Provide services relating to labor relations, labor dispute resolution, employee contract negotiations, EEO compliance and workplace issues management.

(k) Prepare affirmative action plans, manage compliance with Department of Labor standards, provide on-site compliance support, assist Millennium in investigating allegations of harassment and/or discrimination and establishing policies on allegations and assist in grievance resolution.

(l) Sports Club will produce attrition reports regarding employees of the Facilities in the same format and schedule as provided by Sports Club with respect to employees of its other facilities after the Closing Date.

         4.9 Staffing Services. Sports Club shall support the staffing functions of the Facilities by providing the same type and quality of staffing services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following staffing services (the "Staffing Services"):

(a) Assist with recruitment.

(b) Assist with interviewing candidates, extending offers to candidates as directed by Millennium and tracking offers made.

(c) Assist with job postings and job fairs as reasonably requested by Millennium.

         4.10 Fitness Services. Sports Club shall support the fitness service functions of the Facilities by providing the same type and quality of fitness services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following fitness services (the "Fitness Services"):

(a) Administer and supervise private training programs, group exercise programs, "For Kids Only" programs and all other services which have been provided by the Vice President of Sports and Fitness and the Regional Training Manager consistent with Past Practice in connection with the current operation of the Facilities.

(b) Maintain operating standards currently in place for private trainers and group exercise instructors.

(c) Assist with the purchase of fitness equipment which has been approved by Millennium.

(d) Provide Millennium with reports consistent with those reports provided by Sports Club with respect to its other facilities after the Closing Date.

         4.11 MARS and RIO Information Technology. Subject to the terms of
Section 4.15 hereof and the consent of the licensor under the Softbrands Hospitality, Inc. Equipment Sales and Software License Agreement dated June 10, 2003, Sports Club shall support the MARS and RIO information technology functions of the Facilities by providing the same type and quality of MARS and RIO information technology services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following MARS and RIO information technology services (the "MARS and RIO Information Technology Services"):

(a) Assist with the conversion of the MARS and RIO systems to the systems selected by Millennium to replace the MARS and RIO systems.

(b) At the sole discretion of Sports Club, prepare modifications to existing MARS and RIO software which have been requested by Millennium.

(c) Provide the Facilities with support for the MARS and RIO systems.

(d) Provide Millennium with back-up data files on a weekly basis.

(e) Maintain MARS and RIO licensing agreements with Vendors and assist with the transition of such licensing agreements to Millennium.

(f) Forward e-mails sent to former employees of Sports Club who are then employed at the Facilities to the e-mail accounts established by Millennium for such employees.

         4.12 Other Information Technology. In addition to the MARS and RIO Information Technology Services, Sports Club shall support the other information technology functions of the Facilities by providing the same type and quality of information technology services provided by Sports Club to the Facilities consistent with Past Practice, including, but not limited to, the following other information technology services (the "Other Information Technology Services"):

(g) Assist with conversion to multiple systems, including, but not limited to, e-mail server, web-server, WAN, PT database system, Kronos and general ledger systems.

(h) Maintain information technology hardware and software at Sports Club's corporate headquarters and maintain the network between such corporate headquarters and the Facilities.

(i) Provide software updates to computers at the Facilities at the same time (or times) as such updates are provided by Sports Club for its facilities.

(j) Prepare modifications to existing software as necessary.

(k) Provide the Facilities with support for the Solomon systems.

(l) Provide Millennium with support for multiple systems, including, but not limited to, e-mail server, web-server, WAN, PT database system, Kronos and general ledger systems.

(m) Maintain licensing agreements with vendors and assist with the transition of licensing agreements to Millennium.

(n) Host, operate and maintain the website (the "Website") currently designated by the URLs "www.thesportsclubla.com" and www.thesportsclub.com; provide email addresses and access to email to Millennium personnel; include information on the Website regarding the Acquired Clubs as reasonably requested by Millennium in a manner consistent with the information on the Website regarding the Retained Clubs; upgrade and enhance the Website as reasonably requested by Millennium and as approved by Sports Club in its reasonable discretion; and use commercially reasonable efforts to assure that all areas of the Website appear homogenous and seamless to Website users.

         4.13 Legal and Regulatory Assistance. Sports Club shall support the legal and regulatory functions of the Facilities by providing the same type and quality of legal and regulatory services provided by Sports Club to the Facilities consistent with Past Practice with respect to disputes and litigation relating to the Facilities and for compliance with state, county and local laws, ordinances, regulations and codes relating to the operation of the Facilities, including, but not limited to, the following regulatory services (the "Regulatory Services"):

(a) Maintain the licenses and permits required to operate the Facilities pending the transfer of such licenses and permits to Millennium and assist in the transfer of such licenses and permits to Millennium

(b) Procure other licenses and permits as required or advisable for the Facilities as currently operated.

(c) Prosecute warranty claims and other causes of action related to the operation of the Facilities.

(d) Review contracts with Vendors, suppliers, etc.

(e) Assist in resolving disputes and litigation with members arising from the use of the Facilities or provisions within the membership agreements.

         4.14 Executive Services. Sports Club shall provide Millennium with the following executive services (the "Executive Services"): Rex Licklider, Timothy O'Brien and Lois Barberio shall be available upon reasonable notice during normal business hours to consult with Millennium regarding all aspects of the management and operation of the Facilities; provided that Millennium understands that to the extent Messrs. Licklider and O'Brien and Ms. Barberio will continue to be full-time employees of Sports Club following the Closing Date, the duration and nature of requested consulting services will be appropriately limited and will be subject to the availability of such people given their Sports Club responsibilities.

         4.15     Online Access for MARS System.

(a) Sports Club shall provide Millennium online access to and use of the MARS system (the "MARS Services") comprising Sports Club's proprietary software (the "MARS Software") hosted on one or more servers maintained by Sports Club or a third party designee. Subject to all of the terms and conditions of this Agreement, Sports Club hereby grants Millennium and any of its Affiliates which own, manage or operate a Facility a nontransferable, nonexclusive, royalty-free license to the MARS Services and to use the MARS Software during the term of this Agreement, solely in connection with the operation of the Facilities, and solely relating to the Facilities. The MARS Services may not be resold, leased, sublicensed or distributed, accessed or used for any other purpose by Millennium without Sports Club's prior written approval. No implied licenses are granted by virtue of this Agreement and Sports Club reserves all rights not expressly granted herein. Except as otherwise permitted by the Retained Asset License Agreement, Millennium shall not, and shall not permit any third party to, (i) use the MARS Services to provide services through any timesharing service or service bureau or network or otherwise for revenue generating purposes, (ii) attempt to decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover any source code or underlying ideas or algorithms of any portions of the MARS Software, except to the extent permitted by applicable law, or (iii) attempt to modify or alter any portion of the MARS Software.

(b) Millennium shall exclusively own all right, title and interest in and to all information and data provided by Millennium to Sports Club in connection with this Agreement and all intellectual property and proprietary rights existing anywhere in the world therein. Subject to the rights granted in this Agreement, Sports Club shall retain all right, title and interest in and to the MARS Services (and any underlying technology and software including, without limitation, the MARS Software) and all modifications, enhancements, derivative works and improvements of any of the foregoing, any and all methods, algorithms, discoveries, inventions, materials, ideas and other work product that is conceived, originated, prepared or reduced to practice by Sports Club in connection with MARS and RIO Information Technology Services provided hereunder, and all intellectual property and proprietary rights existing anywhere in the world therein.

         5. License of Assets. Until this Agreement expires or is terminated in accordance with Section 9, Millennium will license to Sports Club, on a royalty free basis, any asset, property or right which has been purchased by Millennium from Sports Club pursuant to the Asset Purchase Agreement and which Sports Club requires to provide any of the Services described in Section 4.

         6. Fees and Expenses Millennium shall pay Sports Club a monthly fee, payable in arrears, for the Group I Services and Group II Services (each as defined on Exhibit A hereto) provided to Millennium pursuant to this Agreement in the amount set forth on Exhibit A hereto. The monthly fee shall be pro rated for any partial month. Any such monthly fee shall be payable by the fifteenth day of the month immediately following the month in which the Group I Services and/or Group II Services were provided. In addition, Millennium shall reimburse Sports Club for any reasonable out-of-pocket expenses incurred by Sports Club solely in connection with rendering the Services and which are not otherwise included in the monthly fee payable for the Group I Services or the Group II Services; provided, however, that Sports Club shall not incur any such expenses without the prior approval of Millennium. Any such expenses shall be reimbursed promptly after receipt by Millennium of invoices from Sports Club.

         7.       Level of Services

         7.1 General. Sports Club will each use the same degree of care in rendering Services under this Agreement as it utilizes in rendering such Services for its own operations; provided that Millennium acknowledges that Sports Club shall not be liable or responsible for (a) any acts or omissions of any Vendor or other third party selling any goods or providing any Services hereunder (including the Payroll Processing Contractor), or (b) any of its acts or omissions in providing any Services hereunder which do not constitute willful misconduct or gross negligence.

         7.2 Cooperation. Millennium shall cooperate with Sports Club to permit Sports Club to perform its duties and obligations under this Agreement in a timely manner (including, without limitation, providing to Sports Club any reports or other information required by Sports Club or the Payroll Processing Contractor to discharge its duties hereunder).

         7.3 Limitations. Sports Club shall not be required to provide any Service to the extent the provision of such Service would require Sports Club to violate any applicable laws, rules or regulations, or would result in the breach of any software license or other applicable contract. Notwithstanding anything in this Section 7.3 to the contrary, if an event occurs that materially and adversely affects Sports Club's ability to provide any of the Services or support pursuant to this Agreement, Sports Club shall provide immediate written notice to Millennium, and the Parties shall then negotiate a resolution in good faith.

         8. Legal Requirements Related to Certain Services. The Parties understand and recognize that the Facilities are subject to state, county and local laws, ordinances, regulations and codes relating to the operation of sports and fitness facilities. The Parties are familiar with and agree to comply with all such regulations, including any future modifications thereof.

         9. Early Termination/Extension of Services. Millennium may terminate Sports Club's obligation to provide the Group II Services prior to the applicable Transition Date for such Group II Services by providing at least ninety (90) days prior written notice to Sports Club, and Sports Club's obligation to provide such Group II Services and Millennium's obligation to pay the applicable fee for such Group II Services shall terminate prior to such Transition Date on the date specifically indicated within Millennium's termination request. Millennium may extend Sports Club's obligation to provide Group II Services for up to an additional one hundred and eighty (180) days beyond the applicable Transition Date for such Group II Services by providing at least one hundred and twenty (120) days prior written notice to Sports Club, and Sports Club's obligation to provide such Group II Services and Millennium's obligation to pay the applicable fee for such Group II Services shall be extended to the date specifically indicated within Millennium's extension request. Even if Sports Club's obligation to provide a particular category of Services expires or is terminated by Millennium, Sports Club will continue to interact with and provide access to Millennium to the extent that Services still being provided relate to the expired or terminated category of Services; provided that such interaction does not interfere with, or unreasonably detract from, the full and timely discharge by Sports Club's employees of their duties and responsibilities for the benefit of Sports Club.

         10. Miscellaneous.

         10.1 Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each Party and otherwise as expressly set forth herein.

         10.2 Waiver. No failure or delay of either Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of either Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

                  if to Sports Club, to:

                           The Sports Club Company, Inc.
                           11110 Santa Monica Blvd., Suite 300
                           Los Angeles, California 90025
                           Attention:  Tim O'Brien
                           Facsimile:  (310) 479-5740

                  with copies (which shall not constitute notice) to:

                           Greenberg Glusker Fields Claman Machtinger & Kinsella LLP
                           1900 Avenue of the Stars, Suite 2100
                           Los Angeles, California 90067
                           Attention:  Ronald K. Fujikawa, Esq.
                           Facsimile:  (310) 201-2300

                           and to:

                           Morris, Nichols, Arsht & Tunnell
                           1201 North Market Street
                           Wilmington, Delaware 19899
                           Attention:  Frederick H. Alexander, Esq.
                           Facsimile:  (302) 658-3989

                  if to Millennium, to:

                           Millennium Development Partners VIII LLC
                           c/o Millennium Partners
                           1995 Broadway, 3rd Floor
                           New York, New York 10023
                           Attention:  Chief Financial Officer
                           Facsimile:  (212) 595-1831
                  with a copy (which shall not constitute notice) to:

                           Paul, Hastings, Janofsky & Walker LLP
                           75 East 55th Street
                           New York, New York 10022
                           Attention:  Jeffrey J. Pellegrino
                           Facsimile:  (212) 319-4090

         10.4 Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word "including" and words of similar import when used in this Agreement will mean "including, without limitation", unless otherwise specified.

         10.5 Entire Agreement. This Agreement and the Exhibits and other agreements and instruments delivered in connection herewith constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter of this Agreement. Notwithstanding any oral agreement of the Parties or their Representatives to the contrary, no Party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the Parties.

         10.6 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each Party and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

         10.7 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York other than Section 5-1401 of the New York General Obligations Law.

         10.8 Submission to Jurisdiction. Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party or its successors or assigns may be brought and determined in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), and each of the Parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties further agrees to accept service of process in any manner permitted by such courts. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         10.9 Assignment. Neither Party shall be permitted to assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party; except that (i) Millennium may, without such consent, assign all such rights to any Affiliate(s) of Millennium, including the Affiliates which own the Facilities, or to any Person providing financing to Millennium as collateral security for such financing; provided that no such assignment shall relieve Millennium of any of its obligations hereunder; and
(ii) Sports Club may, without such consent, assign all such rights to (A) any Affiliate controlling Sports Club; provided that no such assignment shall relieve Sports Club of any of its obligations hereunder or (B) any Person that acquires, directly or indirectly, all or any substantial portion of the assets or securities of Sports Club. Any unauthorized assignment or transfer shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         10.10 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

         10.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         10.12 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.13 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

         10.14 Facsimile Signature. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

         10.15 Force Majeure. Neither Party shall be liable for failure or delay in performance of its obligations under this Agreement to the extent such failure or delay is caused by an act of God, act of a public enemy, war or national emergency, rebellion, insurrection, riot, epidemic, quarantine restriction, fire, flood, explosion, storm, earthquake, interruption in the supply of electricity, power, or energy, or other catastrophe, terrorist attack, labor dispute or disruption, or other event beyond the reasonable control of such Party. If a Party's performance under this Agreement is affected by a force majeure event, such Party shall give prompt written notice of such event to the other Party and shall at all times use its reasonable commercial efforts to mitigate the impact of the force majeure event on its performance under this Agreement. In the event of a force majeure event as described in this Section that affects either or both Parties' ability to perform under this Agreement, the Parties agree to cooperate in good faith in order to resume the affected Services as soon as commercially possible to the extent commercially reasonable.

         10.16 No Agency. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the Parties or constitute or be deemed to constitute any Party the agent or employee of the other Party for any purpose whatsoever and neither Party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

         10.17 Information. Subject any applicable laws and privileges, each Party covenants and agrees to provide the other Party with all information regarding itself and the transactions under this Agreement that the other Party reasonably believes is required to comply with all applicable federal, state, county, and local laws, ordinances, regulations, and codes, and to satisfy the requesting Party's obligations hereunder.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above. THE SPORTS CLUB COMPANY, INC.

                              By:  /s/ Rex A. Licklider
                                  -----------------------------------
                              Name: Rex A Licklider
                              Title: Chief Executive Officer

                              MILLENNIUM DEVELOPMENT PARTNERS VIII LLC


                              By: /s/ Mario Palumbo
                                 ------------------------------------
                              Name: Mario Palumbo
                              Title: Vice President

                                    EXHIBIT A

                            TRANSITION DATES AND FEES

               Services                 Transition Date         Monthly Fee
Group I Services:                       April 30, 2006      $269,359 ($242,423
                                                             if Sports Club
                                                             exercises the Rock
                                                               Center Option)
     Payroll........................
     Insurance......................
     Accounting.....................
     Accounts Payable...............
     Marketing......................
     Purchasing.....................
     Human Resources................
     Staffing.......................
     Fitness........................
     Legal & Regulatory.............

Group II Services:                      December 31, 2006    $68,288 ($61,459 if
                                                                Sports Club
                                                             exercises the Rock
                                                                  Center Option)
     Membership Accounting..........
     MARS & RIO Information Technology
     Other
     Information Technology.......
     Executive......................
     Online Access for MARS System..

                                                                   EXHIBIT 10.5
                          OPERATING STANDARDS AGREEMENT


         OPERATING STANDARDS AGREEMENT (this "Agreement"), dated as of January 13, 2006, by and between The Sports Club Company, Inc., a Delaware corporation (together with its subsidiaries and affiliates, "Sports Club"), and Millennium Development Partners VIII LLC, a Delaware limited liability company (together with its subsidiaries and affiliates, "Millennium"). Sports Club and Millennium are each referred to herein as a "Party" and collectively as the "Parties."

                                    RECITALS

         WHEREAS, Sports Club and Millennium are parties to an Asset Purchase Agreement, dated as of October 28, 2005, as amended by Amendment No. 1, dated as of January 13, 2006 (the "Asset Purchase Agreement") (capitalized terms used herein without definitions shall have the meanings given to them in the Asset Purchase Agreement);

         WHEREAS, upon the closing of transactions contemplated by the Asset Purchase Agreement (the "Closing"), Millennium will own and operate seven sports and fitness facilities located in New York, New York, Washington, D.C., San Francisco, California, Miami, Florida and Boston, Massachusetts (the "Acquired Clubs");

         WHEREAS, in accordance with the provisions of Section 5.3(b) of the Asset Purchase Agreement and the provisions of the Retained Asset License Agreement, dated the date hereof (the "License Agreement"), by and between Sports Club and Millennium, Millennium may own, manage and/or operate additional sports and fitness facilities and may use the name "The Sports Club/LA" or "Sports Club" associated with the name of a city or place in connection with the operation thereof (collectively with the Acquired Clubs, the "Millennium Clubs");

         WHEREAS, upon the Closing, Sports Club will own and operate three sports and fitness facilities located in Beverly Hills, California, West Los Angeles, California and Irvine, California and may own, manage and/or operate a sports and fitness facility located at the Rockefeller Center in New York City, and additional sports and fitness facilities in accordance with the provisions of Section 5.3(a) of the Asset Purchase Agreement (collectively, the "SCC Clubs");

         WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, the Parties desire to establish (i) a set of operating standards to protect and govern the quality, appearance, reputation and operation of (A) the Millennium Clubs (the "Millennium Branded Clubs") which are managed and/or operated using the name "The Sports Club/LA" or "Sports Club" associated with the name of a city or place (the "Sports Club Name") (for purposes of this Agreement, the Millennium Club located in New York, New York and operated using the name "Reebok Sports Club" shall be considered a Millennium Branded Club) and (B) the SCC Clubs (the "SCC Branded Clubs") which are managed and/or operated using the

Sports Club Name; (ii) a set of standards to govern the advertising and marketing campaigns conducted by Sports Club and Millennium with respect to the Millennium Branded Clubs and the SCC Branded Clubs; and (iii) reciprocity of membership and other rights between Sports Club and Millennium for the benefit of members of the Millennium Branded Clubs and the SCC Branded Clubs;

         WHEREAS, the Closing is conditioned upon, among other things, the execution and delivery of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sports Club and Millennium hereby agree as follows:

                                    AGREEMENT

         1........Scope Of Agreement. Each Party hereby agrees to maintain certain standards of reciprocity ("Reciprocity") with respect to membership rights in accordance with the terms and conditions described in Section 3 of this Agreement. Each Party hereby agrees to operate its respective Millennium Branded Clubs and SCC Branded Clubs and all components thereof in a manner consistent with the standards of quality, appearance and operation (the "Operating Standards") set forth in Section 4 of this Agreement. Each Party hereby agrees to conduct and maintain advertising and marketing campaigns in a manner consistent with the standards of quality described in Section 5 of this Agreement.

         2........Term. The Parties' respective duties, rights and obligations provided within Section 3 of this Agreement shall commence on the date hereof and shall continue until both Parties have terminated their obligations under
Section 3 in accordance with Section 3.6 hereof. The Parties' respective duties, rights and obligations provided within Sections 4 and 5 of this Agreement shall commence on the date hereof and shall continue until the tenth (10th) anniversary of the date hereof.

         3........Reciprocity. Each Party agrees to maintain the following standards of Reciprocity.

         3.1......Guest Passes and Gift Certificates. Millennium will honor all guest passes permitting access to the Millennium Branded Clubs distributed by Sports Club prior to the date hereof in accordance with the terms of such guest passes. Sports Club represents and warrants that any such guest passes have been distributed in the ordinary course of business consistent with past practice. On and after the date hereof, neither Sports Club nor Millennium shall distribute any guest pass permitting access to the other Party's clubs except as otherwise agreed in writing by the other Party. Millennium will honor all valid gift certificates issued by a SCC Branded Club and presented for use at a Millennium Branded Club. Sports Club will honor all valid gift certificates issued by a Millennium Branded Club and presented for use at a SCC Branded Club.

         3.2......Transfer of Memberships. Memberships shall not be transferable from the Millennium Clubs to the SCC Clubs or vice versa. Subject to Section 5.3 of the Asset Purchase Agreement, Sports Club and Millennium, each in their sole discretion, shall be permitted to develop policies with respect to membership terms to be offered to former members of the Millennium Clubs or the SCC Clubs, as the case may be.

         3.3......Access to the Sports Club Facilities. Sports Club shall provide access to and use of the SCC Branded Clubs to persons that maintain in good standing a "Bi-Coastal", "Executive", "Access West" or "Access East" membership at one of the Millennium Branded Clubs in accordance with the current terms of such membership (the "Millennium Members"). Upon the presentation at any SCC Branded Club by any Millennium Member of proof of such a membership, Sports Club shall permit such Millennium Member, free of charge, to enter and use the facilities and services at such SCC Branded Club. Notwithstanding the foregoing, any services, merchandise, personal training or massages and other items which are separately paid for by members of such SCC Branded Club in addition to their regular membership dues shall be paid for by such Millennium Member at the same rates as are then charged to members of such SCC Branded Club. Sports Club agrees to treat Millennium Members with the same degree of respect and courtesy with which it treats members of the SCC Branded Clubs, and to provide Millennium Members with the same level of customer service that is provided by Sports Club to members of the SCC Branded Clubs. In addition, Millennium Members holding an "Executive" membership shall be entitled to customary charge privileges at any SCC Branded Club. Sports Club and Millennium shall cooperate in establishing appropriate monitoring systems and credit limits with respect to such charge privileges. Sports Club shall charge Millennium a fee of $25 for each visit to an SCC Branded Club by a Millennium Member. Subject to Section 3.6 hereof by the 15th day after the end of each month, Sports Club shall prepare and provide to Millennium an invoice that (a) summarizes the number of visits by Millennium Members to each of the SCC Branded Clubs during such month and sets forth the total amount owed by Millennium to Sports Club for such visits (the "Millennium Fees"), (b) in the case of Millennium Members holding an "Executive" membership, summarizes the charges incurred by such members at each of the SCC Branded Clubs (providing the same detail of information currently provided to such members in connection with such charges) and sets forth the total amount owed by Millennium to Sports Club for such charges (the "Millennium Charges"), and (c) lists the gift certificates issued by a Millennium Branded Club and redeemed at a SCC Branded Club during such month and sets forth the total amount owed by Millennium to Sports Club for honoring such gift certificates; provided, however, that Millennium shall only be obligated to reimburse Sports Club for 50% of the total value of any gift certificate issued by an Acquired Club prior to the Closing and redeemed at a SCC Branded Club (collectively, the "Millennium Gift Certificate Charges"). Any such Millennium Fees, Millennium Charges and Millennium Gift Certificate Charges shall be payable by Millennium to Sports Club no later than thirty (30) days after Millennium's receipt of such invoice.

         3.4......Access to the Millennium Facilities. Millennium shall provide access to and use of the Millennium Branded Clubs to persons that maintain in good standing a "Bi-Coastal", "Executive", "Access West" or "Access East" membership at one of the SCC Branded Clubs in accordance with the current terms of such membership (the "SCC Members"). Upon the presentation at any Millennium Branded Club by any SCC Member of proof of such a membership, Millennium shall permit such SCC Member, free of charge, to enter and use the facilities and services at such Millennium Branded Club. Notwithstanding the foregoing, any services, merchandise, personal training or massages and other items which are separately paid for by members of such Millennium Branded Club in addition to their regular membership dues shall be paid for by such SCC Member at the same rates as are then charged to members of such Millennium Branded Club. Millennium agrees to treat SCC Members with the same degree of respect and courtesy with which it treats members of the Millennium Branded Clubs, and to provide SCC Members with the same level of customer service that is provided by Millennium to members of the Millennium Branded Clubs. In addition, SCC Members holding an "Executive" membership shall be entitled to customary charge privileges at any Millennium Branded Club. Sports Club and Millennium shall cooperate in establishing appropriate monitoring systems and credit limits with respect to such charge privileges. Millennium shall charge Sports Club a fee of $25 for each visit to a Millennium Branded Club by a SCC Member. Subject to Section 3.6 hereof, by the 15th day after the end of each month, Millennium shall prepare and provide to Sports Club an invoice that (a) summarizes the number of visits by SCC Members to each of the Millennium Branded Clubs during such month and sets forth the total amount owed by Sports Club to Millennium for such visits (the "SCC Fees"), (b) in the case of SCC Members holding an "Executive" membership, summarizes the charges incurred by such members at each of the Millennium Branded Clubs (providing the same detail of information currently provided to such members in connection with such charges) and sets forth the total amount owed by Sports Club to Millennium for such charges (the "SCC Charges"), and (c) lists the gift certificates issued by a SCC Branded Club and redeemed at a Millennium Branded Club during such month and sets forth the total amount owed by Sports Club to Millennium for honoring such gift certificates (the "SCC Gift Certificate Charges"). Any such SCC Fees, SCC Charges and SCC Gift Certificate Charges shall be payable by Sports Club to Millennium no later than thirty (30) days after Sports Club's receipt of such invoice.

         3.5......Exchange of Information. Subject to Section 3.6 hereof, Sports
Club and Millennium each shall provide to the other Party on the first business day of each month an electronic list of current members in good standing holding "Executive", "Bi-Coastal", "Access West" or "Access East" memberships (along with such other information as shall be reasonably requested) at the SCC Branded Clubs or the Millennium Branded Clubs, as the case may be, and each Party shall be entitled to rely on such list in extending the access and charge privileges set forth in Sections 3.3 and 3.4 hereof to such members. Notwithstanding the foregoing, if Sports Club or Millennium provides notice to the other Party that such a member is no longer in good standing at such member's home club (i.e., the club at which such member opened a membership and at which such member's membership records are maintained), such other Party shall not be entitled to reimbursement for visitation fees or charges incurred by such member more than two business days following receipt of such notice. Each Party shall comply in all material respects with all applicable laws and regulations regarding the gathering, use and disclosure of personal information of members.

         3.6......Termination. Sports Club may terminate its obligations under
Sections 3.1, 3.3 and 3.5 hereof by providing Millennium sixty (60) days written notice (or at least 30 days notice if termination is to be effective concurrently with a termination noticed by Millennium pursuant to this Section 3.6). Sports Club's obligation to pay SCC Fees, SCC Charges and SCC Gift Certificate Charges in accordance with Section 3.4 hereof shall survive any such termination. Millennium may terminate its obligations under Sections 3.1, 3.4 and 3.5 hereof by providing Sports Club sixty (60) days written notice (or at least 30 days notice if termination is to be effective concurrently with a termination noticed by Sports Club pursuant to this Section 3.6).

Millennium's obligation to pay Millennium Fees, Millennium Charges and Millennium Gift Certificate Charges in accordance with Section 3.3 hereof shall survive any such termination.

         4........Standards of Operations. For the purpose of giving distinctiveness to the Sports Club Name, enhancing the public image and reputation of the Millennium Branded Clubs and the SCC Branded Clubs and increasing the demand for services and products provided by the Parties at such clubs, each of Sports Club and Millennium agrees to operate and keep the condition of their respective Millennium Branded Clubs and SCC Branded Clubs in all respects and at all times in accordance and compliance with the following standards and policies.

         4.1......Sports Club Obligations. Sports Club agrees to operate and maintain the SCC Branded Clubs under a world-class luxury physical and service standard consistent and compatible with the same degree of care and standard of quality that Sports Club has historically utilized in operating the Acquired Clubs and the SCC Clubs. Representatives of Millennium shall have the right to visit the SCC Branded Clubs at any time, in an unobtrusive manner, to ensure Sports Club's compliance with these obligations.

         4.2 Millennium Obligations. Millennium agrees to operate and maintain the Millennium Branded Clubs under a world-class luxury physical and service standard consistent and compatible with the same degree of care and standard of quality that Sports Club has historically utilized in operating the Acquired Clubs and the SCC Clubs. Representatives of Sports Club shall have the right to visit the Millennium Branded Clubs at any time, in an unobtrusive manner, to ensure Millennium's compliance with these obligations.

         5........Marketing and Advertising Obligations. Sports Club and
Millennium each agrees to conduct its respective advertising and marketing campaigns with respect to the Millennium Branded Clubs or the SCC Branded Clubs, as the case may be, in a tasteful manner consistent with Sports Club's historical advertising and marketing campaigns with respect to the Acquired Clubs and the SCC Clubs and consistent with advertising and marketing campaigns conducted by operators of world-class luxury sports and fitness facilities and in a fashion which shall not demonstrably diminish the status or reputation of the Millennium Branded Clubs or the SCC Branded Clubs.

         6. Legal Requirements Related to Certain Services. The Parties understand and recognize that the Millennium Branded Clubs and the SCC Branded Clubs are subject to state, county and local laws, ordinances, regulations and codes relating to the operation of sports and fitness facilities. The Parties are familiar with and agree to comply in all material respects with all such regulations, including any future modifications thereof.

         7.       Miscellaneous.

         7.1 Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each Party.

         7.2 Waiver. No failure or delay of either Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of either Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.

         7.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

                    (a) If to Sports Club:

                    The Sports Club Company, Inc.
                    11100 Santa Monica Boulevard, Suite 300
                    Los Angeles, CA 90025
                    Attention: Tim O'Brien
                    Facsimile: (310) 479-5740
                    with a copy (which shall not constitute notice) to:

                    Greenberg Glusker Fields Claman Machtinger & Kinsella LLP 1900 Avenue of the Stars, Suite 2100
                    Los Angeles, CA 90067
                    Attention: Ronald K. Fujikawa, Esq.
                    Facsimile: (310) 201-2300
                    and

                    Morris, Nichols, Arsht & Tunnell
                    1201 North Market Street
                    Wilmington, Delaware 19899
                    Attention:  Frederick H. Alexander, Esq.
                    Facsimile:  (302) 425-4666


                    (b) If to Millennium:

                    Millennium Development Partners VIII LLC
                    c/o Millennium Partners
                    1995 Broadway, 3rd Floor
                    New York, New York 10023
                    Attention: Chief Financial Officer
                    Facsimile: (212) 595-1831
                    with a copy (which shall not constitute notice) to:
                    Paul, Hastings, Janofsky & Walker LLP
                    75 East 55th Street
                    New York, NY 10022
                    Attention: Jeffrey J. Pellegrino, Esq.
                    Facsimile: 212-319-4090

         7.4 Entire Agreement. This Agreement and the other agreements and instruments delivered in connection herewith constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties, with respect to the subject matter of this Agreement. Notwithstanding any oral agreement of the Parties or their representatives to the contrary, no Party shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the Parties.

         7.5 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

         7.6 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York other than Section 5-1401 of the New York General Obligations Law.

         7.7 Submission to Jurisdiction. Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other Party or its successors or assigns may be brought and determined in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), and each of the Parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the Parties further agrees to accept service of process in any manner permitted by such courts. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         7.8 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either Party (other than to an Affiliate of either such Party) without the prior written consent of the other Party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

         7.9 Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

         7.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         7.11 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered by facsimile and the Parties agree that such facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signatures, and that each Party may use such facsimile signatures as evidence of the execution and delivery of this Agreement by all Parties to the same extent that an original signature could be used.

         7.13 Facsimile Signatures. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

         7.14 Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement or affect the meaning or interpretation of this Agreement. Unless otherwise specified, all references herein to numbered sections are to sections of this Agreement.

         7.15 Liquidated Damages. If either Party defaults in the performance of its obligations under Section 4 or 5 of this Agreement, the non-defaulting Party shall prepare and provide to the defaulting Party a written notice of default ("Notice of Default") that specifically identifies and details the instance(s) in which the defaulting Party violated the terms of this Agreement. The defaulting Party shall have thirty (30) days (the "Cure Period") from its receipt of a Notice of Default to cure the default(s) specified within such Notice of Default. If the defaulting Party does not cure such default(s) within the Cure Period, liquidated damages of $10,000 per week shall be immediately due and payable by the defaulting Party to the non-defaulting Party from the expiration of the Cure Period until such default(s) is cured. Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that it would be impracticable and extremely difficult to ascertain the actual damages suffered by the non-defaulting Party as a result of the defaulting Party's default under this Agreement, and that under the circumstances existing as of the date of this Agreement, the liquidated damages provided for in this Section
7.15 represents a fair and reasonable estimate of the damages which the non-defaulting Party will incur as a result of such default. The Parties acknowledge that the payment of such liquidated damages is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to the non-defaulting Party.

         7.16 Force Majeure. Neither Party shall be liable for failure or delay in performance of its obligations under this Agreement to the extent such failure or delay is caused by an act of God, act of a public enemy, war or national emergency, rebellion, insurrection, riot, epidemic, quarantine restriction, fire, flood, explosion, storm, earthquake, interruption in the supply of electricity, power, or energy, or other catastrophe, terrorist attack, labor dispute or disruption, or other event beyond the reasonable control of such Party. If a Party's performance under this Agreement is affected by a force majeure event, such Party shall give prompt written notice of such event to the other Party and shall at all times use its commercially reasonable efforts to mitigate the impact of the force majeure event on its performance under this Agreement. In the event of a force majeure event as described in this Section
7.16 that affects either or both Parties' ability to perform under this Agreement, the Parties agree to cooperate in good faith in order to resume the affected services or otherwise comply with this Agreement as soon as commercially possible to the extent commercially reasonable.

         7.17 No Agency. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the Parties or constitute or be deemed to constitute any Party the agent or employee of the other Party for any purpose whatsoever and neither Party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

                          THE SPORTS CLUB COMPANY, INC.
                          By: /s/ Rex A. Licklider
                               --------------------------------
                          Name: Rex A Licklider
                          Title: Chief Executive Officer

                          MILLENNIUM DEVELOPMENT PARTNERS VIII LLC


                          By: /s/ Mario Palumbo
                              ----------------------------------
                          Name: Mario Palumbo
                          Title: Vice President

                                                                    EXHIBIT 10.6

                        RETAINED ASSET LICENSE AGREEMENT

         This RETAINED ASSET LICENSE AGREEMENT (this "Agreement") is made as of January 13, 2006, by and among Millennium Development Partners VIII LLC, a Delaware limited liability company ("Buyer"), and The Sports Club Company, Inc., a Delaware corporation ("SCC", and together with the subsidiaries thereof listed on Exhibit A of the Asset Purchase Agreement (as defined below), "Sellers"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

                                    RECITALS

         WHEREAS, Sellers operate premium sports and fitness complexes under "The Sports Club/LA" name in various cities in the United States (the "Complexes");

         WHEREAS, Sellers have made a considerable investment in the development of the business processes, methods of doing business, know-how and other proprietary information used in the operation of the Complexes, including all tangible embodiments of the foregoing, such as instruction manuals and summaries (excluding the Purchased Assets, the "Proprietary Information");

         WHEREAS, Sellers own the trademarks listed in Schedule 1 attached hereto, including, without limitation, the Names and Logos (defined below) (the "Registered Trademarks"), and may have acquired rights in common law trademarks in connection with Sellers' operation of the Complexes (such common law trademarks are referred to herein together with the Registered Trademarks as the "Trademarks");

         WHEREAS, Buyer and Sellers are parties to that certain Asset Purchase Agreement, dated as of October 28, 2005, as amended by Amendment No. 1, dated as of January 13, 2006 (the "Asset Purchase Agreement");

         WHEREAS, pursuant to the Asset Purchase Agreement, Buyer is purchasing from Sellers substantially all of the assets, properties and rights used by them in connection with the management and operation of the Acquired Clubs;

         WHEREAS, SCC and Buyer are entering into a Transition Services Agreement (the "TSA") of even date herewith, under which SCC is agreeing to provide Buyer with certain transition "Services" (as defined in the TSA) for the periods, and subject to the terms and conditions, set forth therein;

         WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, Sellers have agreed to license to Buyer, in connection with the operation of Buyer's Clubs (as defined herein), the right to use Sellers' tangible and intangible assets, systems, and rights relating thereto (including, without limitation, the Proprietary Information and the Trademarks and all updates, modifications and improvements thereof that Sellers in their sole discretion create) which (a) are set forth on
Schedule 2 attached hereto, and (b) Buyer reasonably deems to be necessary or useful for the management, operation and/or promotion of Buyer's Clubs from and after the Closing Date (the "Retained Assets"); and

         WHEREAS, the closing of the transactions contemplated by the Asset Purchase Agreement is conditioned upon, among other things, the execution and delivery of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. License.

1.1      License Grant.

(a) Sellers hereby grant to Buyer, and Buyer hereby accepts, subject to all of the terms and conditions set forth herein, a perpetual, exclusive (except as otherwise provided in Section 1.2 hereof), non-transferable (except as provided in Section 1.5 hereof), non-sublicenseable (except as provided in Section 1.1(b) hereof), royalty-free right and license to use and exploit the Retained Assets solely in connection with the ownership, management, operation and/or promotion of the Acquired Clubs and any other sports and fitness facilities that are owned, managed or operated by Buyer or any Affiliate of Buyer (each, an "Additional Club", and together with the Acquired Clubs, each a "Buyer's Club," or, collectively, "Buyer's Clubs"); provided, however, that Buyer shall not be permitted to use, or grant a license to any Person to use, (a) the Retained Assets in any manner which would result in a violation of Section 5.3(b) of the Asset Purchase Agreement and (b) THE SPORTS CLUB/LA trademark and/or THE SPORTS CLUB/LA Design trademark (collectively, the "Name and Logo") in connection with the management, operation or promotion of any Buyer's Club located within Sellers' Territory.

(b) Notwithstanding anything to the contrary contained in this Agreement or the Asset Purchase Agreement, (i) the license granted to Buyer hereunder shall include the right to use the Retained Assets in connection with sports and fitness facilities located in residential or office buildings, owned in whole or in part by Buyer or any of its Affiliates, which are located within Seller's Territory and which are used exclusively by residents or tenants of such buildings and their guests; and (ii) Buyer shall be permitted to sublicense the license granted to Buyer hereunder to any subsidiary or Affiliate of Buyer that owns, manages or operates one or more of the Buyer's Clubs solely in connection with such Affiliate's or subsidiary's management, operation and promotion of such Buyer's Clubs, subject to the restrictions applicable to Buyer set forth in
Section 5.3(b) of the Asset Purchase Agreement and Section 1.2 hereof. In addition, Buyer shall have the non-exclusive right to use the Trademarks in connection with the advertisement, marketing and promotion within Sellers' Territory of Buyer's Clubs in compliance with Section 5.3(b) of the Asset Purchase Agreement.

(c) Subject to Section 1.2 hereof, Sellers shall not use, or license to any other Person the right to use, without Buyer's prior written consent which may be granted or withheld in Buyer's sole discretion, any of the Registered Trademarks in connection with any sports or fitness facility located anywhere in Buyer's Territory, except for the Rock Center Club if the Rock Center Option is exercised.

1.2      Sellers' Retained Rights.

(a) Sellers retain (i) the exclusive right, subject to Buyer's rights under
Section 1.1(b) hereof, to use the Name and Logo in Sellers' Territory and (ii) the non-exclusive right to use the Retained Assets in Buyer's Territory commencing on the date, if any, that Buyer begins to operate a sports and fitness facility (other than a sports and fitness facility located in a residential or office building, owned in whole or in part by Buyer or any of its Affiliates, and which is used exclusively by residents or tenants of such buildings and their guests) within a ten (10)-mile radius of any Retained Club (other than the Rock Center Club if the Rock Center Option is exercised).

(b) Sellers retain the non-exclusive right to use in Buyer's Territory (i) the Trademarks in connection with (A) the advertisement, marketing and promotion of the Retained Clubs, and (B) the advertisement, marketing, promotion and sale of products and other merchandise bearing any of the Trademarks in compliance with
Section 5.3(a)(iii) of the Asset Purchase Agreement, and (ii) the Retained Assets (other than the Registered Trademarks, except as otherwise provided in Section 1.2(a)(ii) or Section 1.2(c) hereof) (A) as permitted by Section 5.3(a)(iv) of the Asset Purchase Agreement, and (B) upon expiration of the Non-Compete Period.

(c) Notwithstanding the provisions of Section 1.1(c), if Buyer abandons the use of the Name and Logo in connection with the operation of a majority of the Acquired Clubs which used the Name and Logo as of the date hereof, then (i) during the Non-Compete Period, Sellers may use the Registered Trademarks (in addition to the other Retained Assets) within Buyer's Territory in connection with the activities of Sellers permitted under Section 5.3(a)(iv) of the Asset Purchase Agreement from and after the first anniversary of the date on which Buyer first abandoned the use of the Name and Logo in connection with the operation of a majority of the Acquired Clubs which used the Name and Logo as of the date hereof, and (ii) after the expiration of the Non-Compete Period, Sellers may use, or license to any other Person the right to use, the Registered Trademarks (in addition to the other Retained Assets) within Buyer's Territory in any manner whatsoever on (or, if abandonment occurs prior to five years after the date of this Agreement, from and after the first anniversary of) the date on which Buyer first abandoned the use of the Name and Logo in connection with the operation of a majority of the Acquired Clubs which used the Name and Logo as of the date hereof. The parties acknowledge and agree that as of the date hereof the Reebok Club is not using the Name and Logo. As used herein, Buyer shall be deemed to have abandoned the Name and Logo for an Acquired Club if the Name and Logo are not a primary means of identifying such Acquired Club.

1.3 Transition Services Agreement. For the sake of clarity, the "Services" described and defined in the TSA, which shall be provided by Sellers to Buyer until the Transition Dates set forth in Exhibit A to the TSA, and the physical assets and information technology systems used to provide such Services other than Sellers' MARS proprietary software system (the "MARS System"), shall not constitute Retained Assets hereunder, except as otherwise may be agreed to by SCC in its reasonable discretion. If SCC agrees that any such Services, or any such physical assets or information technology systems used to deliver such Services to Buyer, do constitute Retained Assets subject to the license set forth herein, then Buyer and SCC will supplement Schedule 2 hereto accordingly, and Buyer's license rights shall attach to such Retained Assets from and after the date of SCC's consent to have same treated as Retained Assets hereunder.

1.4 Online Access to MARS System; Source Code for MARS System, Easy Batch System and Fitness Data Base System. In the event that Buyer, at least 60 days prior to the Transition Date (as defined in the TSA) for Buyer's use of the MARS System, notifies SCC that it would like to continue using the MARS System after the Transition Date, and SCC and Buyer are able to agree on terms for such use, then the license granted to Buyer pursuant to Section 1.1 shall include online access to and use of the MARS system, including Sellers' proprietary software hosted on one or more servers maintained by Sellers or a third party designee, by an unlimited number of Buyer's or its Affiliates' personnel solely in connection with the operation of Buyer's Clubs. The MARS System may not be resold, leased, sublicensed or distributed, accessed or used for any other purpose by Buyer, other than by or to an Affiliate of Buyer, without SCC's prior written approval. Prior to the Transition Date for use of the MARS System, Buyer shall not, and shall not permit any third party to, use the MARS System for any timesharing service, service bureau or network or otherwise for revenue generating purposes. Until such time as Sellers deliver the MARS System source code to Buyer pursuant to this Section 1.4, Buyer shall not, and shall not permit any third party to,
(a) attempt to decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover any source code or underlying ideas or algorithms of any portions of the MARS System, except to the extent permitted by applicable law or (b) attempt to modify or alter any portion of the MARS System. Notwithstanding anything herein to the contrary, Buyer acknowledges and agrees that its use of the MARS System shall only be with respect to Buyer's Clubs, and Sellers shall continue to have the right to use the MARS System in connection with Sellers' ownership, operation and management of the Retained Clubs, and any other sports and fitness facilities which it may operate or manage after the date hereof which are located in Sellers' Territory or in Buyer's Territory, to the extent permitted by Section 5.3(a) of the Asset Purchase Agreement or
Section 1.2 hereof (collectively, "Sellers' Clubs"). Sellers shall, upon written request by Buyer, promptly provide Buyer with the MARS System, Easy Batch System and/or Fitness Data Base System source code, and Buyer's license rights shall attach to such source code from and after the date of its delivery by Sellers. Subject to all of the terms and conditions of this Agreement, Buyer shall have the right to update, modify, and adapt to a new system the MARS System, Easy Batch System and/or Fitness Data Base System (such modifications by Buyer being referred to herein as "Buyer's Modifications").

1.5 Sale of Buyer's Clubs. Buyer may transfer, convey and assign to any Person that acquires all or substantially all of the assets of any of Buyer's Clubs (the "Acquirer"), whether such acquisition is effected through a stock sale, sale of assets or other combination or arrangement ("Sold Club"), the right to use and exploit the license granted hereby in the Retained Assets, excluding the THE SPORTS CLUB/LA, THE SPORTS CLUB/LA and design, PRIVATE TRAINER SYSTEM (Stylized), PRIVATE TRAINER SYSTEM PTS & Design, PTS, PTS PRIVATE TRAINER SYSTEM & Design and FOR KIDS ONLY & Design trademarks (collectively, the "Sports Club Trademarks") and the rights granted in the Sports Club Trademarks shall immediately revert to Sellers solely in connection with the management, operation and promotion of the Sold Club;
provided that the Acquirer agrees in writing to assume all of Buyer's obligations and restrictions hereunder with respect to Buyer's license relating to the Retained Assets in connection with the Acquirer's management, operation and promotion of the Sold Club, and all of the Sports Club Trademarks are removed from all tangible manifestations of same in or at such Sold Club and all marketing and promotional materials and campaigns relating to such Sold Clubs as set forth below. Although use of the Sports Club Trademarks by the Acquirer shall cease immediately, Buyer and the Acquirer shall have a period of ninety
(90) days following consummation of the sale of such Sold Club in which to remove all signage displaying any of the Sports Club Trademarks at such Sold Club and cease all use of any marketing and promotional materials or campaigns displaying any Sports Club Trademark at such Sold Club. Buyer's license shall remain in effect in accordance with this Agreement with respect to (a) the portion of the Sold Club, if any, retained by Buyer and (b) the operation of the remaining Buyer's Clubs.

1.6 Closure of a Club. In the event of the closure of any Buyer's Club, Buyer shall, at its sole expense, immediately (a) notify SCC of the closure; and (b) promptly remove all exterior building signs displaying any of the Sports Club Trademarks.

1.7 License Limitations. Notwithstanding the license granted in Section 1.1 hereof, Buyer agrees and acknowledges that Sellers shall have no obligation to
(a) update any of the Retained Assets (or any enhancements or proprietary information derived therefrom), (b) develop any new proprietary information, trademarks, software or other tangible or intangible property, or (c) provide to Buyer any intellectual property, unrelated to any of the Retained Assets, that is developed or acquired by Sellers after the Closing Date (except as expressly provided in the TSA and except for the MARS System, Easy Batch System and Fitness Data Base System source code as provided in Section 1.4).

2. Use of Trademarks.

         2.1 Use Restrictions. Buyer shall not (a) identify itself as the owner of any of the Trademarks or any right or interest therein or any registration or application for registration thereof, except as a licensee, (b) adopt, use or register any corporate name, trade name, fictitious business name, trademark, domain name, service mark or certification mark or other designation which infringes any Trademark, (c) combine any of the Trademarks, or use any of the Trademarks in close proximity, with any other trademark so as to effectively create a composite trademark, (d) apply for the registration anywhere in the world of any trademark or domain name which is the same as or confusingly similar to any of the Trademarks, (e) modify or use any of the Trademarks in any manner which reasonably would be expected to tarnish, dilute, weaken or impair any of Sellers' rights or interest in the Trademarks.

         2.2 Use Requirements; Approval. Buyer acknowledges that Sellers have established significant goodwill with respect to the Trademarks and, therefore, it is of great importance to maintain the high standards and reputation associated with the Trademarks. Buyer's actions shall at all times reflect favorably on the Trademarks. Accordingly, Buyer agrees that its use of the Registered Trademarks shall at all times be in full compliance with Sellers' Trademark Style Guide, a copy of which is attached hereto as Exhibit A ("Trademark Style Guide"). Buyer shall comply with all updates by Sellers of the Trademark Style Guide to the extent an update does not materially increase Buyer's obligations with respect to the Registered Trademarks or materially interfere with the operation of Buyer's Clubs. Sellers shall have the right to visit Buyer's Clubs at any time, in an unobtrusive manner, to ensure Buyer's compliance with its obligations under this Section 2.2. In addition, any use of the Registered Trademarks in advertising copy or content or otherwise that is not in complete compliance with the Trademark Style Guide shall be subject to SCC's prior approval; provided, however, that any use that is consistent with Sellers' historical usage shall not require SCC's approval. If SCC fails to notify Buyer of approval or disapproval of any submission within ten (10) business days following SCC's receipt of the request for approval, Buyer's submission shall be deemed to have been approved. For the sake of clarity, the sole purpose of SCC's approval is to ensure proper use of the Registered Trademarks, and not to control the marketing plans and initiatives of Buyer. Buyer shall (i) cause the "(R)" symbol to appear in close proximity to the first prominent display in a publication of each Registered Trademark, and (ii) cause the "TM" or "SM," as the case may be, to appear in close proximity to the first prominent display in a publication of each Trademark that is not registered in the United States.

3. Confidential Information. Each party hereto understands and acknowledges that it may have access to information concerning the other parties that is confidential or proprietary including, without limitation, information about such party's business and marketing plans, sales volumes, pricing, customers and suppliers ("Confidential Information"). For the avoidance of doubt, the Proprietary Information and all source code of the MARS System, Easy Batch System and Fitness Data Base System shall be deemed Sellers' Confidential Information. Each party hereto (the "Receiving Party") shall maintain such Confidential Information disclosed by any other party hereto (the "Disclosing Party") in strict confidence during the Term and for a period of not less than five (5) years following the expiration or termination of this Agreement. The Receiving Party shall not directly or indirectly disclose to any third party or make any use of the Disclosing Party's Proprietary Information, except as may be necessary for the Receiving Party to operate its sports or fitness facilities, subject to the restrictions and limitations on use of the Retained Assets set forth herein, to perform its obligations hereunder or, in the case of Buyer, with respect to the source code for the MARS System, Easy Batch System and/or Fitness Data Base System, to develop and operate its own system based on such source code. The foregoing obligations and restrictions shall not apply to any information that (a) is or becomes public knowledge through no fault or action of the Receiving Party, (b) was known to the Receiving Party prior to its receipt from the Disclosing Party or (c) becomes known to the Receiving Party without confidentiality restrictions from a third party other than the Disclosing Party.

4. Ownership.

         4.1 Ownership by Sellers. Buyer acknowledges that, as between the parties, the Retained Assets, including any and all modifications, improvements, enhancements and derivative works thereof (excluding Buyer's Modifications), and all intellectual property and proprietary rights anywhere in the world related thereto, is and shall be owned solely and exclusively by Sellers. Should Buyer acquire any rights, other than the rights expressly granted hereunder, in the Retained Assets or any modifications, improvements, enhancements or derivative works thereof (excluding Buyer's Modifications), Buyer agrees to assign, and does hereby irrevocably assign, to Sellers all right, title and interest acquired in such Retained Assets or modifications, improvements, enhancements or derivative works thereof. Buyer agrees that it will not attack or contest the validity of Sellers' ownership of any of the Retained Assets, except to the minimum extent necessary in connection with Buyer's assertion of any claim arising out of the Asset Purchase Agreement concerning Buyer's ownership of any of the Purchased Assets. All use of the Trademarks by Buyer shall inure to Sellers' benefit. Subject to (a) the rights expressly granted to Buyer hereunder, and (b) the limitations set forth in Sections 1.1(c) and 1.2 hereof, Sellers reserve all rights in the Retained Assets not expressly granted to Buyer hereunder and Sellers shall have the right to use and exploit the Retained Assets in any manner whatsoever unless such use or exploitation would result in a violation of
Section 5.3(a) of the Asset Purchase Agreement. In connection with any direct or indirect sale, transfer or conveyance by Sellers of all or any portion of the Retained Assets to any Person, Sellers shall obtain the written acknowledgment from such Person that such Person agrees to be bound by all of the terms and provisions of this Agreement with respect to such Retained Assets. Any failure to obtain such acknowledgement shall render such sale, transfer or conveyance null and void.

         4.2 Further Assurances. Upon SCC's request during the term of this Agreement or anytime thereafter, Buyer agrees to assist Sellers in their efforts to evidence, record and perfect the assignment of rights pursuant to Section 4.1, to apply for and prosecute additional registrations for the Registered Trademarks in any country and to record or cancel the recording of the foregoing assignment or of this Agreement including, without limitation, providing information, preparing and making affidavits and executing documents.

         4.3 Ownership by Buyer. Sellers acknowledge that, as between the parties, Buyer's Modifications, and all intellectual property and proprietary rights anywhere in the world related thereto, are and shall be owned solely and exclusively by Buyer.

5. Third Party Infringement. Buyer shall promptly notify SCC of any infringement of the Retained Assets of which Buyer becomes aware. Initially, Sellers shall have the exclusive right, but not the obligation, to take any action including instituting legal action or taking other actions which it deems necessary in its sole and absolute discretion to protect its interest in the Retained Assets. Buyer shall cooperate with and assist Sellers in any such action and Sellers shall reimburse Buyer for any reasonable out-of-pocket expenses it incurs. Sellers shall be entitled to retain all amounts that they may be awarded in any such action. In the event that Buyer notifies SCC of actual or threatened infringement of any of the Retained Assets, and SCC indicates in writing that they do not intend to take any action against such infringement, or Sellers fail to initiate action within thirty (30) days after receipt of such notice, Buyer shall have the right to initiate its own action and retain all amounts awarded in any such action, unless SCC indicates in writing to Buyer that in the exercise of its reasonable business judgment it does not wish Buyer to take any such action, and Sellers have provided Buyer with written justification of their position, in which event no such action can be taken.

6. New Trademarks; Abandoned Trademarks. Buyer acknowledges that Sellers will continue to use, enhance, modify and exploit the Retained Assets, or substantially similar intellectual property, including, without limitation, in connection with the operation of the Retained Clubs and Sellers' Clubs under "The Sports Club/LA" name and Trademarks after the Closing Date. Nothing in this Agreement or otherwise shall limit or restrict Sellers from creating and adopting new trademarks or service marks. Buyer shall have sole responsibility for any and all costs it incurs in adopting any new version of the Name and Logo that Sellers may adopt from time to time (each, a "New Sports Club Trademark"). If Buyer refuses to adopt, within a reasonable period of time, any New Sports Club Trademark, Sellers may terminate Buyer's license to use the Name and Logo pursuant to Section 9.2. Buyer's license hereunder, subject to all of the restrictions and limitations set forth herein, shall include use of all New Sports Club Trademarks in connection with the operation of Buyer's Clubs. Sellers will notify Buyer in advance of their intention to cease the prosecution of any registration application, or not to renew any registration, of any of the Trademarks (an "Abandoned Trademark"). Buyer shall have the right to continue its use of an Abandoned Trademark in accordance with the terms of this Agreement. Upon Buyer's request, Sellers will assign their rights in the Abandoned Trademark to Buyer, without any representation or warranty. Notwithstanding any provision to the contrary herein, once Sellers provide Buyer with notice that (a) Sellers no longer intend to use a Trademark, or (b) Sellers will cease prosecution of any registration application or will not renew registration of a Trademark, from the date of such notice any use by Buyer of such Trademark or Abandoned Trademark shall be without any representations or warranties, and Sellers will have no liability or obligations owing to Buyer with respect thereto (including any indemnity obligations under Section 8.2 hereof).

7. Representations and Warranties; Disclaimer.

         7.1 Necessary Trademarks. Sellers represent and warrant that the Registered Trademarks constitute all of the trademarks registered with the United States Patent and Trademark Office that are used by Sellers to conduct and operate the Acquired Business as of the date hereof.

         7.2 Warranty Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THE ASSET PURCHASE AGREEMENT, THE RETAINED ASSETS, AND BUYER'S LICENSE THEREIN, ARE PROVIDED TO BUYER "AS IS" WITHOUT WARRANTIES OF ANY KIND, AND SELLERS DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

8.       Indemnification.

         8.1 Buyer's Indemnification. Buyer shall defend, indemnify and hold Sellers, their Affiliates and their respective officers, directors, stockholders, employees, agents, successors and assigns harmless from and against any and all third party demands, claims, liabilities, suits and proceedings ("Claims") and resulting damages, losses, judgments and settlements and all related costs and expenses including, but not limited to, reasonable attorneys' fees and court costs, arising directly or indirectly from or in connection with the management, operation and promotion of any of Buyer's Clubs after the Closing Date (other than any Claim of infringement of third party intellectual property rights arising from Buyer's licensed use of the Retained Assets).

         8.2 Sellers' Indemnification. Sellers shall defend, indemnify and hold Buyer, its Affiliates and their respective officers, directors, stockholders, employees, agents, successors and assigns harmless from and against any and all Claims and resulting damages, losses, judgments and settlements and all related costs and expenses including, but not limited to, reasonable attorneys' fees and court costs to the extent caused by infringement of any third party's intellectual property rights by (a) any of the Registered Trademarks or (b) any of the Retained Assets other than the Trademarks.

         8.3      Indemnification Procedures.

(a) In order for a party hereto (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a Claim, such Indemnified Party shall deliver written notice thereof to the party against whom indemnity is sought (the "Indemnifying Party") with reasonable promptness after receipt by such Indemnified Party of written notice of the Claim and shall provide the Indemnifying Party with such information with respect thereto as the Indemnifying Party may reasonably request. The failure to provide such written notice, however, shall not release the Indemnifying Party from any of its obligations under this Section 8 except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to the Indemnified Party pursuant to this Section 8.

(b) If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party against a Claim pursuant to the terms of this Agreement, the Indemnifying Party shall have the right, upon written notice to the Indemnified Party within fifteen (15) days of receipt of notice from the Indemnified Party of the commencement of such Claim, to assume the defense thereof at the expense of the Indemnifying Party (which expenses shall not be applied against any indemnity limitation herein) with counsel selected by the Indemnifying Party and satisfactory to the Indemnified Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has failed to assume the defense thereof. If the Indemnifying Party does not expressly elect to assume the defense of such Claim within the time period and otherwise in accordance with the first sentence of this Section 8.3(b), the Indemnified Party shall have the sole right to assume the defense of and to settle such Claim. If the Indemnifying Party assumes the defense of such Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party or (ii) the named parties to the Claim (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party reasonably determines that representation by counsel to the Indemnifying Party of both the Indemnifying Party and such Indemnified Party may present such counsel with a conflict of interest. If the Indemnifying Party assumes the defense of any Claim, the Indemnified Party shall, at the Indemnifying Party's expense, cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes the defense of any Claim, (1) the Indemnifying Party shall not admit any liability with respect to, or settle, compromise or discharge, or offer to compromise, settle or discharge, such Claim without the Indemnified Party's prior written consent and (2) the Indemnified Party shall consent to any settlement, compromise or discharge of a Claim that the Indemnifying Party may recommend and that by its terms requires that the Indemnifying Party pay the full amount of the liability in connection therewith, that otherwise releases the Indemnified Party completely and with prejudice in connection with such Claim and that would not otherwise adversely affect the Indemnified Party.

9. Term and Termination.

         9.1 Term. The term of this Agreement shall commence on the date on which the transactions contemplated in the Asset Purchase Agreement are consummated (the "Closing Date") and shall continue in effect indefinitely thereafter, except to the extent of a termination of Buyer's license to use the Registered Trademarks in accordance with Section 9.2.

         9.2 Termination of the License to Use the Registered Trademarks. Sellers shall have the right to terminate Buyer's license of the Registered Trademarks upon thirty (30) days' prior written notice in the event Buyer refuses or fails to adopt a New Sports Club Trademark within a reasonable period of time. Buyer shall have the right to terminate its license to use the Registered Trademarks at any time upon written notice to Sellers. In addition, Sellers shall have the right to terminate Buyer's license of the Registered Trademarks granted hereunder immediately in the event (a) of any material breach or default by Buyer in the performance of any of its obligations under this Agreement, which is not fully cured within thirty (30) days after SCC's written notice to Buyer describing the breach or default, (b) Buyer seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against Buyer and is not dismissed within sixty (60) days, (c) Buyer has a custodian, trustee or receiver appointed for it and such appointment is not discharged within thirty (30) days, (d) Buyer is declared insolvent, (e) Buyer makes an assignment for the benefit of creditors or (f) Buyer transfers to any Person other than an Affiliate, whether through a sale, merger or otherwise, (i) more than fifty percent (50%) of its voting stock or other securities or rights entitled to vote for the election of directors or other governing body or (ii) all or substantially all of its assets.

         9.3 Effect of Termination of the License of the Registered Trademarks. Upon any termination of Buyer's license of the Registered Trademarks granted hereunder pursuant to Section 9.2, Buyer shall use its commercially reasonable efforts to promptly adopt new trademarks for use in connection with the operation of Buyer's Clubs and, following a ninety (90)-day transition period,
(a) all rights in the Registered Trademarks granted to Buyer hereunder shall cease and automatically revert to Sellers and (b) Buyer shall cease all use of the Registered Trademarks and shall remove all exterior building signs displaying any of the Registered Trademarks. Any termination of Buyer's license of the Registered Trademarks shall not affect any of Sellers' or Buyer's other rights or obligations under this Agreement.

         10. Exclusion of Consequential Damages. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER SELLERS NOR BUYER WILL BE LIABLE WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS.

         11.      Miscellaneous.

         11.1 Assignment. Except as provided in Section 1.1 or 1.5, neither this Agreement nor any of the rights or obligations hereunder may be assigned by Buyer, except (a) to any Affiliate of Buyer, (b) any Person providing financing to Buyer or an Affiliate of Buyer, which Person requires this Agreement to be pledged as security for such financing, or (c) with SCC's prior written consent, which may be withheld in SCC's sole discretion (a "Permitted Assignee"). Each party hereto agrees that it shall cause any Permitted Assignee (other than a Permitted Assignee pursuant to clause (b) above) to become bound by the terms hereof for the benefit of the other parties hereto as a condition precedent to such assignment. Any unauthorized assignment or transfer, or any purported assignment which does not comply with this Section 11.1, shall be null and void.

         11.2 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York other than Section 5-1401 of the New York General Obligations Law.

         11.3 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other parties hereto or their respective successors or assigns may be brought and determined in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), and each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties hereto further agrees to accept service of process in any manner permitted by such courts. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         11.4 No Third-Party Beneficiaries. Except as otherwise provided in
Section 8 hereof, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

         11.5 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

         11.6 Facsimile Signatures. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

         11.7 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of, be binding upon and be enforceable by the respective permitted successors and assigns of the parties hereto.

         11.8 Force Majeure. No party hereto shall be liable for failure or delay in performance of its obligations under this Agreement to the extent such failure or delay is caused by an act of God, act of a public enemy, war or national emergency, rebellion, insurrection, riot, epidemic, quarantine restriction, fire, flood, explosion, storm, earthquake, interruption in the supply of electricity, power, or energy, or other catastrophe, terrorist attack, labor dispute or disruption, or other event beyond the reasonable control of such party. If a party's performance under this Agreement is affected by a force majeure event, such party shall give prompt written notice of such event to the other Party and shall at all times use its commercially reasonable efforts to mitigate the impact of the force majeure event on its performance under this Agreement. In the event of a force majeure event as described in this Section
11.8 that affects a party's ability to perform under this Agreement, the parties agree to cooperate in good faith in order to resume the affected services or otherwise comply with this Agreement as soon as commercially possible to the extent commercially reasonable.

         11.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                                    If to Sports Club:

                           The Sports Club Company, Inc.
                           11100 Santa Monica Boulevard, Suite 300
                           Los Angeles, CA 90025
                           Attention: Tim O'Brien
                           Facsimile: (310) 479-5740
                           with a copy (which shall not constitute notice) to:

                           Greenberg Glusker Fields Claman Machtinger & Kinsella LLP
                           1900 Avenue of the Stars, Suite 2100
                           Los Angeles, CA 90067
                           Attention: Ronald K. Fujikawa, Esq.
                           Facsimile: (310) 201-2300
                                    If to Millennium:

                           Millennium Development Partners VIII LLC
                           c/o Millennium Partners
                           1995 Broadway, 3rd Floor
                           New York, New York 10023
                           Attention: Chief Financial Officer
                           Facsimile: (212) 595-1831
                           with a copy (which shall not constitute notice) to:

                           Paul, Hastings, Janofsky & Walker LLP
                           75 East 55th Street
                           New York, NY 10022
                           Attention: Jeffrey J. Pellegrino
                           Facsimile: (212) 319-4090

         11.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         11.11 Entire Agreement; Amendments. This Agreement and the other agreements and instruments delivered in connection with the Asset Purchase Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties hereto with respect to the subject matter of this Agreement. Notwithstanding any oral agreement of the parties hereto or their representatives to the contrary, no party hereto shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties hereto. This Agreement cannot be modified, amended or supplemented except by a written agreement executed by SCC and Buyer.

         11.12 Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement or affect the meaning or interpretation of this Agreement. Unless otherwise specified, all references herein to numbered sections are to sections of this Agreement.

         11.13 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         11.14 Waiver. No failure or delay of a party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

         11.15 No Agency. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto or constitute or be deemed to constitute any party the agent or employee of any other party for any purpose whatsoever and no party shall have authority or power to bind the other or to contract in the name of, or create a liability against, any other in any way or for any purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the date first written above.

THE SPORTS CLUB COMPANY, INC.              MILLENNIUM DEVELOPMENT PARTNERS VIII
                                           LLC
                                           By: /s/ Mario Palumbo
By: /s/ Rex A. Licklider                       ----------------------
   -----------------------                 Name:  Mario Palumbo
Name:  Rex A. Licklider                    Title:  Vice President
Title:  Chief Executive Officer

WASHINGTON D.C. SPORTS CLUB, INC.

By: /s/ Timothy O'Brien
   -----------------------
Name:  Timothy O'Brien
Title:  Chief Financial Officer

SF SPORTS CLUB, INC.

By: /s/ Timothy O'Brien
    ----------------------
Name:  Timothy O'Brien
Title:  Chief Financial Officer

TALLA NEW YORK, INC.

By: /s/ Timothy O'Brien
    ----------------------
Name:  Timothy O'Brien
Title:  Chief Financial Officer

PONTIUS REALTY, INC.

By: /s/ Timothy O'Brien
   --------------------------
Name:  Timothy O'Brien
Title:  Chief Financial Officer

                                   SCHEDULE 1

                              REGISTERED TRADEMARKS

Mark                                    U.S. Registration No./Serial No.
----                                    --------------------------------
1/2 MUSH, 1/2 MUSIC                         2529281
BODYART                                 2511097
Design Of A Flying Lady                 2239483; 2492323; 2152237; 2747640
FOR KIDS ONLY & Design                  2696108
PRIVATE TRAINER SYSTEM (Stylized)       2254434
PRIVATE TRAINER SYSTEM PTS & Design     2254433

PTS                                     2261607
PTS PRIVATE TRAINER SYSTEM & Design     2779850

REV                                     2507933
THE LOOP                                78/565348
THE LOOP (Stylized)                     78/565352
THE SPORTS CLUB/LA                      2616150
THE SPORTS CLUB/LA and Design           2796508; 1727704; 1543906
FITLAB                                  2747640

                                   SCHEDULE 2

                                 RETAINED ASSETS
MARS System (in accordance with Sections 1.3 and 1.4 hereof) "PTS" private training and nutrition system Website designated by the URL, and any successor sites Proprietary Information Trademarks Easy Batch System Fitness Data Base System
Any other intellectual property, facilities or systems which SCC agrees constitute Retained Assets hereunder

                                                                    EXHIBIT 10.7

                                 PROMISSORY NOTE


$7,849,150                                                  January 13, 2006


         FOR VALUE RECEIVED, and intending to be legally bound hereby, Millennium Development Partners VIII LLC, a Delaware limited liability company (the "Borrower"), promises to pay to the order of The Sports Club Company, Inc., a Delaware corporation, or its successors or assigns as holders of this Promissory Note (the "Holder"), the principal amount of SEVEN MILLION EIGHT HUNDRED FORTY NINE THOUSAND ONE HUNDRED FIFTY DOLLARS ($7,849,150) (the "Principal Amount"), together with interest thereon from the date set forth above, on or before the seventh anniversary of the date of this Promissory Note (the "Maturity Date"). The Principal Amount shall bear interest until such Principal Amount is paid at a rate of nine percent (9.0%) per annum (the "Interest Rate"). The Interest Rate shall be calculated annually for the actual days elapsed on the basis of a 360-day year from the date hereof. Such interest shall accrue and shall be payable on the Maturity Date. This Promissory Note is
(a) secured by collateral pledged by MDP Ventures II LLC, a Delaware limited liability company and an affiliate of the Borrower (the "Pledgor"), to the Holder pursuant to the terms of a Pledge Agreement dated of even date herewith (the "Pledge Agreement"), and (b) guaranteed by the Pledgor pursuant to the terms of a Guaranty dated of even date herewith (the "Guaranty"). If any payment under this Promissory Note is not made when due, then such payment shall bear interest at a per annum rate from the due date thereof until paid at the lesser of (i) ten percent (10%) or (ii) the maximum rate of interest then permitted by applicable law.

         The Borrower may, at its option, prepay at any time all or any portion of the Principal Amount without penalty or premium upon prior written notice to the Holder; provided, however, that any such prepayment shall be applied as follows (i) first, to any costs and expenses due to the Holder hereunder, (ii) second, to any accrued and unpaid interest hereunder through the date of such repayment, and (iii) third, to the Principal Amount outstanding hereunder.

         If the Holder repurchases or redeems any shares of its Series C Convertible Preferred Stock, par value $.01 per share, or Series D Convertible Preferred Stock, par value $.01 per share, held by the Pledgor, the Borrower shall be required to prepay a portion of the Principal Amount equal to the amount of proceeds received by the Pledgor from such repurchase or redemption. Any such prepayment shall be made by the Borrower within ten (10) days after the Pledgor receives such proceeds from the Holder.

         Repayments of the Principal Amount and any interest thereon shall be made at the offices of the Holder at 11100 Santa Monica Boulevard, Suite 300, Los Angeles, California 90025.

         The occurrence of one or more of the following events shall constitute an Event of Default hereunder: (a) the Borrower fails to make any payment due to the Holder under this Promissory Note when and as the same shall become due and payable whether upon acceleration, at maturity or otherwise, (b) the Pledgor defaults under any of its material obligations under the Pledge Agreement or the Guaranty (after the expiration of any applicable cure periods), or (c) if the Borrower becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; or admits in writing its inability to pay his debts.

         Upon the occurrence of an Event of Default, the entire unpaid Principal Amount plus any and all interest accrued thereon plus all other sums due and payable to the Holder hereunder shall become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by the Borrower.

         In the event that the Holder exercises any right, power or remedy reasonably necessary to enforce this Promissory Note, the Borrower agrees to pay all of the Holder's reasonable fees, including attorney's fees, costs and expenses as incurred, whether or not an action is filed in connection therewith.

         Each right, power and remedy of the Holder hereunder, under applicable laws or otherwise shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers or remedies. By accepting full or partial payment after the due date of any amount of principal on this Promissory Note, the Holder shall not be deemed to have waived the right either to require payment when due and payable of all other amounts of principal of or interest on this Promissory Note or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Promissory Note.

         No modification, change, waiver or amendment of this Promissory Note shall be deemed to be made unless such waiver is evidenced by a writing signed by the Holder, and each such waiver, if any, shall apply only with respect to the specific instance involved. In the event that any provision of this Promissory Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Promissory Note, but this Promissory Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         No provision of this Promissory Note, the Pledge Agreement or the Guaranty shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the Principal Amount and any accrued interest thereon at the place and time and in the currency prescribed in this Promissory Note. The Borrower agrees that to the extent the Borrower makes any payment to the Holder in connection with the indebtedness evidenced by this Promissory Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Holder or paid over to a trustee, receiver or any other entity whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of the Borrower under this Promissory Note shall continue or be reinstated, as the case may be, and, to the extent of such payment or repayment by the Borrower, the indebtedness evidenced by this Promissory Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if such Preferential Payment had not been made.

         In the event of the loss, theft or destruction of this Promissory Note, upon the Borrower's receipt of a reasonably satisfactory indemnification agreement executed in favor of the Borrower by the Holder, or in the event of the mutilation of this Promissory Note, upon the Holder's surrender to the Borrower of the mutilated Promissory Note, the Borrower will execute and deliver to the Holder a new promissory note in form and substance identical to this Promissory Note in lieu of the lost, stolen, destroyed or mutilated Promissory Note.

         This Promissory Note and all disputes or controversies arising out of or relating to this Promissory Note shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York other than Section 5-1401 of the New York General Obligations Law.

         Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Promissory Note or for recognition and enforcement of any judgment in respect hereof brought by the other party or its successors or assigns may be brought and determined in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), and each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties further agrees to accept service of process in any manner permitted by such courts. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Promissory Note, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Promissory Note, or the subject matter hereof, may not be enforced in or by such courts.

                  IN WITNESS WHEREOF, the undersigned executes this Promissory Note the day and year first above written.


                              MILLENNIUM DEVELOPMENT PARTNERS VIII LLC


                              By: /s/ Mario Palumbo
                                  ---------------------------------
                              Name: Mario Palumbo
                              Title: Vice President

                                                                    EXHIBIT 10.8

                                    GUARANTY

This GUARANTY (this "Guaranty"), dated as of January 13, 2006, is made by MDP Ventures II LLC, a Delaware limited liability company (the "Guarantor"), in favor of The Sports Club Company, Inc., a Delaware corporation (the "Company"), and the subsidiaries of the Company (the "Subsidiaries", and together with the Company, the "Sellers") listed on Exhibit A to the Asset Purchase Agreement, dated as of October 28, 2005, as amended by Amendment No. 1, dated as of January 13, 2006 (the "Asset Purchase Agreement"), by and among the Company, the Subsidiaries and Millennium Development Partners VIII LLC, a Delaware limited liability company (the "Buyer"). Capitalized terms used herein without definitions shall have the meanings assigned to them in the Asset Purchase Agreement.

                                    RECITALS

WHEREAS, pursuant to the terms of the Asset Purchase Agreement, the Buyer has
(i) delivered the Promissory Note to the Company and (ii) agreed to assume all liabilities of the Sellers under the East Side Lease to be performed on or after, or in respect of periods following, the Closing Date (the "Lease Assumed Liabilities"), and to indemnify the Sellers from and against any and all Losses incurred, sustained or suffered by any of the Sellers as a result of, arising out of or relating to the Lease Assumed Liabilities in accordance with the provisions of Article VIII of the Asset Purchase Agreement (the Buyer's obligations under the Promissory Note and the Buyer's obligations described in clause (ii) above are referred to herein collectively as the "Obligations");

WHEREAS, the Guarantor is an affiliate of the Buyer and will derive substantial direct and indirect benefits from the transactions contemplated by the Asset Purchase Agreement; and

WHEREAS, as a material inducement to the Sellers entering into the Asset Purchase Agreement and consummating the transactions contemplated thereby, the Guarantor has agreed to guarantee the payment and performance of the Obligations by the Buyer as provided herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

1. Guarantee. The Guarantor irrevocably guarantees to the Sellers the prompt and complete payment, or other satisfaction, and performance of the Obligations. Notwithstanding the foregoing, (a) the Guarantor shall have no liability hereunder so long as the Buyer fully pays and performs the Obligations in accordance with the terms of the Promissory Note or the Asset Purchase Agreement, as the case may be; provided, however, that in the event that the Buyer pays and/or performs only a portion of the Obligations, the Guarantor guarantees to the Sellers the prompt and complete payment, or other satisfaction, and/or performance of the portion of the Obligations not paid and/or performed by the Buyer and (b) the Guarantor's obligations under this Guaranty will be suspended, and the Guarantor shall have no liability under this Guaranty, during any and all periods in which the Buyer's Consolidated Net Worth
(as defined herein) is at least $25,000,000. The Guarantor agrees that whenever, at any time, it shall make any payment to any Seller(s) on account of its liability hereunder, the Guarantor shall notify the Company in writing that such payment is made under this Guaranty for such purpose. For purposes of this Guaranty, "Consolidated Net Worth" shall be determined in accordance with GAAP.

2. Consolidated Net Worth. The Guarantor represents and warrants to the Sellers that as of the date hereof the Guarantor has a Consolidated Net Worth of at least $25,000,000. Within forty-five (45) days after the end of each fiscal quarter of the Guarantor, the Guarantor shall deliver to the Company a consolidated balance sheet of the Guarantor. Within ninety (90) days after the end of each fiscal year of the Guarantor, the Guarantor shall deliver to the Company a consolidated balance sheet of the Guarantor audited by the Buyer's independent accountants. Each such balance sheet shall be accompanied by a certificate from the Guarantor's chief financial officer to the effect that each such balance sheet (a) is correct and complete in all material respects and has been prepared in accordance with the books and records of the Guarantor, (b) has been prepared in accordance with GAAP applied on a consistent basis throughout the period indicated (except as may be indicated in such balance sheet or in the notes thereto) and (c) fairly presents, in all material respects, the Consolidated Net Worth of the Guarantor as at the date thereof, except as otherwise noted therein, and, in the case of a quarterly balance sheet, subject to normal and recurring year-end adjustments.

3. Amendments to the Asset Purchase Agreement or the Promissory Note. The Guarantor shall remain obligated under this Guaranty notwithstanding that, without any reservation of rights against the Guarantor, the Promissory Note or the Asset Purchase Agreement may, from time to time, be amended, restated, modified or supplemented.

4. Guarantee Absolute. This Guaranty is a primary and original obligation of the Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional and continuing guarantee of payment and performance that shall remain in full force and effect in accordance with its terms without respect to future changes in conditions. The Guarantor agrees that it is directly, jointly and severally with the Buyer, liable to the Sellers, that the Obligations are independent of the obligations of the Buyer, and that a separate action may be brought against the Guarantor, whether such action is brought against the Buyer or whether the Buyer is joined in such action. The Guarantor agrees that any release that may be given by the Sellers to the Buyer shall not release the Guarantor or otherwise limit the Guarantor's obligations hereunder. The Guarantor consents and agrees that the Sellers shall be under no obligation to marshal any property or assets of the Buyer in favor of the Guarantor, or against or in payment of any or all of the Obligations. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Buyer, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Buyer or for any substantial part of its property, or otherwise, all as though such payments had not been made.

5. Waivers.

(a) To the fullest extent permitted by applicable law, the Guarantor hereby waives: (i) notice of acceptance of this Guaranty; (ii) notice of the creation or existence of the Obligations; (iii) notice of the amount of the Obligations, subject, however, to the Guarantor's right to make inquiry of the Sellers to ascertain the amount of the Obligations at any reasonable time and from time to time; (iv) except as expressly set forth in Section 1 hereof, notice of any adverse change in the financial condition of the Buyer or of any other fact that might increase the Guarantor's risk hereunder; (v) notice of presentment for payment, demand, protest and notice thereof as to the Promissory Note or the East Side Lease; (vi) notice of any default under the Promissory Note or the East Side Lease; and (vii) all other notices (except if such notice is specifically required to be given to the Guarantor under this Guaranty) and demands to which the Guarantor might otherwise be entitled.

(b) To the fullest extent permitted by applicable law, the Guarantor waives the right, by statute or otherwise, to require the Sellers to institute suit against the Buyer or to exhaust any rights and remedies that any Seller has or may have against the Buyer (including, without limitation, the Company's rights under the Pledge Agreement). In this regard, the Guarantor agrees that it is bound to the payment and performance of the Obligations as fully as if such Obligations were directly owing to the Sellers by the Guarantor. The Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) of the Buyer or by reason of the cessation from any cause (other than that the Obligations shall have been fully and finally performed and indefeasibly paid) whatsoever of the liability of the Buyer in respect thereof.

(c) To the fullest extent permitted by applicable law, the Guarantor hereby waives: (i) any rights to assert against any Seller any defense (legal or equitable), set-off, counterclaim or claim which the Guarantor may now or at any time hereafter have against the Buyer; (ii) any defense, set-off, counterclaim or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Obligations or any security therefor (including, without limitation, the shares of Preferred Stock pledged by the Guarantor under the Pledge Agreement); (iii) any defense arising by reason of any claim or defense based upon an election of remedies by any Seller (including, without limitation, any action taken by the Company under the Pledge Agreement); (iv) the benefit of any statute of limitations affecting the Guarantor's liability hereunder or the enforcement hereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to the Guarantor's liability hereunder; and (v) any defense arising by any lack of validity or enforceability of the Promissory Note, the Pledge Agreement, the Asset Purchase Agreement or the East Side Lease.

(d) Until such time as all of the Obligations have been fully and finally performed and indefeasibly paid, the Guarantor hereby waives and postpones: (i) any right of subrogation which the Guarantor has or may have as against the Buyer with respect to the Obligations; (ii) any right to proceed against the Buyer, now or hereafter, for contribution, indemnity, exoneration, reimbursement or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent) with respect to the Obligations; and (iii) any right to proceed or to seek recourse against or with respect to any property or asset of the Buyer.

6. Payments. All payments to be made hereunder by the Guarantor shall be in lawful money of the United States of America at the time of payment, shall be made in immediately available funds and shall be made without deduction (whether for taxes or otherwise) or offset.

7. Attorneys' Fees and Costs. The Guarantor agrees to pay to the Company all out-of-pocket costs and expenses, including reasonable attorneys fees, incurred or paid by the Company in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not an action is filed in connection therewith.

8. Amendment and Modification. This Guaranty may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of the Guarantor and the Company.

9. Entire Agreement. This Guaranty constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Guarantor and the Sellers with respect to the subject matter of this Guaranty.

10. Cumulative Remedies; Waiver. The Sellers shall not, by any act, delay, omission or otherwise, be deemed to have waived any right or remedy under this Guaranty. No failure to exercise, nor any delay in exercising, on the part of the Sellers, any right, power or privilege under this Guaranty shall operate as a waiver. A waiver by the Sellers of any right or remedy under this Guaranty on any one occasion shall be in writing and signed by the Company on behalf of the Sellers. The rights and remedies provided to the Sellers are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the earlier of confirmed receipt or the fifth business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                                            If to any Seller:

                           c/o The Sports Club Company, Inc.
                           11100 Santa Monica Boulevard, Suite 300
                           Los Angeles, CA 90025
                           Attention: Tim O'Brien
                           Facsimile: (310) 479-5740
                           with a copy (which shall not constitute notice) to:

                           Greenberg Glusker Fields Claman Machtinger & Kinsella LLP
                           1900 Avenue of the Stars, Suite 2100
                           Los Angeles, CA 90067
                           Attention: Ronald K. Fujikawa, Esq.
                           Facsimile: (310) 201-2300
                                            If to the Guarantor:

                           c/o Millennium Partners
                           1995 Broadway, 3rd Floor
                           New York, New York 10023
                           Attention: Chief Financial Officer
                           Facsimile: (212) 595-1831
                           with a copy (which shall not constitute notice) to:
                           Paul, Hastings, Janofsky & Walker LLP
                           75 East 55th Street
                           New York, NY 10022
                           Attention: Jeffrey J. Pellegrino, Esq.
                           Facsimile: 212-319-4090


12. No Third-Party Beneficiaries. This Guaranty shall inure solely to the benefit of the Sellers and their respective successors and assigns, and nothing in this Guaranty, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature under or by reason of this Guaranty.

13. Governing Law. This Guaranty and all disputes or controversies arising out of or relating to this Guaranty or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York other than Section 5-1401 of the New York General Obligations Law.

14. Submission to Jurisdiction. The Guarantor irrevocably agrees that any legal action or proceeding arising out of or relating to this Guaranty or for recognition and enforcement of any judgment in respect hereof brought by any of the Sellers or their successors or assigns may be brought and determined in any Delaware State or federal court sitting in Wilmington, Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court), and the Guarantor hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Guaranty and the transactions contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). The Guarantor further agrees to accept service of process in any manner permitted by such courts. The Guarantor hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Guaranty, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure lawfully to serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Guaranty, or the subject matter hereof, may not be enforced in or by such courts.

15. Assignment; Successors. Except as provided in Section 5.13 of the Asset Purchase Agreement, neither this Guaranty nor any of the obligations under this Guaranty may be assigned or delegated, in whole or in part, by operation of law or otherwise, by the Guarantor without the prior written consent of the Company, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Guaranty will be binding upon the Guarantor's successors and assigns. Neither this Guaranty nor any of the rights under this Guaranty may be assigned, in whole or in part, by operation of law or otherwise, by any Seller without the prior written consent of the Guarantor, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Guaranty will inure to the benefit of and be enforceable by the Sellers respective successors and assigns.

16. Severability. Whenever possible, each provision or portion of any provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Guaranty is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Guaranty shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

17. Facsimile Signatures. This Guaranty may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

18. Captions. All section titles or captions contained in this Guaranty are for convenience only and shall not be deemed a part of this Guaranty or affect the meaning or interpretation of this Guaranty. Unless otherwise specified, all references herein to numbered sections are to sections of this Guaranty.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed as of the date first above written.

                                    MDP VENTURES II LLC
                                    By: MILLENNIUM DEVELOPMENT
                                    PARTNERS II LLC, its managing
                                    member
                                    By:     /s/Mario Palumbo
                                           -------------------------------------
                                    Name:   Mario Palumbo
                                    Title:  Vice President

                                                                    EXHIBIT 10.9



                                 LOAN AGREEMENT




                          Dated as of January 13, 2006




                                     Between




                           THE SPORTS CLUB/LA I, LLC,
                                   as Borrower




                                       and




                             BANK OF AMERICA, N.A.,
                                    as Lender









===============================================================================

6



                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, dated as of January 13, 2006 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between BANK OF AMERICA, N.A., a national banking association, having an address at Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255 (together with its successors and/or assigns, "Lender") and THE SPORTS CLUB/LA I, LLC, a Delaware limited liability company having an address at c/o The Sports Club Company, Inc., 11151 Missouri Avenue, Los Angeles, California 90025 (together with its successors and/or assigns, "Borrower").

                                    RECITALS:

         Borrower desires to obtain the Loan (defined below) from Lender.

         Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).

         In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

         Section 1.1 Definitions

         For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

         "Acceptable Accountant" shall mean a reputable independent certified public accountant reasonably acceptable to Lender, it being acknowledged that Stonefield Josephson, Inc. is acceptable to Lender as of the date hereof.

         "Acquired Property" shall have the meaning set forth in Section 5.11(c)(i)(A) hereof.

         "Acquired Property Statements" shall have the meaning set forth in
Section 5.11(c)(i)(A) hereof.

         "Act" shall have the meaning set forth in Section 6.1(c).

         "Additional Replacement" shall have the meaning set forth in Section 9.5(g) hereof.

         "Additional Required Repair" shall have the meaning set forth in
Section 9.5(f) hereof.

         "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with, such Person, or is a director or officer of such Person or of an Affiliate of such Person.

         "Affiliated Loans" shall mean a loan made by Lender to a parent, subsidiary or such other entity affiliated with Borrower or Borrower Principal.

         "Affiliated Manager" shall have the meaning set forth in Section 7.1 hereof.

         "Agent" shall mean Bank of America, N.A. or any successor Eligible Institution acting as Agent under the Cash Management Agreement.

         "ALTA" shall mean American Land Title Association, or any successor thereto.

         "Alteration Threshold" means $300,000.00.

         "Annual Budget" shall mean the operating budget, including all planned capital expenditures, for the Property approved by Lender in accordance with
Section 5.11(a)(iv) hereof for the applicable calendar year or other period.

         "Assignment of Management Agreement" shall mean that certain Assignment and Subordination of Management Agreement dated the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "Award" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

         "Borrower Principal" shall mean if more than one, individually and collectively, as the context may require, Talla, Licklider and SCC.

         "Borrower Principal Obligations" shall have the meaning set forth in
Section 18.10(c) hereof.

         "Business Day" shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which the Note is payable (excluding Saturdays and Sundays).

         "Cash Management Agreement" shall mean that certain Cash Management Agreement by and among Borrower, Manager, Agent and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account.

         "Casualty" shall have the meaning set forth in Section 8.2.

         "Closing Date" shall mean the date of the funding of the Loan.

         "Control" shall have the meaning set forth in Section 7.1 hereof.

         "Condemnation" shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

         "Condemnation Proceeds" shall have the meaning set forth in Section 8.4(b).

         "Controlled Sponsor Affiliate" means an entity (i) which is Controlled by Talla and/or Licklider and (ii) in which Talla and/or Licklider own not less than 51% of the legal and beneficial ownership interests therein.

         "Creditors Rights Laws" shall mean with respect to any Person any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

         "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

         "Debt Service" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.

         "Debt Service Coverage Ratio" shall mean, as of any date of determination, for the applicable period of calculation, the ratio of (i) Net Operating Income to (ii) the aggregate amount of Debt Service under the Loan and any Mezzanine Loan permitted under Section 7.7 hereof which would be due for the same period assuming the maximum principal amount of the Loan and any such Mezzanine Loan is outstanding and calculated, with respect to the Loan, at a mortgage constant equal to the actual loan constant payment rate applicable to the Loan, and with respect to such Mezzanine Loan, such mortgage constant as may be reasonably determined by Lender.

         "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

         "Default Rate" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) four percent (4%) above the Note Rate.

         "Defeasance Collateral" shall have the meaning set forth in Section 2.4(b)(i)(D)(2) hereof.

         "Defeasance Security Agreement" shall have the meaning set forth in
Section 2.4(b)(i)(D)(2) hereof.

         "Disclosure Document" shall have the meaning set forth in Section 13.5 hereof.

         "Eligible Account" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

         "Eligible Institution" shall mean Bank of America, N.A. or a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least "A-1+" by S&P, "P-1" by Moody's and "F-1+" by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's).

         "Embargoed Person" shall have the meaning set forth in Section 4.39 hereof.

         "Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Borrower Principal in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "Environmental Law" shall have the meaning set forth in Section 12.5 hereof.

         "Environmental Liens" shall have the meaning set forth in Section 12.5 hereof.

         "Environmental Report" shall have the meaning set forth in Section 12.5 hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statutes thereto and applicable regulations issued pursuant thereto in temporary or final form.

         "Event of Default" shall have the meaning set forth in Section 11.1 hereof.

         "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

         "Exchange Act Filing" shall have the meaning set forth in Section 5.11(c) hereof.

         "Fitch" shall mean Fitch, Inc.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

         "Governmental Authority" shall mean any court, board, agency, department, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, municipal, city, town, special district or otherwise) whether now or hereafter in existence.

         "Guaranty" means the Guaranty of Recourse obligations of Borrower of even date herewith executed by Borrower Principal for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time

         "Hazardous Materials" shall have the meaning set forth in Section 12.5 hereof.

         "Improvements" shall have the meaning set forth in the granting clause of the Mortgage.

         "Indemnified Parties" shall mean (a) Lender, (b) any prior owner or holder of the Loan or Participations in the Loan, (c) any servicer or prior servicer of the Loan, (d) any Investor or any prior Investor in any Securities,
(e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and (h) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties' assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Mortgage.

         "Independent Director" shall have the meaning set forth in Section 6.4(a).

         "Insurance Premiums" shall have the meaning set forth in Section 8.1(b) hereof.

         "Insurance Proceeds" shall have the meaning set forth in Section 8.4(b) hereof.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         "Intra-Partner Transfer" shall have the meaning set forth in Section
7.6 hereof.

         "Investor" shall have the meaning set forth in Section 13.3 hereof.

         "Issuer Group" shall have the meaning set forth in Section 13.5(b) hereof.

         "Issuer Person" shall have the meaning set forth in Section 13.5(b) hereof.

         "Lease" shall have the meaning set forth in the Mortgage.

         "Legal Requirements" shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

         "Licklider" shall mean Rex A. Licklider, an individual.

         "Lien" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

         "LLC Agreement" shall have the meaning set forth in Section 6.1(c).

         "Loan" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

         "Loan Documents" shall mean, collectively, this Agreement, the Note, the Mortgage, the Environmental Indemnity, the Assignment of Management Agreement, the Cash Management Agreement, and any and all other documents, agreements and certificates executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "Lockbox Account" shall mean an Eligible Account established pursuant to the Cash Management Agreement for deposit of all Rents and other receipts from the Property.

         "Lockout Period" shall mean the period commencing on the date hereof and ending on the date which is three (3) months prior to the Maturity Date.

         "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense).

         "Management Agreement" shall mean the management agreement entered into by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the terms of this Agreement.

         "Manager" shall mean The Sports Club Company, Inc., a Delaware corporation or such other entity selected as the manager of the Property in accordance with the terms of this Agreement.

         "Maturity Date" shall mean February 1, 2016.

         "Maximum Legal Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

         "Member" shall have the meaning set forth in Section 6.1(c).

         "MERS" shall have the meaning set forth in Section 20.11.

         "Mezzanine Borrower" shall have the meaning set forth in Section
7.7(l).

         "Mezzanine Lender" shall have the meaning set forth in Section 7.7.

         "Mezzanine Loan" shall have the meaning set forth in Section 7.7.

         "Monthly Payment Amount" shall mean the monthly payment of interest and principal due on each Scheduled Payment Date as set forth in Section 2.2(b) hereof.

         "Moody's" shall mean Moody's Investor Services, Inc.

         "Mortgage" shall mean that certain first priority deed of trust and security agreement dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "Net Operating Income" shall mean, with respect to any period of time, the amount obtained by subtracting Operating Expenses from Operating Income, as such amount may be reasonably adjusted by Lender in its good faith discretion based on Lender's underwriting standards.

         "Net Proceeds" shall have the meaning set forth in Section 8.4(b) hereof.

         "Net Proceeds Deficiency" shall have the meaning set forth in Section 8.4(b)(vi) hereof.

         "Note" shall mean that certain promissory note of even date herewith in the principal amount of $60,000,000, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "Note Rate" shall mean an interest rate equal to six and 48/100ths percent (6.48%) per annum.

         "OFAC" shall have the meaning set forth in Section 4.40 hereof.

         "Offering Document Date" shall have the meaning set forth in Section 5.11(c)(i)(D) hereof.

         "Operating Expenses" shall mean, with respect to any period of time, the total of all expenses actually paid or payable, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Property, including without limitation, utilities, ordinary repairs and maintenance, Insurance Premiums, license fees, Taxes and Other Charges, advertising expenses, payroll and related taxes, computer processing charges, management fees equal to the greater of 4% of the Operating Income and the management fees actually paid under the Management Agreement, operational equipment or other lease payments as approved by Lender, normalized capital expenditures equal to $720,000 per annum, but specifically excluding depreciation and amortization, income taxes, Debt Service, any incentive fees due under the Management Agreement, any item of expense that in accordance with GAAP should be capitalized but only to the extent the same would qualify for funding from the Reserve Accounts and deposits into the Reserve Accounts.

         "Operating Income" shall mean, with respect to any period of time, all income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source, including, but not limited to Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income from any source other than the escrow accounts, Reserve Accounts or other accounts required pursuant to the Loan Documents, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, percentage rents, unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, non-recurring or extraordinary income, including, without limitation lease termination payments, and any disbursements to Borrower from the Reserve Funds.

         "Other Charges" shall mean all impositions other than Taxes, and any other charges, now or hereafter levied or assessed or imposed against the Property or any part thereof by any Governmental Authority.

         "Participations" shall have the meaning set forth in Section 13.1 hereof.

         "Patriot Act" shall have the meaning set forth in Section 4.40 hereof.

         "Permitted Dilution Event" shall mean, a dilution in the percentage of stock (on an "as converted to common" basis) owned by Talla, Licklider and/or a Controlled Sponsor Affiliate in SCC resulting from the issuance of authorized shares in SCC in order to fund the capital needs of SCC (or the surviving entity if a transfer pursuant to Section 7.3(a)(iv) has occurred) or to complete an acquisition, joint venture or other strategic alliance which is approved by the Board of Directors of SCC (or such surviving entity); provided, however, that in no event shall the events described in clauses (i) and (ii) above result in Talla and Licklider (including their Controlled Sponsor Affiliates) owning less than 10% (on an "as converted to common" basis) of the outstanding voting stock of SCC (or such other surviving entity).

         "Permitted Encumbrances" shall mean collectively, (a) the Lien and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the

Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) leases or other purchase money financings to the extent permitted under Section 6.1(a)(vii)(C) and (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

         "Permitted Investments" shall mean to the extent available from Lender or Lender's servicer for deposits in the Reserve Accounts and the Lockbox Account, any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by a servicer of the Loan, the trustee under any securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the funds used to acquire such investment are required to be used under this Agreement and meeting one of the appropriate standards set forth below:

(a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) be rated "AAA" or the equivalent by each of the Rating Agencies,
(iii) if rated by S&P, must not have an "r" highlighter affixed to their rating,
(iv) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (v) such investments must not be subject to liquidation prior to their maturity;

(b) Federal Housing Administration debentures;

(c) obligations of the following United States  government  sponsored  agencies:
Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(d) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(e) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(f) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

(h) units of taxable money market funds or mutual funds, with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds or mutual funds; and

(i) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (i) Lender and (ii) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

         provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments, (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment or (C) such obligation or security has a remaining term to maturity in excess of one (1) year.

         "Permitted Transfer" shall have the meaning set forth in Section 7.3(a) hereof.

         "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         "Personal Property" shall have the meaning set forth in the granting clause of the Mortgage.

         "Physical Conditions Report" shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion.

         "Privatization Transfer Requirements" shall mean (a) if a Securitization has not occurred, Lender reasonably determines that the proposed transfer does not require any further documentation, certificates, legal opinions, searches or similar due diligence items and that all items delivered in connection with the proposed transfer are acceptable in its sole but reasonable discretion, or if a Securitization has occurred, Lender has received written confirmation from the Rating Agencies regarding the same and (b) each Rating Agency shall have confirmed in
writing  to  the  effect   that  any  such   transfer   will  not  result  in  a
requalification, reduction, downgrade or withdrawal of the ratings in effect immediately prior to such assumption or transfer for the Securities or any class thereof issued in connection with a Securitization which are then outstanding.

         "Policy" and "Policies" shall have the meanings specified in Section 8.1(b) hereof.

         "Prohibited Transfer" shall have the meaning set forth in Section 7.2 hereof.

         "Property" shall mean the parcel of real property, the Improvements thereon and all Personal Property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the "Property".

         "Provided Information" shall have the meaning set forth in Section 13.4(a) hereof.

         "Qualified Lender" shall mean one or more of the following: (i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan;
(ii) investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, or an institutional "accredited investor" within the meaning of Regulation D under the Securities Act, which is regularly engaged in the business of making or owning loans of similar types to the proposed mezzanine loan or the Loan; (iii) an investment fund, limited liability company, limited partnership or general partnership (a "Permitted Investment Fund") where the mezzanine lender acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such Permitted Investment Fund are owned, directly or indirectly, by one or more of the following: an institutional "accredited investor," within the meaning of Regulation D promulgated under the Securities Act, and/or a "qualified institutional buyer" or both within the meaning of Rule 144A promulgated under the Exchange Act (provided each institutional "accredited investor" or "qualified institutional buyer" meets the test set forth in clause
(v) (A) below), as amended; (iv) any other lender or entity (including any opportunity funds) regularly engaged in the business of making mezzanine loans which has been approved as a Qualified Lender by the Rating Agencies; (v) an institution substantially similar to any of the foregoing entities described in clauses (i) or (ii) of this definition, and as to each of the entities described in clauses (i), (ii) and (v) provided such entity (A) has total assets (in name or under management) in excess of $650,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $250,000,000 and (B) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower, or (vi) any entity Controlled (as defined below) by any one or more of the entities described above. For purposes of this definition only, "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interest of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

         "Qualified Manager" shall mean Manager or a reputable and experienced professional sports and fitness club management organization approved by Lender and for which Lender shall have received (i) written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, and (ii) with respect to any Affiliated Manager, a revised substantive non-consolidation opinion.

         "Rating Agencies" shall mean each of S&P, Moody's and Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lender.

         "REA" shall mean any construction, operation and reciprocal easement agreement or similar agreement (including any separate agreement or other agreement between Borrower and one or more other parties to an REA with respect to such REA) affecting the Property or portion thereof.

         "Release" shall have the meaning set forth in Section 12.5 hereof.

         "REMIC Prohibition Period" shall have the meaning set forth in Section 2.4(b)(iv) hereof.

         "REMIC Trust" shall mean a "real estate mortgage investment conduit" (within the meaning of Section 860D, or applicable successor provisions, of the Internal Revenue Code) that holds the Note.

         "Rent Roll" shall have the meaning set forth in Section 5.11(a)(i) hereof.

         "Rents" shall have the meaning set forth in the Mortgage.

         "Replacement Reserve Account" shall have the meaning set forth in
Section 9.2(b) hereof.

         "Replacement Reserve Funds" shall have the meaning set forth in Section 9.2(b) hereof.

         "Replacement Reserve Monthly Deposit" shall have the meaning set forth in Section 9.2(b) hereof.

         "Replacements" shall have the meaning set forth in Section 9.2(a) hereof.

          "Required Work" shall have the meaning set forth in Section 9.4 hereof.

         "Reserve Accounts" shall mean the Tax and Insurance Reserve Account, the Replacement Reserve Account, or any other escrow account established by the Loan Documents.

         "Reserve Funds" shall mean the Tax and Insurance Reserve Funds, the Replacement Reserve Funds, or any other escrow funds established by the Loan Documents.

         "Restoration" shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of the Property, the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

         "Restoration Consultant" shall have the meaning set forth in Section 8.4(b)(iii) hereof.

         "Restoration Retainage" shall have the meaning set forth in Section 8.4(b)(iv) hereof.

         "Restricted Party" shall have the meaning set forth in Section 7.1 hereof.

         "Sale or Pledge" shall have the meaning set forth in Section 7.1 hereof.

         "SCC" shall mean The Sports Club Company, Inc., a Delaware corporation.

         "Scheduled Improvements" shall mean those improvements and alterations proposed to be performed by Borrower described in Schedule I annexed hereto.

         "Scheduled Payment Date" shall have the meaning set forth in Section 2.2(b) hereof.

          "Securities" shall have the meaning set forth in Section 13.1 hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Liabilities" shall have the meaning set forth in Section
13.5 hereof.

         "Securitization" shall have the meaning set forth in Section 13.1 hereof.

         "SPE Component Entity" shall have the meaning set forth in Section 6.1(b) hereof.

         "Special Member" shall have the meaning set forth in Section 6.1(c) hereof.

         "Sponsor Controlled Party" shall have the meaning set forth in Section
7.6 hereof.

         "Sponsors" shall mean Licklider and Talla.

         "Standard Statements" shall have the meaning set forth in Section 5.11(c)(i)(A) hereof.

         "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "State" shall mean the state in which the Property or any part thereof is located.

         "Substitute Guarantor" shall mean any Person(s) assuming or executing a replacement Guaranty and Environmental Indemnity as and when required or permitted pursuant to the terms of this Agreement and that satisfies the conditions set forth in Section 20.12 hereof. Any Substitute Guarantor shall thereafter be and constitute a Borrower Principal.

         "Successor Borrower" shall have the meaning set forth in Section 2.4(b)(iii) hereof.

         "Talla" shall mean D. Michael Talla, an individual.

         "Tax and Insurance Reserve Funds" shall have the meaning set forth in
Section 9.6 hereof.

         "Tax and Insurance Reserve Account" shall have the meaning set forth in
Section 9.6 hereof.

         "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.

         "Tenant" shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement with Borrower.

         "Title Insurance Policy" shall mean that certain ALTA mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Mortgage.

         "Transferee" shall have the meaning set forth in Section 7.5 hereof.

         "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

         "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State where the applicable Property is located.

         "Underwriter Group" shall have the meaning set forth in Section 13.5(b) hereof.

         Section 1.12 Principles of Construction

         All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                                    ARTICLE 2
                                  GENERAL TERMS

         Section 2.1 Loan Commitment; Disbursement to Borrower

(a) Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

(b) Borrower may request and receive only one borrowing in respect of the Loan and any amount borrowed and repaid in respect of the Loan may not be reborrowed.

(c) The Loan shall be evidenced by the Note and secured by the Mortgage and the other Loan Documents.

(d) Borrower shall use the proceeds of the Loan to (i) pay any and all costs in connection with the financing of the Property, (ii) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (iii) pay costs and expenses incurred in connection with the closing of the Loan, (iv) fund any working capital requirements of the Property, and (v) distribute the balance to its member.

         Section 2.2 Loan Payments

(a) The Loan shall bear interest at a fixed rate per annum equal to the Note Rate. Interest shall be computed based on the daily rate produced assuming a three hundred sixty (360) day year, multiplied by the actual number of days elapsed. Except as otherwise set forth in the first sentence of Section 2.2(b) below, interest shall be paid in arrears.

(b) Borrower hereby agrees to pay sums due under the Note as follows: An initial payment of $ $205,200.00 is due on the Closing Date for interest from the Closing Date through and including January 31, 2006. Thereafter, except as may be adjusted in accordance with the last sentence of Section 2.2(c), consecutive monthly installments of principal and interest in an amount equal $404,374.78 shall be payable pursuant to the terms of Section 2.2(d) (the "Monthly Payment Amount") on the first (1st) day of each month beginning on March 1, 2006 (each a "Scheduled Payment Date") until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on the Maturity Date.

(c) The Monthly Payment Amount shall mean the amount of interest and principal which would be due in order to fully amortize the principal amount of the Loan, over an amortization term of twenty-five (25) years assuming an annual interest rate equal to the Note Rate, computed on the basis of a three hundred sixty
(360) day year consisting of twelve (12) months of thirty (30) days each. Borrower expressly understands and agrees that such computation of interest based on a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each is solely for the purpose of determining the Monthly Payment Amount, and, notwithstanding such computation, interest shall accrue on the outstanding principal amount of the Loan as provided in Section 2.2(a) above. Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty-five (365) day year were used to compute the accrual of interest on the Loan. Borrower recognizes that such interest accrual requirement will not fully amortize the Loan within the amortization period set forth above.

(d) Each payment by Borrower hereunder or under the Note shall be payable at P.
O. Box 65585, Charlotte, North Carolina 28265-0585, or by wire transfer to Bank of America, N.A., ABA #111000025, Account #4782779943 for credit to Commercial Mortgage Loan Servicing, Loan #59603, or at such other place as the Lender may designate from time to time in writing, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date.

(e) Prior to the occurrence of an Event of Default, all monthly payments made as scheduled under this Agreement and the Note shall be applied first to the payment of interest computed at the Note Rate, and the balance toward the reduction of the principal amount of the Note. All voluntary and involuntary prepayments on the Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal amount, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion, including, but not limited to, application to principal installments in inverse order of maturity. Following the occurrence of an Event of Default, any payment made on the Note shall be applied to accrued but unpaid interest, late charges, accrued fees, the unpaid principal amount of the Note, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion.

(f) All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

         Section 2.3 Late Payment Charge

         If any principal or interest payment is not paid by Borrower on or before the date after the same is due (other than the failure by Borrower to pay the outstanding principal balance of the Loan on the Maturity Date or upon the acceleration thereof), Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

         Section 2.4 Prepayment; Defeasance

     Except as otherwise expressly permitted by this Section 2.4 no voluntary prepayments, whether in whole or in part, of the Loan or any other amount at any time due and owing under the Note can be made by Borrower or any other Person without the express written consent of Lender.

     (a) Lockout Period. Borrower has no right to make, and Lender shall have no obligation to accept, any voluntary prepayment, whether in whole or in part, of the Loan during the Lockout Period. Notwithstanding the foregoing, if either (i) Lender, in its sole and absolute discretion, accepts a full or partial voluntary prepayment during the Lockout Period, or (ii) there is an involuntary prepayment during the Lockout Period, then, in either case, Borrower shall, in addition to any portion of the Loan prepaid (together with all interest accrued and unpaid thereon), pay to Lender a prepayment premium in an amount calculated in accordance with Section 2.4(c) hereof.

(b) Defeasance.

     (i) Notwithstanding any provisions of this Section 2.4 to the contrary, including, without limitation, subsection (a) of this Section 2.4, at any time other than during a REMIC Prohibition Period, Borrower may cause the release of the Property from the lien of the Mortgage and the other Loan Documents upon the satisfaction of the following conditions:

          (A.) no default shall exist under any of the Loan Documents;

          (B.) not less than thirty (30) (but not more than ninety (90)) days prior written notice shall be given to Lender specifying a date on which the Defeasance Collateral (as hereinafter defined) is to be delivered (the "Release Date"), such date being on a Scheduled Payment Date; provided, however, that Borrower shall have the right (i) to cancel such notice by providing Lender with notice of cancellation ten (10) days prior to the scheduled Release Date, or (ii) to extend the scheduled Release Date until the next Scheduled Payment Date; provided that in each case, Borrower shall pay all of Lender's costs and expenses incurred as a result of such cancellation or extension;

          (C.) all accrued and unpaid interest and all other sums due under the Note, this Agreement and under the other Loan Documents up to the Release Date, including, without limitation, all fees, costs and expenses incurred by Lender and its agents in connection with such release (including, without limitation, reasonable legal fees and expenses for the review and preparation of the Defeasance Security Agreement (as hereinafter defined) and of the other materials described in Section 2.4(b)(i)(D) below and any related documentation, and any servicing fees, Rating Agency fees or other costs related to such release), shall be paid in full on or prior to the Release Date;

          (D.) Borrower shall deliver to Lender on or prior to the Release Date:

               (1) a pledge and security agreement, in form and substance reasonably satisfactory to Lender, creating a first priority security interest in favor of Lender in the Defeasance Collateral, as defined herein (the "Defeasance Security Agreement"), which shall provide, among other things, that any excess amounts received by Lender from the Defeasance Collateral over the amounts payable by Borrower on a given Scheduled Payment Date, which excess amounts are not required to cover all or any portion of amounts payable on a future Scheduled Payment Date, shall be refunded to Borrower promptly after each such Scheduled Payment Date;

               (2) direct non-callable obligations of the United States of America or other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent the applicable Rating Agencies rating the Securities have confirmed in writing will not cause a downgrade, withdrawal or qualification of the initial, or, if higher, then applicable ratings of the Securities, that provide for payments prior and as close as possible to (but in no event later than) all successive Scheduled Payment Dates occurring after the Release Date, with each such payment being equal to or greater than the amount of the corresponding Monthly Payment Amount required to be paid under this Agreement and the Note (including all amounts due on the Maturity Date) for the balance of the term hereof (the "Defeasance Collateral"), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender in its reasonable discretion (including, without limitation, such certificates, documents and instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement the first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests;

               (3) a certificate of Borrower certifying that all of the requirements set forth in this Section 2.4(b)(i) have been satisfied;

               (4) one or more opinions of counsel for Borrower in form and substance and delivered by counsel which would be satisfactory to a prudent lender stating, among other things, that (i) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms, (ii) in the event of a bankruptcy proceeding or similar occurrence with respect to Borrower, none of the Defeasance Collateral nor any proceeds thereof will be property of Borrower's estate under Section 541 of the U.S. Bankruptcy Code or any similar statute and the grant of security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code or applicable state law, (iii) the release of the lien of the Mortgage and the pledge of Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that then holds the Note to fail to maintain its status as a REMIC Trust and (iv) the defeasance will not cause any REMIC Trust to be an "investment company" under the Investment Company Act of 1940;

               (5) a certificate in form and scope acceptable to Lender in its reasonable discretion from an Acceptable Accountant certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under the Note (including the scheduled outstanding principal balance of the Loan due on the Maturity Date); and

               (6) such other certificates, documents and instruments as Lender may in its reasonable discretion require; and

               (E.) in the event the Loan is held by a REMIC Trust, Lender has received written confirmation from any Rating Agency rating any Securities that substitution of the Defeasance Collateral will not result in a downgrade, withdrawal, or qualification of the ratings then assigned to any of the Securities.

               (ii) Upon compliance with the requirements of Section 2.4(b)(i), the Property shall be released from the lien of the Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure the Note and all other obligations under the Loan Documents. Lender will, at Borrower's expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Mortgage and the other Loan Documents from the Property.

               (iii) Upon the release of the  Property in  accordance  with this
          Section 2.4(b), Borrower shall (at Lender's reasonable discretion) assign all its obligations and rights under the Note, together with the pledged Defeasance Collateral, to a successor entity designated and approved by Lender in its reasonable discretion ("Successor Borrower"). Successor Borrower shall execute an assignment and assumption agreement in form and substance reasonably satisfactory to Lender pursuant to which it shall assume Borrower's obligations under the Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (A) deliver to Lender one or more opinions of counsel in form and substance and delivered by counsel which would be reasonably satisfactory to a prudent lender stating, among other things, that such assignment and assumption agreement is enforceable against Borrower and the

          Successor Borrower in accordance with its terms and that the Note, the Defeasance Security Agreement and the other Loan Documents, as so assigned and assumed, are enforceable against the Successor Borrower in accordance with their respective terms, and opining to such other matters relating to Successor Borrower and its organizational structure as Lender may reasonably require, and (B) pay all fees, costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, legal fees and expenses and for the review of the proposed transferee and the preparation of the assignment and assumption agreement and related certificates, documents and instruments and any fees payable to any Rating Agencies and their counsel in connection with the issuance of the confirmation referred to in subsection (b)(i)(E) above). Upon such assignment and assumption, Borrower shall be relieved of its obligations hereunder, under the Note, under the other Loan Documents and under the Defeasance Security Agreement, except as expressly set forth in the assignment and assumption agreement.

               (iv) For purposes of this Section 2.4, "REMIC Prohibition Period" means the two-year period commencing with the "startup day" within the meaning of Section 860G(a)(9) of the Code of any REMIC Trust that holds the Note. In no event shall Lender have any obligation to notify Borrower that a REMIC Prohibition Period is in effect with respect to the Loan, except that Lender shall notify Borrower if any REMIC Prohibition Period is in effect with respect to the Loan after receiving any notice described in Section 2.4(b)(i)(B); provided, however, that the failure of Lender to so notify Borrower shall not impose any liability on Lender or grant Borrower any right to defease the Loan during any such REMIC Prohibition Period.

               (c) Involuntary Prepayment During the Lockout Period. During the Lockout Period, in the event of any involuntary prepayment of the Loan or any other amount under the Note, whether in whole or in part, in connection with or following Lender's acceleration of the Note or otherwise, and whether the Mortgage is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, including, without limitation, repayment of the Loan by Borrower or any other Person pursuant to any statutory or common law right of redemption, Borrower shall, in addition to any portion of the principal balance of the Loan prepaid (together with all interest accrued and unpaid thereon and in the event the prepayment is made on a date other than a Scheduled Payment Date, a sum equal to the amount of interest which would have accrued under the Note on the amount of such prepayment if such prepayment had occurred on the next Scheduled Payment Date), pay to Lender a prepayment premium in an amount calculated in accordance with this Section 2.4(c). Such prepayment premium shall be in an amount equal to the greater of:

                (i)  1% of the portion of the Loan being prepaid; or

                (ii) the product obtained by multiplying:

                    (A.) the portion of the Loan being prepaid, times;

                    (B.) the difference  obtained by  subtracting  (I) the Yield
                         Rate from (II) the Note Rate, times;

                    (C.) the present value factor calculated using the following formula:

                                                                     1-(1+r)-n
                                                                         r

                                    r =  Yield Rate
                                    n    = the number of years and any fraction
                                         thereof, remaining between the date the
                                         prepayment is made and the Maturity
                                         Date of the Note.

         As used herein, "Yield Rate" means the yield rate for the 4.500% U.S. Treasury Security due November 15, 2015, as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the Yield Rate is not published for the U.S. Treasury Security, then the "Yield Rate" shall mean the yield rate for the nearest equivalent U.S. Treasury Security (as selected at Lender's sole and absolute discretion) as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the publication of such Yield Rate in The Wall Street Journal is discontinued, Lender shall determine such Yield Rate from another source selected by Lender in Lender's sole and absolute discretion. The "Prepayment Calculation Date" shall mean, as applicable, the date on which (i) Lender applies any partial prepayment to the reduction of the outstanding principal amount the Note, in the case of a voluntary partial prepayment which is accepted by Lender, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).

(d) Insurance and Condemnation Proceeds; Excess Interest. Notwithstanding any other provision of this Agreement or any other Loan Documents to the contrary, and provided no Default exists, Borrower shall not be required to pay any prepayment premium in connection with any prepayment occurring solely as a result of (i) the application of Insurance Proceeds or Condemnation Proceeds to the reduction of the Debt, or (ii) the application of any interest in excess of the maximum rate permitted by applicable law to the reduction of the Loan.

(e) After the Lockout Period. Commencing on the day after the expiration of the Lockout Period, and upon giving Lender at least thirty (30) days (but not more than ninety (90) days) prior written notice, Borrower may voluntarily prepay (without premium) the Note in whole (but not in part) on a Scheduled Payment Date. Lender shall accept a prepayment pursuant to this Section 2.4(e) on a day other than a Scheduled Payment Date provided that, in addition to payment of the full outstanding principal balance of the Note, Borrower pays to Lender a sum equal to the amount of interest which would have accrued on the Note if such prepayment occurred on the next Scheduled Payment Date.

(f) Limitation on Partial Prepayments. In no event shall Lender have any obligation to accept a partial prepayment.

         Section 2.5 Payments after Default

         Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan,
(a) shall accrue at the Default Rate, and (b) Lender shall be entitled to receive and Borrower shall pay to Lender all cash flow from the Property in accordance with the terms of the Cash Management Agreement, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (i) the actual receipt and collection of the Debt (or that portion thereof that is then due) and (ii) the cure of such Event of Default. To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgage. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment from Borrower shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Agreement to accelerate and to continue to demand payment of the Debt upon the happening of and during the continuance any Event of Default, despite any payment by Borrower to Lender.

         Section 2.6 Usury Savings

         This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Note Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

         The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date.

         Section 3.1 Representations and Warranties; Compliance with Conditions

         The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and Lender shall have determined that no Default or an Event of Default shall have occurred and be continuing nor will any Default or Event of Default occur immediately following the Closing Date; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

        Section 3.2 Delivery of Loan Documents; Title Insurance; Reports; Leases

(a) Mortgage, Loan Agreement and Note. Lender shall have received from Borrower a fully executed and acknowledged counterpart of the Mortgage and evidence that counterparts of the Mortgage and Uniform Commercial Code financing statements have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the Environmental Indemnity, Cash Management Agreement, this Agreement, the Note and Assignment of Management Agreement and all other Loan Documents.

(b) Title Insurance. Lender shall have received a Title Insurance Policy issued by a title company reasonably acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements reasonably acceptable to Lender. Such Title Insurance Policy shall (i) provide coverage in the amount of the Loan, (ii) insure Lender that the Mortgage creates a valid lien on the Property of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Insurance Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

(c) Survey. Lender shall have received a current title survey for the Property, certified to the title company and Lender and their successors and assigns, in form and content reasonably satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory reasonably to Lender in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The survey shall meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey: 2, 3, 4, 6, 8, 9, 10, 11 and 13. Such survey shall reflect the same legal description contained in the Title Insurance Policy referred to in subsection (b) above and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to the survey and the surveyor shall provide a certification for each survey in form and substance reasonably acceptable to Lender.

(d) Insurance. Lender shall have received copies of the Policies required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all Insurance Premiums payable for the existing policy period.

(e) Environmental Reports. Lender shall have received an Environmental Report in respect of the Property reasonably satisfactory to Lender.

(f) Zoning/Building Code. Lender shall have received evidence of compliance with zoning and building ordinances and codes, including, without limitation, required certificates of occupancy, reasonably acceptable to Lender.

(g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date on the Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received reasonably satisfactory evidence thereof.

(h) Lien Searches. Borrower shall have delivered to Lender certified search results pertaining to the Borrower, Borrower Principal and such other Persons or any SPE Component Entity as reasonably required by Lender for state and federal tax liens, bankruptcy, judgment, litigation and state and local UCC filings

         Section 3.3 Related Documents

         Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and at Lender's written request, Lender shall have received and approved certified copies thereof.

         Section 3.4 Organizational Documents

         On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender (a) copies certified by Borrower of all organizational documentation related to Borrower, each SPE Component Entity and Borrower Principal which must be acceptable to Lender in its sole discretion, and (b) such other evidence of the formation, structure, existence, good standing and/or qualification to do business of the Borrower, each SPE Component Entity and Borrower Principal, as Lender may request in its sole discretion, including, without limitation, good standing or existence certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

         Section 3.5 Opinions of Borrower's Counsel

         Lender shall have received opinions of Borrower's counsel (a) with respect to non-consolidation issues and (b) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their sole discretion.

         Section 3.6 Annual Budget

         Borrower shall have delivered, and Lender shall have approved in its reasonable discretion, the Annual Budget for the current fiscal year, a copy of which is attached as Exhibit A hereto.

         Section 3.7 Taxes and Other Charges

         Borrower shall have paid all Taxes and Other Charges (including any in arrears) relating to the Property, which amounts may be funded with proceeds of the Loan.

         Section 3.8 Completion of Proceedings

         All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

         Section 3.9 Payments

         All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

         Section 3.10 Transaction Costs

         Except as otherwise expressly provided herein, Borrower shall have paid or reimbursed Lender for all out of pocket expenses in connection with the underwriting, negotiation, Securitization and closing of the Loan, including title insurance premiums and other title company charges; recording, registration, filing and similar fees, taxes and charges; transfer, mortgage, deed, stamp or documentary taxes or similar fees or charges; costs of third-party reports, including without limitation, environmental studies, credit reports, seismic reports, engineer's reports, appraisals and surveys; underwriting and origination expenses; Securitization expenses; and all actual, reasonable legal fees and expenses charged by counsel to Lender.

         Section 3.11 No Material Adverse Change

         There shall have been no material adverse change in the financial condition or business condition of the Property, Borrower, Borrower Principal, any SPE Component Entity, Manager or any other person or party contributing to the operating income and operations of the Property since the date of the most recent financial statements and/or other information delivered to Lender. The income and expenses of the Property, the occupancy and leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor Borrower Principal, any SPE Component Entity or Affiliated Manager shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

         Section 3.12 Leases and Rent Roll

         Lender shall have received copies of all Leases affecting the Property, which shall be reasonably satisfactory in form and substance to Lender. If required by Lender, Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.

         Section 3.13 Tenant Estoppels

         If required by Lender, Borrower shall have delivered to Lender an executed tenant estoppel letter, which shall be in form and substance reasonably satisfactory to Lender, from each Tenant.

         Section 3.14 Intentionally Omitted

         Section 3.15 Subordination and Attornment

         If required by Lender, Borrower shall have delivered to Lender executed instruments reasonably acceptable to Lender subordinating to the Mortgage all of the Leases affecting the Property.

         Section 3.16 Tax Lot

         Lender shall have received evidence that the Property constitutes one
(1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

         Section 3.17 Physical Conditions Report

         Lender shall have received a Physical Conditions Report with respect to the Property, which report shall be reasonably satisfactory in form and substance to Lender.

         Section 3.18 Management Agreement

         Lender shall have received a certified copy of the Management Agreement with respect to the Property which shall be reasonably satisfactory in form and substance to Lender. Lender hereby confirms approval to the existing Management Agreement.

         Section 3.19 Appraisal

         Lender shall have received an appraisal of the Property, which shall be reasonably satisfactory in form and substance to Lender.

         Section 3.20 Financial Statements

         Lender shall have received financial statements and related information in form and substance reasonably satisfactory to Lender and in compliance with any Legal Requirements promulgated by the Securities and Exchange Commission, including, without limitation, a balance sheet, income and expense statement and statement of cash flows with respect to Borrower and SCC and an operating statement with respect to the Property for the year-to-date 2005, 2004, 2003 and 2002, audited (except with respect to the year-to-date 2005) by an Acceptable Accountant (with respect to
SCC).

         Section 3.21 Net Operating Income

         The Net Operating Income for the Property is not less than $8,600,000 as determined by Lender in its sole discretion pursuant to its standard underwriting procedures for loans which are consummated by Lender for the purpose of any Securitization.

         Section 3.22 Further Documents

         Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         Borrower and, where specifically indicated, each Borrower Principal represents and warrants to Lender as of the Closing Date that:

         Section 4.1 Organization

         Borrower and each Borrower Principal (when not an individual) (a) has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged, (b) is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, (c) possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged (except, if Borrower Principal is a corporation, where the failure to possess such rights, licenses, permits and authorizations would not have a material adverse effect on Borrower Principal or its subsidiaries), and the sole business of Borrower is the ownership, management and operation of the Property, and (d) in the case of Borrower, has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms of the Loan Documents, and in the case of Borrower and each Borrower Principal, has full power, authority and legal right to keep and observe all of the terms of the Loan Documents to which it is a party. Borrower and each Borrower Principal represent and warrant that the chart attached hereto as Exhibit B sets forth an accurate listing of the direct and indirect owners of the equity interests in Borrower, each SPE Component Entity (if any) and each Borrower Principal (when not an individual).

         Section 4.2 Status of Borrower

         Borrower's exact legal name is correctly set forth on the first page of this Agreement, on the Mortgage and on any UCC-1 Financing Statements filed in connection with the Loan. Borrower is an organization of the type specified on the first page of this Agreement. Borrower is incorporated in or organized under the laws of the State of Delaware. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) the address of Borrower set forth on the first page of this Agreement. Borrower's organizational identification number assigned by the state of its incorporation or organization is 4064460 and its taxpayer identification number is 20-3861746.

         Section 4.3 Validity of Documents

         Borrower and each Borrower Principal have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which they are parties. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and each Borrower Principal and constitute the legal, valid and binding obligations of Borrower and each Borrower Principal enforceable against Borrower and each Borrower Principal in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         Section 4.4 No Conflicts

         The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and each Borrower Principal will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower or any Borrower Principal pursuant to the terms of any agreement or instrument to which Borrower or any Borrower Principal is a party or by which any of Borrower's or Borrower Principal's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any Borrower Principal or any of Borrower's or Borrower Principal's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower or Borrower Principal of this Agreement or any of the other Loan Documents has been obtained and is in full force and effect.

         Section 4.5 Litigation

         There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower's or Borrower Principal's knowledge, threatened against or affecting Borrower, any Borrower Principal, Manager or the

Property, which actions, suits or proceedings, if determined against Borrower, any Borrower Principal, Manager or the Property, would materially adversely affect the condition (financial or otherwise) or business of Borrower or any Borrower Principal or the condition or ownership of the Property.

         Section 4.6 Agreements

         Borrower is not a party to any agreement or instrument or subject to any restriction which would materially and adversely affect Borrower or the Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

         Section 4.7 Solvency

         Borrower and each Borrower Principal have (a) not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for their obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of the assets of Borrower and each Borrower Principal exceeds and will, immediately following the making of the Loan, exceed the total liabilities of Borrower and each Borrower Principal, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. No petition in bankruptcy has been filed against Borrower, any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years, and neither Borrower nor any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years has made an assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws. Neither Borrower nor any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower or any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager.

         Section 4.8 Full and Accurate Disclosure

         No statement of fact made by or on behalf of Borrower or any Borrower Principal in this Agreement or in any of the other Loan Documents or in any other document or certificate delivered by or on behalf of Borrower or any Borrower Principal contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no material fact presently known to Borrower or any Borrower Principal which has not been disclosed to Lender which adversely affects, nor as far as Borrower or any Borrower

Principal can reasonably foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or any Borrower Principal.

         Section 4.9 No Plan Assets

         Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

         Section 4.10 Not a Foreign Person

         Neither Borrower nor Borrower Principal is a "foreign person" within the meaning of ss.1445(f)(3) of the Internal Revenue Code.

         Section 4.11 Enforceability

         The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and neither Borrower nor Borrower Principal has asserted any right of rescission, set-off, counterclaim or defense with respect thereto. No Default or Event of Default exists under or with respect to any Loan Document.

         Section 4.12 Business Purposes

         The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

         Section 4.13 Compliance

         Borrower and the Property, and the use and operation thereof, comply in all material respects with all Legal Requirements, including, without limitation, building and zoning ordinances and codes and the Americans with Disabilities Act. To Borrower's knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority and Borrower has received no written notice of any such default or violation. There has not been committed by Borrower or, to Borrower's knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

         Section 4.14 Financial Information

         All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower, any Borrower Principal and/or the Property (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower, Borrower Principal or the Property, as applicable, as of the date of such reports, and
(c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on the Property or the current and/or intended operation thereof, except as referred to or reflected in said financial statements (including the notes thereto). Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Borrower Principal from that set forth in said financial statements.

         Section 4.15 Condemnation

         No Condemnation or other proceeding has been commenced or, to Borrower's knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

         Section 4.16 Utilities and Public Access; Parking

         The Property has adequate rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses. All public utilities necessary to the full use and enjoyment of the Property as currently used and enjoyed are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities. The Property has, or is served by, parking to the extent required to comply with all Legal Requirements.

         Section 4.17 Separate Lots

         The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

         Section 4.18 Assessments

         To Borrower's knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

         Section 4.19 Insurance

         Borrower has obtained and has delivered to Lender certified copies of all Policies or, to the extent such Policies are not available as of the Closing Date, certificates of insurance with respect to all such Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies that would have a material adverse effect on the financial condition of Borrower or the Property or would invalidate any of the Policies, and to Borrower's knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

         Section 4.20 Use of Property

         The Property is used exclusively as an upscale sports and fitness complex and other appurtenant and related uses.

         Section 4.21 Certificate of Occupancy; Licenses

         All certifications, permits, licenses and approvals, including, without limitation, certificates of completion or occupancy and any applicable liquor license required for the legal use, occupancy and operation of the Property for the purpose intended herein, have been obtained (or, with respect to the liquor license, is being processed as of the Closing Date for issuance to Borrower as soon after the Closing Date as is reasonably practicable, but not later than ninety (90) days after the date hereof) and are valid and in full force and effect. Borrower shall keep and maintain all licenses necessary for the operation of the Property for the purpose intended herein. The use being made of the Property is in conformity with the certificate of occupancy and any permits or licenses issued for the Property.

         Section 4.22 Flood Zone

         None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Improvements is located within such area, Borrower has obtained the insurance prescribed in Section 8.1(a)(i).

         Section 4.23 Physical Condition

         Except as otherwise disclosed in the Physical Conditions Report, to Borrower's knowledge after due inquiry, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. To Borrower's knowledge after due inquiry, there exists no structural or other material defects or damages in the Property, as a result of a Casualty or otherwise, and whether latent or otherwise. Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

         Section 4.24 Boundaries

         (a) None of the Improvements which were included in determining the appraised value of the Property lie outside the boundaries and building restriction lines of the Property to any material extent, and (b) no improvements on adjoining properties encroach upon the Property and no easements or other encumbrances upon the Property encroach upon any of the Improvements so as to materially affect the value or marketability of the Property.

         Section 4.25 Leases and Rent Roll

         Borrower has delivered to Lender a true, correct and complete copies of all Leases affecting the Property (including schedules for all executed Leases for Tenants not yet in occupancy or under which the rent commencement date has not occurred). Borrower further represents and warrants to Lender as of the Closing Date that: (a) each Lease is in full force and effect; (b) the premises demised under the Leases have been completed and the Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises; (c) the Tenants under the Leases have commenced the payment of rent under the Leases, to Borrower's knowledge there are no offsets, claims or defenses to the enforcement thereof, and Borrower has no monetary obligations to any Tenant under any Lease; (d) all Rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty
(30) days in advance; (e) the rent payable under each Lease is the amount set forth in the financial statements delivered to Lender in connection with the Loan, and to Borrower's knowledge there is no claim or basis for a claim by the Tenant thereunder for an offset or adjustment to the rent; (f) no Tenant has made any written claim of a material default against the landlord under any Lease which remains outstanding nor has Borrower or Manager received, by telephonic, in-person, e-mail or other communication, any notice of a material default under any Lease; (g) to Borrower's knowledge there is no present material default by the Tenant under any Lease; (h) all security deposits under the Leases have been collected by Borrower; (i) Borrower is the sole owner of the entire landlord's interest in each Lease; (j) each Lease is the valid, binding and enforceable obligation of Borrower and the applicable Tenant thereunder and there are no agreements with the Tenants under the Leases other than as expressly set forth in the Leases; (k) no Person has any possessory interest in, or right to occupy, the Property or any portion thereof except under the terms of a Lease; (l) none of the Leases contains any option or offer to purchase or right of first refusal to purchase the Property or any part thereof; and (m) neither the Leases nor the Rents have been assigned, pledged or hypothecated except to Lender, and no other Person has any interest therein except the Tenants thereunder.

         Section 4.26 Filing and Recording Taxes

         All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or will be paid, and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Lender (or any subsequent holder thereof).

         Section 4.27 Management Agreement

         The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower's knowledge, no event has occurred that, with the passage of time and/or the giving of notice or both would constitute a default thereunder. No management fees under the Management Agreement are accrued and unpaid.

         Section 4.28 Illegal Activity

         No portion of the Property has been or will be purchased with proceeds of any illegal activity, and no part of the proceeds of the Loan will be used in connection with any illegal activity.

         Section 4.29 Construction Expenses

         All costs and expenses of any and all labor, materials, supplies and equipment used in the construction maintenance or repair of the Improvements have been paid in full. To Borrower's knowledge, there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

         Section 4.30 Personal Property

         Borrower has paid in full for, and is the owner of, all Personal Property used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except for Permitted Encumbrances and the Lien and security interest created by the Loan Documents; provided, however, that Lender acknowledges that certain trademarks and trade names used in the operation of the Property are used pursuant to a license agreement with SCC and that certain objects of art displayed at the Property are not owned by Borrower. Attached hereto as Schedule III is a true, correct and complete list of all material Personal Property owned by Borrower.

         Section 4.31 Taxes

         Borrower and its sole member (as predecessor-in-interest to Borrower in the Property) have filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower nor Borrower Principal knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

         Section 4.32 Permitted Encumbrances

         None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Loan Documents, materially and adversely affects the value of the Property, impairs the use or the operation of the Property or impairs Borrower's ability to pay its obligations in a timely manner.

         Section 4.33 Federal Reserve Regulations

         Borrower will use the proceeds of the Loan for the purposes set forth in Section 2.1(d) hereof and not for any illegal activity. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or prohibited by the terms and conditions of this Agreement or the other Loan Documents.

         Section 4.34 Investment Company Act

         Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

         Section 4.35 Intentionally Omitted

         Section 4.36 No Change in Facts or Circumstances; Disclosure

         All information submitted by Borrower or its agents to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects, or could reasonably be expected to materially and adversely affect, the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts, and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

         Section 4.37 Intellectual Property

         All trademarks, trade names and service marks necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business are in good standing and, to the extent of Borrower's actual knowledge, uncontested. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower's knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower. The Borrower operates the Property under the name "The Sports Club - LA" under a license agreement with SCC and utilizes other trademarks and trade names under such license agreement. Such license agreement is in full force and effect and no default exists thereunder.

         Section 4.38 Survey

         The Survey for the Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.2(c) hereof, and to the knowledge of Borrower does not fail to reflect any material matter affecting the Property or the title thereto.

         Section 4.39 Embargoed Person1.1.1 As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. ss.ss. 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law ("Embargoed Person"); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower, as applicable, with the result that the investment in Borrower, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

         Section 4.40 Patriot ActAll capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 (collectively referred as the "Patriot Act") and are incorporated into this Section. Borrower hereby represents and warrants that Borrower and each and every Person affiliated with Borrower or that to Borrower's knowledge has an economic interest in Borrower (excluding public shareholders owning less than 5% of all outstanding shares), or, to Borrower's knowledge, that has or will have an interest in the transaction contemplated by this Agreement or in the Property or will participate, in any manner whatsoever (other than through Lender), in the Loan, is: (i) not a "blocked" person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof

(as used in this Section only, the "Annex"); (ii) in full compliance with the requirements of the Patriot Act and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury ("OFAC"); (iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act and available to Lender for Lender's review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist or as a "blocked" person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (vi) not a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) not owned or controlled by or now acting and or will in the future act for or on behalf of any person named in the Annex or any other list promulgated under the Patriot Act or any other person who has been determined to be subject to the prohibitions contained in the Patriot Act. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower (or any of its beneficial owners or affiliates or participants) becomes listed on the Annex or any other list promulgated under the Patriot Act or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. It shall be an Event of Default hereunder if Borrower or any other party (other than Lender) to any Loan Document becomes listed on any list promulgated under the Patriot Act or is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

         Section 4.41 Survival

         Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Agreement and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                                    ARTICLE 5
                               BORROWER COVENANTS

         From the date hereof and until repayment of the Debt in full and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

         Section 5.1 Existence; Compliance with Legal Requirements

(a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property in every instance when failure to do so could reasonably be expected to have a material adverse effect on Borrower, the Property or Net Operating Income. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower shall at all times maintain, preserve and protect all franchises and trade names used in connection with the operation of the Property.

(b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Legal Requirements affecting the Property, provided that (i) no Default or Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (iii) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (iv) non-compliance with the Legal Requirements shall not impose civil or criminal liability on Borrower or Lender; (v) Borrower shall have furnished the security as may be required in the proceeding or by Lender to ensure compliance by Borrower with the Legal Requirements; and (vi) Borrower shall have furnished to Lender all other items reasonably requested by Lender.

         Section 5.2 Maintenance and Use of Property

         Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered, other than in accordance with the provisions of Section 5.21 (and except for normal replacement of the Personal Property) without the prior written consent of Lender. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

         Section 5.3 Waste

         Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security for the Loan. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof except as may be expressly permitted without Borrower's consent under the Permitted Encumbrances that reserve such rights in third parties.

         Section 5.4 Taxes and Other Charges

(a) Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof prior to the same becoming delinquent; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 9.6 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 9.6 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property.

(b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon (unless Borrower has paid all of the Taxes or Other Charges under protest). Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

         Section 5.5 Litigation

         Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or the Property.

         Section 5.6 Access to Property

         Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

         Section 5.7 Notice of Default

         Borrower shall promptly advise Lender of any material adverse change in the condition (financial or otherwise) of Borrower, any Borrower Principal or the Property or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

         Section 5.8 Cooperate in Legal Proceedings

         Borrower shall at Borrower's expense cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

         Section 5.9 Performance by Borrower

         Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrower under this Agreement and the other Loan Documents and any other agreement or instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

         Section 5.10 Awards; Insurance Proceeds

         Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting the Property or any part thereof) out of such Awards or Insurance Proceeds.

         Section 5.11 Financial Reporting

(a) Borrower and Borrower Principal shall keep adequate books and records of account in accordance with GAAP or in accordance with other methods acceptable to Lender in its reasonable discretion, consistently applied (provided, however, that financial statements of individuals need not be audited or prepared in accordance with GAAP), and shall furnish to Lender:

(i) prior to a Securitization, at the request of Lender, monthly, and following a Securitization, quarterly and annual certified rent rolls signed and dated by Borrower, detailing the names of all Tenants of the Improvements, the portion of Improvements (in terms of square footage) occupied by each Tenant, the base rent, additional rent and any other charges payable under each Lease (including annual store sales required to be reported by Tenant under any Lease), and the term of each Lease, including the commencement and expiration dates and any tenant extension, expansion or renewal options, the extent to which any Tenant is in default under any Lease, and any other information as is reasonably required by Lender (a "Rent Roll"), within twenty (20) days after the end of each calendar month, thirty (30) days after the end of each fiscal quarter or sixty (60) days after the close of each fiscal year of Borrower, as applicable;

(ii) prior to a Securitization, at the request of Lender, monthly, and following a Securitization, quarterly and annual operating statements of the Property, prepared and certified by Borrower in the form required by Lender (with the annual operating statement prepared and audited by an Acceptable Accountant), detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for the period of calculation and containing appropriate year-to-date information, within twenty (20) days after the end of each calendar month, thirty (30) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower, as applicable;

(iii) quarterly and annual balance sheets, profit and loss statements, statements of cash flows, and statements of change in financial position of Borrower and SCC in the form required by Lender (with the annual financial statements prepared and audited by an Acceptable Accountant), within thirty (30) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower and SCC, as applicable, as the case may be; and

(iv) an Annual Budget not later than thirty (30) days prior to the commencement of each fiscal year of Borrower in form reasonably satisfactory to Lender. In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, which approval shall not be unreasonably withheld, conditioned or delayed, the most recent Annual Budget shall apply; provided that, such approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums, utilities expenses and expenses under the Management Agreement. Any proposed Annual Budget that does not provide for increased expenditures (before extraordinary expenditures) in excess of 110% of the prior year's Approved Budget shall automatically be deemed approved by Lender. If Borrower has not received a response from Lender within the aforesaid fifteen (15) day period, then Borrower may elect to resubmit the proposed Annual Budget to Lender, together with a notice in capitalized, bold faced 14 point type containing the following statement at the top of the first page: "THIS IS A REQUEST FOR APPROVAL OF AN ANNUAL BUDGET. IF LENDER FAILS TO APPROVE OR DISAPPROVE THE ENCLOSED PROPOSED ANNUAL BUDGET WITHIN TEN (10) BUSINESS DAYS, SUCH PROPOSED ANNUAL BUDGET WILL BE DEEMED APPROVED". If Lender fails to approve or disapprove such resubmitted proposed Annual Budget within ten (10) days after such notice from Borrower then such re-submitted proposed Annual Budget shall be deemed approved by Lender.

b) Upon request from Lender, Borrower shall promptly furnish to Lender:

(i) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by Borrower under penalty of perjury to be true and complete, but no more frequently than quarterly;

(ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions;

(iii) a report of all letters of credit provided by any Tenant in connection with any Lease of any part of the Property, including the account numbers of such letters of credit, the names and addresses of the financial institutions that issued such letters of credit and the names of the Persons to contact at such financial institutions, along with any authority or release necessary for Lender to obtain information regarding such letters of credit directly from such financial institutions; and

(iv) a roster of current members of the health and fitness club operated at the Property and copies of the existing membership agreements.

(v) the most recent tax returns filed by each Borrower Principal who is an individual and their current financial statements certified by such Borrower Principal as being true, correct and complete in all material respects.

c) Borrower and Borrower Principal shall furnish Lender with such other additional financial or management information (including state and federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender (including, without limitation, any financial reports required to be delivered by any Tenant or any guarantor of any Lease pursuant to the terms of such Lease), and shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.

d) All items requiring the certification of Borrower shall, except where Borrower is an individual, require a certificate executed by the general partner, managing member or chief executive officer of Borrower, as applicable (and the same rules shall apply to any sole shareholder, general partner or managing member which is not an individual).

         Section 5.12 Estoppel Statement

(a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth
(i) the amount of the original principal amount of the Note, (ii) the rate of interest on the Note, (iii) the unpaid principal amount of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b) Borrower shall use its best efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Lender attesting to such facts regarding the related Lease as Lender may require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease.

         Section 5.13 Leasing Matters

(a) Borrower shall not enter into any proposed Lease (including the renewal or extension of an existing Lease) without the prior written consent of Lender except in accordance with the express terms of this Section 5.13. All proposed Leases shall be subject to the prior approval of Lender and its counsel, at Borrower's expense which consent shall not be unreasonably withheld provided that any proposed Lease shall (A) be with a reputable Tenant, (B) be for a use consistent with the present operation of the Property as an upscale health and fitness facility, (C) be expressly subordinate to the Lien of the Mortgage, (D) be at market rate rents and otherwise be upon prevailing market terms and conditions for similar space and (E) be on a form reasonably approved by Lender. Notwithstanding the foregoing, Borrower may enter into Leases (and renew or extend existing Leases) with Tenants that are not Affiliates of Borrower (unless such Lease to an Affiliate is on terms consistent with arms-length, third party leases for similar space) without the prior approval of Lender provided that (i) no such Lease shall cover more than 3,500 square feet of rentable space, (ii) the aggregate square feet leased to all Tenants of the Property shall not exceed 7,000 square feet, (iii) no such Lease shall be for a term in excess of five (5) years, including all renewal options and (iv) any such Lease shall expressly be subordinate to the Lien of the Mortgage. Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this subsection, whether or not Lender's consent is required.

(b) Borrower (i) shall observe and perform all the obligations imposed upon the landlord under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed; (iv) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the landlord's interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender which shall not be unreasonably withheld.

(c) Borrower may not, without the prior written consent of Lender, which shall not be unreasonably withheld, amend, modify or waive the provisions of any Lease or terminate, reduce Rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto); provided, however, that Lender's consent to the foregoing shall not be required with respect to any Lease for which

Lender's consent is not required under clause (a) of this Section 5.13. A termination of a Lease with a tenant who is in default beyond applicable notice and grace periods shall not, however, require the prior written consent of Lender, provided that Borrower has notified Lender of its intent to so terminate such Lease. Borrower shall promptly deliver to Lender copies of amendments, modifications and waivers which are entered into pursuant to this subsection, whether or not Lender's consent is required.

         Section 5.14 Property Management

(a) Borrower shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.

(b) If at any time, (i) Manager shall become insolvent or a debtor in a bankruptcy proceeding; (ii) an Event of Default has occurred and is continuing; or (iii) a default has occurred and is continuing under the Management Agreement, Borrower shall, at the request of Lender, terminate the Management Agreement upon thirty (30) days prior notice to Manager and replace Manager with a Qualified Manager approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

(c) Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Management Agreement or otherwise replace Manager or enter into any other management agreement with respect to the Property; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect. In the event that Borrower replaces Manager at any time during the term of Loan pursuant to this subsection, such Manager shall be a Qualified Manager.

         Section 5.15 Liens

         Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except Permitted Encumbrances and any Mezzanine Loan permitted pursuant to Section 7.7.

         Section 5.16 Debt Cancellation

         Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

         Section 5.17 Zoning

         Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

         Section 5.18 ERISA

(a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA;
         (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(A.) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. ss.2510.3-101(b)(2);

(B.) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. ss.2510.3-101(f)(2); or

(C.) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R.
         ss.2510.3-101(c) or (e).


Section 5.19 No Joint Assessment

         Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

Section 5.20 Reciprocal Easement Agreements

(a) Borrower shall not enter into any REA without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall enforce, comply with, and cause each of the parties to the REA to comply with all of the material economic terms and conditions contained in the REA.

Section 5.21 Alterations

         Lender's prior approval shall be required in connection with any alterations to any Improvements, exclusive of alterations to tenant spaces required under any Lease and the Scheduled Improvements (but only with respect to Scheduled Improvements that are actually performed within twelve (12) months after the date hereof), (a) that may have a material adverse effect on the Property, (b) that are structural in nature or (c) that, together with any other alterations undertaken at the same time (including any related alterations, improvements or replacements), are reasonably anticipated to have a cost in excess of the Alteration Threshold. With respect to the foregoing clause (a), Lender may grant or deny their approval to any such proposed alterations in Lender's sole and absolute discretion; with respect to the foregoing clauses (b) and (c), Lender will not unreasonably withhold its consent to any such proposed alterations. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (i) cash, (ii) direct non-callable obligations of the United States of America or other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent acceptable to the applicable Rating Agencies, (iii) other securities acceptable to Lender and the Rating Agencies, or (iv) a completion bond, provided that such completion bond is acceptable to the Lender and the Rating Agencies. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.

                                    ARTICLE 6
                                ENTITY COVENANTS

Section 6.1 Single Purpose Entity/Separateness

         Until the Debt has been paid in full, Borrower represents, warrants and covenants as follows:

(a) Borrower has not and will not:

(i) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

(ii) acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the operation of the Property;

(iii) merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

(iv) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

(v) own any subsidiary, or make any investment in, any Person;

(vi) commingle its assets with the assets of any other Person;

(vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty
(60) days past the date incurred and paid on or prior to such date, and/or (C) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to Personal Property on commercially reasonable terms and conditions; provided, however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Note;

(viii) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that Borrower's financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that such consolidated financial statements contain a footnote indicating that Borrower is a separate legal entity and that it maintains separate books and records;

(ix) enter into any contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Borrower, or any Affiliate of the foregoing, except (A) the Management Agreement and (B) any other contract or agreement containing terms and conditions that are commercially fair and reasonable and substantially similar to those that would be available on an arm's-length basis with unaffiliated Persons;

(x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(xii) make any loans or advances to any Person;

(xiii) fail to file its own tax returns or files a consolidated federal income tax return with any Person (unless prohibited or required, as the case may be, by applicable Legal Requirements);

(xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

(xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xvi) if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of 100% of the managers of Borrower, including, without limitation, each Independent Director, (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors;

(xvii) fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

(xviii) fail to remain solvent or pay its own liabilities (including, without limitation, salaries of its own employees) only from its own funds;

(xix) acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable;

(xx) violate or cause to be violated the assumptions made with respect to Borrower and its principals in any opinion letter pertaining to substantive consolidation delivered to Lender in connection with the Loan; or

(xxi) fail to maintain a sufficient number of employees in light of its contemplated business operations.

b) If Borrower is a partnership or limited liability company, each general partner in the case of a general partnership, each general partner in the case of a limited partnership, or the managing member in the case of a limited liability company which has more than one member (each an "SPE Component Entity") of Borrower, as applicable, shall be a corporation whose sole asset is its interest in Borrower. Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 6.1(a)(iii) - (vi) and
(viii) - (xxi), as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in Borrower; (iii) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower; (iv) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (v) will cause Borrower to comply with the provisions of this Section 6.1 and Section 6.4. Prior to the withdrawal or the disassociation of any SPE Component Entity from Borrower, Borrower shall immediately appoint a new general partner or managing member whose articles of incorporation are substantially similar to those of such SPE Component Entity and, if an opinion letter pertaining to substantive consolidation was required at closing, deliver a new opinion letter acceptable to Lender and the Rating Agencies with respect to the new SPE Component Entity and its equity owners. Notwithstanding the foregoing, to the extent Borrower is a single member Delaware limited liability company, so long as Borrower maintains such formation status, no SPE Component Entity shall be required.

c) In the event Borrower is a single member Delaware limited liability company, the limited liability company agreement of Borrower (the "LLC Agreement") shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower ("Member") to cease to be the member of Borrower (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower ("Special Member") and shall continue Borrower without dissolution and (ii) Special Member may not resign from Borrower or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law and (B) such successor Special Member has also accepted its appointment as an Independent Director. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (ii) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the "Act"), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (iv) Special Member, in its capacity as Special Member, may not bind Borrower and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower; provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC

Agreement. In order to implement the admission to Borrower of Special
Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

         Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (i) to continue Borrower and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

         Section 6.2 Change of Name, Identity or Structure

         Borrower shall not change or permit to be changed (a) Borrower's name,
(b) Borrower's identity (including its trade name or names), (c) Borrower's principal place of business set forth on the first page of this Agreement, (d) except in connection with a Permitted Transfer, the corporate, partnership or other organizational structure of Borrower, each SPE Component Entity (if any), or Borrower Principal, (e) Borrower's state of organization, or (f) Borrower's organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, other than in connection with a Permitted Transfer, without first obtaining the prior written consent of Lender. In addition, Borrower shall not change or permit to be changed any organizational documents of Borrower or any SPE Component Entity (if any) if such change would adversely impact the covenants set forth in Section
6.1 and Section 6.4 hereof. Borrower authorizes Lender to file any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property. If Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower subsequently changes, Borrower shall promptly notify Lender of such organizational identification number or change.

         Section 6.3 Business and Operations

         Borrower will qualify to do business and will remain in good standing under the laws of the State as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

         Section 6.4 Independent Director

         (a) The organizational documents of Borrower shall provide that at all times there shall be, and Borrower shall cause there to be, at least two (2) duly appointed members of the board of managers (each an "Independent Director") of Borrower reasonably satisfactory to Lender each of whom are not at the time of such individual's initial appointment, and shall not have been at any time during the preceding five (5) years, and shall not be at any time while serving as a director Borrower, either (i) a shareholder (or other equity owner) of, or an officer, director, partner, manager, member (other than as a Special Member in the case of single member Delaware limited liability companies), employee, attorney or counsel of, Borrower or any of its shareholders, partners, members, subsidiaries or affiliates; (ii) a customer or creditor of, or supplier to, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates who derives any of its purchases or revenue from its activities with Borrower or any Affiliate of Borrower; (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer; or (iv) a member of the immediate family of any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer.

(b) The organizational documents of Borrower shall provide that the board of managers of Borrower shall not take any action which, under the terms of the certificate of organization or LLC Agreement of Borrower which requires an unanimous vote of the board of managers of Borrower unless at the time of such action there shall be at least two members of the board of members who are Independent Directors. Borrower will not, without the unanimous written consent of its board of managers including each Independent Director, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Creditors Rights Laws; (ii) seek or consent to the appointment of a receiver, liquidator or any similar official; (iii) take any action that might cause such entity to become insolvent; or (iv) make an assignment for the benefit of creditors.

                                    ARTICLE 7
                             NO SALE OR ENCUMBRANCE

         Section 7.1 Transfer Definitions

         For purposes of this Article 7 an "Affiliated Manager" shall mean any Person engaged to manage or operate all or any part of the Property in which Borrower, Borrower Principal, any SPE Component Entity (if any) or any Affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest; "Control" shall mean the power to direct the management and policies of a Restricted Party, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract, position in management of the Restricted Party, being on the board of directors of the Restricted Party or otherwise; "Restricted Party" shall mean Borrower, Borrower Principal, any Affiliated Manager, any SPE Component Entity (if any), or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Borrower Principal, any SPE Component Entity (if any), any Affiliated Manager or any non-member manager, provided, however, that "Restricted Party" shall not include any of the foregoing Person or Persons (excluding Talla, Licklider and/or any

Person owned or Controlled by either of them) to the extent that such Persons' interest is limited to owning shares of stock in SCC; and a "Sale or Pledge" shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

         Section 7.2 No Sale/Encumbrance

(a) Except as otherwise expressly set forth in this Article 7, Borrower shall not, without the prior written consent of Lender, which shall not be unreasonably withheld, cause or permit a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an interest in any Restricted Party (in each case, a "Prohibited Transfer"), other than (i) pursuant to a Lease of space in the Improvements to a Tenant in accordance with the provisions of Section 5.13 and (ii) any Permitted Transfer.

(b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.14.

         Section 7.3 Permitted Transfers

(a) Notwithstanding the provisions of Section 7.2, but subject to the satisfaction of the conditions contained in Section 7.3(b), the following transfers shall not be deemed to be a Prohibited Transfer: (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; (ii) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock, limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; (iii) the sale, transfer or issuance of stock in SCC;
(iv) the purchase or acquisition whether pursuant to a self-tender offer, third-party tender offer, merger or other transaction, of any outstanding capital stock of SCC (including any such purchase or acquisition which results in SCC's no longer being a reporting company under the Exchange Act); (v) the redemption of the ownership interests of Talla and TTO Partners, a California limited partnership ("TTO"), in LA/Irvine Sports Club, Ltd., a California limited partnership ("LAIS LTD"), by SCC pursuant to the express terms and conditions of the limited partnership agreement of LAIS LTD or that certain agreement dated October 20, 1994 among LAIS LTD, Talla and TTO, in each case as in effect on the date hereof; (vi) the grant, issuance or Sale by SCC (or by the surviving entity if a transfer pursuant to Section 7.3(a)(iv) has occurred) of stock options, restricted stock, stock appreciation rights, warrants and other similar securities/rights covering, or related to, SCC's (or such surviving entity's) securities (including the Sale or issuance of any such securities upon the exercise of any such options, warrants or other securities), provided that, the aggregate number of shares of SCC (or such surviving entity's) common stock issuable upon the exercise of, or covered by, such stock options, restricted stock, stock appreciation rights, warrants and similar securities/rights shall not exceed ten percent (10%) of the aggregate number of shares of SCC's (or such surviving entity's) common stock outstanding at any time and from time to time (on an "as converted to common" basis); (vii) an Intra-Partner Transfer in accordance with the additional requirements set forth in Section 7.6; (viii) the contribution of 100% of the ownership interests of LAIS LTD in Borrower to Mezzanine Borrower pursuant to the express terms and conditions of Section 7.7 hereof; and (ix) if the Mezzanine Loan shall be in effect, the realization upon the equity interests of Mezzanine Borrower in Borrower by Mezzanine Lender in accordance with the terms and conditions of the Intercreditor Agreement (the foregoing transfers described in clauses (i) through (ix) each being referred to herein as a "Permitted Transfer").

(b) Each Permitted Transfer set forth in Section 7.3(a) (other than a transfer pursuant to clause (ix) thereof) shall be subject to the satisfaction of the following conditions: (i) Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer (other than with respect to clauses (i), (ii) and (iii) thereof), (ii) if after giving effect to any proposed transfer, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in Borrower are owned by any Person who together with its Affiliates owned less than forty-nine percent (49%) direct or indirect interest in Borrower as of the Closing Date (other than Talla, Licklider and their respective Controlled Sponsor Affiliates), Borrower shall deliver to Lender an additional non-consolidation opinion reasonably acceptable to Lender and, following a Securitization, reasonably acceptable to the Rating Agencies; (iii) Borrower shall continue to be in compliance with the representations and covenants set forth in Sections 4.39 and 4.40 , Section 5.18 and Article 6 hereof; (iv) SCC (or another surviving entity if a transfer pursuant to Section 7.3(a)(iv) has occurred) shall at all times own, directly or indirectly, not less than 50.01% of the legal and beneficial interests in Borrower and shall Control Borrower; (v) Talla, Licklider and/or a Controlled Sponsor Affiliate shall at all times, directly or indirectly, Control SCC (or the surviving entity if a transfer pursuant to Section 7.3(a)(iv) has occurred); (vi) except with respect to a Permitted Dilution Event, Talla and Licklider (and their respective Controlled Sponsor Affiliates) shall continue to own the greater of (A) 27% (on an "as converted" to common basis) of the outstanding voting stock of SCC (or the surviving entity if a transfer pursuant to Section 7.3(a)(iv) has occurred) and (B) the percentage thereof (or another surviving entity if a transfer pursuant to Section 7.3(a)(iv) has occurred) owned by Talla and, Licklider (and their respective Controlled Sponsor Affiliates) immediately prior to a proposed transfer pursuant to Section 7.3(a); (vii) with respect to a proposed Permitted Transfer pursuant to

Section  7.3(a)(iv),  the  Privatization  Transfer  Requirements  are satisfied;
(viii) Borrower shall pay all of Lender's and the Rating Agencies, if applicable, costs and expenses (including, without limitation, reasonable legal fees) incurred in connection with any proposed transfer and any fees actually charged by the Rating Agencies; (ix) Borrower executes such documents and agreements as Lender shall reasonably require in connection with any proposed transfer, all in form and substance reasonably satisfactory to Lender, provided that same do not (in any material manner) increase any of Borrower's obligations or decrease any of Borrower's rights under the Loan Documents; and (x) no Event of Default exists.

c) Except as expressly set forth in this Section 7.3, any transfer that results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party shall comply with the requirements of Section 7.4 hereof.

         Section 7.4 Lender's Rights

         Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and an assumption of the Note and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) receipt of payment of a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan and all of Lender's expenses incurred in connection with such Prohibited Transfer, (c) receipt of written confirmation from the Rating Agencies that the Prohibited Transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, (d) the proposed transferee's continued compliance with the covenants set forth in this Agreement (including, without limitation, the covenants in Article 6) and the other Loan Documents,
(e) a new manager for the Property and a new management agreement satisfactory to Lender, and (f) the satisfaction of such other conditions and/or legal opinions as Lender shall determine in its reasonable discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer made without Lender's consent. This provision shall apply to each and every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer. Notwithstanding anything to the contrary contained in this Section 7.4, in the event a substantive non-consolidation opinion was delivered to Lender and the Rating Agencies in connection with the closing of the Loan, and if any Sale or Pledge permitted under this Article 7 results in any Person and its Affiliates owning in excess of forty-nine percent (49%) of the ownership interests in a Restricted Party, Borrower shall, prior to such transfer, and in addition to any other requirement for Lender consent contained herein, deliver a revised substantive non-consolidation opinion to Lender reflecting such Prohibited Transfer, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

         Section 7.5 Assumption

         Notwithstanding the foregoing provisions of this Article 7, following the date which is six (6) months from the Closing Date, Lender shall not unreasonably withhold consent to a transfer of the Property in its entirety to, and the related assumption of the Loan by, any Person (a "Transferee") provided that each of the following terms and conditions are satisfied:

(a) no Event of Default exists;

(b) Borrower shall have (i) delivered written notice to Lender of the terms of such prospective transfer not less than sixty (60) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Transferee as Lender shall reasonably require and (ii) paid to Lender a non-refundable processing fee in the amount of $15,000. Lender shall have the right to approve or disapprove the proposed transfer based on its then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld. In determining whether to give or withhold its approval of the proposed transfer, Lender shall consider the experience and track record of Transferee and its principals in owning and operating facilities similar to the Property, the financial strength of Transferee and its principals, the general business standing of Transferee and its principals and Transferee's and its principals' relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate;

(c) Borrower shall have paid to Lender, concurrently with the closing of such transfer, (i) a non-refundable assumption fee in an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note, and (ii) all out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with the transfer;

(d) Transferee assumes and agrees to pay the Debt as and when due subject to the provisions of Article 15 hereof and, prior to or concurrently with the closing of such transfer, Transferee and its constituent partners, members or shareholders as Lender may require, shall execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption;

(e) Borrower and Transferee, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;

(f) Borrower shall have delivered to Lender, without any cost or expense to Lender, such endorsements to Lender's Title Insurance Policy insuring that fee simple or leasehold title to the Property, as applicable, is vested in Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the transfer, all in form and substance reasonably satisfactory to Lender;

(g) Transferee shall have furnished to Lender, if Transferee is a corporation, partnership, limited liability company or other entity, all appropriate papers evidencing Transferee's organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners or members of Transferee. Transferee and such constituent partners, members or shareholders of Transferee (as the case may be), as Lender shall require, shall comply with the covenants set forth in Sections 4.39, 4.40, 5.18 and Article 6 hereof;

(h) Transferee shall assume the obligations of Borrower under any Management Agreement or provide a new management agreement with a new manager which meets with the requirements of Section 5.14 hereof and assign to Lender as additional security such new management agreement;

(i) Transferee shall furnish an opinion of counsel reasonably satisfactory to Lender and its counsel (A) that Transferee's formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the Debt has been duly authorized, executed and delivered, and that the Note, the Mortgage, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee in accordance with their terms, (C) that Transferee and any entity which is a controlling stockholder, member or general partner of Transferee, have been duly organized, and are in existence and good standing, and (E) with respect to such other matters as Lender may reasonably request;

(j) If in connection with any transfer permitted hereby Lender approves a Transferee and/or any other Person as a Substitute Guarantor, then Lender hereby agrees to release the Person(s) constituting Borrower Principal immediately prior to such transfer from (1) such liability and obligations under the Guaranty (which would not otherwise survive repayment of the Debt) due to matters, events and occurrences first arising subsequent to the effective date of such transfer and (2) such obligations and liability under the Environmental Indemnity to the same extent as if the Loan has been repaid on the effective date of the Transfer.

(k) if required by Lender, Lender shall have received confirmation in writing from the Rating Agencies that rate the Securities to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned to the Securities;

(l) Borrower's obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 7.5; and

(m) Transferee shall, prior to such transfer, deliver a substantive non-consolidation opinion to Lender, which opinion shall be in form, scope and substance reasonably acceptable in all respects to Lender and the Rating Agencies. (n) A consent by Lender with respect to a transfer of the Property in its entirety to, and the related assumption of the Loan by, a Transferee pursuant to this Section 7.5 shall not be construed to be a waiver of the right of Lender to consent to any subsequent transfer of the Property.

                  Section 7.6 Intra-Partner TransfersIn addition to the provisions of Section 7.3 above, transfers of direct or indirect interests in Borrower by the Sponsors to each other or to any entity 100% owned and Controlled by a Sponsor (a "Sponsor Controlled Party") will not require the consent of Lender, as long as each of the following requirements (in addition the satisfaction of the conditions set forth in Section 7.2(b)) are satisfied with respect to such transfer (each such transfer hereinafter referred to as an "Intra-Partner Transfer"):

     (a) After giving effect to such transfer and all prior transfers, the Sponsors or any one Sponsor shall continue to Control Borrower and shall collectively own directly or indirectly the greater of (x) the aggregate legal and beneficial interests owned by Sponsors on the date hereof and (y) the aggregate interests owned by Sponsors immediately prior to giving effect to such transfer; and

     (b)  Notwithstanding  clause  (i) of  Section  7.3(b),  Lender  shall  have received written notice at least three (3) Business Days prior to any Intra-Partner Transfer where such Intra-Partner Transfer (or series of Intra-Partner Transfers in the aggregate) result in such Person owning more or less of a direct or indirect interest in Borrower than such Person owned as of the date hereof.

                  Section 7.7 Mezzanine Loan OptionNotwithstanding anything to contrary contained in this Article 7, provided that no Event of Default has occurred and is continuing, certain owners of Borrower shall be permitted to obtain mezzanine financing (the "Mezzanine Loan"), which Mezzanine Loan shall be secured by the membership or partnership interests in Borrower (as applicable) or the owners of Borrower, subject to the following conditions and requirements:

     (a) Lender's review and approval in its reasonable discretion of the terms and conditions of the Mezzanine Loan and the documents evidencing the Mezzanine Loan;

     (b) the term of the Mezzanine Loan shall not mature prior to the Maturity Date;

     (c) the Mezzanine Loan shall only be payable out of any excess cash flow from the Property;

     (d) the Mezzanine Loan together with the Loan shall have a combined loan-to-value ratio of no greater than 70%;

     (e) the Mezzanine Loan together with the Loan shall have combined Debt Service Coverage Ratio of at least 1.55 to 1.00;

     (f) the lender under the Mezzanine Loan (the "Mezzanine Lender") shall be a Qualified Lender or shall otherwise be reasonably acceptable to Lender and shall not assign or pledge all or any portion of its interest in the Mezzanine Loan to any Person other than a Qualified Lender;

     (g) the Mezzanine Lender shall enter into, and be subject to, an intercreditor agreement in the form and substance satisfactory to Lender (the "Intercreditor Agreement");

     (h) the Mezzanine  Loan shall be nonrecourse to the principals of Mezzanine

Borrower (except for other then customary non-recourse carve outs) and shall not be secured by a lien against the Property;

     (i) Borrower shall reimburse Lender for all third-party out-of-pocket expenses incurred by Lender in reviewing the Mezzanine Loan documents and negotiating and documenting the Intercreditor Agreement;

     (j) the proceeds of the Mezzanine Loan shall be used to make capital contributions to Borrower for the purpose of (i) funding operating, capital expenditures and/or improvements relating to the Property and/or (ii) being distributed to the principals of Borrower to acquire and/or improve certain parcels of real property located directly across Pontius Avenue from the Property for uses that are intended to complement and enhance the operation of the health and fitness club operated at the Property;

     (k) Borrower shall have obtained and delivered to Lender at Borrower's sole cost and expense a confirmation in writing from each of the Rating Agencies that such Mezzanine Loan will not result in a requalification, reduction, downgrade or withdrawal of the ratings in effect immediately before such Mezzanine Loan was incurred for the Securities or any class thereof issued in connection with a Securitization which are then outstanding; and

     (l) the final capital structure of the Mezzanine Loan shall be subject in all respects to Lender's reasonable approval and the Rating Agencies' approval, including, without limitation, the organizational structure of Borrower and the Mezzanine Lender; it being understood, however, that the sole member of Borrower as of the date hereof shall, in connection with entering into the Mezzanine Loan, contribute 100% of its interest in Borrower to a newly formed single member Delaware limited liability company (the "Mezzanine Borrower") which shall
(A) thereafter own 100% of such ownership interests in Borrower, (B) for itself satisfy the requirements set forth in Article 6 hereof and (C) be the borrower under the Mezzanine Loan. In connection therewith, Borrower shall deliver to Lender an additional non-consolidation opinion reasonably acceptable to Lender and, following a Securitization, acceptable to the Rating Agencies, reflecting such organizational structure.

                                    ARTICLE 8
                 INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

         Section 8.1 Insurance

     (a) Borrower shall obtain and maintain, or cause to be maintained, at all times insurance for Borrower and the Property providing at least the following coverages:

     (i) comprehensive "all risk" insurance on the Improvements and the Personal Property, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B)
containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $25,000 for all such insurance coverage; and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an "Ordinance or Law Coverage" or "Enforcement" endorsement. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a "special flood hazard area" designated by the Federal Emergency Management Agency, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic risk, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection
(i);

     (ii) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, with such insurance (A) to be on the so-called "occurrence" form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; (4) blanket contractual liability; and
(5) contractual  liability covering the indemnities  contained in Article 12 and
Article 14 hereof to the extent the same is available;

     (iii) loss of rents insurance or business income insurance,  as applicable,
(A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; and (C) which provides that after the physical loss to the Improvements and Personal Property occurs, the loss of rents or income, as applicable, will be insured until such rents or income, as applicable, either return to the same level that existed prior to the loss, or the expiration of twenty-four (24) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and
(D) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such loss of rents or business income insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding period of coverage required above. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business income insurance, as applicable;

     (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called Builder's Risk Completed Value form (1) on a non-reporting basis, (2) against "all risks" insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

     (v) workers' compensation, subject to the statutory limits of the State, and employer's liability insurance in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

     (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

     (vii) excess liability insurance in an amount not less than $20,000,000 per occurrence on terms consistent with the commercial general liability insurance required under subsection (ii) above; and

     (viii) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

              With respect to the Policies required to be maintained pursuant to clauses (i) through (viii) above, Borrower shall use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain insurance coverage against Losses resulting from acts of terrorism.

(b) All insurance provided for in Section 8.1(a) shall be obtained under valid and enforceable policies (collectively, the "Policies" or in the singular, the "Policy"), and shall be subject to the reasonable approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "A-" or better by at least two Rating Agencies, one of which must be S&P or such other Rating Agencies approved by Lender; provided, however, that with respect to the Policy maintained by or on behalf of Borrower under
Section 8.1(a)(ii), or the later hereof, Lender approves Philadelphia Indemnity as the provider of such Policy as of the date hereof. The Policies described in
Section 8.1(a) shall designate Lender and its successors and assigns as additional insureds, mortgagees and/or loss payee as deemed appropriate by Lender. To the extent such Policies are not available as of the Closing Date, Borrower shall deliver certified copies of all Policies to Lender not later than thirty (30) days after the Closing Date. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, renewal Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "Insurance Premiums") shall be delivered by Borrower to Lender.

     (c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 8.1(a).

     (d) All Policies provided for or contemplated by Section 8.1(a), except for the Policy referenced in Section 8.1(a)(v), shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

     (e) All Policies provided for in Section 8.1(a) shall contain clauses or endorsements to the effect that:

     (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

     (ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' prior written notice to Lender and any other party named therein as an additional insured;

     (iii) the issuers thereof shall give written notice to Lender if the Policies have not been renewed thirty (30) days prior to its expiration; and

     (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

     f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, obtaining such insurance coverage as Lender in its sole discretion deems appropriate after five (5) Business Days prior notice to Borrower (but only if such notice period expires at least 30 days prior to the date which is upon any such insurance is scheduled to expire, otherwise no notice shall be required). All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

         Section 8.2 Casualty

         If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the Restoration of the Property in accordance with Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. Borrower shall adjust all claims for Insurance Proceeds in consultation with, and approval of, Lender; provided, however, if an Event of Default has occurred and is continuing,

Lender shall have the exclusive right to participate in the adjustment of all claims for Insurance Proceeds.

         Section 8.3 Condemnation

         Borrower shall promptly give Lender notice of the actual or threatened (in writing) commencement of any proceeding for the Condemnation of the Property of which Borrower has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

         Section 8.4 Restoration

         The following provisions shall apply in connection with the Restoration of the Property:

     (a) If the Net Proceeds shall be less than $750,000 and the costs of completing the Restoration shall be less than $750,000, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 8.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

     (b) If the Net Proceeds are equal to or greater than $750,000 or the costs of completing the Restoration are equal to or greater than $750,000, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 8.4. The term "Net Proceeds" for purposes of this
Section 8.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 8.1(a)(i), (iv), (vi) and (viii) as a result of a Casualty, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("Insurance Proceeds"), or (ii) the net amount of the Award as a result of a Condemnation, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("Condemnation Proceeds"), whichever the case may be.

     (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions is met:


     (A.) no Event of Default shall have occurred and be continuing;

     (B.) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (30%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of a Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (15%) of the land constituting the Property is taken, such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;

     (C.) Borrower shall commence the Restoration as soon as reasonably practicable and shall diligently pursue the same to satisfactory completion;

     (D.) Lender shall be satisfied in its reasonable judgment that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of the insurance coverage referred to in Section 8.1(a)(iii) above;

     (E.) Lender shall be satisfied in its reasonable judgment that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) such time as may be required under applicable zoning law, ordinance, rule or regulation, and (3) two (2) years from the date of the occurrence of the Casualty or Condemnation;

     (F.) the Property and the use thereof after the Restoration will be in compliance with and permitted under all Legal Requirements;

     (G.) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

     (H.) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the Improvements;

     (I.) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Lender; and

     (J.) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender's reasonable judgment to cover the cost of the Restoration.

     (ii) The Net Proceeds shall be held by Lender in an interest-bearing account until disbursements commence, and, until disbursed in accordance with the provisions of this

Section 8.4, shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender in its reasonable judgment that (A) all the conditions precedent to such advance, including those set forth in Section 8.4(b)(i), have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy. Notwithstanding the foregoing, Insurance Proceeds from the Policies required to be maintained by Borrower pursuant to Section 8.1(a)(iii) shall be controlled by Lender at all times, shall not be subject to the provisions of this Section 8.4 and shall be used solely for the payment of the obligations under the Loan Documents and Operating Expenses.

     (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender in its reasonable judgment and by an independent consulting engineer selected by Lender (the "Restoration Consultant"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts in excess of $50,000 under which they have been engaged, shall be subject to prior review and acceptance by Lender in its reasonable judgment and the Restoration Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Restoration Consultant's fees, shall be paid by Borrower.

     (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage. The term "Restoration Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, until the Restoration has been completed. The
Restoration Retainage shall be reduced to five percent (5%) of the costs incurred upon receipt by Lender of satisfactory evidence that fifty percent (50%) of the Restoration has been completed. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this
Section 8.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage; provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the

Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

     (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

     (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Restoration Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this
Section 8.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

     (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

     (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 8.4(b)(vii) may (x) be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, (y) at the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes and upon such conditions as Lender shall designate.

     (d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure, Lender or other transferee in the event of such other transfer of title.

                                    ARTICLE 9
                                  RESERVE FUNDS

         Section 9.1 Intentionally Omitted.

         Section 9.2 Replacements

     (a) On an ongoing basis throughout the term of the Loan, Borrower shall make capital repairs, replacements and improvements necessary to keep the Property in good order and repair and in a good marketable condition or prevent deterioration of the Property, including, but not limited to, (i) those repairs, replacements and improvements, if any, more particularly described in the Physical Conditions Report prepared in connection with the closing of the Loan and (ii) the items, if any, described on Schedule II attached hereto and made a part hereof and (iii) the acquisition, repair and replacement of certain Fixtures or Equipment to be used in the operation of a health and fitness club (other than to the extent the same constitute ordinary Operating Expenses) (collectively, the "Replacements"). Borrower shall complete all Replacements in a good and workmanlike manner as soon as commercially reasonable after commencing to make each such Replacement.

     (b) Borrower shall establish on the date hereof an Eligible Account with Lender or Lender's agent to fund the Replacements (the "Replacement Reserve Account") into which Borrower shall deposit on the date hereof $60,000. In addition, Borrower shall deposit $60,000 (the "Replacement Reserve Monthly Deposit") into the Replacement Reserve Account on each Scheduled Payment Date; provided, however, that Borrower shall not be required to maintain on deposit in the Replacement Reserve Account an amount in excess of $720,000 and monthly deposits into the Replacement Reserve Account shall be suspended for so long as the amount on deposit therein is not less than $720,000. Amounts so deposited shall hereinafter be referred to as "Replacement Reserve Funds." Lender may, in its reasonable discretion, adjust the Replacement Reserve Monthly Deposit from time to time to an amount sufficient to maintain the proper maintenance and operation of the Property. In the event Lender shall at any time increase the Replacement Reserve Monthly Deposit, Borrower may, at its election, request that Lender obtain, at the sole cost and expense of Borrower, a Physical Conditions Report prepared by an engineer selected by Lender in its reasonable discretion, in which case the Replacement Reserve Monthly Deposit shall be adjusted by Lender based on the results of such report, provided that in no event shall such amounts be reduced below the initial amount of the Replacement Reserve Monthly Deposit set forth in herein.

         Section 9.3 Intentionally Deleted

         Section 9.4 Required Work

         Borrower shall diligently pursue all Required Repairs and Replacements (collectively, the "Required Work") to completion in accordance with the following requirements:

     (a) Lender reserves the right, at its option, to reasonably approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Required Work to the extent such contracts or work orders exceed $50,000. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

     (b) In the event Lender determines in its reasonable discretion that any Required Work is not being or has not been performed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Required Work and to proceed under existing contracts or to contract with third parties to complete such Required Work and to apply the Required Repair Funds or the Replacement Reserve Funds, as applicable, toward the labor and materials necessary to complete such Required Work upon notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

     (c) In order to facilitate Lender's completion of the Required Work, Borrower grants Lender the right to enter onto the Property and perform any and all work and labor necessary to complete the Required Work and/or employ watchmen to protect the Property from damage. All sums so expended by Lender, to the extent not from the Reserve Funds, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgage. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Required Work in the name of Borrower upon Borrower's failure to do so in a workmanlike and timely manner. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any of the Reserve Funds for the purpose of making or completing the Required Work; (ii) to make such additions, changes and corrections to the Required Work as shall be necessary or desirable to complete the Required Work; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of the Required Work, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (vii) to do any and every act which Borrower might do on its own behalf to fulfill the terms of this Agreement.

     (d) Nothing in this Section 9.4 shall: (i) make Lender responsible for making or completing the Required Work; (ii) require Lender to expend funds in addition to the Reserve Funds to make or complete any Required Work; (iii) obligate Lender to proceed with the Required Work; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Required Work.

     (e) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties performing Required Work pursuant to this Section 9.4 to enter onto the Property during normal business hours to inspect the progress of any Required Work and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Required Work which are or may be kept at the Property, and to complete any Required Work made pursuant to this
Section 9.4. Borrower shall cause all contractors and subcontractors to cooperate with Lender and Lender's representatives or such other persons described above in connection with inspections described in this Section 9.4 or the completion of Required Work pursuant to this Section 9.4.

     (f) Lender may, to the extent any Required Work would reasonably require an inspection of the Property, inspect the Property at Borrower's expense prior to making a disbursement of the Reserve Funds in order to verify completion of the Required Work for which reimbursement is sought. Borrower shall pay Lender a reasonable inspection fee not exceeding $1,000 for each such inspection. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional reasonably acceptable to Lender prior to the disbursement of the Reserve Funds. Borrower shall pay the reasonable expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

     (g) The Required Work and all materials, equipment, fixtures, or any other item comprising a part of any Required Work shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other Liens (except for Permitted Encumbrances).

     (h) Before each disbursement of the Reserve Funds, Lender may require Borrower to provide Lender with a search of title to the Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's or other Liens of any nature have been placed against the Property since the date of recordation of the Mortgage and that title to the Property is free and clear of all Liens (except for Permitted Encumbrances).

     (i) All Required Work shall comply with all Legal Requirements and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

     (j) Borrower hereby assigns to Lender all rights and claims Borrower may have against all Persons supplying labor or materials in connection with the Required Work; provided, however, that Lender may not pursue any such rights or claims unless an Event of Default has occurred and remains uncured.

         Article 9.5 Release of Reserve Funds

     (a) Upon written request from Borrower and satisfaction of the requirements set forth in this Agreement, Lender shall disburse to Borrower amounts from the Replacement Reserve Account to the extent necessary to reimburse Borrower for the actual costs of any approved Replacements. Notwithstanding the preceding sentence, in no event shall Lender be required to (x) disburse funds from any of the Reserve Accounts if an Event of Default exists, or (y) disburse funds from the Replacement Reserve Account to reimburse Borrower for the costs of routine repairs or maintenance to the Property.

     (b) Each request for disbursement from any of the Reserve Accounts shall be on a form provided or approved by Lender and shall (i) include copies of invoices for all items or materials purchased and all labor or services provided and (ii) specify (A) the Required Work for which the disbursement is requested, (B) the quantity and price of each item purchased, if the Required Work includes the purchase or replacement of specific items, (C) the price of all materials (grouped by type or category) used in any Required Work other than the purchase or replacement of specific items, and (D) the cost of all contracted labor or other services applicable to each Required Work for which such request for disbursement is made. With each request Borrower shall certify that all Required Work has been performed in accordance with all Legal Requirements. Except as provided in Section 9.5(d), each request for disbursement shall be made only after completion of the Replacement (or the portion thereof completed in accordance with Section 9.5(d)), as applicable, for which disbursement is requested. Borrower shall provide Lender evidence satisfactory to Lender in its reasonable judgment of such completion or performance.

     (c) Borrower shall pay all invoices in connection with the Required Work with respect to which a disbursement is requested prior to submitting such request for disbursement from the Reserve Accounts or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with the Required Work. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender's disbursement of the Reserve Funds. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $10,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to all Legal Requirements and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current disbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

     (d) If (i) the cost of any item of Required Work exceeds $50,000, (ii) the contractor performing such Required Work requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for disbursement from the Reserve Accounts may be made after completion of a portion of the work under such contract, provided
(A) such contract requires payment upon completion of such portion of work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (C) all other conditions in this Agreement for disbursement have been satisfied, and (D) in the case of a Replacement, funds remaining in the Replacement Reserve Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required.

     (e) Borrower shall not make a request for, nor shall Lender have any obligation to make, any disbursement from any Reserve Account more frequently than twice in any calendar month and (except in connection with the final disbursement) in any amount less than the lesser of (i) $10,000 or (ii) the total cost of the Required Work for which the disbursement is requested.

     (f) Intentionally Omitted.

     (g) Intentionally Omitted.

     (h) Lender's disbursement of any Reserve Funds or other acknowledgment of completion of any Required Work in a manner satisfactory to Lender shall not be deemed a certification or warranty by Lender to any Person that the Required Work has been completed in accordance with Legal Requirements.

     (i) If the funds in any Reserve Account should exceed the amount of payments actually applied by Lender for the purposes of the account, Lender in its sole discretion shall either return any excess to Borrower or credit such excess against future payments to be made to that Reserve Account. In allocating any such excess, Lender may deal with the Person shown on Lender's records as being the owner of the Property. If at any time Lender reasonably determines that the Reserve Funds are not or will not be sufficient to make the required payments, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.

     (j) The insufficiency of any balance in any of the Reserve Accounts shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

     (k) Intentionally Omitted.

     (l) Upon payment in full of the Debt, all amounts remaining on deposit, if any, in the Replacement Reserve Account shall be promptly returned to Borrower or the Person shown on Lender's records as being the owner of the Property and no other party shall have any right or claim thereto.

         Section 9.6 Tax and Insurance Reserve Funds

     Borrower shall establish on the date hereof an Eligible Account with Lender or Lender's agent sufficient to discharge Borrower's obligations for the payment of Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof (the "Tax and Insurance Reserve Account") into which Borrower shall deposit on the date hereof $ $138,882.50, which amount, when added to the required monthly deposits set forth in the next sentence, is sufficient to make the payments of Taxes and Insurance Premiums as required herein. Borrower shall deposit into the Tax and Insurance Reserve Account on each Scheduled Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to the earlier of (i) the date that the same will become delinquent and (ii) the date that additional charges or interest will accrue due to the non-payment thereof, and (b) except to the extent Lender has waived the insurance escrow with respect to any Policy because such insurance provided under such Policy is maintained under a blanket insurance Policy acceptable to Lender in accordance with Section 8.1(c), one-twelfth of the Insurance

Premiums that Lender  estimates  will be payable  during the next ensuing twelve
(12) months for the renewal of the coverage afforded by the Policies upon the expiration thereof or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Reserve Funds"). Lender will apply the Tax and Insurance Reserve Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.4 and Section 8.1 hereof. In making any disbursement from the Tax and Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office or tax lien service (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Reserve Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Reserve Account. In allocating any such excess, Lender may deal with the person shown on Lender's records as being the owner of the Property. Any amount remaining in the Tax and Insurance Reserve Account after the Debt has been paid in full shall be promptly returned to Borrower or the person shown on Lender's records as being the owner of the Property and no other party shall have any right or claim thereto. If at any time Lender reasonably determines that the Tax and Insurance Reserve Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.

         Section 9.7 Intentionally Deleted

         Section 9.8 Intentionally Deleted

         Section 9.9 Reserve Funds Generally

                  (i) (ii) Except for the Replacement Reserve Account, no earnings or interest on the Reserve Accounts shall be payable to Borrower. Neither Lender nor any loan servicer that at any time holds or maintains such non-interest-bearing Reserve Accounts shall have any obligation to keep or maintain such Reserve Accounts or any funds deposited therein in interest-bearing accounts. If Lender or any such loan servicer elects in its sole and absolute discretion to keep or maintain any non-interest-bearing Reserve Account or any funds deposited therein in an interest-bearing account, the account shall be an Eligible Account and (A) such funds shall not be invested except in Permitted Investments, and (B) all interest earned or accrued thereon shall be for the account of and be retained by Lender or such loan servicer.

                           (iii) Funds deposited in the Replacement Reserve Account shall be held in an interest-bearing business savings account and interest shall be credited to Borrower. In no event shall Lender or any loan servicer that at any time holds or maintains the Replacement Reserve Account be required to select any particular interest-bearing account or the account that yields the highest rate of interest, provided that selection of the account shall be consistent with the general standards at the time being utilized by Lender or the loan servicer, as applicable, in establishing similar accounts for loans of comparable type. All such interest shall be and become part of the Replacement Reserve Account and shall be disbursed in accordance with Section 9.5 above; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default. Borrower agrees that it shall include all interest on Replacement Reserve Funds as the income of Borrower (and, if Borrower is a partnership or other pass-through entity, the partners, members or beneficiaries of Borrower, as the case may be), and shall be the owner of the Replacement Reserve Funds for federal and applicable state and local tax purposes, except to the extent that Lender retains any interest for its own account during the occurrence and continuance of an Event of Default as provided herein.

(b) Borrower grants to Lender a first-priority perfected security interest in, and assigns and pledges to Lender, each of the Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Accounts and the Reserve Funds shall constitute additional security for the Debt. The provisions of this Section 9.9 are intended to give Lender or any subsequent holder of the Loan "control" of the Reserve Accounts within the meaning of the UCC.

(c) The Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts shall be subject to the exclusive dominion and control of Lender, which shall hold the Reserve Accounts and any or all Reserve Funds now or hereafter deposited in the Reserve Accounts subject to the terms and conditions of this Agreement. Borrower shall have no right of withdrawal from the Reserve Accounts or any other right or power with respect to the Reserve Accounts or any or all of the Reserve Funds now or hereafter deposited in the Reserve Accounts, except as expressly provided in this Agreement.

(d) Lender shall furnish or cause to be furnished to Borrower, without charge, an annual accounting of each Reserve Account in the normal format of Lender or its loan servicer, showing credits and debits to such Reserve Account and the purpose for which each debit to each Reserve Account was made.

(e) As long as no Event of Default has occurred, Lender shall make disbursements from the Reserve Accounts in accordance with this Agreement. All such disbursements shall be deemed to have been expressly pre-authorized by Borrower, and shall not be deemed to constitute the exercise by Lender of any remedies against Borrower unless an Event of Default has occurred and is continuing and Lender has expressly stated in writing its intent to proceed to exercise its remedies as a secured party, pledgee or lienholder with respect to the Reserve Accounts.

(f) If any Event of Default occurs, Borrower shall immediately lose all of its rights to receive disbursements from the Reserve Accounts until the earlier to occur of (i) the date on which such Event of Default is cured to Lender's satisfaction, or (ii) the payment in full of the Debt. In addition, at Lender's election, Borrower shall lose all of its rights to receive interest on the Replacement Reserve Account during the occurrence and continuance of an Event of Default. Upon the occurrence of any Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Reserve Accounts. Without limitation of the foregoing, upon any Event of Default, Lender may use and disburse the Reserve Funds (or any portion thereof) for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item from any of the Reserve Accounts as required or permitted under this Agreement; or (E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender's rights and remedies as a secured party with respect to the Reserve Funds and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker's lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Reserve Funds to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender's rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender's right to initiate and complete a foreclosure under the Mortgage.

(g) The Reserve Funds shall not constitute escrow or trust funds and may be commingled with other monies held by Lender. Notwithstanding anything else herein to the contrary, Lender may commingle in one or more Eligible Accounts any and all funds controlled by Lender, including, without limitation, funds pledged in favor of Lender by other borrowers, whether for the same purposes as the Reserve Accounts or otherwise. Without limiting any other provisions of this Agreement or any other Loan Document, the Reserve Accounts may be established and held in such name or names as Lender or its loan servicer, as agent for Lender, shall deem appropriate, including, without limitation, in the name of Lender or such loan servicer as agent for Lender. In the case of any Reserve Account which is held in a commingled account, Lender or its loan servicer, as applicable, shall maintain records sufficient to enable it to determine at all times which portion of such account is related to the Loan. The Reserve Accounts are solely for the protection of Lender. With respect to the Reserve Accounts, Lender shall have no responsibility beyond the allowance of due credit for the sums actually received by Lender or beyond the reimbursement or payment of the costs and expenses for which such accounts were established in accordance with their terms. Upon assignment of the Loan by Lender, any Reserve Funds shall be turned over to the assignee and any responsibility of Lender as assignor shall terminate. The requirements of this Agreement concerning Reserve Accounts in no way supersede, limit or waive any other rights or obligations of the parties under any of the Loan Documents or under applicable law.

(h) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Reserve Accounts or the Reserve Funds deposited therein or permit any Lien to attach thereto, except for the security interest granted in this Section 9.9, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(i) Borrower will maintain the security interest created by this Section 9.9 as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Reserve Accounts and the Reserve Funds against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver such further instruments and documents and will take such further actions as Lender reasonably may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

                                   ARTICLE 10
                                 CASH MANAGEMENT

         Section 10.1 Cash Management Agreement

         On or prior to the Closing Date, Borrower, Lender, Agent and Manager shall enter into the Cash Management Agreement for the operation of the Lockbox Account and the subaccounts for the Reserve Funds, which Cash Management Agreement shall, among other things, provide that all Rents shall be deposited directly into the Lockbox Account in accordance with the Cash Management Agreement.

                                   ARTICLE 11
                           EVENTS OF DEFAULT; REMEDIES

         Section 11.1 Event of Default

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

(a) if any portion of the Debt is not paid on or prior to the date the same is due or if the entire Debt is not paid on or before the Maturity Date; provided, however, Borrower shall not be in default so long as there is sufficient money in the Lockbox Account for payment of all amounts then due and payable (including any deposits into Reserve Accounts) and Lender's access to such money has not been constrained or constricted in any manner;

(b) except as otherwise expressly provided in the Loan Documents, if any of the Taxes or Other Charges are not paid when the same are due and payable, unless there is sufficient money in the Tax and Insurance Reserve Account for payment of amounts then due and payable and Lender's access to such money has not been constrained or restricted in any manner;

(c) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender as provided in Section 8.1;

(d) if Borrower breaches (i) any covenant with respect to itself or any SPE

Component Entity (if any) contained in Article 6 except if (1) such violation or breach is not intentional, (2) such violation or breach is immaterial, (3) such violation or breach shall be remedied within a timely manner and (4) within fifteen (15) Business Days of the request of Lender, Borrower delivers to Lender an additional non-consolidation opinion, or a modification of the non-consolidation opinion delivered to Lender on the date hereof, to the effect that such breach or violation shall not in any way impair, negate or adversely change the opinions rendered in the non-consolidation opinion delivered to Lender on the date hereof, which opinion or modification and any counsel delivering such opinion or modification shall be acceptable to Lender in its reasonable discretion or (ii) any covenant contained in Article 7 hereof;

(e) if any representation or warranty of, or with respect to, Borrower, Borrower Principal, any SPE Component Entity, or any member, general partner, principal or beneficial owner of any of the foregoing, made herein, in any other Loan Document, or in any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan shall have been false or misleading in any material respect when made;

(f) if (i) Borrower, or any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) shall commence any case, proceeding or other action (A) under any Creditors Rights Laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; provided, however, that to the extent that a voluntary or involuntary personal bankruptcy or insolvency proceeding is filed with respect to Talla or Licklider, the same shall not constitute and Event of Default if, within sixty (60) days after any such filing, a Substitute Guarantor is obtained to replace Talla or Licklider, as the case may be.

(g) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property, whether it be superior or junior in lien to the Mortgage;

(h) if the Property becomes subject to any mechanic's, materialman's or other Lien other than a Lien for any Taxes or Other Charges not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

(i) if any federal tax lien is filed against Borrower or the Property and same is not discharged of record within thirty (30) days after same is filed;

(j) if a judgment is filed against the Borrower in excess of $10,000 which is not vacated or discharged within 30 days;

(k) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

(l) if Borrower ceases to do business as an upscale health and fitness center at the Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any (A) any remodeling of the health and fitness club operated at the Property (to the extent the provisions of this Agreement relating to alterations have been complied with) or the repair and maintenance or replacement of the Equipment and other Personal Property utilized in such Operation to the extent such cessation does not exceed ten (10) Business Days; or (B) continuous and diligent restoration of the Property following a Casualty or a Condemnation; or

(m) if Borrower shall continue to be in default under any other term, covenant or condition of this Agreement or any of the Loan Documents for more than ten
(10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred eighty (180) days.

         Section 11.2 Remedies

(a) Upon the occurrence of an Event of Default (other than an Event of Default described in Section 11.1(f) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 11.1(f) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

                                   ARTICLE 12
                            ENVIRONMENTAL PROVISIONS

         Section 12.1 Environmental Representations and Warranties

         Borrower represents and warrants, based upon an Environmental Report of the Property and information that Borrower knows that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in the case of Hazardous Materials, in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing pursuant to an Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law or which would require remediation by a Governmental Authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person relating to Hazardous Materials in, on, under or from the Property; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property.

         Section 12.2 Environmental Covenants

         Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Property; (c) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing; (d) Borrower shall keep the Property free and clear of all Environmental Liens; (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section
12.4 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that the Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all written requests of Lender and/or any Governmental Authority to effectuate remediation of any Hazardous Materials in, on, under or from the Property to the full extent required in order to comply with any Environmental Law; (h) Borrower shall not allow any tenant or other user of the Property to violate any Environmental Law; and (i) Borrower shall promptly notify Lender in writing after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Property;
(B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien against the Property;
(D) any required or proposed remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials. Any failure of Borrower to perform its obligations pursuant to this Section 12.2 shall constitute bad faith waste with respect to the Property.

         Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, neither Borrower nor Borrower Principal shall have any liability for any Losses imposed upon or incurred by or asserted against any "Indemnified Parties" (as such term is defined in the Environmental Indemnity Agreement) to the extent such Losses are conclusively established to be the result of Hazardous Materials that are first introduced to the Property after the date that Lender (or any purchaser at a foreclosure sale) acquires title to the Property.

         Section 12.3 Lender's Rights

         Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender. Notwithstanding the foregoing, Lender shall not perform any such environmental assessment more than once during any 12-month period unless an Event of Default exists or Lender otherwise reasonably believes that the Property may not be in full compliance with Environmental Laws.

         Section 12.4 Operations and Maintenance Programs

         If recommended by the Environmental Report or any other environmental assessment or audit of the Property, Borrower shall establish and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos-containing material or lead based paint that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Borrower's sole expense, supplemental examination of the Property by consultants specified by Lender, (d) access to the Property by Lender, its agents or servicer, to review and assess the environmental condition of the Property and Borrower's compliance with any operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.

         Section 12.5 Environmental Definitions

         "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements or agreements with any Governmental Authority, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Borrower or the Property and relate to Hazardous Materials or protection of human health or the environment. "Environmental Liens" means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person. "Environmental Report" means the written reports resulting from the environmental site assessments of the Property delivered to Lender in connection with the Loan. "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material", "hazardous waste", "toxic substance",

"toxic pollutant", "contaminant", or "pollutant" within the meaning of any Environmental Law. "Release" of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

                                   ARTICLE 13
                                SECONDARY MARKET

         Section 13.1 Transfer of Loan

         Lender may, at any time, sell, transfer or assign the Loan Documents, or grant participations therein ("Participations") or syndicate the Loan ("Syndication") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement ("Securities") (a Syndication or the issuance of Participations and/or Securities, a "Securitization").

         Section 13.2 Delegation of Servicing

         At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such servicer/trustee.

         Section 13.3 Dissemination of Information

         Lender may forward to each purchaser, transferee, assignee, or servicer of, and each participant, or investor in, the Loan, or any Participations and/or Securities or any of their respective successors (collectively, the "Investor") or any Rating Agency rating the Loan, or any Participations and/or Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any managing member or general partner thereof, Borrower Principal, any SPE Component Entity (if any) and the Property, including financial statements, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under applicable Legal Requirements to prohibit such disclosure, including but not limited to any right of privacy.

                  Section 13.4 Regulation AB Information.

(a) If, at the time one or more Disclosure Documents are being prepared for a securitization, Lender expects that Borrower alone or Borrower and one or more affiliates of Borrower collectively, or the Property alone or the Property and any other parcel(s) of real property, together with improvements thereon and personal property related thereto, that is "related", within the meaning of the definition of Significant Obligor, to the Property (a "Related Property") collectively, will be a Significant Obligor, Borrower shall furnish to Lender upon request (i) the selected financial data or, if applicable, net operating income, required under Item 1112(b)(1) of Regulation AB and meeting the requirements thereof, if

Lender expects that the principal amount of the Loan, together with any loans made to an affiliate of Borrower or secured by a Related Property that is included in a securitization with the Loan (a "Related Loan"), as of the cut-off date for such securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization and at any time during which the Loan and any Related Loans are included in a securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the securitization or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB and meeting the requirements thereof, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such securitization and at any time during which the Loan and any Related Loans are included in a securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the securitization. Such financial data or financial statements shall be furnished to Lender (A) within forty-five (45) days after notice from Lender in connection with the preparation of Disclosure Documents for the securitization, (B) not later than thirty (30) days after the end of each fiscal quarter of Borrower and
(C) not later than seventy-five (75) days after the end of each fiscal year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the securitization (an "Exchange Act Filing") is not required. As used herein, "Regulation AB" shall mean Regulation AB under the Securities Act and the Exchange Act. As used herein, "Disclosure Document" shall mean a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular, in each case in preliminary or final form, used to offer securities in connection with a securitization. As used herein, "Significant Obligor" shall have the meaning set forth in Item 1101(k) of Regulation AB.

(b) If requested by Lender, Borrower shall furnish, or shall cause the applicable tenant to furnish, to Lender financial data and/or financial statements in accordance with Regulation AB (as defined above) for any tenant of any Property if, in connection with a securitization, Lender expects there to be, with respect to such tenant or group of affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in such securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor (as defined above); provided, however, that in the event the related lease does not require the related tenant to provide the foregoing information, Borrower shall use commercially reasonable efforts to cause the applicable tenant to furnish such information.

         Section 13.5 Cooperation

         At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower and Borrower Principal shall use reasonable efforts to provide information not in the possession of the holder of the Note in order to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with such sales or transfers, including, without limitation, to:

(a) provide updated financial, budget and other information with respect to the Property, Borrower, Borrower Principal, Sponsor and Manager and provide modifications and/or updates to the appraisals, market studies, environmental reviews and reports (Phase I reports and, if appropriate, Phase II reports) and engineering reports of the Property obtained in connection with the making of the Loan (all of the foregoing, together with information required to be provided pursuant to Section 13.4, being referred to as the "Provided Information"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender and the Rating Agencies;

(b) make changes to the organizational documents of Borrower, provided that the same do not have a material adverse effect on Borrower's principals;

(c) at Borrower's expense, cause counsel to render or update existing opinion letters as to enforceability and non-consolidation, and a 10b-5 comfort letter, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, which shall be dated as of the closing date of the Securitization;

(d) permit site inspections, appraisals, market studies and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be reasonably necessary or appropriate in connection with the Securitization;

(e) make the representations and warranties with respect to the Property, Borrower, Borrower Principal and the Loan Documents as are made in the Loan Documents;

(f) execute such amendments to the Loan Documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, except in connection with a bifurcation of the Loan which may result in varying fixed interest rates and amortization schedules, but which shall have the same weighted average coupon of the original Note, or
  (ii) in the reasonable judgment of Borrower, modify or amend any other material economic term of the Loan, or (iii) in the reasonable judgment of Borrower, materially increase Borrower's obligations and liabilities or decrease Borrower's rights under the Loan Documents;

(g) deliver to Lender and/or any Rating Agency, (i) one or more certificates executed by an officer of the Borrower certifying as to the accuracy, as of the closing date of the Securitization, of all representations made by Borrower in the Loan Documents as of the Closing Date in all relevant jurisdictions or, if such representations are no longer accurate, certifying as to what modifications to the representations would be required to make such representations accurate as of the closing date of the Securitization, and
  (ii) certificates of the
relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower as of the date of the closing date of the Securitization;

(h) have reasonably appropriate personnel participate in a bank meeting and/or presentation for the Rating Agencies or Investors; and

(i) cooperate with and assist Lender in obtaining ratings of the Securities from two (2) or more of the Rating Agencies.

         Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, all reasonable costs and expenses incurred by Borrower or Lender in connection with Borrower's complying with requests made under this Article 13 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Borrower up to a maximum of $15,000 in the aggregate, and any excess shall be paid by Lender.

         In the event that Borrower requests any consent or approval hereunder and the provisions of this Agreement or any Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the rating on the Securities, or, in accordance with the terms of the transaction documents relating to a Securitization, such a rating confirmation is required in order for the consent of Lender to be given, Borrower shall pay all of the costs and expenses of Lender, Lender's servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation.

         Section 13.6 Securitization Indemnification

(a) Borrower and Borrower Principal understand that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement, offering memorandum or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act, or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower and Borrower Principal will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

(b) Borrower agrees to provide in connection with each of (i) a preliminary and a final offering memorandum or private placement memorandum or similar document (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an indemnification certificate (A) certifying that Borrower has carefully examined such memorandum or prospectus or other document (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan), as applicable, including without limitation, the sections entitled "Special Considerations," and/or "Risk Factors," and "Certain Legal Aspects of the Mortgage Loan," or similar sections, and all sections relating to

Borrower, Borrower Principal, Manager, their Affiliates, the Loan, the Loan Documents and the Property, and any risks or special considerations relating thereto, and that, to the best of Borrower's knowledge, such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 13.6, Lender hereunder shall include its officers and directors) and the Affiliate of Lender that (i) has filed the registration statement, if any, relating to the Securitization and/or (ii) which is acting as issuer, depositor, sponsor and/or a similar capacity with respect to the Securitization (any Person described in
(i) or (ii), an "Issuer Person"), and each director and officer of any Issuer Person, and each Person or entity who controls any Issuer Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act
(collectively, the "Issuer Group"), and each Person which is acting as an underwriter, manager, placement agent, initial purchaser or similar capacity with respect to the Securitization, each of its directors and officers and each Person who controls any such Person within the meaning of Section 15 of the
Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the
Loan) or necessary in order to make the statements in such sections (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or in light of the circumstances under which they were made, not misleading (collectively the "Securities Liabilities") and (C) agreeing to reimburse Lender, the Issuer Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Issuer Group in connection with investigating or defending the Securities Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such Securities Liabilities arise out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender or any member of the Issuer Group or Underwriter Group by or on behalf of Borrower or Borrower Principal in connection with the preparation of the memorandum or prospectus or other document (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or in connection with the underwriting of the Loan, including, without limitation, financial statements of Borrower or Borrower Principal, operating statements, rent rolls, environmental site assessment reports and Property condition reports with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in Clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and shall be applicable based on information previously provided by Borrower and Borrower Principal or their Affiliates if Borrower does not provide the indemnification certificate.

(c) In connection with filings under the Exchange Act or any information provided to holders of Securities on an ongoing basis, Borrower agrees to indemnify (i) Lender, the Issuer Group and the Underwriter Group for Losses to which Lender, the Issuer Group or the

Underwriter Group may become subject insofar as the Securities Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Issuer Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Issuer Group or the Underwriter Group in connection with defending or investigating the Securities Liabilities.

(d) Promptly after receipt by an indemnified party under this Section 13.6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 13.6, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 13.6 the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

(e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 13.6(c) or Section 13.6(d) is or are for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 13.6(c) or Section 13.6(d), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the indemnified party's, Borrower's and Borrower Principal's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender, Borrower and Borrower Principal hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f) The liabilities and obligations of Borrower, Borrower Principal and Lender under this Section 13.6 shall survive the satisfaction of this Agreement and the satisfaction and discharge of the Debt.

         Section 13.7 Intentionally Omitted

         Section 13.8 Servicer

         At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such servicer/trustee.

                                   ARTICLE 14
                                INDEMNIFICATIONS

         Section 14.1 General Indemnification

         Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (f) the holding or investing of the Reserve Accounts or the performance of the Required Work, Additional Required Repairs or Additional Replacements, or (g) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

         Section 14.2 Mortgage and Intangible Tax Indemnification

         Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

         Section 14.3 ERISA Indemnification

         Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 4.8 or Section
5.18 of this Agreement.

         Section 14.4Survival

         The obligations and liabilities of Borrower and Borrower Principal under this Article 14 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage.

                                   ARTICLE 15
                                   EXCULPATION

         Section 15.1 Exculpation

     (a) Notwithstanding anything to the contrary, provided herein or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower or Borrower Principal, as applicable, to perform and observe the obligations contained herein or in the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or Borrower Principal, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Mortgage and the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Mortgage and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower or Borrower
Principal, as applicable, only to the extent of Borrower's or Borrower Principal's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note, the Mortgage and the other Loan Documents, agrees that it shall not, except as otherwise provided in this Section 15.1, sue for, seek or demand any deficiency judgment against Borrower or Borrower Principal in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Mortgage or the other

Loan Documents. The provisions of this Section 15.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation of Borrower evidenced or secured by this Agreement, the Note, the Mortgage or the other Loan Documents; (ii) impair the right of Lender to name Borrower or Borrower Principal as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement and the Mortgage; (iii) affect the validity or enforceability of any indemnity (including, without limitation, those contained in Section 13.5 and Article 14 of this Agreement and those contained in the Environmental Indemnity), guaranty, master lease or similar instrument made in connection with this Agreement, the Note, the Mortgage and the other Loan
Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the assignment of leases provisions contained in the Mortgage; or (vi) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower or Borrower Principal if necessary to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under this Agreement; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards to the extent actually received by Borrower or Borrower Principal or an Affiliate thereof.

     (b) Notwithstanding the provisions of this Section 15.1 to the contrary, Borrower and Borrower Principal shall be personally liable to Lender on a joint and several basis for Losses due to:

(i) fraud or intentional misrepresentation by Borrower or Borrower Principal or Borrower's sole member in connection with the execution and the delivery of this Agreement, the Note, the Mortgage, any of the other Loan Documents, or any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan;

(ii) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence of an Event of Default;

(iii) Borrower's misapplication or misappropriation of tenant security deposits or Rents collected in advance;

(iv) the misapplication or the misappropriation of Insurance Proceeds or Awards;

(v) Borrower's failure to pay Taxes, Other Charges (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms hereof and there exists no impediment to Lender's utilization thereof due to any act or omission on the part of Borrower, any principal, Affiliate, member or general partner thereof), charges for labor or materials or other charges that can create liens on the Property beyond any applicable notice and cure periods specified herein;

(vi) any act of actual waste or arson by Borrower, any principal, member or general partner thereof or by Borrower Principal, any principal, member or general partner thereof;

(vii) Borrower's failure following any Event of Default to deliver to Lender upon demand all Rents and books and records relating to the Property;

(viii)   Borrower's gross negligence or willful misconduct; or

(ix) the failure of Philadelphia Indemnity to pay a claim under the Policy provided under Section 8.1(a)(ii) pursuant to the terms of such Policy due to the lack of financial ability or insolvency of Philadelphia Indemnity.

(c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall be fully recourse to Borrower and Borrower Principal in the event
         (i) of a default by Borrower, Borrower Principal or any SPE Component Entity (if any) of any of the covenants set forth in Article 6 (subject to the provisions of Section 11.1(d))or Article 7 hereof; (ii) that the Property or any part thereof shall become an asset in (A) a voluntary bankruptcy or insolvency proceeding of Borrower or (B) an involuntary bankruptcy or insolvency proceeding of Borrower which is commenced against Borrower by an Affiliate thereof with respect to which Borrower, directly or indirectly, solicits, acquiesces or participates in the commencement of such action or proceeding or is determined to be in collusion relative to creditors that commence such action or proceeding; or (iii) Borrower fails to make pay the Monthly Payment Amount and any reserves deposits required to be made pursuant to the express terms hereof on the First Scheduled Payment Date (i.e., March 1, 2006), and, if such payment and deposits are fully paid on or prior to March 1, 2006, this clause (iii) shall thereafter be null and void.

(d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgage or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Mortgage or the other Loan Documents.

                                   ARTICLE 16
                                     NOTICES
         Section 16.1 Notices

         All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid overnight delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or by (c) telecopier (with answer back acknowledged provided an additional notice is given pursuant to subsection (b) above), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

              If to Lender:             Bank of America, N.A.
                                        Capital Markets Servicing Group
                                        900 West Trade Street, Suite 650
                                        Mail Code: NC1-026-06-01
                                        Charlotte, North Carolina 28255
                                        Attn:  Servicing Manager
                                        Telephone No.: (866) 531-0957
                                        Facsimile No.: (704) 317-4501

              With a copy to:           Bank of America Legal Department
                                        GCIB/CMBS
                                        NC1-007-20-01
                                        100 North Tyron Street
                                        Charlotte, North Carolina 28255-0001
                                        Attention:  Paul Kurzeja, Esq.
                                        Facsimile No.: (704) 387-0922

              If to Borrower:           The Sports Club/LA I, LLC
                                        c/o The Sports Club Company, Inc.
                                        11151 Missouri Avenue
                                        Los Angeles, California 90025
                                        Attention: Rex A. Licklider,
                                        Chief Executive Officer
                                        Facsimile No.: (310) 479-4350

              With a copy to:           Greenberg, Glusker, Fields, Claman,
                                        Machtinger & Kinsella LLP
                                        1900 Avenue of the Stars, 21st Floor
                                        Los Angeles, California 90067
                                        Attention: Bob Baradaran, Esq.
                                        Facsimile No.: (310) 201-2355

                                        If to Borrower
              Principal:                The Sports Club Company, Inc.
                                        11151 Missouri Avenue
                                        Los Angeles, California 90025
                                        Attention: Rex A. Licklider,
                                        Chief Executive Officer
                                        Facsimile No.: (310) 479-4350

              and:                      D. Michael Talla
                                        c/o The Sports Club Company, Inc.
                                        11151 Missouri Avenue
                                        Los Angeles, California 90025
                                        Facsimile No.: (310) 479-4350
              and:                      Rex. A. Licklider
                                        c/o The Sports Club Company, Inc.
                                        11151 Missouri Avenue
                                        Los Angeles, California 90025
                                        Facsimile No.: (310) 479-4350

         A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

                                   ARTICLE 17
                               FURTHER ASSURANCES

         Section 17.1 Replacement Documents

         Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

         Section 17.2 Recording of Mortgage, Etc.

         Borrower forthwith upon the execution and delivery of the Mortgage and thereafter, from time to time, will cause the Mortgage and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Mortgage, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgage, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do (but excluding any income, franchise or similar taxes applicable to Lender).

         Section 17.3 Further Acts, Etc.

         Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, security agreements, control agreements, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Mortgage, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements and financing statement amendments to evidence more effectively, perfect and maintain the priority of the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this Section 17.3.

         Section 17.4 Changes in Tax, Debt, Credit and Documentary Stamp Laws

(a) If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable, without any prepayment premium being payable in connection therewith.

(b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Mortgage or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable without any prepayment premium being payable in connection therewith.

         If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Mortgage, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

         Section 17.5 Expenses

         Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within five (5) Business Days following receipt of written notice from Lender for all reasonable costs and expenses (including reasonable, actual attorneys' fees and disbursements) reasonably incurred by Lender in accordance with this Agreement in connection with (a) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions reasonably requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (b) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (c) following a request by Borrower, Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (d) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (e) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement;
(f) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents;
(g) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (h) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same (a) relate to the Securitization of the Loan and exceed $15,000 as expressly set forth in
Article 13 above, or (b) arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

                                   ARTICLE 18
                                     WAIVERS

         Section 18.1 Remedies Cumulative; Waivers

         The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or Borrower Principal pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

         Section 18.2 Modification, Waiver in Writing

         No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

         Section 18.3 Delay Not a Waiver

         Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

         Section 18.4 Trial by Jury

         BORROWER, BORROWER PRINCIPAL AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, BORROWER PRINCIPAL AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER, BORROWER PRINCIPAL AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER, BORROWER PRINCIPAL AND LENDER.

         Section 18.5 Waiver of Notice

         Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

         Section 18.6 Remedies of Borrower

         In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

         Section 18.7 Waiver of Marshalling of Assets

         To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

         Section 18.8 Waiver of Statute of Limitations

         Borrower hereby expressly waives and releases, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

         Section 18.9 Waiver of Counterclaim

         Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

         Section 18.10 Gradsky Waivers

         Borrower Principal hereby waives each of the following:

(a) Any rights of Borrower Principal of subrogation, reimbursement, indemnification, and/or contribution against Borrower or any other person or entity, and any other rights and defenses that are or may become available to Borrower Principal or any other person or entity by reasons of Sections 2787-2855, inclusive of the California Civil Code;

(b) Any rights or defenses that may be available by reason of any election of remedies by Lender (including, without limitation, any such election which in any manner impairs, effects, reduces, releases, destroys or extinguishes Borrower Principal's subrogation rights, rights to proceed against Borrower for reimbursement, or any other rights of Borrower Principal to proceed against any other person, entity or security, including but not limited to any defense based upon an election of remedies by Lender under the provisions of Section 580(d) of the California Code of Civil Procedure or any similar law of California or of any other State or of the United States); and

(c) Any rights or defenses Borrower Principal may have because its obligations under this Agreement (the "Borrower Principal Obligations") are secured by real property or any estate for years. These rights or defenses include, but are not limited to, any rights or defenses that are based upon, directly or indirectly, the application of section 580(a), Section 580(b), Section 580(d) or Section 726 of the California Code of Civil Procedure to the Borrower Principal Obligations.

         With respect to Borrower Principal Obligations, the provisions of this subsection (c) mean, among other things:

                  (y) Lender may collect from Borrower Principal without first foreclosing on any real or personal property collateral pledged by Borrower for the Debt; and

                  (z) If Lender forecloses on a real property pledged by
Borrower:

                    (1) The Borrower Principal  Obligations shall not be reduced by the price for which the collateral sold at the foreclosure sale or the value of the collateral at the time of the sale.

                    (2) Lender  may  collect  from  Borrower  Principal  even if
               Lender, by foreclosing on the real property collateral, has destroyed any right of Borrower Principal to collect from Borrower. Further, the provisions of this Agreement constitute an unconditional and irrevocable waiver of any rights and defenses Borrower Principal may have because Borrower's obligations are secured by real property. These rights and defenses, include, but are not limited to, any rights or defenses based upon Section
               580(a), Section 580(b), Section 580(d) or Section 726 of the California Code of Civil Procedure.

                                   ARTICLE 19
                                  GOVERNING LAW
         Section 19.1 Choice of Law

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO
SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                           Delancy Corporate Services

                           41 State Street, Suite 405
                             Albany, New York 12207

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

         Section 19.2 Severability

         Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         Section 19.3 Preferences

         Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder to the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                                   ARTICLE 20
                                  MISCELLANEOUS

         Section 20.1 Waiver of Counterclaim

         This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

         Section 20.2 Lender's Discretion

         Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

         Section 20.3 Headings

         The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 20.4 Cost of Enforcement

         In the event (a) that the Mortgage is foreclosed in whole or in part,
(b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or
(c) Lender exercises any of its other remedies under this Agreement or any of the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

         Section 20.5 Schedules Incorporated

         The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

         Section 20.6 Offsets, Counterclaims and Defenses

         Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

         Section 20.7 No Joint Venture or Partnership; No Third Party Beneficiaries

(a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

(c) The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

(d) Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(e) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Mortgage, the Note or the other Loan Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

(f) Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Mortgage and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in
Article 4 of this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Mortgage and the other Loan Documents in the absence of the warranties and representations as set forth in Article 4 of this Agreement.

         Section 20.8 Publicity

         All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan, Lender, Banc of America Securities LLC, or any of their Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld; provided, however, that references to the Loan in any Exchange Act filing made by SCC shall not require such approval of Lender. Lender shall be permitted to make any news, releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to the Loan, the Property, Borrower, Borrower Principal and their respective Affiliates without the approval of Borrower or any such Persons. Borrower also agrees that Lender may share any information pertaining to the Loan with Bank of America Corporation, including its bank subsidiaries, Banc of America Securities LLC and any other Affiliates of the foregoing, in connection with the sale or transfer of the Loan or any Participations and/or Securities created.

         Section 20.9 Conflict; Construction of Documents; Reliance

         In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

         Section 20.10 Entire Agreement

         This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

         Section 20.11 MERS

         Mortgage Electronic Registration Systems, Inc., a Delaware corporation ("MERS"), serves as beneficiary of record and secured party solely as nominee, in an administrative capacity, for Lender and only holds legal title to the interests granted, assigned, and transferred in the Mortgage. MERS shall at all times comply with the instructions of Lender. If necessary to comply with law or custom, MERS (for the benefit of Lender) may be directed by Lender to exercise any or all of those interests, including without limitation, the right to foreclose and sell the Property, and take any action required of Lender, including without limitation, a release, discharge or reconveyance of the Mortgage. Subject to the foregoing, all references in the Loan Documents to "Beneficiary" shall include Lender and its successors and assigns. The relationship of Borrower and Lender under the Mortgage and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender (the role of MERS thereunder being solely that of nominee as set forth above and not that of a lender); and MERS neither undertakes nor assumes any responsibility or duty to Borrower or to any other Person with respect to the Property.

         Section 20.12 Substitute Guarantor

         Talla and/or Licklider shall have the right, at any time as expressly provided elsewhere in this Agreement or at any other time following the date which is six (6) months from the Closing Date, to propose a Substitute Guarantor and request to be released from their respective obligations as Borrower Principals subject to the satisfaction of the terms and conditions of this
Section 20.12. Any Person proposed as a Substitute Guarantor shall be subject to Lender's prior written approval, in its sole and absolute discretion; provided, however, that Lender's approval shall not be required provided that: (i) any Person(s) proposed as a Substitute Guarantor shall have a minimum net worth of $50,000,000 and maintain liquid assets of at least $10,000,000 (or, if only one Sponsor is requesting to be released as a Borrower Principal, $25,000,000 and $5,000,000 respectively), as established by Borrower to the reasonable satisfaction of Lender; (ii) such proposed Substitute Guarantor shall not cause a violation of the representations and covenants set forth in Sections 4.39 and 4.40; (iii) Borrower shall obtain written confirmation from the Rating Agencies that rate the Securities to the effect that the action requested under this
Section 20.12 will not result in a qualification, downgrade or withdrawal of any rating assigned to the Securities; and (iv) if requested by Lender, Borrower shall deliver to Lender a revised substantive non-consolidation opinion in form, scope and substance reasonably acceptable to Lender and to the Rating Agencies. If all of the foregoing conditions shall be satisfied, then Lender hereby agrees to release Talla and/or Licklider, as applicable, from (1) such liability and obligations under the Guaranty (which would not otherwise survive repayment of the Debt) due to matters, events and occurrences first arising subsequent to the effective date of such transfer and (2) such obligations and liability under the Environmental Indemnity to the same extent as if the Loan has been repaid on the effective date of the Transfer.

                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                            BORROWER:

                                            THE SPORTS CLUB/LA I LLC,
                                            a Delaware limited liability company

                                          By:       /s/ Timothy O'Brien
                                                    -------------------------
                                          Name:     Timothy O'Brien
                                          Title:    Chief Financial Officer


                 BORROWER PRINCIPAL:


                                            Acknowledged and
                                            agreed to only with
                                            respect to its
                                            obligations set forth
                                            in Article 4, Article
                                            13, Article 15 and
                                            Article 18 hereof:


                                          THE SPORTS CLUB COMPANY, INC.,
                                          a Delaware corporation

                                          By:      /s/ Lois J. Barberio
                                                   -----------------------
                                          Name:    Lois J. Barberio
                                          Title: Secretary


                                           /s/ Rex A. Licklider
                                          -------------------------------
                                          Rex A. Licklider, Individually


                                           /s/ David Michael Talla
                                          ---------------------------------
                                          David Michael Talla, individually


                                            LENDER:


                                            BANK OF AMERICA, N.A., a national
                                            banking association

                                          By:     /s/ Michael S. Birajiclian
                                                  -----------------------------
                                          Name:   Michael S. Birajiclian
                                          Title:  Principal

                                                                 EXHIBIT 10.10


                                                              LOAN NO.:  59603
                                                       SERVICING NO.:  3216165
MERS MIN:                                                 8000101-0000002251-6



                                 PROMISSORY NOTE

$60,000,000.00                                                 January 12, 2006

         FOR VALUE RECEIVED THE SPORTS CLUB/LA I, LLC, a Delaware limited liability company, having its principal place of business at c/o The Sports Club Company, Inc., 11151 Missouri Avenue, Los Angeles, California 90025 ("Borrower"), hereby unconditionally promises to pay to the order of BANK OF AMERICA, N.A., a national banking association, as lender, having an address at Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of SIXTY MILLION AND NO/100 DOLLARS ($60,000,000.00), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the rate set forth in
Section 2 of the Loan Agreement, and to be paid in accordance with the terms of this Note and that certain Loan Agreement dated the date hereof between Borrower and Lender (the "Loan Agreement"). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

                            ARTICLE 1 - PAYMENT TERMS

         Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rate and at the times specified in Article 2 of the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

                      ARTICLE 2 - DEFAULT AND ACCELERATION

         The Debt shall without notice become immediately due and payable at the option of Lender upon the occurrence of an Event of Default.

                           ARTICLE 3 - LOAN DOCUMENTS

         This Note is secured by the Mortgage and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Mortgage and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern.

         Borrower hereby expressly (a) waives any right it may have under California Civil Code ss.2954.10 to prepay this Note in whole or in part, without penalty, upon acceleration of the Maturity Date of this Note; and (b) agrees that if a prepayment of any or all of this Note is made, following any acceleration of the Maturity Date of this Note by Lender on account of any transfer or disposition prohibited or restricted herein or by the Loan Agreement, Borrower shall be obligated to pay, concurrently therewith, the prepayment premium, if any, that would be required under Section 2.4(c) of the Loan Agreement. By initialing this provision in the space provided below, Borrower hereby declares that Lender's agreement to make the subject loan at the interest rate and for the term set forth herein constitutes adequate consideration, given individual weight by the undersigned, for this waiver and agreement.


                                     /s/TO'B
                 ----------------------------------------------
                               Borrower's Initials

                           ARTICLE 4 - SAVINGS CLAUSE

         Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum lawful rate or amount, (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

                           ARTICLE 5 - NO ORAL CHANGE

         This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                               ARTICLE 6 - WAIVERS

         Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind except as provided in the Loan Agreement. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on

Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals comprising the limited liability company, and the term "Borrower," as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and its members shall not thereby be released from any liability. If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals comprising the partnership, and the term "Borrower," as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term "Borrower" as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such borrowing entity which may be set forth in the Loan Agreement, the Mortgage or any other Loan Documents.

                              ARTICLE 7 - TRANSFER

         Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer other than in connection with a Securitization, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter arising from events thereafter occurring; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

                             ARTICLE 8 - EXCULPATION

         The provisions of Article 15 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

                            ARTICLE 9 - GOVERNING LAW

THIS NOTE WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THIS NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS

MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.


ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

                           Delaney Corporate Services
                           41 State Street, Suite 405
                                Albany, NY 12207

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                              ARTICLE 10 - NOTICES

         All notices or other written communications hereunder shall be delivered in accordance with Section 16.1 of the Loan Agreement.

                              ARTICLE 11 - CONFLICT

         If any provision of this Note shall conflict with any provision of the Loan Agreement the provisions of the Loan Agreement shall control.



                            [signature page follows]

         IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.


                              BORROWER:

                              THE SPORTS CLUB/LA I, LLC, a Deleware
                                 limited liability company

                              By: /s/ Timothy O'Brien
                                 -----------------------
                              Name: Timothy O'Brien
                              Title: Chief Financial Officer

                                                                  EXHIBIT 10.11

                                                               Loan No.:  59603
                                                        Servicing No.:  3216165

                  GUARANTY OF RECOURSE OBLIGATIONS OF BORROWER
                                  (California)

         This Guaranty of Recourse Obligations of Borrower (the "Guaranty") is entered into as of the 13th day of January, 2006, by the undersigned (collectively, the "Borrower Principal" whether one or more), in order to induce BANK OF AMERICA, N.A., a national banking association, together with its successors and assigns (the "Lender"), to make a loan to THE SPORTS CLUB/LA I, LLC, a Delaware limited liability company, having its principal place of business at c/o The Sports Club Company, Inc., 11151 Missouri Avenue, Los Angeles, California 90025 (together with their permitted successors and/or assigns, collectively, "Borrower"), in the amount of $60,000,000.00 (the "Loan").


                                    RECITALS

A. The Loan is evidenced by a Promissory Note from the Borrower to the Lender of even date herewith (as amended, modified, renewed, extended, restated, supplemented, reissued and/or substituted from time to time, the "Note") in the original principal amount of the Loan, and is secured by, among other things, a Deed of Trust and Security Agreement of even date herewith (as amended, modified, renewed, extended, restated, supplemented, reissued and/or substituted from time to time, the "Security Instrument"), covering the Premises described in the Security Instrument and located at 1835 South Sepulveda Boulevard, Los Angeles, California (the "Premises"). In connection with the Loan, Borrower and Lender have also executed a Loan Agreement of even date herewith providing for various rights and obligations of Borrower and Lender in connection with the Loan (together with all extensions, renewals, modifications, substitutions and amendments thereof, the "Loan Agreement").
B. The term "Loan Documents," when used in this Guaranty, shall mean, collectively, the Note, the Security Instrument, the Loan Agreement, and all other documents or agreements executed in connection with the Loan, whether presently existing or hereinafter entered into, as amended, modified, renewed, extended, restated, supplemented, reissued and/or substituted from time to time.
C. The Lender is unwilling to make the Loan unless the Borrower Principal executes this Guaranty.


     NOW, THEREFORE, in order to induce the Lender to make the Loan evidenced by the Note and secured by the Security Instrument, and in consideration thereof, the Borrower Principal hereby (i) irrevocably and unconditionally guarantees the full and prompt payment to the Lender of all amounts which may, from time to time while the Note is outstanding and unpaid become due and owing by the Borrower, whether principal, interest or other sums, for which the Borrower may from time to time, or at any time, be personally liable to the Lender under the provisions of the Loan Agreement due solely to the applicability of the exceptions to non-recourse liability provisions contained in Article 15 of the Loan Agreement and the environmental indemnification obligations contained in the Environmental Indemnity (as defined in the Loan Agreement) (the "Guaranteed Obligations"), and (ii) agrees to pay, on demand, all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by the Lender in enforcing its rights under this Guaranty. All obligations of the Borrower Principal under this Guaranty shall be joint and several among all persons (if more than one) included as the Borrower Principal. This Guaranty is an unconditional guaranty of payment, and not a guaranty of collection, and may be enforced by the Lender directly against the Borrower Principal without any requirement that the Lender must first exercise its rights against the Borrower or any general partner or member of the Borrower or any other party or any collateral or other security for payment of the Note, if any of the exceptions to non-recourse liability provisions contained in Article 15 of the Loan Agreement or any of the indemnification obligations contained in the Environmental Indemnity shall apply.

         The obligations of the Borrower Principal under this Guaranty shall be performed without demand by the Lender and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of the Note, the Loan Documents, or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. The Borrower Principal hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty, and agrees that the obligations of the Borrower Principal shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or guarantor. The Borrower Principal hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder. Without limiting the generality of the foregoing, the Borrower Principal hereby waives diligence, presentment, demand for payment, protest, and all notices which may be required by statute, rule of law or otherwise to preserve intact the Lender's rights against the Borrower Principal under this Guaranty, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, notice of the incurring by the Borrower of any of the Guaranteed Obligations, and, generally, all demands, notices and other formalities of every kind in connection with this Guaranty, and all rights to require the Lender to (a) proceed against the Borrower or, if the Borrower is a partnership or limited liability company, any general partner or member of the Borrower, as applicable,
(b) proceed against or exhaust any collateral held by the Lender to secure the payment of the Loan, or (c) pursue any other remedy it may now or hereafter have against the Borrower, or, if the Borrower is a partnership or limited liability company, any general partner or member of the Borrower, as applicable.

         Without limiting the generality of the foregoing:

         The Borrower Principal hereby waives the rights and benefits under California Civil Code ("CC") Section 2819, and agrees that by doing so the Borrower Principal's liability shall continue even if the Lender alters any obligations under the Loan Documents in any respect or the Lender's remedies or rights against the Borrower are in any way impaired or suspended without the Borrower Principal's consent.

         The Borrower Principal hereby waives any and all benefits and defenses under CC Section 2810 and agrees that by doing so the Borrower Principal is liable even if the Borrower had no liability at the time of execution of the Note or thereafter ceased to be liable. The Borrower Principal hereby waives any and all benefits and defenses under CC Section 2809 and agrees that by doing so the Borrower Principal's liability may be larger in amount and more burdensome than that of the Borrower.

         The Borrower Principal hereby waives any and all benefits and defenses under CC Sections 2845, 2849, 2850, 2899 and 3433, including, without limitation, the right to require the Lender to (i) proceed against the Borrower or any other guarantor or pledgor, (ii) proceed against or exhaust any security or collateral the Lender may hold, or (iii) pursue any other right or remedy for the Borrower Principal's benefit, and agrees that the Lender may proceed against the Borrower Principal for the Guaranteed Obligations without taking any action against the Borrower or any other guarantor or pledgor and without proceeding against or exhausting any security or collateral the Lender holds. The Borrower Principal agrees that the Lender may unqualifiedly exercise in its sole and absolute discretion, any or all rights and remedies available to it against the Borrower or any other guarantor or pledgor without impairing the Lender's rights and remedies in enforcing this Guaranty, under which the Borrower Principal's liabilities shall remain independent and unconditional. The Borrower Principal agrees that the Lender's exercise of certain of such rights or remedies may affect or eliminate the Borrower Principal's right of subrogation or recovery against the Borrower and that the Borrower Principal may incur partially or totally non-reimbursable liability under this Guaranty. Without limiting the generality of the foregoing, the Borrower Principal expressly waives any and all benefits and defenses under or based upon (1) California Code of Civil Procedure ("CCP") Section 580a or 726(b), which would otherwise limit the Borrower Principal's liability after a non-judicial or judicial foreclosure sale to the difference between the obligations guaranteed herein and the fair market value or fair value, respectively, of the Premises or interests sold at such non-judicial or judicial foreclosure sale, (2) CCP Sections 580b and 580d, which would otherwise limit the Lender's right to recover a deficiency judgment with respect to purchase money obligations and after a non-judicial or judicial foreclosure sale, respectively, (3) CCP Section 726 which, among other things, would otherwise require the Lender to exhaust all of its security before a personal judgment may be obtained for a deficiency, and (4) Union Bank v. Gradsky or subsequent judicial decisions arising out of or related to CCP Sections 726, 580a, 580b or 580d.

                  Without limiting the generality of the foregoing, the Borrower Principal waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial or judicial foreclosure with respect to security for a Guaranteed Obligation, has destroyed the Borrower Principal's rights of subrogation and reimbursement against the Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise. In addition, the Borrower Principal waives all rights and defenses that the Borrower Principal may have because the Guaranteed Obligation is secured by real property. This means, among other things:

          (a) The Lender may collect from the Borrower Principal without first foreclosing on any real or personal property collateral pledged by the Borrower.

          (b) If the Lender forecloses on any real property collateral pledged by the Borrower:

               (i) The amount of the Guaranteed Obligation may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

               (ii) The Lender may collect from the Borrower Principal even if the Lender, by foreclosing on the real property collateral, has destroyed any right the Borrower Principal may have to collect from the Borrower.

         This is an unconditional and irrevocable waiver of any rights and defenses the Borrower Principal may have because the Guaranteed Obligation is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

         The Borrower Principal hereby waives all benefits and defenses under CC Sections 2847, 2848 and 2849 and agrees that the Borrower Principal shall have no right of subrogation or reimbursement against the Borrower, no right of subrogation against any collateral or security provided for in the Loan Documents and no right of contribution against any other guarantor or pledgor unless and until all amounts due under the Loan Documents have been paid in full and the Lender has released, transferred or disposed of all of its right, title and interest in any collateral or security. To the extent the Borrower Principal's waiver of these rights of subrogation, reimbursement or contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, the Borrower Principal agrees that the Borrower Principal's rights of subrogation and reimbursement against the Borrower and the Borrower Principal's right of subrogation against any collateral or security shall be unconditionally junior and subordinate to the Lender's rights against the Borrower and to the Lender's right, title and interest in such collateral or security, and the Borrower Principal's right of contribution against any other guarantor or pledgor shall be unconditionally junior and subordinate to the Lender's rights against such other guarantor or pledgor.

         The Borrower Principal shall not be released or discharged, in whole or in part, by (i) the Lender's failure to perfect or continue the perfection of any lien or security interest in collateral which secures the obligations of the Borrower, (ii) the Lender's failure to protect the Premises covered by such lien or security interest, or (iii) any consent by the Lender to the transfer, subordination, release, substitution or liquidation of any portion of the collateral which secures the obligations of the Borrower.

         So long as any of the obligations guaranteed hereunder shall remain owing to the Lender, the Borrower Principal shall not, without the prior written consent of the Lender, commence or join with any other party in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Borrower.

         Any married person executing this Guaranty agrees that recourse may be had against community assets and against such person's separate property for the satisfaction of the obligations hereby guaranteed.

         The Borrower Principal's waivers in this Guaranty are made knowing that their intent is to deprive the Borrower Principal of the benefits and defenses that would or could otherwise be available to the Borrower Principal under the statutory provisions and case law referenced herein.

         The Borrower Principal hereby agrees that, at any time or from time to time and any number or times, without notice to the Borrower Principal and without affecting the liability of the Borrower Principal hereunder: (a) the time for payment of the principal of or interest on the Note may be extended or the Note may be renewed in whole or in part one or more times; (b) the time for the Borrower's performance of or compliance with any covenant or agreement contained in the Note, the Security Instrument or any other Loan Document evidencing, securing or governing the Loan, whether presently existing or hereafter entered into, may be extended or such performance compliance may be waived; (c) the maturity of the Note may be accelerated as provided therein or in the Security Instrument or any other Loan Document; (d) the Note, the Security Instrument or any other Loan Document may be modified or amended by the Lender and the Borrower in any respect, including, but not limited to, an increase in the principal amount; and (e) any security for the Loan may be modified, exchanged, surrendered or otherwise dealt with or additional security may be pledged for the Loan.

         If any payment by the Borrower is held to constitute a preference under any applicable bankruptcy or similar laws, or if for any reason the Lender is required to refund any sums to the Borrower, such amounts shall not constitute a release of any liability of the Borrower Principal hereunder for the Guaranteed Obligations. It is the intention of the Lender and the Borrower Principal that the Borrower Principal's obligations hereunder shall not be discharged except by the Borrower Principal's performance of such obligations and then only to the extent of such performance.

         The Borrower Principal agrees that any indebtedness of the Borrower now or hereafter held by the Borrower Principal is hereby and shall be unconditionally subordinated to all indebtedness of the Borrower to the Lender and any such indebtedness of the Borrower shall be collected, enforced and received by the Borrower Principal, as trustee for the Lender, but without reducing or affecting in any manner the liability of the Borrower Principal under the other provisions of this Guaranty.

         The Borrower Principal agrees that the Lender, in its sole and absolute discretion, and without notice to or consent of the Borrower Principals, may:
(a) bring suit against the Borrower Principal, or any one or more of the individuals constituting the Borrower Principal, and any other guarantor of the Note, jointly or severally, or against any one or more of them; (b) compromise or settle with any one or more of the individuals constituting the Borrower Principal for such consideration as the Lender may deem proper; (c) release one or more of the individuals constituting the Borrower Principal, or any other guarantors of the Note, from liability thereunder; and (d) otherwise deal with the Borrower Principal and any other guarantor of the Note, or any one or more of them, in any manner whatsoever, and that no such action shall impair the rights of the Lender to collect the Guaranteed Obligations from the Borrower Principal. Nothing contained in this paragraph shall in any way affect or impair the rights or obligations of the Borrower Principal with respect to any other guarantor of the Note.

         The Lender may assign its rights under this Guaranty in whole or in part and, upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee to the extent so assigned. Without limiting the foregoing, it is further expressly recognized that the Lender intends to sell, transfer, deliver and assign the Loan in the secondary mortgage market. By its execution of this Guaranty, the Borrower Principal understands and agrees that any financial statement, operating statement, rent roll and other information delivered to the Lender by the Borrower Principal, the Borrower, or any other person or entity, may be delivered to any secondary mortgage market participant in connection with the sale or assignment of the Loan or any security backed by the Loan in whole or in part. The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties; and the term "the Lender" shall include, in addition to the Lender, any lawful owner, holder or pledgee of the Note. The terms used to designate any of the parties herein shall be deemed to include the heirs, legal representatives, successors and assigns of such parties; and the term "the Lender" shall include, in addition to the Lender, any lawful owner, holder or pledgee of the Note.

         THE LENDER AND THE BORROWER PRINCIPAL EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS GUARANTY. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE LENDER AND THE BORROWER PRINCIPAL, AND THE LENDER AND THE BORROWER PRINCIPAL ACKNOWLEDGE THAT NO PERSON ACTING ON BEHALF OF THE OTHER PARTY TO THIS GUARANTY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE LENDER AND THE BORROWER PRINCIPAL FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS, UNDERSTANDINGS, REPRESENTATIONS AND STATEMENTS, ORAL OR WRITTEN, ARE MERGED INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS. NEITHER THIS GUARANTY NOR ANY PROVISION HEREOF MAY BE WAIVED, MODIFIED, AMENDED, DISCHARGED OR TERMINATED EXCEPT FOR AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHICH THE ENFORCEMENT OF SUCH WAIVER, MODIFICATION, AMENDMENT, DISCHARGE OR TERMINATION IS SOUGHT, AND THEN ONLY TO THE EXTENT SET FORTH IN SUCH AGREEMENT.

         THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER PRINCIPAL ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER PRINCIPAL WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER PRINCIPAL AND HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER PRINCIPAL DOES HEREBY DESIGNATE AND APPOINT:

                           DELANCY CORPORATE SERVICES
                           41 STATE STREET, SUITE 405
                           ALBANY, NEW YORK 12207

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER PRINCIPAL IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER PRINCIPAL IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.

         The Borrower Principal has received and approved copies of all of the Loan Documents and has had the opportunity to review the matters discussed and contemplated therein, including the remedies the Lender may pursue against the Borrower in the event of a default under the Loan Documents, the value of the security or collateral for the Loan, and the Borrower's financial condition and ability to perform under the Loan. The Borrower Principal has established adequate means of obtaining from the Borrower on a continuing basis, information pertaining to, and is now and on a continuing basis will be completely familiar with, the Borrower's financial condition, operations, properties, prospects and the performance of the Borrower's obligations to the Lender. The Lender shall have no duty to disclose to the Borrower Principal any information pertaining to the Borrower or any security or collateral.

         Nothing herein shall be construed to relieve or release the Borrower Principal of or from any obligation or liability of the Borrower Principal under any of the Loan Documents in its, his or her capacity as a general partner or member of the Borrower, and the Borrower Principal shall have and retain any such obligation or liability in such capacity notwithstanding any limitation upon the effectiveness or enforceability of this Guaranty.

         In the event of any litigation or other legal proceeding arising between the parties to this Guaranty, whether relating to the enforcement of a party's rights under this Guaranty or otherwise, the prevailing party shall be entitled to receive its reasonable attorneys' fees and costs of suit from the non-prevailing party in such amount as the court shall determine.

         Time is of the essence in the performance of the obligations of the Borrower Principal under this Guaranty.

         This Guaranty may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Guaranty on the date first written above.


                               BORROWER PRINCIPAL:


                               THE SPORTS CLUB COMPANY, INC.,
                                     a Delaware corporation




                               By:  /s/ Timothy O'Brien
                                   --------------------------
                               Name:  Timothy O'Brien
                               Title: Chief Financial Officer



                               /s/ Rex A. Licklider
                               ------------------------------
                               Rex A. Licklider, Individually



                               /s/ D. Michael Talla
                               ------------------------------
                               D. Michael Talla, individually

                                                                   EXHIBIT 10.12


                                                                 LOAN NO.: 59603
                                                          SERVICING NO.: 3216165


                        ENVIRONMENTAL INDEMNITY AGREEMENT

         ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement") made as of the 13th day of January, 2006, by THE SPORTS CLUB/LA I, LLC, a Delaware limited liability company, having an office at c/o The Sports Club Company, Inc., 11151 Missouri Avenue, Los Angeles, California 90025 ("Borrower"), THE SPORTS CLUB COMPANY, INC., a Delaware corporation, having an office at 11151 Missouri Avenue, Los Angeles, California 90025 ("SCC"), D. MICHAEL TALLA, an individual, having an address at c/o The Sports Club Company, Inc., 11151 Missouri Avenue, Los Angeles, California 90025 ("Talla") and REX A LICKLIDER, an individual, having an address at c/o The Sports Club Company, Inc., 11151 Missouri Avenue, Los Angeles, California 90025 ("Licklider") (Talla, Licklider, SCC and Borrower hereinafter referred to, individually and collectively, as the context may require, as "Indemnitor"), in favor of BANK OF AMERICA, N.A., a national banking association, having an address at Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255 ("Indemnitee") and other Indemnified Parties (defined below).

                                    RECITALS:


                  Borrower is the owner of certain real property more particularly described in Exhibit A attached hereto (said real property being referred to as the "Land"; the Land, together with all structures, buildings and improvements now or hereafter located on the Land, being collectively referred to as the "Property").


                  Indemnitee is prepared to make a loan (the "Loan") to Borrower in the principal amount of Sixty Million and 00/100 Dollars ($60,000,000.00) pursuant to a Loan Agreement of even date herewith between Indemnitor and Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"), which Loan shall be evidenced by the Note (as defined in the Loan Agreement) and secured by, among other things, the Mortgage (as defined in the Loan Agreement).


                  Indemnitee is unwilling to make the Loan unless Indemnitor agrees jointly and severally to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.


                  Indemnitor is entering into this Agreement to induce Indemnitee to make the Loan.

                                    AGREEMENT

         In order to induce the Indemnitee to make the Loan to Borrower, and in consideration of the substantial benefit each and every Indemnitor will derive from the Loan:

                             ARTICLE 1 - DEFINITIONS

         Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement. As used in this Agreement, the following terms shall have the following meanings:

         The term "Environmental Law" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements or agreements with any Governmental Authority, as well as common law, that apply to Borrower or the Property and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

         The term "Hazardous Materials" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," "pollutant" or other words of similar import within the meaning of any Environmental Law.

         The term "Indemnified Parties" means Indemnitee, any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by the Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and business; but excluding any unaffiliated third-party purchaser at a foreclosure sale).

         The term "Legal Action" means any claim, suit or proceeding, whether administrative or judicial in nature.

         The term "Losses" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense).

         The term "Release" with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

                           ARTICLE 2 - INDEMNIFICATION

         SECTION 2.1 INDEMNIFICATION. Indemnitor covenants and agrees at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Materials in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Materials in, on, above, under or from the Property; (c) any activity by any Indemnitor, any person or entity affiliated with any Indemnitor, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Materials at any time located in, under, on or above the Property or any actual or proposed remediation of any Hazardous Materials at any time located in, under, on or above the Property, whether or not such remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (d) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by any Indemnitor, any person or entity affiliated with any Indemnitor, and any tenant or other user of the Property to comply with any order of any governmental authority in connection with any Environmental Laws; (e) the imposition, recording or filing or the threatened imposition, recording or filing of any environmental lien encumbering the Property; (f) any acts of any Indemnitor, any person or entity affiliated with any Indemnitor, and any tenant or other user of the Property in (i) arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials at any facility or incineration vessel containing such or similar Hazardous Materials or (ii) accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for remediation; and (g) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement, the Loan Agreement or the Mortgage relating to environmental matters.

         SECTION 2.2 DUTY TO DEFEND AND ATTORNEYS AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Indemnitor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any

Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Within five (5) Business Days following demand from Indemnitee, Indemnitor shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

         SECTION 2.3 SUBROGATION. Indemnitor shall take any and all reasonable actions, including institution of legal action against third-parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Materials at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor's rights now or hereafter in such claims.

         SECTION 2.4 INTEREST. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at a per annum rate equal the Default Rate from the date payment was due.

         SECTION 2.5 SURVIVAL. The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage.

         SECTION 2.6 NOTICE OF LEGAL ACTIONS. Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any governmental entity or any source whatsoever with respect to Hazardous Materials on, from or affecting the Property, and (ii) any Legal Action brought against such party or related to the Property, with respect to which any Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 5.1 hereof.

              ARTICLE 3 - REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 3.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Indemnitor hereby makes the authority representations and warranties contained in Section
4.1 and the environmental representations, warranties and covenants contained in Sections 12.1 and 12.2 of the Loan Agreement and agree that the same are hereby made a part of this Agreement to the same extent and with the same force as if fully set forth herein.

                                     GENERAL

         SECTION 4.1 UNIMPAIRED LIABILITY. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Mortgage or any other Loan Document to or with Indemnitee by any Indemnitor or any person who succeeds any Indemnitor or any person as owner of the Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Mortgage, or any of the other Loan Documents limiting Indemnitee's recourse to the Property or to any other security for the Note, or limiting Indemnitee's rights to a deficiency judgment against any Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by any Indemnitor under the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents or herein, (v) the release of any Indemnitor or any other person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Indemnitee's voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee's failure to record the Mortgage or file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

         SECTION 4.2 ENFORCEMENT. Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Mortgage, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Mortgage, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the debt of Borrower pursuant to the Loan, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the debt of Borrower pursuant to the Loan, which Indemnitee is entitled to do in its sole discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Mortgage for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Mortgage, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Mortgage; Indemnitor is fully and personally liable for such obligations, and their liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

         SECTION 4.3 WAIVERS. (a) Indemnitor hereby waives (i) any right or claim of right to cause a marshalling of any Indemnitor's assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against any Indemnitor; (ii) and relinquish all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which any Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

         (b) INDEMNITOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THE MORTGAGE, THIS AGREEMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

                            ARTICLE 5 - MISCELLANEOUS

         SECTION 5.1 NOTICES. All notices required or permitted hereunder shall be given and shall become effective as provided in the Loan Agreement. Notices to Indemnitor shall be addressed as follows:

                            The Sports Club Company, Inc.
                            11151 Missouri Avenue
                            Los Angeles, California 90025
                            Attention: Rex A. Licklider, Chief Executive Officer Fascimile No.: (310) 479-4350

                            D. Michael Talla c/o The Sports Club Company, Inc. 11151 Missouri Avenue Los Angeles, California 90025 Facsimile No.: (310) 479-4350

                            Rex A. Licklider
                            c/o The Sports Club Company, Inc.
                            11150 Missouri Avenue
                            Los Angeles, California 90025
                            Facsimile No.: (310) 479-4350

         SECTION 5.2 NO THIRD-PARTY BENEFICIARY. The terms of this Agreement are for the sole and exclusive protection and use of Indemnified Parties. No party shall be a third-party beneficiary hereunder, and no provision hereof shall operate or inure to the use and benefit of any such third party. It is agreed that those persons and entities included in the definition of Indemnified Parties are not such excluded third party beneficiaries.

         SECTION 5.3 DUPLICATE ORIGINALS; COUNTERPARTS. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

         SECTION 5.4 NO ORAL CHANGE. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         SECTION 5.5 HEADINGS, ETC. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

         SECTION 5.6 NUMBER AND GENDER/SUCCESSORS AND ASSIGNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term "Indemnitor" shall be deemed to refer to each and every person or entity comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of any Indemnitor may be assigned except with the written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.

         SECTION 5.7 JOINT AND SEVERAL LIABILITY. If Indemnitor consists of more than one person or entity, the obligations and liabilities of each such person and entity hereunder are joint and several.

         SECTION 5.8 RELEASE OF LIABILITY. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

         SECTION 5.9 EXTENT OF LIABILITY. (a) Notwithstanding anything to the contrary contain in this Agreement, the Loan Agreement or the other Loan Documents, neither Borrower nor Indemnitor shall be liable to for any Losses imposed upon or incurred by or asserted against any Indemnified Parties to the extent that such Losses are conclusively established to be the result of Hazardous Materials that are first introduced to the Property after the date that Indemnitee (or any purchaser at a foreclosure sale) acquires title to the Property.

(b) Notwithstanding anything to the contrary contained herein or in the other Loan Documents, Indemnitor shall be solely responsible for the cure or remediation of Hazardous Materials but only to the extent required in order to comply with Environmental Law.

         SECTION 5.10 RIGHTS CUMULATIVE. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Loan Agreement, the Mortgage or the other Loan Documents or would otherwise have at law or in equity.

         SECTION 5.11 INAPPLICABLE PROVISIONS. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

         SECTION 5.12 GOVERNING LAW. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

         SECTION 5.13 SUBMISSION TO JURISDICTION. With respect to any claim or action arising hereunder, Indemnitor (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York, New York, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any such court and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                    Article 6 - SPECIAL CALIFORNIA PROVISIONS

         Section 6.1   Waivers.  The Indemnitor hereby waives:

(a) an election of remedies by any Indemnified Party, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for the Loan (whether such security is real property or personal property), for a guaranteed obligation, has destroyed the guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise,

(b) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, or

(c) without limiting the generality of the foregoing, the Indemnitor hereby expressly waives, but only to the extent waivable by applicable law, any and all benefits which might otherwise be available to the Indemnitor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845 through 2847, 2849, 2850, 2899 and 3433, and California Code of Civil Procedure Sections 580a, 580b, 580d and 726.

         Section 6.2 Loan Amount No Limitation. The amount of the Indemnitor's liability under this Agreement is unrelated to, and independent of, the amount of any loss that the Indemnitee may suffer by reason of the failure of the Loan to be repaid in full, and shall not be determined by reference to the amount of any Loan loss. No amount paid to any Indemnified Party pursuant to this Agreement shall be considered to be paid on account of the Loan or any deficiency or loss suffered by the Indemnitee by reason of the failure of the Loan to be repaid in full. The enforcement of this Agreement by any Indemnified Party shall not be construed as an indirect attempt to recover any such Loan loss. The Indemnitor acknowledges that the Indemnitor may have liability under this Agreement even if the Loan is repaid in full by reason of a full credit bid at any foreclosure sale under the Mortgage, and that the amount of the Indemnitor's liability hereunder could exceed the entire amount paid by the Indemnitor for the Property.

         Section 6.3 Legal Effect of Agreement. The Indemnitor and the Indemnitee agree that: (a) this Agreement is intended as the Indemnitee's written request for information (and the Indemnitor's response) concerning the environmental condition of the real Property security as required by California Code of Civil Procedure Section 726.5; and (b) each provision in this Agreement (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real Property security is intended by the Indemnitee and the Indemnitor to be an "environmental provision" for purposes of California Code of Civil Procedure Section 736, and as such it is expressly understood that the Indemnitor's duty to indemnify the Indemnitee hereunder shall survive but only as to matters arising prior to: (i) any judicial or non-judicial foreclosure under the Mortgage, or transfer of the Property in lieu thereof; (ii) the release and reconveyance or cancellation of the Mortgage; and (iii) the satisfaction of all of the Indemnitor's obligations under the Note, the Mortgage and any other document executed in connection with the Loan.

         Section 6.4 Inspection Rights. The Indemnitee shall have the right to enter and inspect the Property for any Hazardous Materials pursuant to California Civil Code Section 2929.5, to obtain a court order to enforce that right, and to have a receiver appointed pursuant to California Code of Civil Procedure Section 564 to enforce the Indemnitee's right to enter and inspect the Property, subject to the rights of tenants in possession.

         Section 6.5 Remedies. Upon any breach of this Agreement, the Indemnitee shall have the right to commence and maintain an action or actions in any court of competent jurisdiction for breach of contract pursuant to California Code of Civil Procedure Section 736, whether commenced prior to foreclosure of the Property or after foreclosure of the Property, and to seek the recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out of pocket costs or expenses actually incurred or advanced by the Indemnitee (collectively, the "Environmental Costs") relating to the cleanup, remediation or other response action required by any Environmental Laws.

         The Indemnitor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Note, the Mortgage or any other document executed in connection with the Loan, the Environmental Costs shall be exceptions to any non-recourse or exculpatory provision and the Indemnitor shall be fully and personally liable for the Environmental Costs hereunder and such liability shall not be limited to the original principal amount of the obligations secured by the Mortgage.

         Section 6.6 Remedies Upon Environmental Impairment. Upon any Event of Default under the Note, the Mortgage or any other document executed in connection with the Loan, in addition to any other remedies provided therein and applicable law, the Indemnitee shall have the right to waive its lien against the Property or any portion thereof, whether fixtures or personal property, to the extent such property is found to be environmentally impaired in accordance with California Code of Civil Procedure Section 726.5 and to exercise any and all rights and remedies of an unsecured creditor against the Indemnitor and all of the Indemnitor's assets and property for the recovery of any deficiency, including, but not limited to, seeking an attachment order pursuant to California Code of Civil Procedure Section 483.010. As between the Indemnitee and the Indemnitor, for purposes of California Code of Civil Procedure Section 726.5, the Indemnitor shall have the burden of proving that the Indemnitor or any related party (or any affiliate or agent of the Indemnitor or any related party) was not in any way negligent in permitting the release or threatened release of the Hazardous Materials. The Indemnitor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Note, the Mortgage or any other document executed in connection with the Loan, all judgments and awards entered against the Indemnitor under this Section and California Code of Civil Procedure Section 726.5 shall be exceptions to any non recourse or exculpatory provisions of the Note, and the Indemnitor shall be fully and personally liable for all such judgments and awards entered against the Indemnitor.

         Section 6.7 California Code Sections. This Agreement is intended to be cumulative of any rights of the Indemnitee under California Code of Civil Procedure Sections 564, 726.5 and 736 and under California Civil Code Section 2929.5. The Indemnitor hereby agrees that its liability hereunder shall not be affected by any restrictions or limitations which such statutes may contain.

         Section 6.8 Survival. The indemnity in this Agreement is intended to be operable under 42 U.S.C. 9607(e)(1), and any successor section thereof, and shall survive the foreclosure, release or reconveyance of the Mortgage, whether by payment of the Loan or any deed in lieu of foreclosure of the Property; provided, however, that with respect to the foregoing, the indemnity in this Agreement shall survive and continue to inure to the benefit of the Indemnified Parties and not to any unaffiliated third party purchaser at a foreclosure sale.

         Section 6.9 Border Zone Property. The Indemnitor represents and warrants to the Indemnitee that the Property has not been designated as Border Zone Property under the provisions of California Health and Safety Code, Sections 25220 et seq. or any regulation adopted in accordance therewith, and, to Indemnitors' knowledge, there has been no occurrence or condition on any real property adjoining or in the vicinity of the Property that is reasonably likely to cause the Property or any part thereof to be designated as Border Zone Property.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

                                       BORROWER:


                                       THE SPORTS CLUB/LA I, LLC, a Delaware
                                       limited liability company



                                       By:   /s/ Timothy O'Brien
                                             -----------------------
                                       Name: Timothy O'Brien
                                       Title:Chief Financial Officer


                                       INDEMNITOR:


                                       THE SPORTS COMPANY, INC., a Delaware
                                       corporation



                                       By:          /s/ Lois J. Barberio
                                                    ----------------------
                                       Name:        Lois J. Barberio
                                       Title: Secretary




                                       /s/ D. Michael Talla
                                       -----------------------------
                                       D. Michael Talla, individually


                                       ------------------------------

                                       /s/ Rex A. Licklider
                                       ------------------------------
                                       Rex A. Licklider, individually

                                                                 EXHIBIT 10.13

RECORDED AT THE REQUEST OF
AND WHEN RECORDED MAIL TO:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention:  William P. McInerney, Esq.
                                                               LOAN NO.:  59603
                                                        SERVICING NO.:  3216165
================================================================================



THE SPORTS CLUB/LA I, LLC, as grantor
                                                                    (Borrower)


                                       to


                   COMMONWEALTH LAND TITLE COMPANY, as trustee
                                                                    (Trustee)


                               for the benefit of


         MORTGAGE ELECTRONIC REGISTRATION SYSTEMS, INC., as beneficiary

--------------------------------------------------------------------------------

                      DEED OF TRUST AND SECURITY AGREEMENT

--------------------------------------------------------------------------------


                          Dated: As of January 13, 2006

                          Location: 1835 South Sepulveda Boulevard
                          Los Angeles, California

                          County: Los Angeles

                          MERS MIN: 8000101-0000002251-6


THIS DOCUMENT SECURES A PROMISSORY NOTE WHICH CONTAINS PROVISIONS FOR A BALLOON PAYMENT. THIS INSTRUMENT CONSTITUTES A SECURITY AGREEMENT AS THAT TERM IF DEFINED IN THE CALIFORNIA UNIFORM COMMERCIAL CODE. PORTIONS OF THE COLLATERAL ARE GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE LAND DESCRIBED IN EXHIBIT A HERETO. THIS INSTRUMENT IS INTENDED TO SERVE AS A FIXTURE FILING AND IS TO BE RECORDED IN THE REAL ESTATE RECORDS OF EACH COUNTY IN WHICH SAID LAND OR ANY PORTION THEREOF IS LOCATED AND INDEXED AS A FEE SECURITY INSTRUMENT AND A FIXTURE FILING. GRANTOR IS THE OWNER OF THE FEE INTEREST IN EXHIBIT A HERETO.
================================================================================

         THIS DEED OF TRUST AND SECURITY AGREEMENT (this "Security Instrument") is made as of this 13th day of January, 2006, by THE SPORTS CLUB/LA I, LLC, a Delaware limited liability company, having its principal place of business at c/o The Sports Club Company, Inc., 11151 Missouri Avenue, Los Angeles, California 90025, as grantor ("Borrower") to COMMONWEALTH LAND TITLE COMPANY, having an address at c/o 915 Wilshire Boulevard, Suite 2100, Los Angeles, California, 90017, as trustee ("Trustee") for the benefit of MORTGAGE ELECTRONIC REGISTRATION SYSTEMS, INC., a Delaware stock corporation ("Beneficiary"), as nominee for BANK OF AMERICA, N.A., a national banking association, having an address at Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255 ("Lender"). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement (defined below).

                                    RECITALS:

                  This Security Instrument is given to Beneficiary, in its capacity as nominee for Lender in accordance with Section 16.2 below, to secure a loan (the "Loan") in the principal sum of SIXTY MILLION AND 00/100 DOLLARS ($60,000,000.00) advanced pursuant to that certain Loan Agreement, dated as of the date hereof, between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement") and evidenced by that certain Promissory Note, dated the date hereof, made by Borrower in favor of Lender (such Promissory Note, together with all extensions, renewals, replacements, restatements or modifications thereof being hereinafter referred to as the "Note");

                  Borrower desires to secure the payment of the Debt (as defined in the Loan Agreement) and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement); and

                  This Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents are secured hereby.

                                    ARTICLE 1

                               GRANTS OF SECURITY

         Section 1.1 Property Mortgaged. Borrower does hereby irrevocably mortgage, grant, bargain, sell, pledge, assign, warrant, transfer, convey and grant a security interest to Trustee, its successors and assigns, for the benefit of Beneficiary and its successors and assigns the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the "Property"):

(a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the "Land");

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the "Improvements");

(d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) Equipment. All "equipment," as such term is defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Borrower, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all weight training equipment, treadmills, bikes, stair climbers, recumbent bikes, rowing machines, and all other exercise equipment, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Borrower and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the "Equipment");

(f) Fixtures. All Equipment now owned, or the ownership of which is hereafter acquired, by Borrower which is so related to the Land and Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Borrower's interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all
accessions,    appurtenances,    additions,   replacements,    betterments   and
substitutions for any of the foregoing and the proceeds thereof (collectively, the "Fixtures");

(g) Personal Property. All furniture, furnishings, objects of art, machinery, goods, tools, supplies, appliances, Equipment (other than Equipment that constitutes Fixtures), general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, inventory and articles of personal property and accessions thereof and renewals and replacements thereof and substitutions therefor, if any (including, but not limited to, membership agreements, furniture, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, fire prevention and extinguishing apparatus, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other sports and fitness club equipment and all other personal property of any kind or character whatsoever as defined in and subject to the provisions of the Uniform Commercial Code, whether tangible or intangible (other than Fixtures), including, without limitation, "Inventories of Merchandise" and "Inventories of Supplies" as defined in the Uniform Commercial Code, which are now or hereafter owned by Borrower and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the "Personal Property"), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(h) Leases. All leases, subleases, subsubleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under any Creditors Rights Laws (collectively, the "Leases") and all right, title and interest of Borrower, its successors and assigns therein and thereunder and all proceeds from the sale or other disposition of the Leases, together with any and all leases, subleases, licenses, concessions or other agreements pursuant to which Grantor is granted a possessory interest in any real property other than the Land (including, without limitation (i) that certain lease of even date herewith between LA/Irvine Sports Club, Ltd. and Borrower with respect to certain property and the improvements thereon located at 1803 and 1811 Pontius Avenue, Los Angeles, California and (ii) that certain Rental Agreement between Borrower's predecessor-in-interest and the State of California Department of Transportation with respect to certain property located at 19091 Cotner Street, Los Angeles California) (collectively, the "Parking Leases");

(i) Rents. All income, receivables, receipts, revenues, accounts, cash, issues, profits, charges for services rendered, deposits (including, without limitation, security, utility and other deposits), rents, additional rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, cash or securities deposited under the Leases to secure the performance by the lessees of their obligations thereunder, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses) and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the ownership and operation of the Property and all income and proceeds received from the operation of the sports and fitness club at the Property, including, without limitation all membership dues and fees, initiation fees, salon and spa revenues, food and beverage revenues, private training fees and all other amounts received by Borrower or Manager for the sale of goods, services or any other items sold on or provided from the Property, whether on cash or on credit, all customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by or on behalf of Borrower or Manager and proceeds, if any, from business interruption or other loss of income insurance whether paid or accruing before or after the filing by or against Borrower of any petition for relief under any Creditors Rights Laws (collectively, the "Rents") and the right to receive and apply the Rents to the payment of the Debt;

(j) Insurance Proceeds. All Insurance Proceeds in respect of the Property under any Policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

(k) Condemnation Awards. All Awards, including interest thereon, which may heretofore and hereafter be made with respect to the Property by reason of Condemnation, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(l) Tax Certiorari. All refunds, rebates or credits in connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(m) Rights. The right, in the name and on behalf of Borrower, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Lender in the Property;

(n) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or any business or activity conducted on the Land (including, without limitation (i) that certain Parking Services Agreement dated as of March 1, 2005 between Borrower's predecessor-in-interest to the Land and Lucarpon Corporation, a California corporation doing business as Altavista Parking Service and (ii) that certain Westwood Gateway II Parking Agreement dated May 26, 1989 between Borrower's predecessor-in-interest and Westwood Gateway II, Ltd, as either of the same have been amended. modified and/or extended) and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;

(o) Intangibles. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property, to the extent owned by or licensed to Borrower;

(p) Accounts. All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property, including, without limitation, the Reserve Accounts, the Lockbox Account, the Cash Management Account and all accounts established pursuant to Article 10 of the Loan Agreement together with all deposits or wire transfers made to the Lockbox Account and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;

(q) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, Insurance Proceeds and Awards, into cash or liquidation claims; and

(r) Other Rights. Any and all other rights of Borrower in and to the items set forth in subsections (a) through (q) above.

         Section 1.2 Assignment of Rents. Borrower hereby absolutely and unconditionally assigns to Beneficiary as nominee for Lender and Trustee all of Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Loan Agreement and Section 8.1(h) of this Security Instrument, Beneficiary grants to Borrower a revocable license to collect, receive, use and enjoy the Rents and Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums. Borrower shall enter into, renew, extend, amend or otherwise modify Leases only as expressly permitted in Section 5.13 of the Loan Agreement.

         Section 1.3 Security Agreement. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Beneficiary and Trustee, as security for the

Obligations (hereinafter defined), a security interest in the Personal Property to the full extent that the Personal Property may be subject to the Uniform Commercial Code.

         Section 1.4 Fixture Filing. Certain of the Property is or will become "fixtures" (as that term is defined in the Uniform Commercial Code) on the Land, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

         Section 1.5 Conditions of Grant. TO HAVE AND TO HOLD the above granted and described Property unto Trustee for and on behalf of Beneficiary and to the use and benefit of Beneficiary and Trustee and their successors and assigns, forever; IN TRUST, WITH POWER OF SALE, to secure payment to Beneficiary of the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument. PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Beneficiary the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Borrower's obligation to indemnify and hold harmless Beneficiary pursuant to the provisions hereof shall survive any such payment or release.

         Section 1.6 Grants to Beneficiary. This Security Instrument and the grants, assignments and transfers made to Beneficiary in this Article 1 shall inure to Beneficiary solely in its capacity as Lender's nominee in accordance with Section 16.2 below.

                                    ARTICLE 2

                          DEBT AND OBLIGATIONS SECURED

         Section 2.1 Debt.This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt.

         Section 2.2 Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the performance of the following (the "Other Obligations"): (a) all other obligations of Borrower contained herein; (b) each obligation of Borrower contained in the Loan Agreement and any other Loan Document; and (c) each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.Section

         Section 2.3 Debt and Other Obligations.Borrower's obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the "Obligations."Section.

         Section 2.4 Payment of Debt. Borrower will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.Section

         Section 2.5 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and (c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

                                    ARTICLE 3

                               PROPERTY COVENANTS

Borrower covenants and agrees that:

     Section 3.1 Insurance. Borrower shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Borrower and the Property as required pursuant to the Loan Agreement.Section

     Section 3.2 Taxes. Borrower shall pay all Taxes and Other Charges assessed or imposed against the Property or any part thereof in accordance with the Loan Agreement.Section

     Section 3.3 Leases. Borrower shall not enter in any Leases for all or any portion of the Property unless in accordance with the provisions of the Loan Agreement. Borrower shall not assign, sublease or license all or any part of its interest in the Parking Leases without the consent of Lender, which, provided no Event of Default shall exist, will not be unreasonably withheld. Borrower shall use commercially reasonable efforts to enter into renewals of the Parking Leases as and when the same shall expire and any such renewals shall be in the name of Borrower and not any Affiliate thereof.Section.

     Section 3.4 Warranty of Title. Borrower has good, indefeasible, marketable and insurable fee simple title to the real property comprising part of the Property and good indefeasible and marketable title to the balance of the
Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the Lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all Persons whomsoever.Section.

     Section 3.5 Payment for Labor and Materials. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any Lien or security interest, even though inferior to the Liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional Lien or security interest other than the Liens or security interests hereof except for the Permitted Encumbrances. Borrower represents there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

                                    ARTICLE 4

                               FURTHER ASSURANCES

         Section 4.1 Compliance With Loan Agreement. Borrower shall comply with the covenants set forth in Article 17 of the Loan Agreement in order to protect and perfect the Lien or security interest hereof upon, and in the interest of Lender in, the Property.

         Section 4.2 Authorization to File Financing Statements; Power of Attorney. Borrower hereby authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, as applicable to all or part of the Personal Property. For purposes of such filings, Borrower agrees to furnish any information requested by Lender promptly upon request by Lender. Borrower also ratifies its authorization for Lender to have filed any like initial financing statements, amendments thereto or continuation statements, if filed prior to the date of this Security Instrument. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent of Lender, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Borrower or in Borrower's own name to execute in Borrower's name any such documents and otherwise to carry out the purposes of this Section 4.2, to the extent that Borrower's authorization above is not sufficient. To the extent permitted by law, Borrower hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                                    ARTICLE 5

                             DUE ON SALE/ENCUMBRANCE

         Section 5.1 No Sale/Encumbrance. Other than in accordance with the provisions of Article 7 of the Loan Agreement, Borrower shall not cause or permit a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest in the Property or any part thereof, Borrower or any Restricted Party, without the prior written consent of Lender.

                                    ARTICLE 6

                         PREPAYMENT; RELEASE OF PROPERTY

         Section 6.1 Prepayment. The Debt may not be prepaid in whole or in part except in strict accordance with the express terms and conditions of the Note and the Loan Agreement.

         Section 6.2 Prepayment on Casualty/Condemnation and Change In Tax and Debit Credit Laws. Provided no Event of Default exists under any of the Loan Documents, in the event of any prepayment of the Debt pursuant to the terms of
Article 8 or Section 17.4 of the Loan Agreement, no prepayment premium shall be due in connection therewith, but Borrower shall be responsible for all other amounts due under any of the Loan Documents.

         Section 6.3 Involuntary Prepayment. If there is an involuntary prepayment during the Lockout Period (as defined in the Loan Agreement), then Borrower shall, in addition to any portion of the Loan prepaid (together with all interest accrued and unpaid thereon), pay to Lender a prepayment premium in an amount calculated in accordance with Section 2.4(c) of the Loan Agreement.

         Section 6.4 Release of Property. Borrower shall not be entitled to a release of any portion of the Property from the lien of this Security Instrument except in accordance with terms and conditions of the Loan Agreement.

                                    ARTICLE 7

                                     DEFAULT

         Section 7.1 Event of Default. The term "Event of Default" as used in this Security Instrument shall have the meaning assigned to such term in the Loan Agreement.

                                    ARTICLE 8

                        RIGHTS AND REMEDIES UPON DEFAULT

         Section 8.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, Borrower agrees that Lender may or acting by or through Trustee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender or Trustee may determine, in their sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender or Trustee:

(a) declare the entire unpaid Debt to be immediately due and payable;

(b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

(d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

(f) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

(g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, Borrower Principal or any other Person liable for the payment of the Debt;

(h) the license granted to Borrower under Section 1.2 hereof shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole
discretion  after  deducting  therefrom  all  expenses   (including   reasonable
attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

     (i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender or Trustee may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender or Trustee with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action shall constitute commercially reasonable notice to Borrower;

     (j) apply any sums then deposited or held in escrow or otherwise by or on behalf of Lender in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its uncontrolled discretion: (i) Taxes and Other Charges;
(ii) Insurance Premiums; (iii) interest on the unpaid principal balance of the Note; (iv) amortization of the unpaid principal balance of the Note; (v) all other sums payable pursuant to the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument;

     (k) surrender the Policies maintained pursuant to the Loan Agreement, collect the unearned insurance premiums for the Policies and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such insurance premiums;

     (l) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion; or

     (m) pursue such other remedies as Lender may have under applicable law.

     (n) In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section to the contrary, if any Event of Default as described in Section 11.1(f) of the Loan Agreement shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender or Beneficiary.

         Section 8.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, and or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by

Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

         Section 8.3 Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make any payment or do any act required of Borrower hereunder in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender or Trustee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 8.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender or Trustee in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

         Section 8.4 Actions and Proceedings. Lender or Trustee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

         Section 8.5 Recovery of Sums Required To Be Paid. Subject to Article 15 of the Loan Agreement, Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

         Section 8.6 Other Rights, etc. (a) The failure of Beneficiary, Lender or Trustee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Beneficiary, Lender or Trustee to comply with any request of Borrower or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

         (b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in the value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any Property or collateral not in Lender's possession.

         (c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender or Trustee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender or Trustee thereafter to foreclose this Security Instrument. The rights of Lender or Trustee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary, Lender or Trustee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. None of Beneficiary, Lender nor Trustee shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

         Section 8.7 Right to Release Any Portion of the Property. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

         Section 8.8 Right of Entry. Upon reasonable notice to Borrower, Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

         Section 8.9 Bankruptcy. (a) Upon or at any time after the occurrence of an Event of Default, Lender shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

         (b) If there shall be filed by or against Borrower a petition under 11 U.S.C. ss.ss.101 et seq., as the same may be amended from time to time (the "Bankruptcy Code"), and Borrower, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender not less than ten (10) days' prior notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject the Lease. Lender shall have the right, but not the obligation, to serve upon Borrower within such ten-day period a notice stating that (i) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the

Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after the notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

         Section 8.10 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations hereunder, under the Loan Agreement, the Note and the other Loan Documents and the performance and discharge of the Other Obligations.

                                    ARTICLE 9

                              ENVIRONMENTAL HAZARDS

         Section 9.1 Environmental Covenants. Borrower has provided representations and warranties regarding environmental matters set forth in
Section 12.1 of the Loan Agreement and shall comply with the covenants regarding environmental matters set forth in Section 12.2 of the Loan Agreement.

         Section 9.2 Lender's Rights. Lender and any other person or entity designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's reasonable discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.

                                   ARTICLE 10

                                     WAIVERS

         Section 10.1 Marshalling and Other Matters. Borrower hereby waives, to the extent permitted by law, the benefit of all Legal Requirements now or hereafter in force regarding appraisement, valuation, stay, extension, reinstatement and redemption and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Legal Requirements.

         Section 10.2 Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Beneficiary, Lender or Trustee except with respect to matters for which this Security Instrument or the Loan Agreement specifically and expressly provides for the giving of notice by Beneficiary, Lender or Trustee to Borrower and except with respect to matters for which Borrower is not permitted by Legal Requirements to waive its right to receive notice, and Borrower hereby expressly waives the right to receive any notice from Lender and/or Beneficiary with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Beneficiary, Lender or Trustee to Borrower.

         Section 10.3 Waiver of Statute of Limitations. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

         Section 10.4 Sole Discretion of Lender. Whenever pursuant to this Security Instrument, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

         Section 10.5 Waiver of Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

         Section 10.6 Waiver of Foreclosure Defense. Borrower hereby waives any defense Borrower might assert or have by reason of Lender's failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Lender.

         Section 10.7 Failure to Act. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the failure of Beneficiary to take any action hereunder or under any other Loan Document shall not (i) be deemed to be a waiver of any term or condition of this Security Instrument or any of the other Loan Documents, (ii) adversely effect any rights of Lender hereunder or under any other Loan Document and (iii) relieve Borrower of any of Borrower's obligations hereunder or under any other Loan Document.

                                   ARTICLE 11

                                   EXCULPATION

         The provisions of Article 15 of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

                                   ARTICLE 12

                                     NOTICES

         All notices or other written communications hereunder shall be delivered in accordance with Article 16 of the Loan Agreement.

                           All notices to Trustee shall be sent to:

                           COMMONWEALTH LAND TITLE COMPANY
                           655 N. Central Avenue, Suite 2200
                           Glendale, California,  91203

                           All notices to Beneficiary shall be sent to:
                           MERS Commercial
                           P.O. Box 2300
                           Flint, Michigan 48501-2300
                           Attention:  Corporate Secretary
                           Facsimile No.:  (703) 748-0183

                                   ARTICLE 13

                                 APPLICABLE LAW

     Section 13.1 Governing Law. (A) THIS SECURITY INSTRUMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY BORROWER AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION

EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE PROPERTY SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS, AND THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW EXCEPT AS SPECIFICALLY SET FORTH ABOVE.

     (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS SECURITY INSTRUMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT

                           Delancy Corporate Services
                           41 State Street, Suite 405
                             Albany, New York 12207

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID

AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

         Section 13.2 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

                                   ARTICLE 14

                                   DEFINITIONS

         Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Trustee" shall mean "Trustee and any substitute Trustee of the estates, properties, powers, trusts and rights conferred upon Trustee pursuant to this Security Instrument, the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees", "legal fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

                                   ARTICLE 15

                            MISCELLANEOUS PROVISIONS

         Section 15.1 No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         Section 15.2 Successors and Assigns. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

         Section 15.3 Inapplicable Provisions. If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.

         Section 15.4 Headings, etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

         Section 15.5 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

         Section 15.6 Entire Agreement. This Security Instrument and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Security Instrument and the other Loan Documents.

         Section 15.7 Limitation on Lender's Responsibility. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender or Beneficiary, nor shall it operate to make Lender or Beneficiary responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Lender or Beneficiary a "mortgagee in possession."

                                   ARTICLE 16

                               STATUS OF BORROWER

         Section 16.1 Status of Borrower. Borrower's exact legal name is correctly set forth in the first paragraph of this Security Instrument and the signature block at the end of this Security Instrument. Borrower is an organization of the type specified in the first paragraph of this Security Instrument. Borrower is incorporated in or organized under the laws of the state specified in the first paragraph of this Security Instrument. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) the address of Borrower set forth on the first page of this Security Instrument. Borrower's organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth on the first page of this Security Instrument. Borrower will not change or permit to be changed (a) Borrower's name, (b) Borrower's identity (including its trade name or names), (c) Borrower's principal place of business set forth on the first page of this Security Instrument, (d) the corporate, partnership or other organizational structure of Borrower, (e) Borrower's state of organization, or (f) Borrower's organizational number, without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of Lender. If Borrower does not now have an organizational identification number and later obtains one, Borrower promptly shall notify the Lender of such organizational identification number.

         Section 16.2 Beneficiary as Nominee. (a) Beneficiary is acting as nominee under certain agreements by and between Lender and Beneficiary as the same may have been or may be amended, restated, replaced, supplemented or otherwise modified from time to time.

                  (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, all references herein and in any other Loan Document to "Lender" shall be deemed to collectively or individually (as the context requires) refer to Lender or to Beneficiary acting on behalf of and at the sole direction of Lender in its capacity as Lender's nominee.

                  (c) Unless Lender, in its sole discretion, shall determine otherwise, only Lender (and not Beneficiary) shall be deemed to be "Lender" with respect to (i) any consent, determination or similar approval right granted to Lender under the Loan Documents (including, without limitation, any consent or similar approval right that is deemed granted if not approved or denied within a specified time period), or (ii) any items, documents or other information required to be delivered to Lender under the Loan Documents (other than notices).

                                   ARTICLE 17

                            DEED OF TRUST PROVISIONS

         Section 17.1 Concerning the Trustee Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee's reasonable satisfaction. Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days' notice to Borrower, Beneficiary and to Lender. Lender may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Lender may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

         Section 17.2 Trustee's Fees. Borrower shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee's agents and counsel in connection with the performance by Trustee of Trustee's duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument.

         Section 17.3 Certain Rights. With the approval of Lender, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Note, this Security Instrument or the Other Security Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (iii) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or bad faith, and (iv) any and all other lawful action as Lender may instruct Trustee to take to protect or enforce Lender's rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee's duties hereunder and to reasonable compensation for such of Trustee's services hereunder as shall be rendered.

         Section 17.4 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

         Section 17.5 Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute trustee to more fully and certainly vest in and confirm to Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.

         Section 17.6 Succession Instruments. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Lender or of the substitute trustee, Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in Trustee's place.

                                   ARTICLE 18

                            STATE SPECIFIC PROVISIONS

         Section 18.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 18 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 18 shall control and be binding.

         Section 18.2 Additional Remedies Provision. Borrower hereby authorizes and empowers Lender in its sole discretion, without any notice or demand except as otherwise provided herein or in the other Loan Documents and without affecting the lien and charge of this Security Instrument, to exercise any right or remedy which Lender may have available to it, including, but not limited to, upon the occurrence and during the continuance of an Event of Default, judicial foreclosure, exercise of rights of power of sale without judicial action as to any collateral security for the Obligations, whether real, personal or intangible property. Borrower expressly waives any defense or benefits that may be available under California Code of Civil Procedure ss.580 and in its subdivisions, ss.726, or comparable provisions of the laws of any other state, as well as all suretyship defenses that Borrower may have under California law and the laws of any other state. Without limiting the foregoing, Borrower specifically agrees that any action maintained by Lender for the appointment of any receiver, trustee or custodian to collect Rents, issues or profits or to obtain possession of the Property shall not constitute an "action" within the meaning of ss.726 of the California Code of Civil Procedure.

         Section 18.3 Additional Waivers. (a) Borrower has read and hereby approves the Note, this Security Instrument, the other Loan Documents and all other agreements and documents evidencing or securing the Loan. Borrower acknowledges that it has been represented by counsel of its choice to review this Security Instrument, the Note, the other Loan Documents and all other documents evidencing or securing the Loan and said counsel has explained and Borrower understands the provisions thereof, or that Borrower has voluntarily declined to retain such counsel.

(b) Borrower hereby expressly waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever (unless as otherwise required under this Security Instrument or the other Loan Documents) and waives any right to require Lender to enforce any remedy against any guarantor, endorser or other Person whatsoever prior to the exercise of its rights and remedies hereunder or otherwise. Borrower waives any right to require Lender to: (i) proceed or exhaust any collateral security given or held by Lender in connection with the Loan; (ii) give notice of the terms, time and place of any public or private sale of any real or personal property security for the Loan or other guaranty of the Loan; or (iii) pursue any other remedy in Lender's power whatsoever.

(c) Until all Obligations shall have been paid in full, Borrower: (i) shall not have any right of subrogation to any of the rights of Lender against any guarantor, maker or endorser; (ii) waives any right to enforce any remedy which Lender now has or may hereafter have against any other guarantor, maker or endorser; and (iii) waives any benefit of, and any other right to participate in, any collateral security for the Loan or any guaranty of the Loan now or hereafter held by Lender.

     Section 18.4 Power of Sale. Upon the occurrence and during the continuance of any Event of Default,

         (i) should Lender elect to foreclose by exercise of the power of sale contained herein, Lender shall notify Trustee and shall, if required, deposit with Trustee the Note, the original or a certified copy of this Security Instrument, and such other documents, receipts and evidences of expenditures made and secured hereby as Trustee may require. Upon receipt of such notice from Lender, Trustee shall cause to be recorded and delivered to Borrower such notice as may then be required by law and by this Security Instrument. Trustee shall, without demand on Borrower, after lapse of such time as may then be required by law and after recordation of such notice of default and after notice of sale has been given as required by law, sell the Property at the time and place of sale fixed by it in said notice of sale, either as a whole or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to the purchaser or purchasers at such sale its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Borrower, Trustee or Lender, may purchase at such sale, and Borrower hereby covenants to warrant and defend the title of such purchaser or purchasers.

         (ii) After deducting all costs, fees and expenses of Trustee and of this Security Instrument, including, without limitation, costs of evidence of title and actual and customary attorneys' fees of Trustee or Lender in connection with a sale as provided in subparagraph (i) above, Trustee shall apply the proceeds of such sale (a) first, to the payment of all sums expended by Lender under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate as set forth in the Loan Agreement, (b) second, to the payment of all sums expended under the terms hereof not then repaid, with accrued interest at the rate of interest equal to the rate then in effect under the Note, or if the Note has been repaid, the rate that would have been in effect under the Note, (c) third, to the payment of all other sums then secured hereby, and (d) fourth, the remainder, if any, to the person or persons legally entitled thereto.

         Section 18.5 Right of Rescission. Lender may from time to time rescind any notice of default or notice of sale before any Trustee's sale in accordance with the laws of the State of California. The exercise by Lender of such right of rescission shall not constitute a waiver of any breach or default then existing or subsequently occurring, or impair the right of Lender to execute and deliver to Trustee, as above provided, other declarations or notices of default to satisfy the obligations of this Security Instrument or secured hereby, nor otherwise affect any provision, covenant or condition of any Loan Document or any of the rights, obligations or remedies of Trustee or Lender hereunder or thereunder.

         Section 18.6 Full Reconveyance. Upon written request of Lender stating that all sums secured hereby have been paid, upon surrender to Trustee of the Note and the original or a certified copy of this Security Instrument for cancellation and retention, and upon payment of its fees, Trustee shall fully reconvey, without warranty, the entire remaining Property then held hereunder. The recitals in such reconveyance of any matters of facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

         Section 18.7 Fixture Filing. This Security Instrument constitutes a fixture filing under the fixture filing provisions of the UCC, Sections 9-313 and 9-402(6) as enacted and under the equivalent statutes in the State of California, as amended or recodified from time to time.

         Section 18.8 Border Zone Property. Borrower represents and warrants that the Property has not been designated as Border Zone Property under the provisions of California Health and Safety Code, Sections 25220 et seq. or any regulation adopted in accordance therewith, and, to Borrower's knowledge, there has been no occurrence or condition on any real property adjoining or in the vicinity of the Property that is reasonably likely to cause the Property or any part thereof to be designated as Border Zone Property.

         Section 18.9 Additional Security Agreement Provisions. (a) Upon the occurrence and during the continuance of any Event of Default, (i) with respect to Fixtures, Lender or Trustee may elect to treat same as either real property or personal property and proceed to exercise such rights and remedies applicable to the categorization so chosen and (ii) Lender may proceed against the items of real property and any items of Property separately or together in any order whatsoever, without in any way affecting or waiving Lender's rights and remedies under the Uniform Commercial Code, this Security Instrument or the Note. Borrower acknowledges and agrees that Lender's rights and remedies under this Security Instrument and the Note shall be cumulative and shall be in addition to every other right and remedy now or hereafter existing at law, in equity, by statute or by agreement of the parties.

         (b) Borrower agrees that this Security Instrument constitutes a financing statement filed as a fixture filing in the Official Records of Los Angeles County with respect to any and all fixtures included within the term "Land" or "Property" as used herein and with respect to any goods and other personal property that may now be or hereafter become fixtures. The names and mailing addresses of the debtor (Borrower) and the secured party (Lender) are set forth on the first page of this Security Instrument. Borrower is the record owner of the Property. The personal property described above is the collateral covered by this financing statement. Any reproduction of this Security Instrument or any other security agreement or financing statement shall be sufficient as a financing statement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Security Instrument has been executed by Borrower as of the day and year first above written.


                                       BORROWER:


                                       THE SPORTS CLUB/LA I, LLC, a Delaware
                                       limited liability company



                                       By:  /s/ Timothy O'Brien
                                            ------------------------
                                       Name: Timothy O'Brien
                                       Title: President





State of California
County of ______________

On December _____,  2005,  before me,  ______________________________,  a notary
public,                            personally                           appeared
_____________________________________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.



Signature __________________________ (Seal)

                                                                  EXHIBIT 10.14

                          The Sports Club Company, Inc.
                     11100 Santa Monica Boulevard, Suite 300
                          Los Angeles, California 90025




December 23, 2005


MDP Ventures II, LLC ("Millennium")
Rex A. Licklider, Trustee of
  the Licklider Living Trust dated
  May 2, 1986, as Amended and Restated
  as of April 26, 1994
Arbco Associates, L.P.
Kayne Anderson Non-Traditional
  Investments A, L.P.
Kayne Anderson Select Investments A, L.P.

Re:      Re: Consent of Holders of Series D Convertible Preferred Stock of
                  The Sports Club Company, Inc. to Refinance of Sports Club/LA

Gentlemen:

         Each of you is the holder of that number of shares of Series D Convertible Preferred Stock ("Series D Preferred") of The Sports Club Company, Inc., a Delaware corporation (the "Company") set forth next to your name at the end of this letter.

         As you are aware, substantially all the Company's assets and properties, including the real property and improvements comprising the sports and fitness facility known as "The Sports Club/LA", located at 1835 Sepulveda Boulevard, West Los Angeles, California 90025 (the "LA Club"), are encumbered by the lien of U.S. Bank National Association ("US Bank"), as trustee under an Indenture dated as of April 1, 1999 (the "Indenture"), to which US Bank, the Company and certain Subsidiary Guarantors defined and identified therein are parties. In addition, the Company and Millennium Development Partners VIII, an affiliate of Millennium ("Buyer"), are parties to an Asset Purchase Agreement dated as of October 28, 2005, as amended (the "Purchase Agreement"), pursuant to which the Company and certain subsidiaries thereof (collectively, "Sellers") are selling to Buyer substantially all the assets, properties and goodwill owned by Sellers and used in connection with the ownership and operation of six (6) Acquired Clubs (as defined in the Purchase Agreement)(the "Sale of Assets"). Of the aggregate consideration payable by Buyer on the Closing Date (as defined in the Purchase Agreement) in connection with the Sale of Assets transaction, the sum of $50,000,000 is payable in cash.

         Finally, pursuant to a Loan Agreement of even date herewith (the "Loan Agreement"), by and between Bank of America, N.A. (the "Bank"), and The Sports Club/LA I, LLC ("Borrower"), a Delaware limited liability company whose sole member is a California limited partnership, the corporate general partner of which (Sports Club, Inc. of California ["SCC"]) is a wholly-owned subsidiary of the Company, the Bank is loaning Borrower the sum of $60,000,000 (the "Loan"), evidenced by a Note which must be secured by a first priority security interest in, and lien upon, the LA Club. One of the conditions to the Bank's consummating the Loan is the receipt of the guaranty of the Company (the "Guaranty").

         In order to effect the release of the lien held by the Trustee on the LA Club and the Acquired Clubs so that the Loan and Sale of Assets transactions can close, the Company must use the net cash proceeds of the Loan and the Sale of Assets to repay all amounts outstanding under the Indenture.

         Pursuant to Section 13.1(vii) of the Investor Rights Agreement dated as of March 10, 2004 (the "IRA"), the holders of the Series D Preferred must approve the proposed Loan because it involves the "[incurring of] indebtedness for borrowed money . . . in an aggregate amount of more than $20,000,000 . . ." by a subsidiary of the Company. In addition, while not expressly covered by the IRA, the Company deems it to be prudent and in the best interests of its stockholders to obtain the consent of the holders of the Series D Preferred to
(a) the Company's issuing the Guaranty to the Bank, and (b) the consummation of the Sale of Assets transaction.

         By your signature below, each of you hereby consents to (a) the Borrower's entering into the Loan Agreement and incurring indebtedness in the amount of the Loan, (b) the Company's guaranteeing the repayment of the Loan pursuant to the Guaranty, and (c) the Company's consummating the Sale of Assets transaction in accordance with the terms of the Purchase Agreement. The undersigned acknowledge that they may sign this letter in counterparts (and by facsimile signatures), each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

                                               Very truly yours,


                                               THE SPORTS CLUB COMPANY, INC.,
                                               a Delaware corporation



                                               By:  /s/ Timothy O'Brien
                                                    ------------------------
                                               Name: Timothy O'Brien
                                                Its: Chief Financial Officer

The undersigned holders of the Company's Series D Convertible Preferred Stock hereby consent to the transactions described in this letter.

                                                 Number of Shares of Series D
Name and Signature of Holder                  Convertible Preferred Stock Owned
----------------------------                  ---------------------------------
MDP VENTURES II, LLC                                        45,000

By:  Millennium Development Partners II, LLC,
          as Managing Member


         By:   /s/ Mario Palumbo
              ------------------------------
         Name: /s/ Mario Palumbo
              ------------------------------

/s/ Rex A. Licklider                                         10,000
--------------------------------------------
REX A. LICKLIDER, Trustee of the Licklider
Living Trust dated May 2, 1986, as Amended
and Restated as of April 26, 1994

ARBCO ASSOCIATES, L.P.                                        3,334

By:      Kayne Anderson Capital Advisors, L.P.

         By:  Kayne Anderson Investment
              Management, Inc.


         By:  /s/ David Shladovsky
            -----------------------------------
              Name:  David Shladovsky
              Title:  General Counsel


KAYNE ANDERSON NON-TRADITIONAL                                3,333
  INVESTMENTS, L.P.

By:      Kayne Anderson Capital Advisors, L.P.

         By:      Kayne Anderson Investment
                    Management, Inc.


         By: /s/ David Shladovsky
             ---------------------------------
             Name:  David Shladovsky
             Title:  General Counsel

KAYNE ANDERSON SELECT                                         3,333
  INVESTMENTS A, L.P.

By:      Kayne Anderson Capital Advisors, L.P.

         By:      Kayne Anderson Investment
                    Management, Inc.


         By:      /s/ David Shladovsky
             ---------------------------------
                  Name:  David Shladovsky
                  Title:  General Counsel

                                                                   EXHIBIT 10.15



                             INDEMNITY AND GUARANTY


         THIS INDEMNITY AND GUARANTY is made and entered into as of this 13th day of January, 2006 (the "Indemnity and Guaranty" or "Agreement"), by and between THE SPORTS CLUB COMPANY, INC., a Delaware corporation ("Guarantor" or the "Company"), and THE SPORTS CLUB/LA I, LLC, a Delaware limited liability company ("Borrower") for the benefit of REX A. LICKLIDER and D. MICHAEL TALLA as their interests may appear (the "Beneficiaries"), with reference to the following facts:


         A. Borrower and Bank of America N.A. ("Lender") are entering into a Loan Agreement of even date herewith (the "Loan Agreement"), under which Borrower is borrowing the sum of Sixty Million Dollars ($60,000,000) (the "Loan"). The Loan is secured by all real and personal property owned by Borrower and located at, or used in connection with the operation of, the sports and fitness facility known as "The Sports Club/LA" located at 1835 Sepulveda Boulevard, Los Angeles, CA (the "Club").

         B. As a condition to the making of the Loan, Lender is requiring that the Company and the Beneficiaries jointly and severally guarantee certain obligations of Borrower under the Loan Agreement and the Environmental Indemnity (as defined in the Loan Agreement) described or referred to in the Guaranty of Recourse Obligations of Borrower (collectively, the "Guaranteed Obligations"), the form of which is attached hereto as Exhibit A (the "Carve-Out Guaranties").

         C. Beneficiaries are two of the principal shareholders of Guarantor; Guarantor is the indirect parent corporation of Borrower, owning 50.1% of the membership interests in Borrower through a California limited partnership, whose general partner is Guarantor's wholly-owned subsidiary, Sports Club, Inc. of California.

         D. The proceeds of the Loan will be distributed to Guarantor and, together with proceeds from the sale of certain assets by Guarantor, will enable Guarantor to repay in full $100,000,000 of senior secured notes issued by Guarantor under an Indenture dated April 1, 1999. Accordingly, the making of the Loan is for the direct benefit of Guarantor.

         E. As a condition to Beneficiaries' giving Lender the Carve-Out Guaranties, Beneficiaries required this Indemnity and Guaranty, and the Company agreed to provide this Indemnity and Guaranty in favor of Beneficiaries prior to their delivery to Lender of the Carve-Out Guaranties.

                                A G R E E M E N T
                                -----------------


         In order to induce Beneficiaries to provide the Carve-Out Guaranties in favor of Lender and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor and Borrower agree as follows:

                                    ARTICLE I
             DEFINITIONS; NATURE AND SCOPE OF INDEMNITY AND GUARANTY

         Section 1.1 Definitions. Initially capitalized words used herein without definitions shall have the meanings ascribed to them in the Loan Agreement.

         Section 1.2 Guaranty of Obligations. Guarantor hereby absolutely and unconditionally promises and guarantees to Beneficiaries the prompt and unconditional payment and full and prompt performance when due of the Guaranteed Obligations. It is expressly understood and agreed that this is an unconditional guaranty and that the obligations of Guarantor hereunder are and shall be absolute and irrevocable under any and all circumstances, without regard to the validity, regularity or enforceability of the Carve-Out Guaranties provided by Beneficiaries in favor of Lender.

         Section 1.3 Nature of Guaranty. This Indemnity and Guaranty is an irrevocable, absolute guarantee of payment and, to the extent of the Guaranteed Obligations, of performance, and is not merely a guarantee of collection. This Indemnity and Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Beneficiaries with respect to the Guaranteed Obligations. This Guaranty may be enforced by Beneficiaries, or either of them, and is an unsecured obligation of Guarantor.

         Section 1.4 Indemnification. Guarantor hereby indemnifies and agrees to defend and save Beneficiaries (and each of them), and their respective heirs, executors, successors and legal representatives, free and harmless from and against any and all claims, demands, causes of action, liability, loss, cost, damage or expense, including, without limitation, attorneys' fees and costs of litigation (collectively, "Losses"), arising in any way out of (a) the Guaranteed Obligations, (b) the Carve-Out Guaranties, or (c) this Indemnity and Guaranty; provided that, no Beneficiary shall be entitled to indemnification hereunder if and to the extent that the Losses for which indemnification is sought arises in any way out of the gross negligence, willful misconduct, fraud or bad faith of such Beneficiary. Each Beneficiary hereby indemnifies and agrees to defend and save the Guarantor and the other Beneficiary, and their respective heirs, executors, successors and legal representatives, free and harmless from and against any and all Losses relating to or arising in any way out of this Indemnity and Guaranty to the extent such Losses arise in any way out of the gross negligence, willful misconduct, fraud or bad faith of such Beneficiary. The obligations of Guarantor and the Beneficiaries hereunder shall be in addition to and not in lieu of Guarantor's or Beneficiaries' obligations under other provisions of this Indemnity and Guaranty.

         Section 1.5 Payment by Guarantor. Upon any claim being made by Lender under or by reason of the Carve-Out Guaranty against any Beneficiary, such Beneficiary or Beneficiaries may, at his or their option, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the liability hereunder or any portion thereof, without proceeding against Borrower or any other person.

         Section 1.6 Guaranteed Obligations of Borrower Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Beneficiaries hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender, any Beneficiary, or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations of Borrower (or the transactions creating the Guaranteed Obligations of Borrower) or otherwise; provided, however, that Beneficiaries shall be entitled only to amounts for which Beneficiaries are actually out-of-pocket from time to time under the applicable Carve-Out Guaranty.

         Section 1.7 Payment of Expenses. Guarantor agrees that, upon the request of the Beneficiaries, Guarantor will reimburse Beneficiaries for all expenses (including counsel fees) subject to indemnification hereunder incurred by Beneficiaries in connection with the collection of the Guaranteed Obligations or any portion thereof or with the enforcement of this Indemnity and Guaranty, so long as the Beneficiaries shall have provided Guarantor with a written undertaking to reimburse Guarantor for all amounts so reimbursed if it is ultimately determined that the Beneficiaries are not entitled to indemnification hereunder.

         Section 1.8 Substitute Guaranty. If, while any of the Debt remains unpaid and outstanding, any other Person (including any Affiliate of the Guarantor or either Beneficiary) should acquire or otherwise exercise Control with respect to the Company (such Person, a "Control Party"), then, as a condition to the consummation of the event or transaction by which the Control Party (or Control Parties) shall have acquired Control (the "Control Change Closing Date"), the Company shall cause the applicable Control Party (or Parties) to provide to the Lender, on forms which are substantially similar to the form of the Carve-Out Guaranties, the irrevocable guaranties of such Person (or Persons) which shall be acceptable to Lender (the "Substitute Guaranties") pursuant to Section 20.12 of the Loan Agreement. The Substitute Guaranties shall provide that the guarantors thereunder shall be jointly and severally liable for any of the Losses or Debt, as applicable, as provided in Article 15 of the Loan Agreement, as the same may be amended or supplemented, from and after the Control Change Closing Date.

                                   ARTICLE II
                               BENEFICIARIES' FEES

         Section 2.1 Fees. In consideration of each Beneficiary executing the Carve-Out Guaranty in connection with the Loan, Guarantor shall pay to each Beneficiary a fee (the "Guaranty Fee") equal to three quarters of one percent (.75%) of such Beneficiaries' pro rata portion of the average outstanding principal balance of the Loan for each Loan Year (as hereinafter defined), or partial Loan Year (proportionately based on the actual number of days elapsed in such partial Loan Year), during which the Loan is in effect. Subject to the terms of Section 2.2 hereof, the Guaranty Fee shall be payable to each Guarantor within thirty (30) days of the end of each Loan Year until the earlier of (i) the Lender's release of the Beneficiaries under the Carve-Out Guaranty (the "Beneficiaries' Release"), and (ii) the date
(A) the Borrower's obligations under the Loan are terminated and (B) all amounts borrowed by the Borrower under the Loan (including accrued interest) have been repaid (such date being referred to as the "Loan Termination"); provided that, if the Beneficiaries' Release shall occur while any portion of the Loan remains unpaid and outstanding, then, notwithstanding Beneficiaries' receipt thereof, they shall nevertheless be entitled to receive a portion of the Guaranty Fee as determined in good faith by the disinterested director (or directors) of the Company's Board of Directors (the "Board"), who shall be instructed to make such determination based upon such factors as the strength of the Person (or Persons) who shall have provided Substitute Guaranties to Lender, and the relative risks to which each Beneficiary may then be subject, given the circumstances that then exist. If the Beneficiaries' Release or Loan Termination occurs at any time prior to the last date of a Loan Year, the Guaranty Fees for such partial Loan Year shall be paid not more than thirty (30) days after the applicable event. Each period ending on December 31, commencing with the period ending on December 31, 2006 is referred to herein as a "Loan Year." The pro rata portion for each Beneficiary shall mean fifty percent (50%) of the total amount in question; provided that, in the event the number of Beneficiaries increases (by reason of any Substitute Guaranties or otherwise) or decreases for any reason, the pro rata portion shall be proportionately decreased or increased, as appropriate, based on the number of Beneficiaries (e.g., if there are three Beneficiaries, the pro rata portion for each Beneficiary shall mean thirty-three and one third percent (33.33%)).

         Section 2.2 Payment. At the Guarantor's option, the Guaranty Fees may be paid in cash, restricted shares of the Guarantor's Common Stock, $.01 par value (the "Common Stock"), or a combination thereof. The Guarantor shall accrue the Guaranty Fees for each Loan Year during which any portion of the Loan is outstanding. If the Guarantor elects to pay, in whole or in part, in Common Stock, within thirty (30) days following the end of each Loan Year during which the Loan is (or was) outstanding, the Guarantor shall calculate, and shall notify Beneficiaries, of that number of shares of Common Stock issuable to each Beneficiary in respect of the Guaranty Fees payable to such Beneficiary for such Loan Year (the "Fee Shares"). In the event Guarantor elects to pay any portion of the fees in Common Stock, to the extent the federal and state income tax payable by either Beneficiary attributable to such payment exceeds any cash paid by Guarantor (the "Tax Deficiency"), either Beneficiary or both Beneficiaries may require such Tax Deficiency (as adjusted for the reduction in the number of shares of Common Stock) to be paid in cash in lieu of Common Stock. For purposes of calculating such Tax Deficiency, Beneficiaries shall be presumed to pay taxes at the maximum marginal rates and to give effect to a deduction for state income taxes. Such election by Beneficiaries shall be made by notice given to Guarantor within thirty (30) days following Guarantor's notice of its election to Beneficiaries. All payments of cash, or delivery of Common Stock, shall be made within thirty (30) days following Beneficiaries' notice, or, if Beneficiary does not give such a notice, within forty-five (45) days following Guarantor's notice, or if Guarantor does not give such a notice, within thirty (30) days following the end of such Loan Year. If the Guarantor fails to pay either or both of the Beneficiaries any portion of the Guaranty Fees (whether in the form of cash or Fee Shares) when due as herein provided (if such failure shall not have been rectified or cured within thirty (30) days after notice from such Beneficiary (or Beneficiaries), then, with respect to such payment, Guarantor shall not have the right to elect the form of payment of such Guaranty Fees, which shall be paid in cash or Fee Shares, at the election and option of the unpaid Beneficiary (or Beneficiaries). For purposes of calculating the number of Fee Shares issuable to each Beneficiary in respect of his portion of the Fees, the value of the Common Stock shall be 110% of the average of the closing bid and asked price for a share of Common Stock as quoted on the OTC Electronic Quotation and Trading System (the "OTC Trading System") for the thirty (30) trading days immediately prior to the last day of the Loan Year (or partial Loan Year) for which the Guaranty Fees are being paid. If the Common Stock shall cease being traded in the OTC Trading System or on any recognized exchange while the Beneficiaries' Carve-Out Guaranties are still outstanding, then the value to be ascribed to a share of Common Stock for purposes of calculating the number of Fee Shares to which each Beneficiary is entitled shall initially be presented to the Board for its consideration and determination. If the disinterested members of the Board, on the one hand, and the Beneficiaries, on the other, are unable to reach agreement on the value to be ascribed to the Common Stock after a good faith effort to reach agreement, the Company will engage an appraisal firm to calculate such value, which determination will be final and binding on the parties. The fees of such appraisal firm shall be shared equally by the Company and Beneficiaries.

         Section 2.3 The Fee Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under state securities (or Blue Sky) laws, but will be issued to each Beneficiary in reliance on the non-public offering exemptions under Section 4(2) of the Securities Act and Regulation D promulgated thereunder. As a condition to the issuance of the Fee Shares for any Loan Year, each Beneficiary shall execute and deliver to Guarantor an investment representation agreement in such form as is reasonably required by Guarantor. In calculating the number of Fee Shares issuable to each Beneficiary, fractional shares will be disregarded, and the number of such Shares will be rounded down to the next lowest whole number. The Guarantor shall reserve out of its authorized but unissued Common Stock a sufficient number of shares to enable it to fulfill its obligations under this Agreement.

                                   ARTICLE III

                                OTHER AGREEMENTS

         Section 3.1 Deferment of Rights. Any indebtedness of Guarantor to Borrower now or hereafter existing, whether in connection with the Loan or otherwise (the "Subordinated Obligations"), shall be, and such indebtedness is, hereby deferred, postponed and subordinated to the prior payment in full of all amounts owed hereunder until payment in full of the Loan; provided, however, that payment may be made if such payment is applied to payment of the Loan. Borrower agrees not to accept any payment or satisfaction of any kind of indebtedness of Guarantor to Borrower unless such indebtedness is applied to payment of the Loan. Borrower shall not be entitled to enforce or receive payment of any Subordinated Obligations until all of the Loan obligations have been paid and performed in full, unless payment of such indebtedness is applied to payment of the Loan, and any such sums received in violation of this Indemnity and Guaranty shall be received by Borrower in trust for Beneficiaries.

         Section 3.2 Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. Guarantor hereby consents and agrees to each of the following and agrees that Guarantor's obligations under this Indemnity and Guaranty shall not be released, diminished, impaired or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

     (a) Modifications. Any modification of all or any part of the Guaranteed Obligations or any document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations or, except to the extent Guarantor is damaged or prejudiced by any such failure, any failure of Beneficiaries to notify Guarantor of any such action (unless Guarantor is otherwise aware of such modification).

     (b) Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor.

     (c) Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations, or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders of Borrower or Guarantor, or any reorganization of Borrower or Guarantor. Guarantor hereby assumes full responsibility for due diligence, as well as for keeping informed of all matters which may affect Borrower's ability to pay and perform its obligations to Lender.

     (d) Invalidity of Guaranteed Obligations of Borrower. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including, without limitation, any of the following: (a) the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing Loan documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) any of the Loan documents are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason; provided, however, that Beneficiaries shall be entitled only to amounts for which Beneficiaries are actually out-of-pocket from time to time under the applicable Carve-Out Guaranty.

     (e) Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

     (f) Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Indemnity and Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the security or collateral for the Guaranteed Obligations.

     (g) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan, the Guaranteed Obligations, or the security or collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Borrower will be unable to pay the Guaranteed Obligations pursuant to the terms thereof (except to the extent any such action or omission by the Beneficiaries constitutes gross negligence, willful misconduct, fraud or bad faith of such Beneficiary).

                                   ARTICLE IV


                         REPRESENTATIONS AND WARRANTIES

         To induce Beneficiaries to execute and deliver the Carve-Out Guaranties to Lender, Borrower and Guarantor represent and warrant to Beneficiaries as follows, provided that, no Beneficiary shall have any claim with respect to any of the following representations or warranties to the extent that such Beneficiary is aware of any facts, events or circumstances which would render untrue or inaccurate any such representations or warranties:

         Section 4.1 Legality. The execution, delivery and performance by Borrower and Guarantor of this Indemnity and Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which either Borrower or Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which either Borrower or Guarantor is a party or which may be applicable to either of them. This Indemnity and Guaranty is a legal and binding obligation of, respectively, Borrower and Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and by general principals of equity.

         Section 4.2 Litigation. Except as otherwise disclosed to Beneficiaries, there are no proceedings pending or, so far as Borrower or Guarantor know, threatened before any court or administrative agency which, if decided adversely to Borrower or Guarantor, would materially adversely affect the financial condition of Borrower or Guarantor or the authority of either of them to enter into, or the validity or enforceability of, this Indemnity and Guaranty.

                                    SECTION V


                                     WAIVERS

         Section 5.1   Waivers.

     (a) Guarantor hereby waives notice of the acceptance hereof, presentment, demand for payment, protest, notice of protest, or any and all notice of nonpayment, nonperformance or nonobservance, or other proof, or notice or demand, whereby to charge Guarantor therefor.

     (b) Guarantor further agrees that the validity of this Indemnity and Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected or impaired (a) by reason of the assertion by Lender of any rights or remedies which it may have under or with respect to the Loan documents, or (b) by reason of any failure to file or record any instruments or to take or perfect any security intended to be provided thereby, or (c) by reason of the release or exchange of any property constituting security or collateral for the Loan, or (d) by reason of Lender's failure to exercise, or delay in exercising, any such right or remedy or any right or remedy Lender may have, or (e) by reason of the commencement of a case under the Bankruptcy Code by or against any person obligated under the Loan documents, or (f) by reason of any payment made on or by reason of the Loan, whether made by Borrower or Guarantor or any other person, which is required to be refunded pursuant to any bankruptcy or insolvency law; it being understood that no payment so refunded shall have the effect of reducing the liability of Guarantor hereunder. It is further understood that Guarantor shall remain liable hereunder if Borrower shall have taken advantage of, or be subject to the protection of, any provision in the Bankruptcy Code, the effect of which is to prevent or delay Lender from taking any remedial action against Borrower, including the exercise of any option Lender has to declare the Loan due and payable.

     (c) Guarantor hereby waives: (i) all statutes of limitations as a defense to any action or proceeding brought against Guarantor by Beneficiaries, to the fullest extent permitted by law; (ii) any right Guarantor may have to require Beneficiaries to proceed against Borrower, proceed against or exhaust any security for the Loan provided to Lender by Borrower or any other person (including Guarantor), or pursue any other remedy in Beneficiaries' power to pursue; (iii) any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower; (iv) any defense based on (A) any legal disability of Borrower, (B) any release, discharge, modification, impairment or limitation of the liability of Borrower to Lender from any cause, whether consented to by Lender or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships (an "Insolvency Proceeding"), and (C) any rejection or disaffirmance of the Loan, or any part of it, or any security held for it, in any such Insolvency Proceeding; (v) any defense based on any action taken or omitted by Lender in any Insolvency Proceeding involving Borrower, including any election to have Lender's claim allowed as being secured, partially secured or unsecured, any extension of credit by Lender to Borrower in any Insolvency Proceeding, and the taking and holding by Lender of any security for any such extension of credit; (vi) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Indemnity and Guaranty and of the existence, creation, or incurring of new or additional indebtedness, and demands and notices of every kind except for any demand or notice by Lender to Guarantor expressly provided for herein; (vii) any defense based on or arising out of any defense that Borrower may have to the payment or performance of the Debt and other Loan obligations or any part of them; and (viii) any defense based on or arising out of any action of Lender described herein.

     (d) Waivers of subrogation and other rights and defenses.

     (i)  Regardless  of  whether  Guarantor  may  have  made  any  payments  to
Beneficiaries, Guarantor hereby waives (A) all rights of subrogation, indemnification, contribution and any other rights to collect reimbursement from Borrower or any other party (other than Beneficiaries) for any sums paid to Beneficiaries, whether contractual or arising by operation of law (including the Bankruptcy Code or any successor or similar statute) or otherwise, (B) all rights to enforce any remedy that Beneficiaries may have against Borrower, and
(C) all rights to participate in any security now or later to be held by Lender for the Loan. The foregoing waivers shall be effective until the Loan obligations have been paid and performed in full, or Beneficiaries are otherwise absolved of any further obligations under Beneficiaries' Guaranty.

     (ii) Guarantor understands and acknowledges that if Lender forecloses judicially or nonjudicially against any real property security for the Loan, that foreclosure could impair or destroy any ability that Beneficiaries or Guarantor may have to seek reimbursement, contribution or indemnification from Borrower or others based on any right Guarantor or Beneficiaries may have of subrogation, reimbursement, contribution or indemnification for any amounts paid by Guarantor under this Guaranty. Guarantor further understands and acknowledges that in the absence of this Section, such potential impairment or destruction of Guarantor's rights, if any, may entitle Guarantor to assert a defense to this Indemnity and Guaranty based on Section 580d of the California Code of Civil Procedure. By executing this Indemnity and Guaranty, Guarantor freely, irrevocably and unconditionally (A) waives and relinquishes that defense and agrees that Guarantor will be fully liable under this Indemnity and Guaranty even though Lender may foreclose judicially or nonjudicially against any real property security for the Loan, (B) agrees that Guarantor will not assert that defense in any action or proceeding which Beneficiaries may commence to enforce this Indemnity and Guaranty, (C) acknowledges and agrees that the rights and defenses waived by Guarantor under this Indemnity and Guaranty include any right or defense that Guarantor may have or be entitled to assert based upon or arising out of any one or more of Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or Sections 2787, 2848, 2855 and 2856 of the California Civil Code, and (D) acknowledges and agrees that Beneficiaries are relying on this waiver in guaranteeing the Loan, and that this waiver is a material part of the consideration which Beneficiaries are receiving for guaranteeing the Loan.

     (iii) As provided in Civil Code Section 2856, Guarantor makes the following waivers of specific rights afforded under California law:

                           "The Guarantor waives all rights and defenses that
                  the Guarantor may have because the debtor's debt is secured by real property. This means, among other things:

                           (1) The creditor may collect from the Guarantor
                  without first foreclosing on any real or personal property collateral pledged by the debtor.

                           (2) If the creditor forecloses on any real property
                  collateral pledged by the debtor:

                                    (A) The amount of the debt may be reduced
                           only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                                    (B) The creditor may collect from the
                           Guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the debtor.

              This is an unconditional and irrevocable wavier of any rights and defenses the Guarantor may have because the debtor's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based on Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure."

(iv) In addition, Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

                  (A) Guarantor hereby waives any right or defense it may have at law or equity, including California Code of Civil Procedure
                  Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

                  (B) No provision or waiver in this Indemnity and Guaranty shall be construed as limiting the generality of any other provision or waiver contained in this Indemnity and Guaranty.

         (e) It is the intention of the parties that Guarantor shall not be deemed to be a "creditor" or "creditors" (as defined in Section 101 of the Bankruptcy Code) of Borrower by reason of the existence of this Indemnity and Guaranty. If Borrower becomes a debtor in any proceeding under the Bankruptcy Code, Guarantor hereby waives any such right as a "creditor" under the Bankruptcy Code.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.1 No Waiver. No failure to exercise, and no delay in exercising, on the part of Beneficiaries, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Beneficiaries hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Indemnity and Guaranty, nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         Section 6.2 Applicable Law. This Indemnity and Guaranty shall be deemed to be a contract entered into pursuant to the laws of the State of California and shall in all respects be governed, construed, applied and enforced in accordance with applicable federal law and the laws of such state, without reference to or giving effect to any choice of law doctrine.

         Section 6.3 Notices. All acceptances, approvals, consents, demands, notices, requests, waivers and other communications required or permitted to be given under this Indemnity and Guaranty must be in writing and (a) delivered personally by a process server providing a sworn declaration evidencing the date of service, the individual served, and the address where the service was made;
(b) sent by certified mail, return receipt requested; or (c) delivered by a nationally recognized overnight delivery service that provides evidence of the date of delivery, with all charges prepaid (for next morning delivery if sent by overnight delivery service), addressed to the appropriate party at its address listed below:

                  If to Beneficiaries:      Rex A. Licklider
                                            c/o The Sports Club Company, Inc.
                                            11151 Missouri Avenue
                                            Los Angeles, California 90025


                                            D. Michael Talla
                                            c/o The Sports Club Company, Inc.
                                            11151 Missouri Avenue
                                            Los Angeles, California 90025

                  If to Guarantor:          The Sports Club Company, Inc.
                                            11151 Missouri Avenue
                                            Los Angeles, California 90025
                                            Attention:  President

                                            With a copy to:

                                            Ronald K. Fujikawa, Esq.
                                            Greenberg Glusker Fields Claman
                                            Machtinger & Kinsella LLP
                                            1900 Avenue of the Stars
                                            Suite 2100
                                            Los Angeles, California 90067

         Section 6.4 Entire Agreement. All prior understandings, representations and agreements with respect to this Indemnity and Guaranty are merged into this Indemnity and Guaranty which alone fully and completely expresses the agreement of the parties.

         Section 6.5 No Oral Amendment. This Indemnity and Guaranty may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any party hereto, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         Section 6.6 Successors and Assigns. Each reference herein to "Beneficiaries" shall be deemed to include their respective successors and assigns, to whose favor the provisions of this

Indemnity and Guaranty shall also inure. Each reference herein to "Guarantor" shall be deemed to include the successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Indemnity and Guaranty. The term "Guarantor" shall also include any new successor entity formed as a result of any merger, reorganization, sale or transfer of Guarantor or any interest in Guarantor, and Guarantor and its constituents shall not thereby be released from any obligation or liability hereunder. The term "Borrower" as used herein shall include any new or successor entity formed as a result of any merger, reorganization, sale or transfer of Borrower or any interest in Borrower.

         Sectin 6.7 Headings. The article, section and subsection headings are for convenience of reference only and shall in no way affect the interpretation of this Indemnity and Guaranty.

         IN WITNESS WHEREOF, the parties hereto have executed this Indemnity and Guaranty as of the date first above set forth.

                              GUARANTOR:

                              THE SPORTS CLUB COMPANY, INC.


                              By:   /s/ Timothy O'Brien
                                    --------------------------------------------
                                    Name:  /s/ Timothy O'Brien
                                          --------------------------------------
                                    Its:   Chief Financial Officer
                                         ---------------------------------------


                              By:      /s/ Lois Barberio
                                    --------------------------------------------
                                    Name:       Lois Barberio
                                          --------------------------------------
                                    Its:        Secretary
                                         ---------------------------------------


                              BORROWER:

                              THE SPORTS CLUB/LA I, LLC


                              By:  LA/IRVINE SPORTS CLUB, LTD.


                              By: SPORTS CLUB, INC. OF CALIFORNIA


                              By:      /s/ Timothy O'Brien
                                  ----------------------------------------------
                                    Its:        Chief Financial Officer
                                         ---------------------------------------


                              By:      /s/ Lois Barberio
                                    --------------------------------------------
                                    Name:       Lois Barberio
                                          --------------------------------------
                                    Its:        Secretary
                                         ---------------------------------------


                              BENEFICIARIES:

                              /s/ Rex A. Licklider
                              --------------------------------------------------
                              Rex A. Licklider

                              /s/ D. Michael Talla
                              --------------------------------------------------
                              D. Michael Talla

                                                                   EXHIBIT 10.16

                                January 13, 2006

Mr. Rex Licklider Mr. D. Michael Talla
c/o The Sports Club Company, Inc.
11151 Missouri Avenue
Los Angeles, CA 90025

                  Re:  Refinance of Sports Club/LA Facility

Gentlemen:

         Reference is hereby made to that certain Loan Agreement dated as of January 13, 2006 (the "Loan Agreement"), by and between Bank of America N.A. ("Lender"), and The Sports Club/LA I, LLC ("Borrower"), pursuant to which Borrower will borrow from Lender the sum of Sixty Million Dollars ($60,000,000) (the "Loan"), the proceeds of which will be used to retire a portion of the senior secured indebtedness of The Sports Club Company, Inc. (the "Company" or "SCC") under an Indenture dated as of April 1, 1999 (the "Senior Debt"). As of December 31, 2005, the undersigned, MDP Ventures II, LLC ("MDP" and, together with its Affiliates which are part of the Millennium companies, "Millennium"), and Kayne Anderson Capital Advisors, L.P., Arbco Associates, L.P., Kayne Anderson Non-Traditional Investments, L.P., Kayne Anderson Select Investments A, L.P. (together with their respective Affiliates, "Kayne Anderson"), own of record or beneficially securities of the Company representing 35.2% and 20.2%, respectively, of the total issued and outstanding securities of the Company (on an "as-converted to common" basis); as such, Millennium and Kayne Anderson represent two of the largest shareholders of the Company. The repayment of the Senior Debt will directly benefit both Millennium and Kayne Anderson. Initially capitalized terms used in this letter agreement without definitions have the meanings given to them in Annex A attached hereto.

         Millennium and Kayne Anderson understand that as a condition to Lender's making the Loan, it is requiring that the Company and each of Messrs. Licklider and Talla (individually, a "Guarantor" and collectively, the "Guarantors") execute a Guaranty (the "Carve-Out Guaranties") under which the Guarantors are agreeing to be jointly and severally liable with respect to (a) Losses due to the occurrence of those events and circumstances described in Annex B attached hereto, and (b) repayment of the Debt in the event (i) of default by Borrower, Borrower Principal or SPE Component Entity, if any, of any of the covenants set forth in Article 6 or 7 of the Loan Agreement; or (ii) the Property, or any part thereof, shall become an asset in (A) a voluntary bankruptcy or insolvency proceeding of Borrower or Borrower Principal, or (B) an involuntary bankruptcy or insolvency proceeding of Borrower is commenced against Borrower or a Borrower Principal by an Affiliate thereof. While the Loan is generally non-recourse, the breach of any of the provisions described in this paragraph will result in personal liability of the Guarantors; in the case of the occurrence of any of the events or circumstances described in subparts
(b)(i) or (b)(ii) hereof, the joint and several liability of the Guarantors is with respect to the entire Debt.

         As a material inducement to the Guarantors' providing the Carve-Out Guaranties in connection with, and as a condition to, Lender's making the Loan, and in consideration of the direct benefit inuring to Millennium and Kayne Anderson as a result of the payment in full of the Senior Debt, Millennium and Kayne Anderson hereby covenant and agree as follows:

         1. As long as the Debt remains unpaid and outstanding, neither Millennium nor Kayne Anderson, nor any of their respective Affiliates (herein, sometimes referred to as the "Principal Shareholders"), shall directly or indirectly, except pursuant to directions from a Guarantor, (a) take or consent in writing to any other Person's taking any action which would cause Borrower, any Borrower Principal or any SPE Component Entity, as applicable, to be in breach of or default under any provision of Article 6 or Article 7 of the Loan Agreement; provided that the foregoing covenant, with respect to Millennium only, shall exclude any act taken by Millennium (including any of its Affiliates) pursuant to, or in connection with, the Asset Purchase Agreement dated as of October 28, 2005, as amended, by and among SCC, certain subsidiaries thereof and Millennium Development Partners VIII LLC (the "Purchase Agreement"), the other agreements executed pursuant thereto and the transaction contemplated thereby, or (b) commence, encourage or participate in, directly or indirectly (other than as a shareholder of SCC or, with respect to Millennium only, as a Person with a contractual relationship with SCC or any of its Affiliates in connection with the Purchase Agreement, the other agreements executed pursuant thereto and the transaction contemplated thereby) any involuntary bankruptcy or insolvency proceeding to which Borrower or any of its property is a party or is otherwise subject

         2. Each Guarantor acknowledges that the covenants and commitments of Millennium and Kayne Anderson under Section 1 above are the several commitments of each, and that if Millennium or Kayne Anderson should breach said Section 1, the Guarantors' rights against each shall be only against the breaching party and only to the extent of Losses incurred by Lender arising out of such breaching party's breach.

         3. If, while any of the Debt remains unpaid and outstanding, (a) either (or both) Principal Shareholder(s) should acquire Control with respect to the Company, or (b) either or both Principal Shareholders were (i) to sell voting securities of SCC to any other Person (or Persons), or (ii) to form a "group" or otherwise act in concert with any other Person or Persons (each such other Person, a "Control Purchaser") which, in either event, entitles such Control Purchaser(s) to exercise Control with respect to the Company, then, as a condition to the consummation of the event or transaction by which the Principal Shareholders with respect to clause (a), or a Control Purchaser with respect to clause (b), shall have acquired Control (the "Control Change Closing Date"; the Person(s) so acquiring Control on the Control Change Closing Date, the "Control Party" or "Control Parties"), the applicable Control Party (or Parties) shall
(A) provide to the Lender, on forms which are substantially similar to the form of the Carve-Out Guaranties given by the Guarantors pursuant to the Loan Agreement, the irrevocable guaranties of such Control Party (or an Affiliate or Affiliates thereof) which shall comply with the requirements of Section 20.12 of the Loan Agreement (the "Substitute Guaranties"), and (B) if the Control Party (or Parties) is/are a Control Purchaser, then, in addition to providing the Substitute Guaranties, each such Control Purchaser shall execute and deliver a counterpart of this letter agreement, from and after which such Control Purchaser shall be bound by the terms hereof as if it were an initial signatory hereto. The Substitute Guaranties shall provide that the guarantors thereunder shall be jointly and severally liable for any of the Losses or Debt, as applicable, as provided in Article 15 of the Loan Agreement, as the same may be amended or supplemented, from and after the Control Change Closing Date; in this regard, the Carve-Out Guaranties provide that the liability and obligation of the Guarantors shall terminate and expire with respect to any Losses, or with respect to the repayment of the Debt, from and after the Control Change Closing Date. Anything herein to the contrary notwithstanding, (x) neither Principal Shareholder shall be deemed to have acquired Control of the Company solely as the result of any action taken by the Company, by any Guarantor or by any Affiliates "controlled" (as hereinafter defined) by the Company or either (or both) Guarantor(s), including causing the Company to purchase and redeem any of the voting securities of the Company owned by them) which results in any Principal Shareholder's acquiring Control, if such action is not approved by such Principal Shareholder, and (y) as of the date of this letter agreement, the Company and the Guarantors acknowledge that (1) neither Principal Shareholder possesses Control by virtue of its ownership of voting securities of the Company or by the fact that it controls a seat on the Company's Board of Directors or otherwise, and (2) Millennium shall not be deemed to have acquired Control as a result of exercising its contractual rights and remedies under the Purchase Agreement, the other agreements executed pursuant thereto and the transactions contemplated thereby, and (z) neither the Loan Agreement nor the Carve-Out Guaranties may be amended or modified in a manner that would increase the liabilities or obligations of the Guarantors under the Carve-Out Guaranties (and therefore increase the liabilities or obligations of Kayne Anderson, Millennium or any Control Purchaser hereunder and under the Substitute Guaranties), without the prior written consent of such Person, provided that the consent of Kayne Anderson, Millennium and/or any such Control Purchaser shall only relate and extend to the increase in the liabilities or obligations to which they would be obligated under such Substitute Guarantees, which consent may not be unreasonably withheld. As used herein, the Company and each Guarantor shall be deemed to "control" any Affiliate thereof if such Person has the power to direct the management and policies of such Affiliate, directly or indirectly, whether through the ownership of voting securities; by contract; as a result of any position in the management of such Affiliate (including serving on the Board of Directors of such Affiliate) or otherwise.

         4. The parties hereto recognize that a breach, or threatened breach, of the terms of Sections 1 or 3 hereof would cause the Guarantors irreparable harm and injury which could not be compensated by an award of monetary damages. Accordingly, in the event of a breach, or threatened breach, of any term or provision of said Sections, each of Millennium and Kayne Anderson acknowledges that each Guarantor shall be entitled to injunctive relief (including temporary restraining orders, preliminary and permanent injunctions and specific performance) without having to post any bond or security, in addition to any other right or remedy available to them hereunder, at law or equity.

         5. Any notice, demand, request or other communication required or permitted hereunder must be in writing and sent by recognized commercial messenger (including recognized overnight courier), by facsimile or electronic mail (provided written confirmation of receipt of such transmission is provided), or by registered or certified mail, return receipt requested, with postage prepaid and duly addressed to the party to be notified, at its last known address, email address or facsimile number in the records of the sending party (which addresses or facsimile numbers may be changed by giving notice to the other parties in accordance with this Section 5).

         6. This letter (a) together with the Annexes hereto, which are hereby incorporated herein by this reference, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior and contemporaneous written or oral negotiations, discussions or agreements with respect to such subject matter; (b) shall be binding on, and inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, successors, permitted assigns and legal representatives; (c) may not be amended or modified, and no provision hereof may be waived, unless such amendment, modification or waiver is in writing and signed by the party sought to be bound thereby; (d) shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts executed and to be wholly performed therein; and (e) may be executed in counterparts (and by facsimile signatures, which shall be deemed manual originals), each of which shall be deemed an original but all of which shall constitute one and the same agreement. If any party should institute any action or proceeding against any other party to enforce any rights or remedies hereunder, the party prevailing in such action or proceeding shall be entitled to its reasonable attorneys' fees and out of pocket expenses from the non-prevailing party (or parties).

         This letter agreement is executed as of January 13, 2006.

                              Very truly yours,

                              MDP VENTURES II LLC

                              By: /s/ Mario Palumbo
                                  ----------------------------------

                                  Mario Palumbo, President


                              ARBCO ASSOCIATES, L.P.

                              By:  Kayne Anderson Capital Advisors, L.P.

                              By:  Kayne Anderson Investment
                                     Management, Inc.

                              By: /s/ David Shladovsky
                                 ------------------------------------
                                  David Shladovsky, General Counsel

                              KAYNE ANDERSON NON-TRADITIONAL
                              INVESTMENTS, L.P.

                              By:  Kayne Anderson Capital Advisors, L.P.

                              By:  Kayne Anderson Investment
                                   Management, Inc.

                              By: /s/ David Shladovsky
                                  ----------------------------------
                                   David Shladovsky, General Counsel


                              KAYNE ANDERSON SELECT INVESTMENTS
                              A, L.P.

                              By:  Kayne Anderson Capital Advisors, L.P.

                              By:  Kayne Anderson Investment
                                   Management, Inc.

                              By: /s/ David Shladovsky
                                  -----------------------------------
                                  David Shladovsky, General Counsel


         Agreed and accepted as of the date set forth above.

                               /s/ Rex A. Licklider
                               --------------------------------
                               Rex A. Licklider



                               /s/ D. Michael Talla
                               --------------------------------
                               D. Michael Talla


                               THE SPORTS CLUB COMPANY, INC.



                               /s/ Timothy O'Brien
                               --------------------------------
                               Authorized Officer

                                     Annex A

                                   Definitions

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with, such Person, or is a director or officer of such Person or of an Affiliate of such Person.

         "Affiliated Manager" means any Person engaged to manage or operate all or any part of the Property in which Borrower, Borrower Principal, any SPE Component Entity (if any) or any Affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

         "Control" means the power to direct the management and policies of a Restricted Party, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract, position in management of the Restricted Party, being on the board of directors of the Restricted Party or otherwise.

         "Borrower Principal" means, if more than one, individually and collectively, as the context may require, Rex Licklider, D. Michael Talla and SCC. "Debt" means the outstanding principal amount set forth in, and evidenced by, the Loan Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, the Loan Agreement, the Mortgage or any other Loan Document.

         "Loan Documents" means, collectively, the Loan Agreement, the Note, the Mortgage, the Environmental Indemnity, the Assignment of Management Agreement, the Cash Management Agreement, and any and all other documents, agreements and certificates executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "Losses" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense).

         "Mortgage" means that certain first priority deed of trust and security agreement dated the date of the Loan Agreement, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "Note" means that certain promissory note of even date with the Loan Agreement in the principal amount of $60,000,000, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         "Property" means the parcel of real property, the Improvement thereon and all Personal Property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the Property. "Improvements" and "Personal Property" shall have the meanings set forth in the granting clause of the Mortgage.

         "Restricted Party" means Borrower, Borrower Principal, any Affiliate Manager, any SPE Component Entity (if any), or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Borrower Principal, any SPE Component Entity (if any), any Affiliated Manager or any non-member manager; provided, however, that "Restricted Party" shall not include any of the foregoing Person or Persons (excluding D. Michael Talla, Rex Licklider and/or any Person owned or Controlled by either of them) to the extent that such Persons' interest in Borrower is limited to owning publicly traded shares of stock in SCC. [REVISE IN ACCORDANCE WITH CHANGE IN LOAN AGMT]

         "SPE Component Entity" means, in the case of a partnership or limited liability company, each general partner in the case of a general partnership, each general partner in the case of a limited partnership, or the managing member in the case of a limited liability company which has more than one member.

                                     Annex B

                          Events Giving Rise to Losses

         Borrower and Borrower Principal shall be personally liable to Lender on a joint and several basis for Losses due to:

     (i) fraud or intentional misrepresentation by Borrower or Borrower Principal or Borrower's sole member in connection with the execution and the delivery of the Loan Agreement, the Note, the Mortgage, any of the other Loan Documents, or any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan;

     (ii) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence of an Event of Default;

     (iii) Borrower's misapplication or misappropriation of tenant security deposits or Rents collected in advance;

     (iv) the misapplication or the misappropriation of Insurance Proceeds or Awards;

     (v) Borrower's failure to pay Taxes, Other Charges (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms hereof and there exists no impediment to Lender's utilization thereof due to any act or omission on the part of Borrower, any principal, Affiliate, member or general partner thereof), charges for labor or materials or other charges that can create liens on the Property beyond any applicable notice and cure periods specified in the Loan Agreement;

     (vi) any act of actual waste or arson by Borrower, any principal, member or general partner thereof or by Borrower Principal, any principal, member or general partner thereof;

     (vii) Borrower's failure following any Event of Default to deliver to Lender upon demand all Rents and books and records relating to the Property; or

     (viii) Borrower's gross negligence or willful misconduct.

                                                                    EXHIBIT 99.1



                                  NEWS RELEASE



For Immediate Release                   CONTACT: Rex Licklider
                                                 Chief Executive Officer
                                                 The Sports Club Company, Inc.
                                                 (310) 479-5200



                     THE SPORTS CLUB COMPANY, INC. ANNOUNCES
                         ASSET SALE AND DEBT REFINANCING



LOS ANGELES, CA (January 16, 2006) - The Sports Club Company, Inc. (Stock
Symbol: SCYL) today announced that it has completed the sale of five of its nine sports and fitness Clubs to an affiliate of Millennium Entertainment Partners ("Millennium") for $80 million. Concurrent with the asset sale, the Company also completed a $60 million financing of the Sports Club/LA - Los Angeles property. Proceeds from these transactions were used to retire the Company's $100 million Senior Secured Notes that were due to mature in March 2006.

The Clubs sold to Millennium include the Company's interest in Reebok Sports Club/NY, and The Sports Club/LA in Washington D.C., Boston, San Francisco and the Upper East Side in New York. The Company's management agreement covering the Club in Miami was also terminated. The Company received $50.0 million in cash from the sale (before transaction related costs) and received two Notes from Millennium for the remaining $30.0 million. The first note of $22.2 million is due on January 31, 2006 and is secured by the two Clubs in New York that were sold to Millennium. The second Note of $7.8 million is due in 2013 and is secured by a pledge of the

Company's Series C and Series D Preferred Stock owned by Millennium. Both Notes are also guaranteed by an affiliate of Millennium. Following the sale, the Company continues to own and operate four Clubs: The Sports Club/LA - Los Angeles, The Sports Club/LA - Beverly Hills, The Sports Club/LA - Orange County and The Sports Club/LA - New York at Rockefeller Center.

The financing of The Sports Club/LA - Los Angeles was provided by Bank of America, N.A. The mortgage note, which matures in January 2016, is secured by all of the real estate and assets at The Sports Club/LA - Los Angeles, bears interest at 6.48% and requires monthly payments of principal and interest over a twenty-five year amortization period.

"These two transactions combined with the retirement of our Senior Secured Notes place the Company in a substantially strengthened financial position and provide the basis for our future growth and development," stated Rex A. Licklider, Chief Executive Officer. "We continue to own and control The Sports Club/LA brand and as part of our agreement with Millennium, have given our members continued access to all ten Clubs for the foreseeable future. We plan on immediately investing approximately $5.0 million to further enhance the four Clubs we continue to own ensuring their position as the finest sports and fitness complexes in the world," added Mr. Licklider.

All statements in this press release other than statements of historical fact are forward looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in this press release. The forward looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligations to release publicly any update or revision to any forward looking statement contained herein if there are changes in the Company's expectations or if any events, conditions or circumstances on which any such forward looking statement is based.

The Sports Club Company, based in Los Angeles, California owns and operates luxury sports and fitness complexes nationwide under the brand name "The Sports Club/LA."